                                               Filed Pursuant to Rule 424(b)(3)
                                               Registration No. 333-84575

                                1,100,000 SHARES

                                     [LOGO]

                                  COMMON STOCK

         The shares of common stock offered by this prospectus are being offered by Brown Simpson Growth Fund, L.P. and Brown Simpson Growth Fund, Ltd. The selling stockholders may sell the shares of our common stock from time to time in various types of transactions including:

         -   on the American Stock Exchange; and

         -   in privately negotiated transactions.

         For additional information on methods of sale, you should refer to the section entitled "Plan of Distribution" on page 61. We will not receive any portion of the proceeds from the sale of these shares.

         Our common stock currently trades on the American Stock Exchange under the symbol "THV."

         The selling stockholders will determine the price of the shares of common stock independent of us. On May 24, 2000, the last reported sale price for our common stock on the American Stock Exchange was $2.13 per share.

         INVESTING IN THESE SECURITIES INVOLVES CERTAIN RISKS. SEE THE "RISK FACTORS" SECTION BEGINNING ON PAGE 4.

         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE DISCLOSURES IN THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

         THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THE SELLING STOCKHOLDERS MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.



                        PROSPECTUS DATED MAY 25, 2000.

--------------------------------------------------------------------------------

                               PROSPECTUS SUMMARY

         WE HAVE SUMMARIZED ALL MATERIAL INFORMATION FROM THIS PROSPECTUS IN THIS SECTION. THIS SUMMARY MAY NOT CONTAIN ALL THE INFORMATION THAT MAY BE IMPORTANT TO YOU. YOU SHOULD READ THE FOLLOWING SUMMARY TOGETHER WITH THE MORE DETAILED INFORMATION AND OUR FINANCIAL STATEMENTS APPEARING ELSEWHERE IN THIS PROSPECTUS.

                              THERMOVIEW INDUSTRIES

                                   OUR COMPANY

                   We design, manufacture, sell and install custom vinyl replacement windows for residential and retail commercial customers. We also sell and install replacement doors, textured coatings, vinyl siding, patio decks, patio enclosures, cabinet refacings, and bathroom and kitchen remodeling. We facilitate the financing of a portion of our customers' purchases through Key Home Credit, our consumer finance subsidiary.

         In April 1998, we acquired Thermo-Tilt Window Company, which was established in 1987. Since that time, we have acquired 12 retail and manufacturing businesses which have been in operation an average of approximately 10 years. At May 10, 2000, we had over 1,300 employees and had facilities in 13 states, primarily in the Midwest and southern California. For calendar 1999, we generated consolidated revenues of approximately $108.0 million.

                         THE REPLACEMENT WINDOW INDUSTRY

         Sales of replacement windows have experienced substantial growth in recent years. According to U.S. Census Bureau and industry statistics:

          - estimated domestic expenditures in the replacement window industry were $8.2 billion in 1998, an increase of 32.3% over 1993;

          - an estimated 28.4 million replacement windows were sold in 1998, a 38.5% increase over 1992 levels; and

          - of available replacement windows, vinyl replacement windows are the most popular, comprising 49.6% of total estimated unit sales in 1998.

                              OUR BUSINESS STRATEGY

         Our initial business plan focused on an aggressive acquisition program to build a vertically integrated company in the vinyl window business. We intended to aggressively develop in the manufacturing, retail, and finance segments.

         Although the essence of our initial business plan is in place, we have modified our plan during the first quarter of 2000 to become more horizontally integrated. Our new plan places greater emphasis on the retail segment, and less emphasis on the manufacturing and finance segments. Our new plan also places less reliance on acquisitions and more reliance on opening new locations, developing new or enhanced products, and expanding the market areas of our existing retail subsidiaries.

         Reasons for a shift in emphasis are:

                     New Approach                                             Management's Justification
                    --------------                                           ----------------------------

-     Reduce emphasis on manufacturing segment.     -     With our present volume in the retail segment, we can achieve lower product cost and more consistent product quality by outsourcing to high volume unaffiliated window manufacturers.

-     Reduce emphasis on finance segment.           -     Expanding the finance segment to provide direct financing of customers'
                                                          purchases would require considerable capital. In the absence of access to cost effective capital, we are currently focusing the business of this segment on making consumer credit providers available to our customers in exchange for broker fees from third-party consumer finance companies.

--------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------

                     New Approach                                             Management's Justification
                    --------------                                           ----------------------------

-     Increase emphasis on retail.                  -     With good penetration in the retail segment regional markets and higher gross profits in the retail segment versus the manufacturing segment, we want to expand our retail segment. Our present locations, bases of business, and subsidiary management provide an opportunity to open new branch locations, to develop new or enhanced products and to expand market areas of our existing retail subsidiaries.

-     Reduce emphasis on acquisitions.              -     In the absence of cost-effective capital, we are currently focusing on the opening of new locations and expanding the market areas of our existing retail subsidiaries rather than on emphasizing acquisitions.
                                                          However, we will continue to pursue high quality acquisition targets.

                                   --------------------------------

                           ABOUT THERMOVIEW INDUSTRIES

         We were incorporated in Nevada in December 1987. We reincorporated in Delaware in May 1998. We have our principal executive offices at 1101 Herr Lane, Louisville, Kentucky 40222, and our telephone number is (502) 412-5600. Our World Wide Web site is www.thermoviewinc.com. This prospectus does not incorporate by reference any information on our Web site.

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


--------------------------------------------------------------------------------

Unless otherwise indicated, all information in this prospectus:

- REFLECTS A 2-FOR-1 STOCK SPLIT OF THE COMMON STOCK OF THERMO-TILT WINDOW COMPANY THAT OCCURRED ON SEPTEMBER 29, 1997;

- REFLECTS THE EXCHANGE OF 1.7393 SHARES OF THERMOVIEW COMMON STOCK FOR EACH SHARE OF THERMO-TILT COMMON STOCK ON APRIL 15, 1998;

- REFLECTS A 1-FOR-3 REVERSE STOCK SPLIT OF OUR COMMON STOCK THAT OCCURRED ON OCTOBER 5, 1999;

- DOES NOT GIVE EFFECT TO 500,000 SHARES OF OUR COMMON STOCK ISSUABLE TO THE SELLING STOCKHOLDERS UPON CONVERSION OF OUR SERIES C
    PREFERRED STOCK;

- DOES NOT GIVE EFFECT TO THE ISSUANCE OF UP TO 1,760,434 SHARES OF OUR COMMON STOCK UPON EXERCISE OF OUTSTANDING STOCK OPTIONS AT A WEIGHTED AVERAGE EXERCISE PRICE OF $6.03 PER SHARE;

- DOES NOT GIVE EFFECT TO THE ISSUANCE OF UP TO 1,328,510 SHARES OF OUR COMMON STOCK UPON EXERCISE OF OUTSTANDING WARRANTS AT A WEIGHTED AVERAGE EXERCISE PRICE OF $7.13 PER SHARE, INCLUDING 600,000 SHARES OF OUR COMMON STOCK WHICH WE ARE REGISTERING ON BEHALF OF THE SELLING STOCKHOLDERS;

- EXCLUDES AN ADDITIONAL 458,262 SHARES OF OUR COMMON STOCK THAT WE HAVE RESERVED FOR ISSUANCE AND MAY ISSUE UNDER OUR 1999 STOCK OPTION PLAN; AND

- DOES NOT GIVE EFFECT TO THE ISSUANCE OF AN INDETERMINATE NUMBER OF SHARES OF OUR COMMON STOCK WE MUST ISSUE UNDER OUR ACQUISITION AGREEMENTS IF THE ACQUIRED BUSINESSES SATISFY FINANCIAL TARGETS IN FUTURE PERIODS.

--------------------------------------------------------------------------------

                                  RISK FACTORS

         YOU SHOULD CAREFULLY CONSIDER THE FOLLOWING RISK FACTORS, IN ADDITION TO THE OTHER INFORMATION AND FINANCIAL DATA CONTAINED ELSEWHERE IN THIS PROSPECTUS, IN EVALUATING AN INVESTMENT IN THE COMMON STOCK. THE TRADING PRICE OF OUR COMMON STOCK COULD DECLINE DUE TO ANY OF THESE RISKS, AND YOU COULD LOSE ALL OR PART OF YOUR INVESTMENT.

RISKS RELATED TO THE MARKET FOR OUR COMMON STOCK

OUR COMMON STOCK MAY BE DIFFICULT TO RESELL

        An active public market for our common stock may not be sustained.
You may not be able to resell your shares at or above your purchase price.
The market price of our common stock is likely to be highly volatile and could be subject to wide fluctuations. Our common stock has traded on the American Stock Exchange since our initial public offering on December 2, 1999.

IF OUR STOCKHOLDERS SELL SUBSTANTIAL AMOUNTS OF OUR COMMON STOCK IN THE PUBLIC MARKET, THE MARKET PRICE OF OUR COMMON STOCK COULD FALL AND THE SALES COULD LIMIT OUR ABILITY TO RAISE CAPITAL

         If our stockholders sell substantial amounts of our common stock in the public market, including shares issued upon the exercise of outstanding options and warrants or conversion of our Series C preferred stock, the market price of our common stock could fall. These sales also might make it more difficult for us to sell equity or equity-related securities in the future at a time and price that we deem appropriate. In addition, under our Series C preferred stock agreements, any sales of our common stock at less that $12.00 per share will result in a significant number of additional shares of our common stock exercisable under the warrants and convertible under the Series C preferred stock. We have outstanding 7,324,550 shares of common stock, of which 3,036,650 shares are freely tradable. The remaining 4,287,900 shares eligible for sale in the public market are as follows:


        NUMBER OF SHARES                         DATE
       ------------------                       ------

           3,489,333           After May 29, 2000, 2,527,239 of these shares
                               will be subject to the volume and manner of
                               sale limitations of Rule 144; and

             798,567 At various times commencing after May 29, 2000, all of these shares will be subject to the volume and manner of sale limitations of Rule 144.

         As of April 30, 2000, options to purchase 1,760,434 shares of our common stock were outstanding and, upon exercise of the options and satisfaction of the conditions of Rule 144, will become eligible for sale in the public market at various times. These stock options generally have exercise prices below the current market price of our common stock. As of April 30, 2000, warrants to purchase 1,328,510 shares of our common stock were outstanding and, upon exercise of the warrants and satisfaction of the conditions of Rule 144, will become eligible for sale in the public market at various times. The possible sale of a significant number of these shares may cause the price of our common stock to fall.

         A number of stockholders, option holders and warrant holders, representing approximately 4,123,492 shares of our common stock, may have the right to include their shares in other registration statements relating to ThermoView's securities. By exercising their registration rights and causing a large number of shares to be registered and sold in the public market, these holders may cause the price of the common stock to fall. In addition, any demand to include these shares in ThermoView registration statements could limit the amount of equity capital that might otherwise be available to ThermoView.

WE MAY NOT PAY CASH DIVIDENDS ON THE COMMON STOCK IN THE FORESEEABLE FUTURE

         Our line of credit and subordinated debt documents preclude us from paying dividends on our common stock. Additionally, the terms of our Series C and Series D preferred stock prevent us from paying dividends on our common stock as long as the Series C and Series D preferred stock is outstanding. We anticipate using future earnings for our operations. Accordingly, it is unlikely that we will pay dividends on the common stock in the foreseeable future. However, we pay a 9.6% dividend on our Series C preferred stock partially in cash and the remainder in our common stock. We also owe a 12% dividend on our Series D preferred stock payable in cash commencing in July 2000 with the prior approval of our senior lender.

THE SHARES IN THE INITIAL PUBLIC OFFERING MAY HAVE BEEN OFFERED OR SOLD IN VIOLATION OF THE SECURITIES ACT OF 1933

         ThermoView entered into a 90-day listing agreement in October 1999 with IPO.COM, Inc. under which ThermoView authorized IPO.COM to include its prospectus on the IPO.COM web site. In addition to hosting ThermoView's prospectus, IPO.COM provided summary material relating to ThermoView and its initial public offering on its web site. The IPO.COM web site also provided a direct link to the ThermoView web site. Although ThermoView did not intend to create an agency relationship with IPO.COM, and while ThermoView believes that IPO.COM is not and has not acted as its agent, the listing agreement may have created an agency relationship. If IPO.COM is deemed ThermoView's agent pursuant to the listing agreement, the summarized material contained in the IPO.COM web site relating to ThermoView and the initial public offering and the information contained in the ThermoView web site could constitute a prospectus that does not meet the requirements of the Securities Act of 1933. If the summarized materials relating to ThermoView in the IPO.COM web site or the materials contained in the ThermoView web site did constitute a violation of the Securities Act of 1933, investors in the initial public offering would have the right, for a period of one year from the date of their purchase of common stock from the initial public offering, to obtain recovery of the consideration they paid for their common stock or, if these persons had already sold the common stock, to sue ThermoView for damages resulting from their purchase of common stock. These damages could total up to approximately $6.9 million, plus interest, based on the initial public offering price of $5.50 per share for 1,255,000 shares, if these investors seek recovery or damages after an entire loss of their investment. ThermoView expects that investors would most likely assert a claim for rescission or damages if, during the one-year period following the date of their purchase of common stock from the initial public offering, the trading price of the common stock falls below the initial public offering price. If this rescission were to occur, ThermoView's business, results of operations and financial condition would be harmed.

RISKS RELATED TO OUR OPERATIONS

WE HAVE A LIMITED OPERATING HISTORY AS A CONSOLIDATED ENTERPRISE RESULTING IN LIMITED INFORMATION ABOUT US ON WHICH YOU CAN MAKE AN INVESTMENT DECISION

         ThermoView was formed in April 1998. We have a limited operating history as a consolidated enterprise notwithstanding that all of our subsidiaries were existing businesses prior to their acquisition. Potential investors in our stock do not have access to the same type of information in assessing us as a consolidated enterprise as would be available for a company with a longer history of operations. We may not be profitable and if we become profitable we may not remain profitable. If we do not obtain profitability, our stockholders may not recover all or any of their investment.

OUR LOSSES MAY RESULT IN THE BANKRUPTCY OF THERMOVIEW AND THE COMPLETE LOSS IN THE VALUE OF OUR COMMON STOCK

         We incurred a net loss attributable to common stockholders of approximately $15.7 million for the year ended December 31, 1998, which included non-cash stock-based compensation expense of approximately $4.2 million net of tax and an additional non-cash preferred stock dividend of approximately $9.5 million related to a beneficial conversion feature. We incurred a net loss attributable to common stockholders of approximately $6.2 million for the year ended December 31, 1999, which included non-cash preferred stock dividends of approximately $2.5 million. We incurred a net loss attributable to common stockholders of approximately $3.5 million for the three months ended March 31, 2000. We expect losses attributable to common stockholders in fiscal year 2000. As of March 31, 2000, we had an accumulated deficit of approximately $11.0 million.

         If we cannot increase our revenues and control our costs, we may not achieve profitability. If we do achieve profitability, we may be unable to sustain or increase profitability on a quarterly or annual basis in the future due to decreased demand for our products, increases in expenses or unprofitable acquisitions. Our continuing losses and failure to become profitable could result in the bankruptcy of ThermoView and the complete loss in the value of our common stock.

CONTINUING AND INCREASED EXPENSES COULD CAUSE LOSSES THAT SLOW OUR GROWTH AND PERFORMANCE

         We expect that our costs and expenses will continue to increase in future quarters, which could cause us to lose money. These costs and expenses relate principally to our acquisition program, financing, and corporate overhead. This may require us to scale back our business plans and result in little or no growth. Consequently, ThermoView's common stock price may then fall or not grow.

WE HAVE A SIGNIFICANT AMOUNT OF GOODWILL, THE AMORTIZATION OF WHICH REDUCES OUR CURRENT AND FUTURE EARNINGS AND THE IMPAIRMENT OF WHICH IN LATER YEARS MAY REDUCE OUR FUTURE EARNINGS

         As a result of our recent acquisitions, goodwill accounted for 80.0% of our total consolidated assets at March 31, 2000. At March 31, 2000, our goodwill was approximately $72.1 million, which exceeded our stockholders' equity of approximately $47.0 million. Goodwill represents the excess of the aggregate purchase price paid for the acquisition of companies accounted for as purchases over the fair value of the net tangible assets of the acquired companies. Goodwill reduces earnings now and in the future as we amortize it over a 25-year period on a straight-line basis. In later years, our earnings, if any, would be reduced if our management then determined that any of the remaining balance of goodwill was impaired caused by insufficient expected future cash flows to recover the carrying value of the goodwill.

CASH AND NON-CASH DIVIDENDS AND INTEREST RELATED TO RECENT FINANCINGS WILL INCREASE OUR LOSSES OR REDUCE POTENTIAL NET INCOME

         We will suffer losses or reductions in future potential net income as a result of the 9.6% cash dividends on our Series C preferred stock, the 12% cash dividends on our Series D preferred stock and the 12% stated interest payments on our senior subordinated debt. Also, fees and expenses and the amortization and accretion of the discounts on the Series C preferred stock and the senior subordinated debt related to detachable stock warrants issued in connection with the preferred stock and the subordinated debt will contribute to our losses or lower potential future income.

FLUCTUATIONS IN OUR QUARTERLY OPERATING RESULTS MAY CAUSE A DROP IN OUR STOCK PRICE

         Our operating results are unpredictable and may fluctuate on a quarterly basis due to the markets for our products or our operating problems. These fluctuations may cause a decrease in the price of our common stock. You should not rely on our results of operations during any quarter as an indication of our results for a full year or any other quarter.

OUR LINE OF CREDIT AND SUBORDINATED DEBT DOCUMENTS IMPOSE RESTRICTIONS ON US AND LIMIT OUR OPERATIONS

         Our line of credit with PNC Bank and subordinated debt owed to GE Capital require us to comply with affirmative and negative covenants. We must maintain various financial ratios and these lenders may restrict us from incurring other debt. We cannot pay dividends on our common stock while the line of credit and the subordinated debt are outstanding. We are also subject to other restrictions, including restrictions pertaining to significant corporate transactions and management changes. In the past, we have had both PNC Bank and GE Capital waive our non-compliance with covenants and, in some instances, adjust the covenants to avoid future non-compliance. These actions may occur in the future.

         If we default under the line of credit, PNC Bank could, among other items, cease all advances, accelerate all amounts owed to PNC Bank and increase the interest rate on the line of credit. If we default under the subordinated debt documents, GE Capital could, among other items, accelerate all amounts owed to GE Capital, subject to the rights of PNC Bank as our senior lender under the line of credit. In the event PNC Bank or GE Capital accelerated the amounts owed to them, ThermoView would be unable to pay the amounts due which could result in the bankruptcy of ThermoView as an enterprise. Under either the PNC Bank line of credit or the GE Capital subordinated debt, an event of default could result in the loss of our subsidiaries because of the pledge of our ownership in all of our subsidiaries to PNC Bank and on a subordinated basis to GE Capital.

OUR OPERATIONS, DEFERRED ACQUISITION STRATEGY AND FUTURE DIRECTION WILL SUFFER FROM THE LOSS OF OUR KEY EXECUTIVES

         If we were to lose the services of our executive officers Stephen A. Hoffmann and Nelson E. Clemmens without adequate replacements, we will suffer from a lack of leadership in our deferred acquisition strategy, financial future planning and operations management. The departure or death of any of these individuals in spite of our employment agreement with Mr. Clemmens and key person life insurance on the lives of Messrs. Hoffmann and Clemmens will not replace the lost leadership these individuals provide. This management gap would cause potential revenue reduction and operating cost increases.

ANTI-TAKEOVER PROVISIONS AFFECTING US COULD PREVENT OR DELAY A CHANGE OF CONTROL, DISCOURAGE TAKEOVER BIDS AND CAUSE THE MARKET PRICE OF OUR COMMON STOCK TO FALL

         Provisions of our restated certificate of incorporation and bylaws and provisions of applicable Delaware law may discourage, delay or prevent a merger or other change of control that a stockholder may consider favorable. Our Board of Directors has the authority to issue up to 50,000,000 shares of its preferred stock and to determine the price and the terms, including preferences and voting rights, of those shares without stockholder approval. To date, we have issued or agreed to issue shares of our preferred stock in four series, of which 6,000 shares of Series C preferred stock remain outstanding and an additional 1,439,316 shares of Series D preferred stock remains outstanding. Our Series A and Series B preferred stock converted into our common stock in December 1999 after completion of our initial public offering. In January 2000, our Board of Directors approved the reduction of the number of shares of our authorized preferred stock from 50,000,000 shares to 5,000,000 shares, subject to shareholder approval. Additionally, we have a classified Board of Directors whereby directors serve staggered three-year terms. Our Certificate of Incorporation requires a supermajority vote of the common stockholders to remove or modify this staggered board. Furthermore, we require advance notice for stockholder proposals and director nominations. These items could:

          - have the effect of delaying, deferring or preventing a change of control of ThermoView;

          - discourage bids for our common stock at a premium over the market price; or

          -    cause the market price of our common stock to fall.

         We are subject to Delaware laws that could delay, deter or prevent a change of control of ThermoView. One of these laws prohibits us from engaging in a business combination with any interested stockholder for a period of three years from the date the person became an interested stockholder, unless conditions are met.

OUR FAILURE TO RAISE SUBSTANTIAL FUNDS FOR ACQUISITIONS ON FAVORABLE TERMS COULD PREVENT US FROM IMPLEMENTING OUR ACQUISITION STRATEGY WHICH WOULD REDUCE OUR REVENUES AND POTENTIAL INCOME

         We have deferred our acquisition strategy primarily due to a lack of capital, except for the opportunities where we determine that a high quality affordable acquisition target is available. We will need sources of financing to undertake acquisitions and to pay other acquisition related liabilities, including payment of seller notes and future earned cash to sellers of acquired companies. In April 2000, we substituted the issuance of our Series D preferred stock for cash due to sellers of acquired companies because we did not have sufficient cash to satisfy these obligations. Any required financing may not be available on terms favorable to us, or at all. If adequate funds are not available on acceptable terms, we may be unable to fund acquisitions, successfully promote our products or develop new or enhanced products, any of which would lower our revenues and net income, if we achieve profitability in the future. If we raise funds by issuing equity securities, stockholders may experience dilution of their ownership interest and the newly issued securities may have rights superior to those of the common stock. If we issue or incur debt to raise funds, we may be subject to additional limitations on our operations.

IF WE ACQUIRE COMPANIES ON UNFAVORABLE TERMS OR FAIL TO INTEGRATE COMPANIES INTO OUR OPERATIONS, OUR COSTS WILL INCREASE, LOSSES WILL RESULT AND OUR MANAGEMENT COULD BECOME DISTRACTED FROM OUR OPERATIONS

         If we acquire companies, we may acquire them on terms that prove to be unfavorable or dilutive to our earnings per share, if we achieve earnings. We may also acquire companies whose past results of operations do not prove to be indicative of future results. Accordingly, our acquisitions may prove to be unprofitable and this could cause the value of our common stock to decrease. Additionally, we may compete for acquisition candidates with companies that have significantly greater financial resources than we do. As a result, we may not be able to identify and acquire suitable acquisition candidates and we therefore may not achieve our long-term acquisition strategy.

         When we buy companies, we initially rely on their separate accounting and information systems. We may experience difficulties in integrating a company's functions and systems. These difficulties could disrupt our ongoing business, distract our management and employees, increase our expenses and result in losses or reduced profitability.

WE DEPEND ON TWO VINYL SUPPLIERS FOR THE VINYL USED IN OUR WINDOW PRODUCTION AND IF WE WERE TO LOSE THESE SUPPLIERS OUR OPERATIONS WOULD BE DISRUPTED AND OUR REVENUES WOULD FALL

         We purchase all of the vinyl used in the manufacture of our windows from two suppliers, a Mikron Industries, Inc. subsidiary and Complast, Inc. As of December 31, 1999, vinyl accounted for 39% of our window material costs and constitutes the largest portion of our raw material costs. If we were to lose these suppliers and were unable to find alternate suppliers, our window production would be disrupted and our revenues would fall. Additionally, in the event we were unable to find alternate suppliers at comparable prices, our manufacturing costs would increase.

RISKS RELATED TO THE REPLACEMENT WINDOW INDUSTRY

WITH THE GREATER NAME RECOGNITION AND RESOURCES OF SOME OF OUR COMPETITORS, WE MAY LOSE POTENTIAL REVENUE AND HAVE DECREASED PRESENCE IN THE MARKET UNDER OUR DEFERRED ACQUISITION PROGRAM

         A limited number of our competitors have longer operating histories, greater name recognition, larger customer bases and greater financial, technical and marketing resources than we do. These resources may allow them to respond more quickly than we can to new or emerging technologies and changes in customer requirements. It may also allow them to devote greater resources than we can to the development, promotion and sale of their products. Our competitors may also engage in more extensive research and development, undertake more far-reaching marketing campaigns and adopt more aggressive pricing policies. Increased competition in addition to our present lack of capital could reduce our acquisition opportunities and could also cause a decrease in our potential revenue and potential income, and the deterioration in our financial position and the value of our common stock.

         The market for our products is highly competitive and it is very fragmented at the manufacturing and retail levels. We expect competition to continue to increase because our markets pose no substantial barriers to entry. To the extent one of our competitors undertakes a consolidation program, our competition would increase further.

WE MAY SUFFER LOST POTENTIAL REVENUE FROM OUR INABILITY TO SATISFY CURRENT AND FUTURE GOVERNMENTAL REGULATIONS

         Government regulations related to in-home sales, telemarketing and consumer financing may prevent us from engaging in business in some jurisdictions. Consequently, we will lose potential customers and revenue from these areas.

RISKS RELATED TO LITIGATION

WE MAY INCUR SIGNIFICANT MONETARY DAMAGES IF LITIGATION FILED BY TWO STOCKHOLDERS AGAINST US HAS AN ADVERSE OUTCOME

         On March 3, 2000, Pro Futures Bridge Capital Fund, L.P. and Bridge Capital Partners, Inc. Defined Benefit Pension Plan filed an action titled PRO FUTURES BRIDGE CAPITAL FUND, L.P. V. THERMOVIEW INDUSTRIES, INC., ET AL., Civil Action No. 00CV0559 (Colo. Dist. Ct., March 3, 2000) against ThermoView, its directors, certain officers, an employee and a ThermoView shareholder alleging breach of contract, common law fraud, fraudulent misstatements and omissions in connection with the sale of securities, negligent misrepresentations and breach of fiduciary duty. These claims are in connection with the mandatory conversion of our 10% Series A Convertible preferred stock, held by the two funds, into our common stock upon completion of our initial public offering in December 1999, and purchases by the two funds of our common stock from ThermoView stockholders. The funds are seeking rescission of their purchases of the Series A preferred stock in the amount of $3,250,000 plus interest and unspecified damages in connection with their purchases of our common stock. Although we believe that the claims are without merit and intend to vigorously defend the suit, an adverse outcome in this action could have a material adverse effect on our financial position or results of operations.

                           FORWARD-LOOKING STATEMENTS

         Some of the statements under "Prospectus Summary," "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Business" and elsewhere in this prospectus constitute forward-looking statements. These statements involve risks and uncertainties about ThermoView and its business, including, among other things:

          - the successful implementation of our business plan and growth strategies, including access to adequate capital;

          - our ability to identify and acquire attractive acquisition candidates;

          - our ability to successfully integrate our past and future acquisitions; and

          - anticipated economic and demographic trends affecting the replacement window industry generally, and our business in particular.

         Specific factors which could cause our actual results to differ materially from those expressed or implied by such forward-looking statements are discussed under "Risk Factors" and elsewhere in this prospectus.

         In some cases, you can identify forward-looking statements by words such as "may," "will," "should," "could," "expects," "plans," "anticipates," "believes," "estimates," "predicts," "potential," or "continue" or the negative of such terms or other comparable language.

         Although we believe that the expectations and assumptions reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements.

                                 USE OF PROCEEDS

         We will not receive any of the proceeds from the sale of the shares of common stock by the selling stockholders.

                                 DIVIDEND POLICY

         We have not declared or paid any cash dividends on our common stock and do not expect to pay any cash dividends on our common stock in the foreseeable future. Our agreements with our senior lender and our subordinated debt holder prohibit us from paying dividends on our common stock. Any future change in our dividend policy will be made at the discretion of our Board of Directors and will depend on a number of factors, including:

         -    our future earnings;

         -    capital requirements;

         -    contractual restrictions;

         -    financial condition; and

         -    future prospects.

         We have paid all dividends owing on our preferred stock to date. We will continue to pay 70% of the dividends on our 9.6% Series C preferred stock in cash and the remainder in our common stock until conversion of the Series C preferred stock. We will owe quarterly dividends in cash on our 12% Series D preferred stock commencing in July 2000, subject to approval of our senior lender.

                           PRICE RANGE OF COMMON STOCK

         Our common stock has traded on the American Stock Exchange since December 2, 1999, under the symbol "THV." Prior to December 2, 1999, we traded our common stock on the OTC Bulletin Board under the symbol "TVIID" after a 1-for-3 reverse stock split of our common stock that occurred on October 5, 1999, and prior thereto under the symbol "TVII." Prior to December 2, 1999, we had not previously registered our common stock under either the Securities Act of 1933 or the Securities Exchange Act of 1934, nor had we listed our common stock on any exchange or had it quoted on The Nasdaq Stock Market. The following table sets forth, for the quarterly periods indicated, the high and low closing sale prices per share for the common stock and as adjusted to reflect the 1-for-3 reverse stock split which occurred on October 5, 1999. Our common stock commenced trading on the OTC Bulletin Board on April 16, 1998. Prior to that time, no active trading market existed for the common stock. The American Stock Exchange and OTC Bulletin Board market quotations reflect inter-dealer prices, without retail mark up, mark down or commission and may not necessarily represent actual transactions.

                                                       PRICE RANGE
                                                      -------------
                                                     HIGH       LOW
                                                    ------     -----

CALENDAR YEAR 1998
Second Quarter (from April 16, 1998)............    $ 32.25   $ 25.50
Third Quarter...................................      27.75     23.25
Fourth Quarter..................................      25.08     15.00

CALENDAR YEAR 1999
First Quarter...................................    $ 28.50   $ 14.64
Second Quarter..................................      24.75     10.68
Third Quarter...................................      14.81      5.72
Fourth Quarter..................................       9.00      2.38

CALENDAR YEAR 2000
First Quarter...................................    $  5.00   $  2.75
Second Quarter (through May 25, 2000)...........       3.31      1.94


         On May 25, 2000, the last reported sale price of the common stock on the American Stock Exchange was $2.13 per share.

         As of April 30, 2000, there were 319 holders of record of our stock consisting of 312 common stockholders, 2 Series C preferred stockholders and 5 Series D preferred stockholders.

                                 CAPITALIZATION

         The following table sets forth, as of March 31, 2000, the capitalization of ThermoView. This information should be read together with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and ThermoView's financial statements and the notes relating to those statements appearing elsewhere in this prospectus.


                                                                                                             AS OF MARCH 31, 2000
                                                                                                            ---------------------

Long-term debt, excluding current portion..................................................................     $  21,786,671
Due to sellers of acquired businesses (Note)...............................................................         7,085,000
Mandatorily redeemable Series C convertible preferred stock, $0.001 par value (aggregate redemption amount
  and liquidation preference of $6,000,000); 25,000 shares authorized; 6,000 shares issued and outstanding.         5,074,985
Stockholders' equity:
  Preferred stock, 50,000,000 shares authorized:
    Series A, $0.001 par value; none issued................................................................                 -
    Series B, $0.001 par value; none issued................................................................                 -
  Common stock, $0.001 par value; 100,000,000 shares authorized; 7,324,550 shares issued and outstanding...             7,325
  Paid-in capital..........................................................................................        57,968,722
  Accumulated deficit......................................................................................       (11,021,414)
                                                                                                                --------------
  Total stockholders' equity...............................................................................        46,954,633
                                                                                                                -------------
          Total capitalization.............................................................................     $  80,901,289
                                                                                                                =============

-----

Note: In April 2000, we negotiated agreements with the previous owners of acquired businesses for the issuance of 1,417,000 shares of our 12% Series D cumulative preferred stock with a liquidation value of $5.00 per share in lieu of the $7,085,000 obligation due to them. We also agreed to issue an additional 22,316 shares of our Series D preferred stock to compensate the previous owners for interest earned in an amount equal to $111,580 prior to settlement of the obligations.

                SELECTED HISTORICAL AND PRO FORMA FINANCIAL DATA

         The following tables present selected historical and pro forma statement of operations and balance sheet financial data for ThermoView. On April 15, 1998, ThermoView acquired all of the outstanding stock of Thermo-Tilt Window Company. Prior to that date, ThermoView was a development stage corporation and had no business operations since its incorporation. For accounting and financial statement presentation purposes, Thermo-Tilt is deemed to be the acquirer. The historical statement of operations data for the period January 1, 1998 through April 15, 1998 and the historical financial data as of and for each of the years ended December 31, 1994 through 1997 reflect only the operations of Thermo-Tilt. Since April 15, 1998, we have acquired 12 retail and manufacturing businesses. These acquisitions have been accounted for as purchase transactions and, accordingly, the results of operations of the acquired businesses are included in the historical financial data since their respective acquisition dates.

         The selected historical financial data for ThermoView as of December 31, 1996, 1997 1998, and 1999 and for each of the four years in the period ended December 31, 1999, have been derived from the audited financial statements of ThermoView and are included elsewhere in this prospectus, except for the 1996 financial statements. The selected historical financial data as of March 31, 2000 and for the three months ended March 31, 1999 and 2000 and the selected historical financial data as of December 31, 1995 and for the year ended December 31, 1995 have been derived from unaudited financial statements. All unaudited information has been prepared on the same basis as the audited financial statements and, in the opinion of ThermoView, reflects all adjustments consisting of normal recurring adjustments, necessary for a fair presentation of such data. The interim results for the three-month period ended March 31, 2000 are not necessarily indicative of results for the entire year.

         The following unaudited pro forma statement of operations data with respect to the year ended December 31, 1999, gives effect to our 1999 acquisitions, as if all transactions had occurred on January 1, 1999. We have presented this pro forma data for informational purposes only, in order to provide you with some indication of what our business might have looked like if we had owned these companies since January 1, 1999. These companies may have performed differently if they had actually been combined with our operations. You should not rely on the unaudited pro forma information as necessarily being indicative of the historical results that we would have had or the results that we will experience in the future.

         The following data should be read in conjunction with:

         - the information set forth under "Management's Discussion and Analysis of Financial Condition and Results of Operations;"

         - our consolidated financial statements and the related notes thereto and our unaudited pro forma consolidated statement of operations and the related notes thereto included elsewhere in this prospectus; and

         - the financial statements of all of the companies other than TD Windows, Inc. which we have acquired since April 15, 1998, which are included elsewhere in this prospectus.

                                                                                                             THREE MONTHS ENDED
                                                    YEAR ENDED DECEMBER 31,                                       MARCH 31,
                                   ---------------------------------------------------------------------    ----------------------
                                                         HISTORICAL                                              HISTORICAL
                                   ----------------------------------------------------------- PRO FORMA--------------------------
                                     1995       1996        1997         1998        1999         1999       1999         2000
                                     ----       ----        ----         ----        ----         ----       ----         ----
                                                       (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

STATEMENT OF OPERATIONS DATA:
  Revenues........................  $  5,870   $  6,641   $ 5,629   $   37,376   $  108,198   $  110,700    $ 21,750    $  21,476
  Cost of revenues earned.........     2,126      3,571     2,889       16,748       48,727       49,460       9,764       10,382
                                    --------   --------   -------   ----------   ----------   -----------  ----------  -----------

  Gross profit....................     3,744      3,070     2,740       20,628       59,471       61,240      11,986       11,094
  Selling, general and
    administrative expenses.......     3,316      2,634     3,293       20,233       53,478       55,030      11,543       13,088
  Stock-based compensation expense         -          -         1        5,509           71           71           -            -
  Depreciation expense............        74         68        69          297          966          994         203          262
  Amortization expense............         -          -         -          972        3,393        3,444         860          869
                                    --------   --------   -------   ----------   ----------   -----------  ----------  -----------

  Income (loss) from operations...       354        368      (623)      (6,383)       1,563        1,701        (620)      (3,125)
  Interest expense................       (16)       (57)      (90)        (439)      (2,962)      (3,047)       (411)      (1,093)
  Other income (expense)..........        (8)       (47)      (19)          69          112          112          62           68
                                    ---------  ---------  --------  ----------   ----------   -----------  ----------    ---------

  Income (loss) before income
    taxes.........................       330        264      (732)      (6,753)      (1,287)      (1,234)       (969)      (4,150)
  Income tax expense (benefit)....        --         --      (266)      (1,148)         370          395         133        1,255
                                    --------   --------   --------  -----------  ----------    -----------  ----------    --------

  Net income (loss)...............  $    330   $    264      (466)      (5,605)      (1,657)      (1,629)       (836)      (2,895)
                                    ========   ========

  Less amount attributable to
    sole proprietor...............                            398            -                         -           -            -
  Less preferred stock dividends:
    Cash .........................                              -          585        2,005        2,005         425          101
    Non-cash......................                              -        9,540        2,492        2,492           -          470
                                                          -------   ----------   ----------   -----------  ----------  -----------

  Net loss attributable to common
    stockholders..................                        $  (864)  $  (15,730)  $   (6,154)  $   (6,126)   $ (1,261)   $  (3,466)
                                                          ========  ===========  ===========  =========== ===========  ===========

  Basic and diluted loss per
    common share (see note below).                                  $   (3.96)   $    (1.19)  $    (1.18)   $  (0.27)   $   (0.44)
                                                                    ==========   ===========  =========== ===========  ===========

  Weighted average shares
    outstanding..................                                   3,975,235     5,164,497    5,192,705    4,686,829   7,918,955
                                                                    =========    ===========   =========  ===========  ===========





                                                                          AS OF DECEMBER 31,
                                                        --------------------------------------------------       AS OF
                                                          1995      1996     1997        1998      1999     MARCH 31, 2000
                                                          ----      ----     ----        ----      ----     --------------
                                                                              (IN THOUSANDS)

BALANCE SHEET DATA:
Total assets........................................   $   567   $   859   $ 1,503   $ 54,094    $ 93,971    $    90,133
Long-term debt including current maturities.........       224       322       527      9,206      21,759         22,109
Total liabilities...................................       908     1,089     1,326     15,796      37,647         38,103
Mandatorily redeemable convertible preferred stock..         -         -         -          -       4,649          5,075
Stockholders' equity (deficit)......................      (341)     (230)      177     38,298      51,675         46,955

-----------

Note: We have described the method used to calculate loss per common share in footnote 2 to our consolidated financial statements for the year ended December 31, 1999, which appears on page F-16 of this prospectus. The weighted average shares used in computing pro forma basic and diluted loss per common share includes the shares issued in connection with our 1999 acquisitions as if they were issued on January 1, 1999.

                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS

         THE FOLLOWING DISCUSSION AND ANALYSIS SHOULD BE READ IN CONJUNCTION WITH THE INFORMATION SET FORTH UNDER "SELECTED HISTORICAL AND PRO FORMA FINANCIAL DATA" AND OUR FINANCIAL STATEMENTS AND THE ACCOMPANYING NOTES THERETO INCLUDED ELSEWHERE IN THIS PROSPECTUS. THIS PROSPECTUS CONTAINS FORWARD-LOOKING STATEMENTS WHICH INVOLVE RISKS AND UNCERTAINTIES. OUR ACTUAL RESULTS MAY DIFFER SIGNIFICANTLY FROM THE RESULTS, EXPECTATIONS AND PLANS DISCUSSED IN THE FORWARD-LOOKING STATEMENTS. FACTORS THAT MIGHT CAUSE SUCH A DIFFERENCE INCLUDE, BUT ARE NOT LIMITED TO, THOSE DISCUSSED UNDER "RISK FACTORS."

OVERVIEW

         We design, manufacture, sell and install custom vinyl replacement windows for residential and retail commercial customers. We also sell and install replacement doors, home textured coatings, vinyl siding, patio decks, patio enclosures, cabinet refacings and kitchen and bathroom remodeling products. We have financed a portion of our customers' purchases through Key Home Credit, our consumer finance subsidiary. We anticipate a greater reliance on strategic relationships with unaffiliated companies to improve our operations in the manufacturing and financial services business segments.

         On April 15, 1998, we acquired all of the outstanding stock of Thermo-Tilt Window Company in exchange for 3,120,000 shares of our common stock, which represented 90% of ThermoView's then outstanding common stock.
Thermo-Tilt is deemed to be the acquirer for accounting purposes.

BUSINESS SEGMENTS

         Our subsidiaries have separate management teams and infrastructures and operate in three reportable operating segments: retail, manufacturing and financial services.

         RETAIL. Our retail segment consists of our subsidiaries that design, sell and install custom vinyl replacement windows, doors and related home improvement products to commercial and retail customers. Our retail segment derives its revenues from the sale and installation of thermal replacement windows, storm windows and doors, patio decks, patio enclosures, vinyl siding and other home improvement products. Our retail segment recognizes revenues on the completed contract method. A contract is considered complete when the home improvement product has been installed. Gross profit in the retail segment represents revenues after deducting product and installation labor costs.

         MANUFACTURING. Our manufacturing segment consists of our subsidiaries that manufacture and sell vinyl replacement windows to our retail segment and to unaffiliated customers. Sales from the manufacturing segment to our retail segment have been a larger percentage of our manufacturing revenues in recent years, however, we do not expect this trend to continue as we anticipate more of our retail subsidiaries will obtain windows manufactured from unaffiliated vendors. We believe that with our present retail volume, we can achieve lower product cost and more consistent product quality by outsourcing to high volume window manufacturers rather than to expand our internal manufacturing. Our manufacturing segment recognizes revenues when products are shipped. Gross profit in the manufacturing segment represents revenues after deducting product costs (primarily glass, vinyl and hardware), window fabrication labor and other manufacturing expenses.

         Consistent with our shift to outsourced manufacturing, our Board of Directors in January 2000 authorized us to seek buyers for our two manufacturing subsidiaries. We do not intend to dispose of these subsidiaries if the transaction would result in a loss to ThermoView.

         FINANCIAL SERVICES. Our financial services segment facilitates the credit sales of our retail segment. We are currently focusing the business of this segment on making consumer credit providers available to our customers in exchange for broker fees from third-party consumer finance companies.

         You should refer to footnote 15 to our financial statements for the year ended December 31, 1999, which appears on page F-28 of this prospectus, and to footnote 6 to our unaudited financial statements for the three months ended March 31, 2000, which appears on page F-34 of this prospectus, for additional financial information about each of our business segments.

OUR ACQUISITIONS

         Since April 15, 1998, we have acquired 12 retail and manufacturing businesses. The following table presents information regarding the consideration paid for each acquired company:


                                                                                 COST OF ACQUIRED COMPANY
                                                                 ---------------------------------------------------------
                                                                                STOCK ISSUED (COMMON STOCK
                                                                               EXCEPT AS NOTED IN (1) BELOW)
                                                 DATE OF         CASH AND DUE  -----------------------------
ACQUIRED COMPANY                               ACQUISITION        TO SELLERS       SHARES          VALUE        TOTAL COST
----------------                               -----------        ----------       ------          -----        ----------
                                                                        (DOLLARS IN THOUSANDS)
RETAIL SEGMENT:
American Home Developers Co., Inc.........      April 1998       $     1,202         259,058     $    6,379     $    7,581
Primax Window Co..........................      April 1998             1,584         180,725          4,057          5,641
The Rolox Companies.......................      April 1998             3,820         374,058          8,706         12,526
American Home Remodeling..................       July 1998             3,193         122,415          3,044          6,237
Five Star Builders, Inc...................       July 1998             2,666         116,667          2,659          5,325
NuView Industries, Inc....................       July 1998             1,190             725             16          1,206
Leingang Siding and Window, Inc...........      August 1998            2,908          29,255            452          3,360
Thomas Construction, Inc.(1)..............     January 1999           17,562         500,475          3,800         21,362
The Thermo-Shield Companies...............      March 1999             4,597         185,006          3,150          7,747
                                                                 -----------     -----------     ----------     ----------
   Total of retail segment................                            38,722       1,768,384         32,263         70,985

MANUFACTURING SEGMENT:
TD Windows, Inc...........................       May 1998                311               -              -            311
Thermal Line Windows, L.L.P.(2)...........      August 1998            5,155         203,682          1,257          6,412
Precision Window Mfg., Inc................     January 1999            3,075          37,351            540          3,615
                                                                 -----------     -----------     ----------     ----------
   Total of manufacturing segment.........                             8,541         241,033          1,797         10,338
                                                                 -----------     -----------     ----------     ----------

   Total..................................                       $    47,263       2,009,417     $   34,060     $   81,323
                                                                 ===========     ===========     ==========     ==========
----------

(1) Stock issued in connection with the acquisition of Thomas Construction, Inc. includes 400,000 shares of Series B preferred stock valued at $2,000,000, which on December 31, 1999, converted into common stock. All other shares and values represent common stock.

(2) Includes the acquisition of North Country Thermal Line, Inc. in November 1998 for $277,926 cash and 20,973 shares of common stock valued at $324,000.

         We have accounted for our acquisitions as purchase transactions and, accordingly, the results of operations of the acquired businesses have been included in the consolidated historical financial statements since the respective acquisition dates. As a result of our recent acquisitions, goodwill accounts for 80% of our total consolidated assets at March 31, 2000. At March 31, 2000, our goodwill was approximately $72 million. Goodwill represents the excess of the aggregate purchase price paid for the acquisition of companies accounted for as purchases over the fair value of the net tangible assets of the acquired companies. Goodwill reduces earnings now and in the future as we amortize it over a 25-year period on a straight-line basis.

         The terms of nine of our acquisition agreements provide for additional consideration to be paid if the acquired entities' results of operations exceed targeted levels, generally for a period of three years subsequent to the acquisition dates. Targeted levels are generally set at the annual earnings of the acquired entities before interest and taxes, allowing for the add back of salaries and other costs that will not be incurred on a post-acquisition basis. We pay the additional consideration in cash and with shares of our common stock, and record the additional consideration when earned as additional purchase price. Goodwill is increased for any additional purchase price.

HISTORICAL RESULTS OF OPERATIONS

         The following historical results of operations for the year ended December 31, 1997 represents the operations of Thermo-Tilt. The financial information for the three month periods ended March 31, 1999 and 2000 and the years ended December 31, 1998 and 1999 include Thermo-Tilt plus the results of operations of the companies acquired by us after April 15, 1998 from their respective dates of acquisition.

         Due to the significant impact of the acquisitions on our operations, the historical results of operations and period-to-period comparisons may not be meaningful or indicative of future operating results. The addition of revenues, expenses and other components of operations associated with the acquisitions are the principal reasons for the significant differences when comparing results of operations between periods:


                                                               YEAR ENDED DECEMBER 31,         THREE MONTHS ENDED MARCH 31,
                                                               -----------------------         ----------------------------
                                                           1997          1998         1999          1999          2000
                                                           ----          ----         ----          ----          ----
                                                                                       (IN THOUSANDS)
Revenues............................................... $   5,629    $   37,376    $  108,198    $   21,750    $  21,476
Cost of revenues earned................................     2,889        16,748        48,727         9,764       10,382
                                                        ---------    ----------    ----------    ----------    ---------

Gross profit...........................................     2,740        20,628        59,471        11,986       11,094
Selling, general and administrative expenses...........    31,293        20,233        53,478        11,543       13,088
Stock-based compensation expense.......................         1         5,509            71             -            -
Depreciation expense...................................        69           297           966           203          262
Amortization expense...................................         -           972         3,393           860          869
                                                        ---------    ----------    ----------    ----------    ---------

Income (loss) from operations..........................      (623)       (6,383)        1,563          (620)      (3,125)
Interest expense.......................................       (90)         (439)       (2,962)         (411)      (1,093)
Other income (expense).................................       (19)           69           112            62           68
                                                        ----------   ----------    ----------    ----------    ---------

Loss before income taxes...............................      (732)       (6,753)       (1,287)         (969)      (4,150)
Income tax expense (benefit)...........................      (266)       (1,148)          370          (133)      (1,255)
                                                        ----------   -----------   ----------    -----------   ----------

Net loss...............................................      (466)       (5,605)       (1,657)         (836)      (2,895)

Less amount attributable to sole proprietor............       398             -             -             -            -
Less preferred stock dividends:
   Cash................................................         -           585         2,005           425          101
   Non-cash............................................         -         9,540         2,492             -          470
                                                        ---------    ----------    ----------    ----------    ---------

Net loss attributable to common stockholders........... $    (864)   $  (15,730)   $   (6,154)   $   (1,261)   $  (3,466)
                                                        ==========   ===========   ===========   ===========   ==========

         THREE MONTHS ENDED MARCH 31, 1999, COMPARED TO THREE MONTHS ENDED MARCH 31, 2000

         REVENUES. Revenues decreased from $21.8 million for the three months ended March 31, 1999 to $21.5 million for the three months ended March 31, 2000. Although revenues decreased only $300,000, there were significant fluctuations in quarterly revenues for certain subsidiaries. Precision Window Mfg., Inc., one of our manufacturers, and four of the retailers to which it provides windows, The Rolox Companies, Primax Window Co., ThermoView of Missouri and ThermoView of California, collectively reported $1.4 million less revenues for the three months ended March 31, 2000 than in the similar period in 1999. This was due to a significant decline in production during the three months ended March 31, 2000 as a consequence of the relocation of our Precision manufacturing plant in St. Louis, Missouri. Precision's production decline not only reduced revenues of Precision, but also caused revenue reductions at the four retail operations due to Precision's inability to produce and deliver windows during the plant relocation. We restored production at Precision to more normal levels early in the second quarter of 2000.

         The revenue reduction discussed above was offset by $1.6 million more revenue reported for the three months ended March 31, 2000 by Thermo-Shield, our Illinois subsidiary. We purchased Thermo-Shield on March 1, 1999. Accordingly, the three months ended March 31, 1999 included only one month of revenue for Thermo-Shield compared to three months of revenue for the three months ended March 31, 2000.

         GROSS PROFIT. Gross profit, which represents revenues less cost of revenues earned, decreased from $12.0 million in the three months ended March 31, 1999 to $11.1 million in the three months ended March 31, 2000. The decline in manufacturing output and corresponding revenue reduction experienced by Precision and the four retail subsidiaries negatively impacted gross profit. Thermo-Shield's two additional months of operating results in the first quarter of 2000 partially offset this reduction in gross profit.

         Cost of revenues earned includes the cost of glass, vinyl, hardware, fabrication labor and manufacturing overhead for the manufacturing segment. For the retail segment, cost of revenues earned includes the cost of vinyl windows, doors, textured coating, vinyl siding, and other home improvement products purchased plus installation costs and other indirect materials and labor.

         SELLING, GENERAL AND ADMINISTRATIVE EXPENSES. Selling, general and administrative expenses increased from $11.5 million in the three months ended March 31, 1999 to $13.1 million in the three months ended March 31, 2000. The $1.6 million increase in selling, general and administrative expenses is largely due to two more months of Thermo-Shield's operations in the three months ended March 31, 2000 causing an increase over the three months ended March 31, 1999 of $1.2 million, and additional corporate office expenses in the three months ended March 31, 2000 over the three months ended March 31, 1999 amounting to approximately $300,000. The higher corporate expenses in the three months ended March 31, 2000 are principally due to consulting services and other professional fees.

         Selling, general and administrative expenses include sales commissions, advertising expenses, rent expense, corporate operating costs and other general and administrative expense.

         DEPRECIATION EXPENSE. Depreciation expense increased from $203,000 in the three months ended March 31, 1999 to $262,000 in the three months ended March 31, 2000 as a result of recent capital expenditures, particularly related to our Precision manufacturing plant.

         AMORTIZATION EXPENSE. Amortization expense increased from $860,000 in the three months ended March 31, 1999 to $869,000 in the three months ended March 31, 2000. Although there were increases in amortization expense in the three months ended March 31, 2000 at several of the subsidiaries as the former owners secured an increase to our purchase price of their entities by achieving post-acquisition earnings targets, amortization at the corporate level decreased in the three months ended March 31, 2000 as a result of lower amortization of deferred loan costs.

         INTEREST EXPENSE. Interest expense increased from $411,000 in the three months ended March 31, 1999 to $1.1 million in the three months ended March 31, 2000 primarily as a result of interest on the $10.0 million senior subordinated promissory note with GE Capital, which began accruing in mid-1999.

         INCOME TAX BENEFIT. The benefit for income taxes in the three months ended March 31, 1999 and the three months ended March 31, 2000 differs from the amount computed by applying the statutory U.S. Federal income tax rate to loss before income taxes primarily as a result of state taxes and non-deductible goodwill amortization.

         As of March 31, 2000, we had deferred income tax assets of $3.0 million. Because of cost reductions, lower product costs expected because of outsourcing manufacturing, the introduction of new products and various other performance improvements, we believe it is more likely than not that our future taxable income will be sufficient to enable us to realize these deferred income tax assets.

         CASH DIVIDENDS. The cash dividends of $425,000 in the three months ended March 31, 1999 represent dividends paid on our Series A and Series B preferred stock, which converted into shares of our common stock effective December 31, 1999. The cash dividends of $101,000 in the three months ended March 31, 2000 represent dividends paid on our mandatorily redeemable Series C convertible preferred stock.

         NON-CASH DIVIDENDS. Non-cash dividends of $470,000 in the three months ended March 31, 2000 represent accretion of the discount on the mandatorily redeemable Series C preferred stock related to the value of the detachable stock purchase warrants issued to the Series C preferred stockholders.

         1997 COMPARED TO 1998

         REVENUES. Revenues increased from $5.6 million in 1997 to $37.4 million in 1998 from acquisitions made subsequent to April 15, 1998.

         GROSS PROFIT. Gross profit, which represents revenues less cost of revenues earned, increased from $2.7 million in 1997 to $20.6 million in 1998 from acquisitions made subsequent to April 15, 1998.

         SELLING, GENERAL AND ADMINISTRATIVE EXPENSES. Selling, general and administrative expenses increased from $3.3 million in 1997 to $20.2 million in 1998. This increase results from acquisitions made subsequent to April 15, 1998, and the commencement of corporate activities which added $2.1 million to selling, general and administrative expenses for 1998. Expenses related to corporate operating activities which commenced on April 15, 1998 are included primarily in general and administrative expenses.

         STOCK-BASED COMPENSATION EXPENSE. In 1998, we recorded total stock-based compensation expense of approximately $5.5 million. We do not expect to record significant additional compensation expense for these items in future years.

         DEPRECIATION EXPENSE. Depreciation expense of $297,000 for 1998 represents primarily depreciation on acquisitions made after April 15, 1998.

         AMORTIZATION EXPENSE. Amortization of $1.0 million for 1998 represents amortization on acquisitions made after April 15, 1998.

         INTEREST EXPENSE. Interest expense of $439,000 for 1998 represents primarily interest cost on additional borrowings to finance the acquisitions made after April 15, 1998.

         INCOME TAX BENEFIT. The loss before income taxes in 1998 includes $2.3 million of non-deductible stock-based compensation expense, $853,000 of non-deductible goodwill and $272,000 of non-deductible merger and acquisition costs. Accordingly, the $1.1 million of 1998 income tax benefit is lower than what would be expected by applying the statutory rate to the $6.8 million of loss before income taxes.

         PREFERRED STOCK DIVIDENDS. The cash dividends of $585,000 in 1998 represent dividends paid on our Series A preferred stock. We also recorded non-cash dividends of approximately $9.5 million associated with the issuance of our Series A preferred stock. Our Series A preferred stock was convertible into shares of our common stock effective at a price which we determined to be below the fair market value of the common stock on the date of issuance. The Series A preferred stock converted into shares of our common stock effective December 31, 1999.

1998 COMPARED TO 1999

         REVENUES. Revenues increased from $37.4 million in 1998 to $108.2 million in 1999. This increase represents revenues from acquisitions made subsequent to April 15, 1998.

         GROSS PROFIT. Gross profit increased from $20.6 million in 1998 to $59.5 million in 1999 from acquisitions made subsequent to April 15, 1998.

         SELLING, GENERAL AND ADMINISTRATIVE EXPENSES. Selling, general and administrative expenses increased from $20.2 million in 1998 to $53.5 million in 1999. This increase results from acquisitions made subsequent to April 15, 1998 and expenses relating to corporate activities which were incurred for all of 1999 but only since April 15, 1998 for 1998. Selling, general and administrative expenses have decreased, however, as a percentage of total revenues from 54.1% in 1998 to 49.4% in 1999. Expenses related to corporate operating activities have also decreased as a percentage of total revenues from 5.6% in 1998 to 3.9% in 1999. These decreases are largely due to the fixed nature of many of these costs.

         DEPRECIATION EXPENSE. Depreciation expense increased from $297,000 in 1998 to $1.0 million in 1999. This increase represents primarily depreciation on acquisitions made subsequent to April 15, 1998.

         AMORTIZATION EXPENSE. Amortization expense increased from $1.0 million in 1998 to $3.4 million in 1999. This increase represents amortization of goodwill on acquisitions made subsequent to April 15, 1998.

         INTEREST EXPENSE. Interest expense of $3.0 million for 1999 represents primarily interest cost on additional borrowings to finance the acquisitions made after April 15, 1998. Included in interest expense for 1999 is $800,000 of non-cash debt discount accretion.

         INCOME TAX EXPENSE (BENEFIT). The benefit for income taxes for 1998 and the expense for income taxes in 1999 differs from the amount computed by applying the statutory U.S. Federal income tax rate to loss before income taxes primarily as a result of state taxes and non-deductible goodwill amortization. In addition, the tax benefit for 1998 is less than expected because of non-deductible stock-based compensation expense.

         As of December 31, 1999, we had deferred income tax assets of $1.7 million. To realize a deferred tax asset of $1.7 million, we would need to have future taxable income of approximately $5.0 million. We had taxable income of approximately $175,000 in 1999. Taxable income would need to increase to approximately $300,000 per year to enable us to realize the deferred tax asset during the carryforward period. Because of cost reductions, lower product costs expected because of outsourcing manufacturing, the introduction of new products and various other performance improvements, we believe it is more likely than not that our future taxable income will be sufficient to enable us to realize these deferred income tax assets.

         CASH DIVIDENDS. The cash dividends of $585,000 for 1998 represent dividends paid on our Series A preferred stock. The cash dividends of $2.0 million for 1999 relate to dividends on shares of our Series A and Series B preferred stock, which were converted into shares of our common stock effective December 31, 1999, as well as on our mandatorily redeemable Series C convertible preferred stock.

         NON-CASH DIVIDENDS. We recorded non-cash dividends of approximately $9.5 million associated with the issuance of our Series A preferred stock for 1998. Our Series A preferred stock was convertible into shares of our common stock at a price which we determined to be below the fair market value of common stock on the date of issuance. Non-cash dividends of $2.5 million for 1999 relate primarily to a beneficial conversion feature of the mandatorily redeemable Series C convertible preferred stock issued in April 1999 and accretion of the discount on the mandatorily redeemable preferred stock related to the value of the detachable stock purchase warrants issued to the Series C preferred stockholders.

PRO FORMA REVENUES AND GROSS PROFIT

         We have presented pro forma revenues and gross profit on a combined historical basis for the years ended December 31, 1997, 1998, and 1999. We have not presented any pro forma financial information below the gross profit line, since much of the pre-acquisition financial data below gross profit is significantly impacted by compensation packages of the former owners of these companies. We negotiate and, in many cases, significantly revise compensation packages in connection with our acquisitions of these businesses.

         Our pro forma results for any period are not necessarily indicative of future results because, among other things, the acquired companies were not under common control or management prior to their acquisition. The timing and magnitude of acquisitions, assimilation costs and seasonal nature of the industry may cause an increase or decrease in our revenues and expenses.

         PRO FORMA REVENUES FOR THE YEARS ENDED DECEMBER 31, 1997, 1998 AND
1999

         The following table presents revenues for each of our acquired companies and total pro forma revenues for the years ended December 31, 1997, 1998 and 1999.


                                                                                  YEAR ENDED DECEMBER 31,
                                                                                  -----------------------
ACQUIRED COMPANY                                                            1997            1998            1999
----------------                                                            ----            ----            ----
                                                                                       (IN THOUSANDS)
RETAIL SEGMENT:
Thermo-Tilt Window Company.........................................     $   5,629        $   5,124       $   4,226
American Home Developers Co., Inc..................................         4,883            4,715           4,402
Primax Window Co...................................................         7,132            6,527           7,007
The Rolox Companies................................................        10,354           11,276          11,927
American Home Remodeling(1)........................................         6,326            7,357               -
Five Star Builders, Inc.(1)........................................         8,279            8,032          16,989
NuView Industries, Inc.(2).........................................         4,690            4,602           5,506
Leingang Siding and Window, Inc....................................         5,457            6,012           5,683
Thomas Construction, Inc...........................................        26,493           25,554          27,884
The Thermo-Shield Companies........................................        12,395           14,906          19,066
                                                                        ----------       ----------      ----------
   Total pro forma revenues of retail segment......................        91,638           94,105         102,690
MANUFACTURING SEGMENT:
T. D. Windows, Inc.................................................         1,312            1,140           1,544
Thermal Line Windows, L.L.P.(3)....................................         6,088            7,179           7,905
Precision Window Mfg., Inc.........................................         6,432            6,548           7,607
                                                                        ----------       ----------      ----------
   Total pro forma revenues of manufacturing segment...............        13,832           14,867          17,056
Intersegment eliminations and other................................        (5,846)          (6,857)         (9,046)
                                                                        ----------       ----------      ----------
   Total pro forma revenues........................................     $  99,624        $ 102,115       $ 110,700
                                                                        ==========       ==========      ==========

----------

(1) American Home Remodeling merged into Five Star Builders, Inc., effective December 31, 1998. Five Star Builders, Inc. changed its name to ThermoView of California, Inc.

(2) ThermoView of Missouri, Inc. acquired the assets of NuView Industries, Inc., which commenced its window business on February 1, 1997.

(3)      Thermal Line Windows, L.L.P. is now Thermal Line Windows, Inc.

         1997 PRO FORMA REVENUES COMPARED TO 1998 PRO FORMA REVENUES

         Total pro forma revenues increased from $99.6 million in 1997 to $102.1 million in 1998.

         RETAIL SEGMENT. Retail segment revenues increased a net $2.5 million, with the following companies reporting the most significant fluctuations:

         - The Rolox Companies' revenue increased $922,000, reflecting an increase in its vinyl siding revenues.

         - American Home Remodeling's revenue increased $1.0 million primarily as a result of adding a textured coating business.

         - Thermo-Shield's revenue increased $2.5 million related to growth of its Michigan and Arizona additional branches opened in 1997 and an Indiana branch opened in 1998.

         - Thomas Construction reported a decrease in revenue of $939,000 due to reduced sales generated through an unaffiliated home improvement chain.

         MANUFACTURING SEGMENT. In the manufacturing segment, Thermal Line Windows experienced revenue growth of $1.1 million as it expanded its sales to third-party customers in the Colorado market. Inclement weather adversely affected sales to third-party customers in 1997.

         1998 PRO FORMA REVENUES COMPARED TO 1999 PRO FORMA REVENUES

         Total pro forma revenues increased from $102.1 million in 1998 to $110.7 million in 1999.

         RETAIL SEGMENT. Pro forma revenues in our retail segment increased $8.6 million, with the following companies reporting the most significant fluctuations:

         - American Home Remodeling and Five Star Builders together accounted for a $1.6 million increase in revenues. This resulted from increases in window contracts adding to their textured coating business, as well as price increases.

         - Thomas Construction's revenue increased $2.3 million due principally to favorable weather conditions in the fourth quarter of 1999 and a concentrated sales effort in that quarter.

         - Thermo-Shield's revenue increased $4.2 million principally due to a contract with a major home improvement chain to provide sales leads that resulted in significant growth in window contracts.

         MANUFACTURING SEGMENT. Pro forma revenues in our manufacturing segment increased $2.2 million, principally due to the following:

         - Precision Window reported a $1.1 million increase in revenue in 1999, with higher intercompany sales to Primax, Rolox and NuView Industries.

         - Thermal Line Windows reported a $700,000 increase in revenues in 1999 due to increased sales to a major customer.

         PRO FORMA GROSS PROFIT FOR THE YEARS ENDED DECEMBER 31, 1997, 1998 AND 1999

         The following table presents gross profit for each of our acquired companies and total pro forma gross profit for the years ended December 31, 1997, 1998 and 1999.

                                                                              YEAR ENDED DECEMBER 31,
                                                      ------------------------------------------------------------------------
                                                              1997                     1998                    1999
                                                      ---------------------   -----------------------  -----------------------
                                                        GROSS    PERCENT OF     GROSS      PERCENT OF    GROSS      PERCENT OF
ACQUIRED COMPANY                                        PROFIT    REVENUES      PROFIT      REVENUES     PROFIT      REVENUES
----------------                                      ---------  ----------   ----------   ----------  ----------   ----------
                                                                                 (DOLLARS IN THOUSANDS)
RETAIL SEGMENT:
Thermo-Tilt Window Company.......................     $   2,739     48.7%     $   2,726       53.2%    $   2,134      50.5%
American Home Developers Co., Inc................         2,193     44.9          2,249       47.7         1,978      44.9
Primax Window Co.................................         3,824     53.6          3,717       56.9         4,073      58.1
The Rolox Companies..............................         6,268     60.5          6,379       56.6         7,043      59.1
American Home Remodeling(1)......................         3,297     52.1          4,658       63.3             -         -
Five Star Builders, Inc.(1)......................         5,945     71.8          5,730       71.3        11,856      69.8
NuView Industries, Inc.(2).......................         2,329     49.7          2,577       56.0         2,831      51.4
Leingang Siding and Window, Inc..................         1,865     34.2          2,081       34.6         2,170      38.2
Thomas Construction, Inc.........................        12,454     47.0         12,277       48.0        13,835      49.6
The Thermo-Shield Companies......................         6,686     53.9          8,236       55.3        10,763      56.5
                                                      ---------   -------     ---------     -------    ---------    -------
  Total pro forma gross profit of retail segment.        47,600     51.9         50,630       53.8        56,683      55.2
MANUFACTURING SEGMENT:
T. D. Windows, Inc...............................           274     20.9            285       25.0           201      13.0
Thermal Line Windows, L.L.P.(3)..................         2,015     33.1          2,337       32.6         2,669      33.8
Precision Window Mfg., Inc.......................           693     10.8          1,048       16.0         1,687      22.2
                                                      ---------   -------     ---------     -------    ---------    -------
  Total pro forma gross profit of manufacturing
    segment......................................         2,982     20.9          3,670       24.7         4,557      26.7
                                                      ---------   -------     ---------     -------    ---------    -------
  Total pro forma gross profit...................     $  50,582     50.8%     $  54,300       53.2%    $  61,240      55.3%
                                                      =========   =======     =========     =======    =========    =======

-----------

(1) American Home Remodeling merged into Five Star Builders, Inc., effective December 31, 1998. Five Star Builders, Inc. changed its name to ThermoView of California, Inc.

(2) ThermoView of Missouri, Inc. acquired the assets of NuView Industries, Inc., which commenced its window business on February 1, 1997.

(3)      Thermal Line Windows, L.L.P. is now Thermal Line Windows, Inc.

         1997 PRO FORMA GROSS PROFIT COMPARED TO 1998 PRO FORMA GROSS PROFIT

         Total pro forma gross profit percentages improved from 50.8% in 1997 to 53.2% in 1998.

         RETAIL SEGMENT. Gross profit improved in the retail segment as our retail companies enhanced purchasing power through growth and as competition increased among supply vendors.

         - The Rolox Companies' product mix accounted for the decrease in gross profit percentage, where it reported higher sales of vinyl siding in 1998 which has a lower gross profit than replacement windows.

         - American Home Remodeling's gross profit improved in 1998 as it shifted its business from general contracting to replacement windows.

         MANUFACTURING SEGMENT. In the manufacturing segment, Precision negotiated cost reductions on vinyl and glass. Additionally, Precision implemented a 2.0% price increase and TD Windows a 5.0% price increase, effective in 1998, related to their manufacturing segment sales.

         1998 PRO FORMA GROSS PROFIT COMPARED TO 1999 PRO FORMA GROSS PROFIT

         Total pro forma gross profit percentages improved from 53.2% for 1998 as compared to 55.3% for 1999.

         RETAIL SEGMENT. The more significant gross profit fluctuations in the retail segment were:

         - American Home Remodeling and Five Star Builders together had a 2.3% improvement in gross profit due to price increases.

         - Thomas Construction had a 1.6% improvement in gross profit due to labor efficiencies achieved at higher sales volumes.

         MANUFACTURING SEGMENT. In the manufacturing segment, Precision's gross profit improved from 16.0% for 1998 to 22.2% for 1999 due in part to higher sales volumes and negotiated cost reductions on vinyl and glass.

LIQUIDITY AND CAPITAL RESOURCES

         As of March 31, 2000, we had cash and equivalents of $1.0 million, working capital of $841,000, $21.8 million of long-term debt, net of current maturities, $7.1 million of non-current amounts due to sellers of acquired businesses, and $5.1 million of mandatorily redeemable preferred stock. Our operating activities for the three months ended March 31, 2000, used $764,000 of cash. Our operating activities for the year ended December 31, 1999 provided $2.8 million of cash. We used $100,000 in our operating activities during the year ended December 31, 1998.

         The use of cash for investing activities for the three months ended March 31, 2000, relates primarily to additional consideration paid under terms of a 1999 acquisition agreement which accounts for the use of $1.0 million of cash. Investing activities also included investments in property and equipment of $351,000 in the three months ended March 31, 2000. The use of cash for investing activities for the year ended December 31, 1999 relates primarily to acquisition activity which accounts for the use of $22.3 million. Investing activity also included investments in property and equipment of $873,000 and a net investment in finance receivables of $669,000 in the year ended December 31, 1999. During the year ended December 31, 1998, we used $15.6 million for acquisitions, and invested $861,000 in property and equipment and $578,000 in finance receivables.

         We used $151,000 in cash to finance activities in the three months ended March 31, 2000, comprised of $101,000 for preferred stock dividends and $50,000 for repayment of debt. The major sources of cash provided by financing activities in the year ended December 31, 1999 were borrowings of $9.7 million under our PNC Bank credit facility, net proceeds of $9.4 million on borrowings from GE Capital, net proceeds of $5.4 million from issuance of mandatorily redeemable Series C convertible preferred stock and detachable stock purchase warrants and net proceeds of $3.5 million from the issuance of common stock in our public offering. These sources were offset by the repayment of $2.4 million of debt, exclusive of refinanced debt, the payment of $2.0 million of preferred dividends, and deferred financing costs of $855,000. During the year ended December 31, 1998, we received $14.5 million of net proceeds from our Series
A preferred stock offering, $614,000 of net proceeds from an offering of common stock, $5.3 million from our PNC Bank credit facility, and $1.5 million from related-party borrowings. These sources were offset by a use of cash of $2.1 million to repurchase 91,284 shares of our common stock.

         In August 1998, we established a $15.0 million line of credit with PNC Bank. Borrowings under the line of credit bear interest at a Euro-Rate based variable rate. Interest on the line of credit is payable quarterly and principal is payable in full at maturity. In November 1999, PNC Bank extended the maturity date of the line of credit from August 31, 2000, to January 1, 2001, and on April 14, 2000, PNC Bank further extended the maturity date to May 1, 2001. On or before May 1, 2001, we anticipate either extending the term of the credit facility or refinancing it. Pursuant to the terms of the line of credit, at any one time, the aggregate unpaid principal amount of advances under the line of credit shall not exceed the lesser of $15.0 million, or our earnings before interest, income taxes, depreciation and amortization, as defined in the loan documents, for the immediately preceding four fiscal quarters from our most recent financial statements multiplied by
4.6 as of March 31, 2000, 4.5 as of June 30, 2000 and 3.5 as of September 30, 2000 and thereafter.

         We have secured the line of credit by substantially all of our personal property and by a pledge to PNC Bank of all of our ownership interests in our subsidiaries. The line of credit requires that any company acquired by us must become a borrower under the line of credit. Additionally, the line of credit obligates us to pay a quarterly unused loan fee and other fees and expenses. Four of our stockholders, two of whom are also our executive officers and directors, also agreed to guarantee $3.0 million of the credit facility for fees equal to an annual rate of 5% from April 2000 through June 2000 and 10% thereafter subject to Board of Director approval.

         As of the date of this prospectus, we have borrowed the entire amount available to us under the line of credit.

         In July 1999, we received $10.0 million in senior subordinated financing from GE Capital Equity Investments, Inc. We used the proceeds from this financing primarily to repay related-party indebtedness and outstanding acquisition indebtedness. We also used a portion of the proceeds to fund obligations to former shareholders of acquired businesses for satisfying post-acquisition performance standards as set forth in the acquisition agreements. Interest under the note is payable quarterly in arrears at 12% per annum, subject to substantial increases as described in the financing. Principal under the note is payable in full in July 2002 but we may prepay the note at a premium prior to its maturity. Among its covenants, the note requires us to refrain from entering into acquisitions priced above a pre-defined earnings multiple unless GE Capital consents. The note, which is subordinate to our line of credit with PNC Bank, is secured by a lien on substantially all of our assets, a guarantee executed by our subsidiaries and a pledge of our ownership in our current and future subsidiaries. In conjunction with the issuance of the note, we issued to GE Capital warrants to purchase 555,343 shares of our common stock at $0.03 per share which expire during July 2007. The GE Capital subordinated debt agreement contains terms that require increases in the number of common shares exercisable under the stock purchase warrant in certain circumstances. In May 2000, one of the stipulated circumstances occurred causing an adjustment so that GE Capital now has warrants to purchase 561,343 shares of common stock at $.03 per share. We have accounted for the portion of the proceeds from this loan equal to approximately $4.8 million allocable to the warrant as paid-in capital with the resulting discount amortized as additional interest over the term of the loan. The stated 12% interest on the note amounts to $1.2 million per annum. The discount related to the warrants deemed as interest on the note and the amortization of debt issuance costs together amount to approximately $1.7 million per annum. These amounts will continue to reduce our earnings until we retire the note.

         In October 1999, we amended our line of credit with PNC Bank to provide for additional borrowings under a multiple advance term note whereby we could borrow up to an additional $2.5 million. The note bore interest at prime plus one percent per annum and interest was payable monthly. Principal under the note was payable in full at maturity on the earlier of January 14, 2000 or the closing of our public offering. ThermoView borrowed approximately $2.1 million under the note for working capital purposes. In December 1999, we repaid the note in full with proceeds from our public offering.

         Our line of credit with PNC Bank and subordinated debt owed to GE Capital require us to comply with affirmative and negative covenants. We must maintain various financial ratios and these lenders may restrict us from incurring other debt. We may not pay dividends on our common stock while the line of credit and the subordinated debt are outstanding. We are also subject to other restrictions, including restrictions pertaining to significant corporate transactions and management changes.

         If we default under the line of credit, PNC Bank could, among other items, cease all advances, accelerate all amounts owed to PNC Bank and increase the interest rate on the line of credit. If we default under the subordinated debt documents, GE Capital could, among other items, accelerate all amounts owed to GE Capital, subject to the rights of PNC Bank as our senior lender under the line of credit. Under either the PNC Bank line of credit or the GE Capital subordinated debt, an event of default could result in the loss of our subsidiaries because of the pledge of our ownership in all of our subsidiaries to PNC Bank and on a subordinated basis to GE Capital.

         We violated PNC Bank and GE Capital covenants at December 31, 1999, and through March 30, 2000. The covenant violations resulted largely from losses during the twelve-month period prior to covenant measurement dates. Because of losses, we currently have no excess cash available for unanticipated working capital purposes. PNC Bank and GE Capital waived these covenant violations as of December 31, 1999 and through March 30, 2000, and reset financial covenants to accommodate compliance at March 31, 2000, and in the future.

         In April 1999, we issued an aggregate of 6,000 shares of Series C preferred stock to two institutional accredited investors, Brown Simpson Growth Fund, L.P., a New York limited partnership, and Brown Simpson Growth Fund, Ltd., a Grand Cayman, Cayman Islands limited partnership, at a per share purchase price of $1,000, for a total investment of $6.0 million. We used the proceeds from this financing primarily to repay outstanding acquisition indebtedness. In conjunction with the issuance of the Series C preferred stock, we issued to the two funds warrants to purchase up to a total of 400,000 shares of common stock at $21.00 per share, the number of shares and exercise price being subject to adjustment, which expire in April 2004. We have accounted for the portion of the proceeds equal to an estimated $2.0 million from this Series C preferred stock allocable to the warrants as paid-in capital. We will amortize the resulting discount as additional preferred stock dividends from the issuance date to October 2000, the earliest redemption date. Since the conversion price of the Series C preferred stock at the issuance date was less than the market price of our common stock, preferred dividends include approximately $1.2 million in the second quarter of 1999. The stated 9.6% dividend on the Series C preferred stock comprised of 70% cash and 30% of our common stock amounts to $576,000 per annum based on the currently outstanding number of shares of our Series C preferred stock. The stated dividend will reduce our earnings for so long as the Series C preferred stock remains outstanding. The additional dividends related to the warrants and the accretion of preferred stock issuance costs will reduce our earnings in 2000 by approximately $1.3 million through October 2000. In August 1999, we amended the exercise price of the warrant to $18.00 per share in exchange for a commitment of the holders to refrain from selling any of our securities from the closing of the offering to January 31, 2000. We are accounting for the estimated increase in fair value of the warrants as the result of the exercise price change in an aggregate amount of approximately $180,000 as additional dividends on the Series C preferred stock from August 1999 through January 2000.

         The Series C preferred stock agreement contains terms that require increases in the number of shares of common stock exercisable under the warrants and adjustments to the exercise price of the warrants, as well as increases in the number of shares of common stock issuable upon conversion of the Series C preferred stock. In May 2000, one of the stipulated circumstances occurred and, accordingly, the two funds holding the Series C preferred stock now have warrants to purchase 600,000 shares, increased from 400,000 shares, of common stock at $12.00 per share, reduced from $18.00 per share. The two funds, upon conversion of the Series C preferred stock, will receive 500,000 shares, increased from 400,000 shares, of common stock.

         As of December 31, 1999, we owed $8,085,000 to previous owners of our subsidiaries for additional consideration under terms of our acquisition agreements. In February 2000, we paid $1.0 million cash towards these obligations. In April 2000, we negotiated agreements with the previous owners for the issuance of 1,417,000 shares of our 12% Series D cumulative preferred stock with a liquidation value of $5.00 per share in lieu of the remaining $7,085,000 obligation due to them. We also issued an additional 22,316 shares of our Series D preferred stock to compensate the previous owners for interest earned in an amount equal to $111,580 prior to settlement of the obligations. Our Series D preferred stock will pay cumulative dividends at the rate of $.60 per share annually, subject to the availability of such funds and the consent of PNC Bank.

         We incurred significant operating losses in the first quarter of 2000 resulting largely from a significant decline in production during the relocation of our Precision manufacturing plant in St. Louis, Missouri. The production decline at Precision also caused losses at a number of our retail operations due to Precision's inability to deliver windows. We restored production to normal levels early in the second quarter of 2000. The reduced pace of installing windows by our retail operations in the first quarter did contribute to a higher revenue backlog for our second quarter.

         In spite of these losses, we believe that our cash flow from operations will allow us to meet our anticipated needs during at least the next 12 months for:

        - payment of the interest on our line of credit and subordinated debt;

        - payment of dividends due on our Series C and Series D preferred stock;

        -   working capital requirements; and

        -   planned property and equipment capital expenditures.

        Originally, we intended to continue our acquisition program with a combination of cash, common stock and seller debt used to finance the primary portion of consideration and we anticipated the cash needed for acquisitions to come principally from an expanded bank line and future common stock offerings. Currently, we do not have an expanded bank line nor do we anticipate a common stock offering in the near term to fund acquisitions or unanticipated operating needs. For the near term, we have decided to focus on improving the profitability of our existing operations, opening new locations and expanding the market areas of our existing retail subsidiaries while pursuing high quality acquisition targets.

         We will need additional sources of financing to open new locations and expand the market areas of our existing retail subsidiaries. Any required additional financing may not be available on terms favorable to us, or at all. If adequate funds are not available on acceptable terms, we may be unable to fund additional acquisitions, successfully promote our products, open new locations, or develop new or enhanced products, any of which could lower our revenues and net income, if we achieve profitability in the future. If we raise additional funds by issuing equity securities, stockholders may experience dilution of their ownership interest and the newly issued securities may have rights superior to those of our common stock. If we issue or incur debt to raise funds, we may be subject to limitations on our operations.

         We will pay dividends on the Series C and Series D preferred stock, subject to the consent of PNC Bank in connection with the Series D preferred stock, until the shares are redeemed or converted.

PENDING LITIGATION

         We do not anticipate any significant adverse effect on our results of operations or cash flow through December 2000 because of the Pro Futures litigation described in Legal Proceedings on page 40. Although we believe the claims in this litigation are without merit and intend to vigorously defend the suit, an adverse outcome, thereafter, in this action could have a material adverse effect on our results of operations and cash flow.

         THE SHARES IN THE INITIAL PUBLIC OFFERING MAY HAVE BEEN OFFERED OR SOLD IN VIOLATION OF THE SECURITIES ACT OF 1933

         ThermoView entered into a 90-day listing agreement in October 1999 with IPO.COM, Inc. under which ThermoView authorized IPO.COM to include its prospectus on the IPO.COM web site. In addition to hosting ThermoView's prospectus, IPO.COM provided summary material relating to ThermoView and its initial public offering on its web site. The IPO.COM web site also provided a direct link to the ThermoView web site. Although ThermoView did not intend to create an agency relationship with IPO.COM, and while ThermoView believes that IPO.COM is not and has not acted as its agent, the listing agreement may have created an agency relationship. If IPO.COM is deemed ThermoView's agent pursuant to the listing agreement, the summarized material contained in the IPO.COM web site relating to ThermoView and the initial public offering and the information contained in the ThermoView web site could constitute a prospectus that does not meet the requirements of the Securities Act of 1933. If the summarized materials relating to ThermoView in the IPO.COM web site or the materials contained in the ThermoView web site did constitute a violation of the Securities Act of 1933, investors in the initial public offering would have the right, for a period of one year from the date of their purchase of common stock, to obtain recovery of the consideration they paid for their common stock or, if these persons had already sold the common stock, to sue ThermoView for damages resulting from their purchase of common stock. These damages could total up to approximately $6.9 million, plus interest, based on the initial public offering price of $5.50 per share for 1,255,000 shares, if these investors seek recovery or damages after an entire loss of their investment. Any recovery or damages could adversely impact ThermoView's liquidity during the period in which a refund is paid. Although ThermoView cannot be certain as to the ultimate disposition of this matter, it is the opinion of ThermoView's management, based upon the information available to it, that the expected outcome of this matter will not significantly affect the results of operations and financial condition of ThermoView.

INTEREST RATE RISK

         Changes in interest rates expose us to market risk. As of March 31, 2000, approximately 60% of our debt portfolio consisted of variable-rate debt and approximately 40% consisted of fixed-rate debt. With respect to the variable-rate debt, a hypothetical 100 basis point increase in interest rates would increase our annual interest expense by approximately $150,000 as of March 31, 2000.

         Interest rate changes would result in gains or losses in the market value of our fixed-rate debt due to the differences between the current market interest rates and the rates governing these instruments. With respect to our fixed-rate debt outstanding at March 31, 2000, a 10% change in interest rates would not have resulted in a significant change in the fair value of our fixed-rate debt.

YEAR 2000

         During 1999, management completed the process of preparing for the Year 2000 date change. This process involved identifying and remediating date recognition problems in computer systems, software and other operating equipment, working with third parties to address their Year 2000 issues, and developing contingency plans to address potential risks in the event of Year 2000 failures. To date, ThermoView has successfully managed the transition.

         Although considered unlikely, unanticipated problems in our core business processes, including problems associated with non-compliant third parties and disruptions to the economy in general, could still occur despite efforts to date to remediate affected systems and develop contingency plans. Management will continue to monitor all business processes, including interaction with our customers, vendors and other third parties, throughout 2000 to address any issues and ensure all processes continue to function properly.

         The costs to us for compliance with year 2000 issues consisted of our fee to our outside consultant for the development and management of the assessment program, and the costs associated with the purchase of software upgrades and replacement equipment. To date, we have paid $101,500 to our outside consultant and $158,800 for the upgrade and replacement of software and equipment. We anticipate minimal future costs for the upgrade and replacement of software and equipment. These costs do not include wages and benefits paid to our personnel that utilize their time for the assessment program. We are funding costs of remediation from operations. We are charging the costs associated with remediation as current expenses with the exception of the costs of replacing software and equipment which are capitalized.

INFLATION

         Due to relatively low levels of inflation experienced during the years ended December 31, 1997, 1998 and 1999, and the three months ended March 31, 2000, inflation did not cause a significant increase in our costs.

SEASONALITY

         Historically, our results of operations have fluctuated on a seasonal basis. We have experienced lower levels of sales and profitability during the period from mid-November to mid-March, impacting the first and fourth quarters of each year. Inclement weather conditions in the winter and spring months in our markets located in the north central United States, which limit our ability to install exterior home improvement products, reduces demand for windows, doors, vinyl siding and related products. Our intention is to expand our southern California markets and to enter other markets in the Southwest and southern United States to reduce the impact of seasonality if we have the available capital.

                                    BUSINESS

OVERVIEW

         We design, manufacture, sell and install custom vinyl replacement windows for residential and retail commercial customers. We also sell and install replacement doors, textured coatings, vinyl siding, patio decks, patio enclosures, cabinet refacings, and bathroom and kitchen remodeling. We facilitate the financing of a portion of our customers' purchases through Key Home Credit, our consumer finance subsidiary.

         In April 1998, we acquired Thermo-Tilt Window Company, which was established in 1987. Since that time, we have acquired 12 retail and manufacturing businesses which have been in operation an average of approximately 10 years. At May 10, 2000, we had over 1,300 employees and had facilities in 13 states, primarily in the Midwest and southern California. For calendar 1999, we generated consolidated revenues of approximately $108.0 million.

         Our initial business plan focused on an aggressive acquisition program to build a vertically integrated company in the vinyl window business. We intended to aggressively develop in the manufacturing, retail, and finance segments.

         Although the essence of our initial business plan is in place, we have modified our plan during the first quarter of 2000 to become more horizontally integrated. Our new plan places greater emphasis on the retail segment, and less emphasis on the manufacturing and finance segments. Our new plan also places less reliance on acquisitions and more reliance on opening new locations, developing new or enhanced products, and expanding the market areas of our existing retail subsidiaries.

         Reasons for a shift in emphasis are:

                    NEW APPROACH                                                MANAGEMENT'S JUSTIFICATION
-    Reduce emphasis on manufacturing segment.        -     With our present volume in the retail segment, we can achieve lower product cost and more consistent product quality by outsourcing to high volume unaffiliated window manufacturers.

-    Reduce emphasis on finance segment.              -     Expanding the finance segment to provide direct financing of customers'
                                                            purchases would require considerable capital. In the absence of access to cost effective capital, we are currently focusing the business of this segment on making consumer credit providers available to our customers in exchange for broker fees from third-party consumer finance companies.

-    Increase emphasis on retail.                     -     With good penetration in the retail segment regional markets and higher gross profits in the retail segment versus the manufacturing segment, we want to expand our retail segment. Our present locations, bases of business, and subsidiary management provide an opportunity to open new branch locations, to develop new or enhanced products and to expand market areas of our existing retail subsidiaries.

-    Reduce emphasis on acquisitions.                 -     In the absence of cost-effective capital, we are currently focusing on the opening of new locations and expanding the market areas of our existing retail subsidiaries rather than on emphasizing acquisitions.
                                                            However, we will continue to pursue high quality acquisition targets.

THE REPLACEMENT WINDOW INDUSTRY

         Sales of replacement windows have experienced substantial growth in recent years. According to U.S. Census Bureau and industry statistics:

         - estimated domestic expenditures in the replacement window industry were $8.2 billion in 1998, an increase of 32.3% over 1993;

         - an estimated 28.4 million replacement windows were sold in 1998, a 38.5% increase over 1992 levels; and

         - of available replacement windows, vinyl replacement windows are the most popular, comprising 49.6% of total estimated unit sales in 1998.

         Three basic categories of windows comprise the replacement window market: vinyl, wood and aluminum. We believe that vinyl windows require less maintenance and are more durable than either wood or aluminum windows and they provide greater energy efficiency than aluminum windows. Since prices for vinyl windows have become more competitive with wood window prices and the durability and energy efficiency of vinyl windows have improved, the demand for vinyl windows significantly increased from 1993 through 1998. Today, vinyl windows are the most popular replacement window. We believe that factors driving demand in the replacement window industry include:

         -   the aging existing housing stock;

         -   job and wage growth;

         -   consumer confidence levels;

         -   consumer credit conditions;

         -   interest rates;

         -   demographic trends;

         -   population migration between urban and suburban areas; and

         -   demand for maintenance free products.

GROWTH STRATEGY

         Our goal is to become a leader in the replacement window industry by building a nationwide network of sales and installation subsidiaries through internal growth and acquisitions.

INTEGRATION STRATEGY

         We believe that we can increase our growth through expansion of the markets of our current and acquired subsidiaries. We believe that our brand recognition and integrated management enhances the capability of our subsidiaries to further expand regional market share. In January 2000, we changed the focus of our expansion strategy to growth of our current subsidiaries and opening retail enterprises in new locations during the near future rather than expanding predominantly through acquisitions. However, we will continue to pursue high quality acquisition targets.

ACQUISITION STRATEGY

         We believe that our acquisition strategy capitalizes on the fragmented nature of the replacement window industry. We seek acquisition candidates with the following characteristics:

         -   experienced, growth-oriented management;

         -   strong regional market share; and

         -   financial performance to increase our earnings and cash flow.

         EXPERIENCED MANAGEMENT. Our management has substantial experience in the replacement window and related businesses. We believe this level of experience provides a solid foundation for growth. We manage our subsidiaries on a decentralized basis with local management assuming responsibility for the day-to-day operations, profitability and growth of the business. We believe that while we actively maintain operating and financial controls, as well as foster the sharing of information among our subsidiaries to enhance our efficiency, our decentralized operating structure allows us to retain the entrepreneurial spirit of each of our subsidiaries.

In addition, our decentralized operation allows us to capitalize on the local and regional market knowledge and customer relationships of our retail subsidiaries.

         REGIONAL MARKET SHARE. Our goal is to become the leading vinyl replacement window business in each region where we acquire a business. We seek acquirees that have significant business and a recognizable name in the market areas where those acquirees engage in business.

         FINANCIAL PERFORMANCE. We analyze the financial performance of our acquisition targets in their markets to determine how they will add to our earnings and cash flow through our acquisition due diligence. Our internal investigation seeks to target efficiencies and economies to be derived from the integration of the target entity. We believe that the combined sales experience of our subsidiary personnel should assist target entities in improving and diversifying product sales in the region served by the target.

BENEFITS TO THERMOVIEW

         We believe that our integration and acquisition strategy offers a number of benefits.

         EFFICIENT PENETRATION OF NEW MARKETS. We focus on acquisition targets that have the customer base, employees and infrastructure necessary to be a core business that we can consolidate with our other service operations. We seek businesses that are located in attractive regional markets, have experience in the industry, and management willing to participate in our future growth. Our plan is to enter markets by expansion of existing subsidiaries, opening new retail enterprises and acquisitions in predominantly metropolitan areas in the Southeast, Midwest and West if appropriate opportunities present themselves, and we have available cost effective capital.

         OPERATING EFFICIENCIES. We believe our integration strategy affords us the ability to achieve operating efficiencies and cost savings through volume discounts on purchases. With our increasing size and product market share, we expect to form relationships with larger product manufacturers to purchase the products we sell at a significant price advantage over the small, independent competitors that largely comprise the vinyl replacement window industry. In addition, the regional concentration of our sales/installation locations affords us lower freight costs and the ability to better manage inventory levels between facilities. Also, we seek to provide centralized accounting software and administrative functions that we believe should enhance the operating efficiencies of our subsidiaries.

         RELIABLE AND INEXPENSIVE SERVICING. Originally, we believed that through the introduction of our own custom manufactured vinyl replacement window from internal and external manufacturers, we would be able to provide our retail subsidiaries with a common product or products to sell in their markets. By providing a manufacturing operation that was geographically proximate to our retail operations, our manufacturers would be able to quickly deliver a completed window for installation. After an analysis of the manufacturing operations in early 2000, we determined that with our present volume in the retail segment, we can achieve lower product cost and more consistent quality by relying more extensively on unrelated third-party manufacturing with a significant reduction in our own manufacturing. Consequently, we have begun to direct a portion of our manufacturing to Great Lakes Window, Inc. in Toledo, Ohio. The initial results of this change in our strategy appear to have reduced our manufacturing costs and delivery delays and improved quality control.

         ABILITY TO LEVERAGE LOCAL BUSINESS REPUTATIONS. We maintain strong customer relationships by acquiring sales and installation companies that have strong and long-standing local reputations, by generally allowing the companies to continue to operate under their original names. Beginning in 2000, we intend to introduce private label programs for our new acquirees to diversify the products of our acquirees and take advantage of the local reputation of our acquirees in their markets.

         INCREASED ABILITY TO OFFER CUSTOMER FINANCING. Initially, we believed that through Key Home Credit, our consumer finance subsidiary, we could provide our customers with additional means to finance the purchases of our products. We believed that this additional source of revenue would be an adjunct to our primary business and should provide a means of assisting in the sales of our various products. However, because of inadequate capital to grow Key Home Credit to a level of profitability, we no longer intend to use Key Home Credit to finance purchases of our products but rather to broker the financing through joint venture arrangements with third-party lenders. This approach will increase access to financing sources for our customers, while enhancing the ability of Key Home Credit to become a profitable entity.

THERMOVIEW ATTRACTION TO ACQUIREES

         We believe that potential acquisition candidates will regard us as an attractive acquirer because of the following:

         - our strategy to become a national and integrated vinyl replacement window business;

         -    our decentralized operations;

         - our increased visibility and access to financial resources as a result of being a public company;

         - our potential for earnings based on the centralization of administrative functions and enhanced systems capabilities; and

         - our potential for the owners of businesses to participate in our internal and acquisition growth while realizing liquidity from the sales of their businesses. As an example, we have instituted an advisory board comprised of managers of a number of our subsidiaries. These managers communicate directly with corporate management on the operation of our subsidiaries and also participate in our long-range planning.

MERCHANDISING

         REPLACEMENT WINDOWS. We offer three lines of custom-made replacement vinyl windows. Each of our lines consists of a broad range of window options including awning, bay, bow, double hung, garden and slider replacement windows. We offer the Barricade, Thermal-line and ThermoView lines of windows tailored to fit remodeling and financial needs of our customers.

         BARRICADE WINDOW. This line consists of our most expensive window products. We design this line of replacement windows for energy performance, strength, security and low maintenance. The windows offer welded vinyl frames reinforced with aluminum in both their main frame and sash for added strength, and with one inch triple insulated glass with low-emissivity, Low-E coatings to reduce heat radiation through the glass and double steel cam locks for security. The Barricade replacement window generally sells for $750 to $900 per unit as installed.

         THERMAL-LINE WINDOW. We design this line for high performance at affordable cost. A component of this line of replacement windows is complast, a vinyl substitute, which increases strength without the cost of aluminum reinforcement. The use of complast also permits the use of dark colors in extreme heat. This line of replacement windows contains double insulated glass and Low-E coatings. The Thermal-line replacement window generally sells for $500 to $700 per unit as installed.

         THERMOVIEW WINDOW. We design this line of replacement windows to provide customer value with three-quarter double insulated glass, Low-E coatings and tilt-in sashes for easy cleaning. The ThermoView replacement window generally sells for $400 to $700 per unit as installed.

         Our windows offer the following features:

         ENERGY EFFICIENCY. One characteristic of our windows is their insulating qualities. Double- and triple-pane glass provides the R-values and U-values, measures of insulation for end-users. With regard to this double- and triple-pane glass, we incorporate state-of-the-art Low-E coatings. Low-E coatings allow the passage of light but selectively block infrared radiation. As a result, less heat escapes on cold days, and less heat enters on warm days. We further increase the insulation value of our windows by sandwiching a layer of argon, krypton and sulfur hexafluoride gas mixture between panes of glass.

         HIGH QUALITY FRAMES. Our windows incorporate fusion-welded corners, and our Barricade line includes an internal aluminum support system. This structure enhances the durability of the windows and prevents warping problems.

         CUSTOM DESIGN. We custom manufacture windows in varying dimensions through either our own manufacturing subsidiaries or more recently, through unrelated third-party manufacturers, as for example Great Lakes Window, Inc. in Toledo, Ohio. This process involves the retro-fitting of existing homes with custom-made, energy efficient, vinyl-clad windows. We expect to depend upon third-party manufacturing more extensively in the future.

         INSTALLATION SERVICE. Some of our subsidiaries only use their employees for installation of our replacement windows. Others subcontract with crews that work exclusively for us. Generally, we complete installation within the same or the second day of commencing installation.

         LOW MAINTENANCE PRODUCT. Our windows do not require external maintenance due to the vinyl materials used. The tilt-in feature of our windows eases their cleaning.

         COMPETITIVE PRICING. We believe that, with our increased sales volume, we can reduce manufacturing and materials costs, thereby giving a higher value to our customers than the small, fragmented remodeler. Through our purchasing and distribution channels, we further realize cost savings that will benefit the customer.

         REPLACEMENT DOORS. We offer custom-made insulated steel doors with wood-grain embossed finishes in 36 styles and sliding glass doors in six variations.

         - The steel doors range in price from $750 to $3,000 per door as installed depending upon the styles, hardware and art-glass options and wood grain finishings chosen.

         - The sliding glass doors range in price from $1,200 to $2,000 per door as installed.

         ENERGY EFFICIENCY, DESIGN, AND INSTALLATION. Our sliding glass doors and insulated steel doors that contain glass have the same energy efficiency characteristics as our vinyl replacement windows. We custom design and install our sliding glass doors and insulated steel doors in a similar fashion to our vinyl replacement windows.

         PRODUCT GUARANTEE. The manufacturer of our insulated steel doors offers a 25-year guarantee against warping, cracking or swelling of the product.

         HOME TEXTURED COATINGS. We offer home textured coatings for residential use, the cost of which ranges approximately from $2,000 to $15,000 per residence as installed. Home textured coating is a paint and service that usually takes seven days to complete. The process involves four coats of primer and two finish coats, together with a trenching operation to prevent ground moisture penetration and patching and repairs of the surface to be coated.

         INSTALLATION SERVICE. Both employee and exclusive subcontractor painters provide the home textured coatings to our customers.

         PRODUCT GUARANTEE. The manufacturer of the product, Textured Coatings of America, Inc., provides a limited lifetime warranty to the owner of the home against chipping, flaking and peeling of its product.

         VINYL SIDING. We offer vinyl siding in several colors and styles. Our customers will generally spend in the range of $2,800 to $10,000 as installed depending upon the size of the residence on which we install the vinyl siding. The average time for installation is seven days and generally the vinyl siding is maintenance free.

         CABINET REFACINGS. We offer kitchen cabinet refacings in a number of designs which range in cost from $3,000 to $10,000 per kitchen as installed and generally take one day to complete.

         KITCHEN AND BATHROOM REMODELING. We offer kitchen and bathroom remodeling through four of our subsidiaries. We estimate the cost for kitchen remodeling to our customers to range from $3,000 to $20,000. Generally, remodeling takes one week to complete. We charge our customers for bathroom remodeling from $3,000 to $8,000 per residence as installed.

         PATIO DECKS AND PATIO ENCLOSURES. We offer patio decks and patio enclosures with single- or double-pane glass as a less expensive alternative to room additions. Most sales involve single-pane glass together with a modular roof. Generally, installation takes three days, and the cost to our customer ranges from $8,000 to $18,000 as installed depending on the size and options chosen.

         RETAIL BUSINESSES. ThermoView's retail segment consists of the following businesses:

         THERMO-TILT WINDOW COMPANY. Thermo-Tilt, founded in 1987 and headquartered in Owensboro, Kentucky, designs, sells and installs vinyl replacement windows in Indiana, Kentucky, Missouri and Tennessee. As of May 10, 2000, Thermo-Tilt had 52 employees. In January 2000, Thermo-Tilt merged administrative offices with Primax Window Company. The two companies now share the expense and management of Primax's Louisville business office.

         AMERICAN HOME DEVELOPERS CO., INC. American Home Developers Co., Inc., founded in 1985 and headquartered in Los Angeles, sells vinyl replacement windows and textured coating in California. American Home Developers had 37 employees as of May 10, 2000. Alan B. Griefer, a former principal of American Home Developers for five years, manages its operations under a three-year employment agreement.

         PRIMAX WINDOW CO. Primax Window Co., founded in 1981 and headquartered in Louisville, Kentucky, sells and installs vinyl replacement windows and doors in Indiana, Kentucky and Ohio. Primax had 99 employees as of May 10, 2000. Charles L. Smith, a former principal of Primax for 17 years, manages its operations under a three-year employment agreement.

         THE ROLOX COMPANIES. The Rolox Companies, founded in 1973 and headquartered in Kansas City, Kansas, sell and install vinyl replacement windows, steel doors and storm siding in Arkansas, Iowa, Kansas, Missouri, Nebraska and Oklahoma. Rolox had 84 employees as of May 10, 2000. Robert L. Cox II, a former principal of Rolox for 17 years, manages its operations under a three-year employment agreement.

         THERMOVIEW OF CALIFORNIA, INC. ThermoView of California, Inc., formerly Five Star Builders, Inc., which was founded in 1992 and headquartered in San Diego, California, sells and installs vinyl replacement windows, vinyl replacement doors and textured coatings in California. ThermoView of California had 174 employees as of May 10, 2000. Michael S. Haines and Bradley A. Smith, former principals of Five Star and its predecessor companies for 11 years, manage its operations under three-year employment agreements. Alan B. Fishman, former principal of American Home Remodeling, also manages its operations under a three-year employment agreement. American Home Remodeling merged into Five Star in December 1998.

         THERMOVIEW OF MISSOURI, INC. ThermoView of Missouri, Inc., founded in 1998 and headquartered in St. Louis, Missouri, sells and installs replacement windows, doors and siding in Illinois and Missouri. ThermoView of Missouri had 73 employees as of May 10, 2000. Douglas E. Miles, a former principal of NuView Industries, Inc. and its predecessor companies, for 15 years, manages its operations under a three-year employment agreement. ThermoView acquired the business assets of NuView Industries, Inc., which was founded in 1995, in August 1998.

         LEINGANG SIDING AND WINDOW, INC. Leingang Siding and Window, Inc., founded in 1991 and headquartered in Mandan, North Dakota, sells and installs replacement and new construction windows and doors, vinyl siding and other home improvement products in North Dakota and South Dakota. Leingang had 73 employees as of May 10, 2000. Alvin W. Leingang, a former principal of Leingang and related companies for 24 years, manages its operations under a three-year employment agreement. Mr. Leingang also manages the operations of Thermal Line Windows, Inc., another of our subsidiaries.

         THOMAS CONSTRUCTION, INC. Thomas Construction, Inc., founded in 1981 and headquartered in Earth City, Missouri, designs, sells and installs replacement and new construction windows, siding, patio enclosures and various other home improvement products in Illinois and Missouri. Thomas had 266 employees as of May 10, 2000. Rodney H. Thomas, a former principal of Thomas and related companies for 29 years, manages its operations under a two-year employment agreement.

         THE THERMO-SHIELD COMPANIES. The Thermo-Shield Companies, comprised of five corporations, founded in 1984 and headquartered in Wheeling, Illinois, sell, furnish and install replacement windows and siding and also conducts cabinet refacing in Arizona, Illinois, Michigan and Wisconsin. The Thermo-Shield Companies' sales personnel operate from sales displays located within national retail home improvement stores such as Sam's Club, Wal-Mart, Lowe's, and K-Mart. The Thermo-Shield Companies had 285 employees as of May 10, 2000. Joel S. Kron, a former principal of Thermo-Shield for 15 years, manages its operations under a three-year employment agreement.

MANUFACTURING

         Initially and as a result of our acquisitions of TD Windows, Precision and Thermal Line and our relationships with major manufacturers, our goal was to vertically integrate our replacement window sales, installation and manufacturing functions. After an analysis of our manufacturing operations in early 2000, we determined that because of quality control problems and delays in delivery of our manufactured products, we should rely more heavily on unrelated third-party manufacturing with a significant reduction in our own manufacturing. Consequently, we have begun to direct a portion of our manufacturing to Great Lakes Window, Inc. in Toledo, Ohio. Unlike many of our competitors who must purchase window products from third-party vendors exclusively, we have both the in-house capability to manufacture many of the window products that our retail subsidiaries sell as well as the market presence to negotiate more favorable terms with custom manufacturers.

         LOW-TECH MANUFACTURING PROCESS. The process of manufacturing custom replacement windows consists of measuring, cutting and assembling glass and extruded vinyl "lineal" components to create windows that match customer specifications. For those windows that we continue to manufacture in our own facilities, we have invested in sophisticated machinery to create an assembly line environment designed to further automate the production process. A summary of the assembly of a vinyl replacement window is as follows:

         - we receive orders from the retail subsidiaries and enter the desired dimensions of the windows into a computer;

         - through the use of a proprietary computer program, we map the dimensions of multiple windows onto a large sheet of glass in the configuration that will maximize the number of windows to be cut from each sheet, thereby minimizing waste;

         - once the glass is cut, we wash it and coat the edges with an insulating material that will separate the two or three layers of glass panes and create the desired air-tight seal around the window;

         - while cutting the glass, another procedure measures and cuts vinyl "lineals" according to the specifications of the window types and dimensions required by the order;

         - the cut and processed lineals then move to a welding area, where weld the four sides together and complete any final fabricating attachments;

         - we then send the completed sash to the glass insertion area, where we insert the window panes into the proper sash units; and

         - all of the major components of the window arrive at the final assembly area concurrently to produce the finished product.

         Because our windows are assembled on a made-to-order basis utilizing a just-in-time inventory system, we do not maintain a large finished goods inventory at our manufacturing plants. We typically deliver finished products to one of our retail subsidiaries. Service personnel complete the installation and servicing of the product at the customer's home. Integration of our sales, shipping, installation and service operations enables us to provide a complete window or door installation service for customers. We initially anticipated that the average time between the execution of a customer sales contract and completion of installation would be approximately two weeks. With the backlog in uncompleted orders principally resulting from the relocation of one of our manufacturing facilities, this average time has increased to three to four weeks. We believe that with the addition of unrelated third-party manufacturing of our windows, we can reduce the average time to two weeks.

         SUPPLIERS. We currently have two vinyl suppliers, a Mikron Industries, Inc. subsidiary and Complast, Inc. During 1997, 1998 and 1999, the Mikron Industries, Inc. subsidiary supplied 63%, 54% and 56% of the vinyl used in our products and Complast, Inc. supplied 37%, 46% and 44% of the vinyl used in our products during the same periods. Thermal Line Windows, L.L.P., one of our manufacturing subsidiaries, has a license with Complast, Inc. to manufacture and distribute windows owned by Complast, Inc. in an eleven-state territory. The license expires in January 2001 and automatically renews for successive one-year periods unless terminated by either party. As of December 31, 1999, vinyl accounted for 39% of our window material costs and constitutes the largest portion of our raw materials costs. We primarily purchase glass from AFG Industries, Inc., Libbey-Owens-Ford Company and Cardinal CG, three window producers. Glass constitutes 14% of our window content. The third principal material in our windows is extruded aluminum, accounting for 10% of our window materials cost. We purchase our extruded aluminum primarily from Loxcreen Company, Inc. and Cardinal Aluminum Co.

         With the increased emphasis on unrelated third-party manufacturing, our reliance upon the Mikron subsidiary and Complast, in addition to other suppliers, may lessen depending upon the suppliers of the unrelated third-party manufacturers. Additionally, unrelated third-party vendors have manufactured our products except for our replacement windows since our inception. We have relied on one or two third party vendors for the manufacture of each of our products to provide us with manufacturing consistency and volume discounts.

         MANUFACTURING BUSINESSES. ThermoView's manufacturing segment consists of the following businesses:

         THERMAL LINE WINDOWS, INC. Thermal Line Windows, Inc., formerly Thermal Line Windows, L.L.P., founded in 1996 and headquartered in Mandan, North Dakota, manufactures Complast replacement and new construction windows and doors for residential and commercial use for sale to retailers in Colorado, Idaho, Iowa, Kansas, Minnesota, Montana, Nebraska, New Mexico, North Dakota, South Dakota, Wisconsin and Wyoming. Thermal Line Windows, Inc. had 66 employees as of May 10, 2000. Alvin W. Leingang, a former principal of Thermal Line Windows for 24 years, manages its operations under a two-year employment agreement. Mr. Leingang also manages the operations of Leingang Siding and Windows, another of our subsidiaries.

         PRECISION WINDOW MFG., INC. Precision Window Mfg., Inc., founded in 1998 and headquartered in St. Louis, Missouri, manufactures and distributes Barricade and ThermoView vinyl replacement windows for residential customers in Colorado, Illinois, Kansas, Kentucky, Missouri, Nevada, Ohio and Tennessee. Precision had 83 employees as of May 10, 2000. Clyde Peffly and Larry Parrella, who was a former principal of TD Windows and its predecessor companies for 13 years, manage its operations under three-year employment agreements.

         TD WINDOWS, INC. TD Windows, Inc., founded in 1993 and formerly headquartered in Louisville, Kentucky, designed, manufactured, sold and installed vinyl replacement windows and doors in California, Indiana and Kentucky. TD Windows ceased operations as a separate subsidiary in December 1999. We are continuing the business of TD Windows at Precision and have relocated manufacturing equipment formerly used by TD Windows for use by Precision.

SALES AND MARKETING

         Each one of our subsidiaries has its own sales staff that determines its sales function. We pay members of our sales staff on a commission basis and on the profitability of the subsidiary for which they work.

         Each subsidiary maintains its own advertising staff. We have created an advertising committee comprised of three subsidiary managers. Our goal is to have this committee suggest marketing programs and assist in undertaking new methods of advertising and marketing. We currently market our products through several media, including:

         -   various customer referral programs;

         -   telemarketing;

         -   direct mail solicitation;

         -   kiosk and discount store promotions;

         -   television and newspaper advertising;

         -   product sweepstakes;

         -   public displays; and

         -   door-to-door solicitation.

         Our marketing approach varies from subsidiary to subsidiary and also varies based upon the target area.

         ADVERTISING. For each retail subsidiary, our goal is to allot approximately 8% of the subsidiary's sales budget for advertising expenses. We generally give the individual subsidiary discretion as to the most effective form of advertising for its geographic market.

         We utilize a number of methods to create opportunities for direct contact with potential customers, including renting space at local fairs and maintaining kiosks at regional shopping malls. We employ infomercials as another form of our advertising. In general, we believe that infomercials generate fewer customer inquiries than direct solicitation but have a much greater probability of generating a sale. In addition to direct solicitation and infomercials, we also use various other forms of advertising, including television commercials, product sweepstakes, direct mailings, newspaper inserts and other printed media. For one subsidiary, we also contract with a local sports celebrity to endorse our products.

         DISCOUNT STORE LOCATIONS. We are in the process of establishing retail design centers within a number of major discount stores in Arizona, Michigan, Illinois and Wisconsin. We currently have retail design centers in Sam's Club and Lowes located in Arizona, Illinois, Indiana and Michigan. These retail design centers offer a limited range of vinyl replacement window services, including the staffing of our trained sales representatives, installation and product support.

         TELEMARKETING. A majority of our retail subsidiaries solicits customers through an internally managed system. Through the use of a predictive dialing system - an automated system that calls multiple phone numbers at once and only directs to the operators those calls that are answered - we have increased the efficiency while reducing the costs associated with telemarketing.

         IN-HOME DEMONSTRATION. When a sales representative receives an expression of interest from a potential customer, he or she will then generally arrange for an in-home demonstration at the customer's residence. We have developed a ten-step procedure for in-home sales presentations. Furthermore, in the training of our sales staff, we instruct them that they have limited discretion to negotiate on price. We pay our sales staff solely on a commission basis to provide for maximum incentives.

CUSTOMER PAYMENT

         As of December 31, 1999, in approximately 50% of our sales, customers pay in cash upon completion of installation of our products. For the remaining 50% of sales, customers pay for the products under installment or conditional sales contracts. In these sales, a customer contracts to pay the retail sales price, plus a finance charge, in equal installments over a predetermined period of time. A security interest or chattel mortgage collateralizes the purchased goods. We currently assign the majority of these contracts to unaffiliated local and national financial institutions, in return for the cash sales price of the products involved, upon execution of a certificate of completion by a customer after completion of installation. We assign a portion of the contracts to our consumer finance division, Key Home Credit. The annual percentage rate for our installment contracts varies from a minimum of approximately 9.75% to a maximum rate in excess of 18% depending upon:

         -   the amount of the installment contract;

         -   the length of the repayment period;

         -   the state in which the contract is executed; and

         -   the financial institution to which we assign the contract.

         Key Home Credit operates our consumer finance division. We formed Key Home Credit in February 1998 to provide a source of financing for the purchasers of ThermoView products and services through home equity and installment loans and credit card financing. Key Home Credit began financing customer sales in August 1998. Key Home Credit, headquartered in Owensboro, Kentucky, has licenses to lend in Illinois, Indiana, Kentucky, Missouri, North Dakota, and South Dakota. Leigh Ann Barney and Larry Clark manage the operations of Key Home Credit.

         It is Key Home Credit's policy to obtain security interests via fixture filings in the purchased goods for loans less than or equal to $5,000 and to obtain chattel mortgages in the purchased goods for loans in excess of $5,000. From inception to December 31, 1999, Key Home Credit had approved loans in the aggregate in excess of $10.0 million and funded loans in the aggregate in excess of $6.35 million. Key Home Credit's revenue for the year ended December 31, 1999 was $237,000, which was comprised of $112,000 in fees from the sale of loans and $125,000 from interest on loans held in its portfolio.

         Because of the absence of access to cost effective capital to grow Key Home Credit, we anticipate the development of a national processing center to work with Key Home Credit for the financing activities of our retail subsidiaries. We expect to enter into a relationship with one or more existing consumer credit providers to operate a centrally located processing center for our customers' product financing needs nationwide. We believe that this development will allow Key Home Credit to focus on the expansion of its access to cost efficient capital and its sources of revenue, which it will primarily derive from fees related to the brokering of the loans to one or more consumer credit providers.

COMPETITION

         VINYL REPLACEMENT WINDOWS AND DOORS. The vinyl replacement window and door industry is highly competitive. The industry is significantly fragmented at both the manufacturing level and at the retail level. Most of our retail competitors are smaller than us and to an extent consist of local lumber and home improvement dealers. We also compete with larger home improvement chain store operations such as Home Depot, Lowes and Scotty's. These stores, which usually sell windows with limited warranties and without in-house installation services, have significantly greater financial and operating resources and greater name recognition than we have. Additional competitors include Champion Windows, Pacesetters and the Sears Group.

         Brands in the window industry with the highest name recognition include Andersen Corporation, Pella Corporation and Marvin Windows. These companies primarily compete in the new construction segment of the window market. While these companies also produce replacement windows, they currently sell a relatively small percentage of their products for replacement applications. Furthermore, these companies generally emphasize wood windows rather than vinyl and market their products primarily to higher-end homeowners. We also compete with other window and door manufacturers including Republic, Great Lakes, Thermal, Inc., Atrium, American Architectural Products Corporation, Thermal Guard and Winchester Industries.

         HOME TEXTURED COATINGS. The competitors for our textured coating products include small remodelers and painting contractors who use the textured coating product or other painting products. We are not aware of a significantly large company that competes with us directly in the installation of textured coating.

         VINYL SIDING. We compete in the sale and installation of our vinyl siding with PaceSetters, Champion Windows and the Sears Group.

         CABINET REFACINGS AND KITCHEN AND BATHROOM REMODELING. Our principal competitors include PaceSetters and the Sears Group. In addition, smaller remodelers and contractors in each of the regions in which we engage in the cabinet refacing and kitchen and bathroom remodeling businesses compete with us.

         PATIO DECKS AND PATIO ENCLOSURES. Our competition in the installation of patio decks and patio enclosures includes PaceSetters and a number of smaller remodelers and contractors in each of the regions in which we install patio decks and patio enclosures.

GOVERNMENT REGULATIONS

         Our business is subject to various federal, state and local laws, regulations and ordinances relating to, among other things, in-home sales, telemarketing, consumer financing, retail installment sales, advertising, the licensing of home improvement independent contractors, OSHA standards, building and zoning, consumer protection and environmental protection and regulations relating to the disposal of other solid wastes. Some jurisdictions require us to secure a license as a contractor. In addition, some jurisdictions require us to obtain a building permit for each installation. We are also subject to federal, state and local laws and regulations, which, among other things, regulate our advertising, warranties and disclosures to customers. Although we believe that we are currently in compliance in all material respects with these laws and regulations, existing or new laws or regulations applicable to our business in the future may materially adversely affect our results of operations.

         The operations of our consumer finance subsidiary, Key Home Credit, are subject to supervision by state authorities, typically state banking, consumer credit or insurance authorities, that generally require Key Home Credit to be licensed to conduct its business. Many states only issue licenses upon a finding of public convenience, financial responsibility, character and fitness of the applicant. Key Home Credit is generally subject to state regulations, examinations and reporting requirements, and licenses are revocable for cause. Currently, Key Home Credit is licensed and qualified to provide financing in six states. We are changing the focus of the Key Home Credit business to emphasize its ability to find a consumer credit provider and charge fees for that service rather than financing the sales of our products directly.

         Various federal statutes governing the consumer finance industry comprise the Federal Consumer Credit Protection Act. Included within the Consumer Protection Act are the Truth-in-Lending Act, the Fair Credit Reporting Act, the Equal Credit Opportunity Act and the Fair Debt Collection Practices Act. The Truth-in-Lending Act requires a written statement showing the annual percentage rate of finance charges and requires that other information be presented to debtors when consumer credit contracts are executed. The Fair Credit Reporting Act requires disclosures to applicants for credit concerning information that is used as a basis for denial of credit. The Equal Credit Opportunity Act prohibits discrimination against applicants with respect to any aspect of a credit transaction on the basis of sex, marital status, race, color, religion, national origin, age, derivation of income from a public assistance program, or the good faith exercise of a right under the Consumer Protection Act. In addition, the Fair Debt Collections Practices Act proscribes various debt collection practices which it deems unfair, harassing or deceptive.

         Key Home Credit is subject to state usury laws. In some states federal law has preempted state law, although for a period of time individual states could have enacted legislation superseding federal law. To be eligible for the federal preemption, the credit application must comply with consumer protection provisions. A few states have elected to override federal law, but have established maximum rates that either fluctuate with changes in prevailing rates or are high enough so that, to date, no state's maximum interest rate has precluded Key Home Credit from continuing to offer financing in that state. Although we believe that Key Home Credit is currently in compliance with these usury laws and regulations, a change in existing laws or regulations or the creation of new laws and regulations applicable to Key Home Credit's business may preclude Key Home Credit from providing customer financing or reduce the profitability of its activities.

INTELLECTUAL PROPERTY

         We do not have any material patents related to our products. Two of our subsidiaries have sales and installation processes that they consider trade secrets. These subsidiaries protect these trade secrets by requiring their employees to enter into confidentiality agreements. We have filed for a trademark with the U.S. Patent and Trademark Office under the name "ThermoView."

EMPLOYEES

         As of May 10, 2000, we employed in excess of 1,300 people. With the exception of employees of Precision Window and Thermal Line Windows, none of our employees are subject to a collective bargaining agreement. The employees at Precision Window and Thermal Line are members of the United Steel Workers of America. The two-year contract with the employees of Precision Window expires on July 1, 2001. The three-year contract with the employees of Thermal Line Windows expires on February 1, 2001. We have never experienced a work stoppage, and we consider our relations with our employees to be satisfactory.

         Our employees typically receive an hourly wage or salary and are generally eligible for bonuses, except for our sales staff who we pay on a commission basis. Our compensation system is directly related to profitability and accordingly compensation expense increases and decreases as sales and profits fluctuate. We emphasize incentive compensation, including cash bonus arrangements and various other incentive programs which offer our personnel an opportunity for additional earnings and benefits.

PROPERTIES AND EQUIPMENT

         The following lists our property locations having in excess of 9,000 square feet and our headquarters. We lease all of our facilities. In many cases, we lease the property, at market rates, from the former owners of the subsidiaries which operate on the property. We also lease our headquarters, at market rates, from an affiliated company of Stephen A. Hoffmann, our Chairman and Chief Executive Officer.

                                                                                                               LEASE EXPIRATION
              THERMOVIEW OR                                                  PROPERTY DESCRIPTION             DATE (EXCLUSIVE OF
          SUBSIDIARY AS LESSEE                PROPERTY ADDRESS                      AND USE                    RENEWAL OPTIONS)
          --------------------                ----------------                      -------                    ----------------
ThermoView Industries, Inc............    1101 Herr Lane            7,671 sq. ft.                                October 2003
                                          Louisville, KY 40222      Executive offices
RETAIL SUBSIDIARIES:
Leingang Siding and Window, Inc.......    2601 Twin City Drive      11,850 sq. ft.                              December 2005
                                          Mandan, ND  58554         Office / Warehouse
Primax Window Co......................    5611 Fern Valley Road     15,000 sq. ft.                               October 2001
                                          Louisville, KY 40228      Headquarters
Rolox, Inc............................    4002 Main Street          16,000 sq. ft.                                April 2002
                                          Grandview, MO 64030       Headquarters / Warehouse
                                          1440 S. Ridge Road        10,000 sq. ft.                                April 2002
                                          Wichita, KS 67209         Office / Warehouse
Thermo-Tilt Window Company............    2800 Warehouse Road       24,000 sq. ft.                              December 2002
                                          Owensboro, KY 42301       Warehouse plus 9,000 sq. ft. Office
ThermoView of California..............    8445 Camino Sante Fe      9,000 sq. ft.                                January 2005
                                          San Diego, CA  92121      Headquarters /  Office
                                          6627 Valjean Avenue       12,600 sq. ft.                               January 2005
                                          Van Nuys, CA  91406       Office / Warehouse
Thomas Construction, Inc..............    13397 Lake Front Dr.      60,000 sq. ft.                              December 2013
                                          Earth City, MO 63045      Office / Warehouse
Thermo-Shield Company, LLC............    661 Glenn Avenue          17,000 sq. ft.                               October 2007
                                          Wheeling, IL 60090        Office / Warehouse
MANUFACTURING SUBSIDIARIES:
Thermal Line Windows, Inc.............    3601 30th Ave., NW        49,500 sq. ft.                              December 2005
                                          Mandan, ND 58554          Headquarters / Office / Manufacturing
Precision Window Mfg., Inc............    1200 Andes Boulevard      66,600 sq. ft.                                June 2002
                                          Creve Coeur, MO 63132     Office / Warehouse

         The leases of our properties provide for monthly rentals ranging from approximately $500 to $37,500. See footnote 6 to our consolidated financial statements for the year ended December 31, 1999, which appears on page F- 19 of this prospectus, for more information regarding our leases.

 LEGAL PROCEEDINGS

         On March 3, 2000, Pro Futures Bridge Capital Fund, L.P. and Bridge Capital Partners, Inc. Defined Benefit Pension Plan filed an action titled PRO FUTURES BRIDGE CAPITAL FUND, L.P. V. THERMOVIEW INDUSTRIES, INC., ET AL., Civil Action No. 00CV0559 (Colo. Dist. Ct., March 3, 2000) against ThermoView, its directors, certain officers, an employee and a stockholder alleging breach of contract, common law fraud, fraudulent misstatements and omissions in connection with the sale of securities, negligent misrepresentations and breach of fiduciary duty. These claims are in connection with the mandatory conversion of our 10% Series A convertible preferred stock, held by the two funds, into common stock upon completion of the initial public offering in December 1999, and purchases by the two funds of our common stock from ThermoView stockholders. The funds are seeking rescission of their purchases of the Series A preferred stock in the amount of $3,250,000, plus interest and unspecified damages in connection with their purchases of the common stock. We have filed a notice to dismiss certain claims and an answer denying liability in the remainder of the claims. The parties have not conducted discovery in connection with the allegations, and no hearing or trial is scheduled. While we believe that the claims are without merit and intend to vigorously defend the suit, it is too early in the process to predict the likely outcome of the matter.

                                   MANAGEMENT

DIRECTORS, EXECUTIVE OFFICERS AND KEY EMPLOYEES

         The following table sets forth the name, age, and position within ThermoView of each director and executive officer and the key employees of
ThermoView:

DIRECTORS AND EXECUTIVE OFFICERS

NAME                                        AGE    POSITION
----                                        ---    --------
Stephen A. Hoffmann.....................    54     Chairman of the Board and Chief Executive Officer
Nelson E. Clemmens......................    50     President and Director
John H. Cole............................    57     Chief Financial Officer
Robin C. Edwardsen......................    51     Vice President of Human Resources
Leigh Ann Barney........................    32     Treasurer and President of Key Home Credit
J. Sherman Henderson, III...............    57     Director
Ronald L. Carmicle......................    51     Director (1)
Robert C. Pearson.......................    64     Director (1)
Raymond C. Dauenhauer, Jr...............    56     Director (1)
Richard E. Bowlds.......................    55     Former Vice Chairman of the Board and Executive Vice President of Acquisitions
Charles L. Smith........................    46     Former Chief Operating Officer and Director
Robert E. Anderson......................    63     Former Director
Delores P. Kesler.......................    59     Former Director
Michael A. Toal.........................    43     Former Director

KEY EMPLOYEES

NAME                                        AGE    POSITION
----                                        ---    --------
Larry Clark.............................    38     Vice President of Key Home Credit
Michael S. Haines.......................    53     Vice President of Five Star Builders, Inc. (2)
Joel S. Kron............................    40     Vice President of The Thermo-Shield Companies
Alvin W. Leingang.......................    42     Vice President of Leingang Siding and Window, Inc. and Thermal Line Windows, Inc.
Rodney H. Thomas........................    46     Vice President of Thomas Construction, Inc.

(1) Nominated by the Board of Directors for approval by the shareholders at the 2000 Annual Meeting of Shareholders to serve as Class I directors of ThermoView.

(2) Five Star Builders, Inc. has recently changed its name to ThermoView of California, Inc.

         STEPHEN A. HOFFMANN. Mr. Hoffmann has served as Chairman of the Board and Chief Executive Officer of ThermoView since April 1998 and as President from April 1998 to November 1998. From May 1992 to February 1997, Mr. Hoffmann, a co-founder of AccuStaff Incorporated, served in various positions with AccuStaff including Vice Chairman and Vice President of Acquisitions. AccuStaff is now known as Modis Professional Services, Inc., a New York Stock Exchange listed temporary staffing company based in Jacksonville, Florida, with annual revenues of approximately $2.5 billion as of August 1998. The principal growth of AccuStaff revenues has been through an aggressive consolidation strategy in the temporary staffing industry. Mr. Hoffmann was also a co-founder of MetroTech, Inc., a predecessor entity to AccuStaff. Additionally, Mr. Hoffmann has been a member of The Founders Group LLC, a Louisville, Kentucky based venture capital firm, since 1997. Mr. Hoffmann received a B.S. in Commerce with a minor in Accounting from the University of Louisville in 1972.

         NELSON E. CLEMMENS. Mr. Clemmens has served as a director of ThermoView since April 1998 and as President of ThermoView since November 1998. Mr. Clemmens formerly served as Vice President-Finance and Administration and Secretary of ThermoView from April 1998 to November 1998. Mr. Clemmens has been Managing Director of Pine South Capital, a private investment banking firm, since its founding in April 1986. Mr. Clemmens has also been active as owner, principal or investor in seven operating companies during the same period, including a multi-service home health company consolidation. From February 1999 to August 1999, Mr. Clemmens was the majority owner of HCP, Inc., a regional health care services company. Since August 1999, he has served as managing member of Viscount III, LLC, the majority owner of HCP, Inc. From November 1997 until July 1999, Mr.

Clemmens was Chairman of WBC, Inc., a railroad equipment distribution company. From May 1989 until May 1990, Mr. Clemmens was also a co-owner of Courier Graphics, Inc., a specialized printer, and from May 1987 until December 1989 President and co-owner of Transue & Williams Stamping Co., a parts fabrication company. From August 1983 until April 1986, Mr. Clemmens served as Vice President of Finance/Administration with Olicon/Raytel, a health care venture. From January 1982 until August 1983, Mr. Clemmens served as Senior Vice President of Stratford Leasing Company. From June 1977 until January 1982, Mr. Clemmens served in several corporate finance management positions with General Electric Capital Corporation. Mr. Clemmens holds a B.A. degree from Stetson University and an M.B.A. from Western Kentucky University.

         JOHN H. COLE. Mr. Cole has served as the Chief Financial Officer of ThermoView since July 1999 and as its Senior Vice President of Acquisitions from November 1998 to July 1999. From November 1966 to September 1998, Mr. Cole was with PriceWaterhouse Coopers LLP, most recently as a Senior Audit Partner, where he was involved with publicly reporting entities, SEC filings, mergers and acquisitions, due diligence procedures and internal control functions. Mr. Cole, a Certified Public Accountant, was a national coordinator of PriceWaterhouse Cooper's quality control review program. In 1997 Mr. Cole led an international quality control team inspecting the China offices of PriceWaterhouseCoopers LLP. Mr. Cole holds a B.A. in Accountancy from the University of Kentucky and is a University of Kentucky Fellow.

         ROBIN C. EDWARDSEN. Mr. Edwardsen has served as ThermoView's Vice President of Human Resources since March 1999. From January 1996 through February 1999, Mr. Edwardsen served Humana, Inc. as Director of Human Resources where he designed, managed and implemented company-wide strategic human resources initiatives. From August 1981 until December 1995, Mr. Edwardsen served as Senior Vice President and founding partner of Physician Services of America, a consulting, publishing and physician staffing company. Mr. Edwardsen holds a B.A. from Hanover College and an M.A. from the University of Missouri-Kansas City.

         LEIGH ANN BARNEY. Ms. Barney has served as ThermoView's Treasurer since July 1998 and as President of Key Home Credit since November 1998. From April 1996 to May 1998, Ms. Barney served as Operations Controller for HomeCare and Hospital Management, Inc., a diversified home health care and durable medical equipment and supplies company. From May 1992 through March 1996, Ms. Barney held various positions with Transitional Health Services including Senior Financial Analyst and Treasury Manager. Ms. Barney holds B.S. and M.B.A. degrees from the University of Louisville.

         J. SHERMAN HENDERSON, III. Mr. Henderson has served as a director of ThermoView since August 1998. Mr. Henderson has served as President and Chief Executive Officer of UniDial Communications, a telecommunications company, since August 1993. Mr. Henderson is also a founder, President and Chief Executive Officer of UniDial Direct, which sells commercial telecommunication products. Mr. Henderson has served as the Chairman of the Telecom Resellers Association, a national trade organization, since May 1994. Mr. Henderson received a B.S. in Business Management from Florida State University in 1965.

         RONALD L. CARMICLE. Mr. Carmicle has served as a director of ThermoView since February 2000. Mr. Carmicle has served as the President of River City Development Corporation, a construction company, since February 1975. Mr. Carmicle has also served as the Managing Member of Tates Builders Supply Co. since September 1994. Mr. Carmicle served as President and a National Director of the Associated Builders and Contractors, Inc., a national trade association from 1997 to 1978 and is currently Chairman of the Construction Training Institute. Mr. Carmicle also serves as a director of various private and charitable organizations. Mr. Carmicle received a B.S. degree from Western Kentucky University.

         ROBERT C. PEARSON. Mr. Pearson has served as a Director of the Company since March 1, 2000. Mr. Pearson has been Senior Vice-President of Corporate Finance for Renaissance Capital Group, Inc., which manages funds investing in emerging growth companies, since September 1997. Mr. Pearson served as a professional management and financial consultant from May 1994 to May 1997. Mr. Pearson formerly served as Executive Vice President and Chief Financial Officer for the Thomas Group, Inc. from May to March 1994, and was Vice President of Finance and Controller for Supercollider Laboratory, a division of Texas Instruments Incorporated prior to 1990. Mr. Pearson was an Associate Director for the Supercollider Laboratory and is currently a Director of four publicly held companies, as well as an advisor to the Board for three other firms. Mr. Pearson holds an M.B.A. from the University of Michigan and a B.S. degree from the University of Maryland.

         RAYMOND C. DAUENHAUER, JR. Mr. Dauenhauer has served as Director of the Company since March 1, 2000. Mr. Dauenhauer served as Chief Executive Officer of Dauenhauer & Son Plumbing and Piping, Inc., a Louisville, Kentucky based plumbing operation from July 1997 to September 1999. Mr. Dauenhauer currently serves as a Director of First Bank of Louisville, Kentucky and is a life member of the Board of Directors for the Louisville Association of Home Builders. Additionally, Mr. Dauenhauer serves as President and Director of the Cerebral Palsy Kids Center. Mr. Dauenhauer has held numerous offices in state and national associations of the plumbing heating and cooling industry, and is a recipient of the "Distinguished Citizen" award from the City of Louisville.

KEY EMPLOYEES

         LARRY CLARK. Mr. Clark has served as Vice President of Key Home Credit since August 1998. From May 1998 until August 1998, Mr. Clark served in other capacities with ThermoView. From June 1996 through May 1998, Mr. Clark was a commercial loan officer with National City Bank of Kentucky. From August 1995 to May 1998, Mr. Clark served as a branch manager for the consumer finance division of National City Bank. From June 1990 to August 1995, he served as branch manager with Commercial Credit Corporation, a consumer finance company. Mr. Clark holds a B.S. degree from Murray State University.

         MICHAEL S. HAINES. Mr. Haines has served as Vice President of Five Star Builders since its acquisition by ThermoView in July 1998. Mr. Haines co-founded in 1989 and served as president of Five Star Builders from 1989 until July 1998.

         JOEL S. KRON. Mr. Kron has served as Vice President of The Thermo-Shield Companies since its acquisition by ThermoView in March 1999. Mr. Kron founded in 1984 and served as president of The Thermo-Shield Companies from 1984 until March 1999.

         ALVIN W. LEINGANG. Mr. Leingang has served as Vice President of Leingang Siding and Window and Thermal Line Windows since their acquisition by ThermoView in August 1998. Mr. Leingang founded in 1977 Leingang Century Siding and Windows and served as its president from 1977 until August 1998. Mr. Leingang founded Thermal Line Windows in 1984 and served as its president from 1984 until August 1998.

         RODNEY H. THOMAS. Mr. Thomas has served as Vice President of Thomas Construction since its acquisition by ThermoView in January 1999. Mr. Thomas founded in 1982 and served as president of Thomas Construction from 1982 until January 1999.

FORMER DIRECTORS AND OFFICERS

         RICHARD E. BOWLDS. Mr. Bowlds served as Executive Vice President-Acquisitions of ThermoView from July 1999 through January 2000, as Vice Chairman of the Board from June 1999 through March 2000, as a director from April 1998 through March 2000 and as Chief Operating Officer from April 1998 to June 1999. Mr. Bowlds is the founder and is currently a director of Thermo-Tilt. Prior to founding Thermo-Tilt in 1987, Mr. Bowlds worked in the home improvement industry from 1977. Mr. Bowlds is the father-in-law of Charlton C. Hundley, ThermoView's current Corporate Counsel and Secretary.

         CHARLES L. SMITH. Mr. Smith served as a director of ThermoView from May 1998 through February 2000 and was its Chief Operating Officer from June 1999 through January 2000. Mr. Smith served as Vice President of Manufacturing Operations from November 1998 to June 1999. Mr. Smith founded in 1982 and was the President of Primax Window Co. until its acquisition by ThermoView, at which time he became Primax's Vice President. Mr. Smith is also the founder and President of Bee Line Courier Service, a courier service based in Louisville, Kentucky. Additionally, Mr. Smith has been an officer of Precision Window Mfg., Inc. since April 1992. Mr. Smith was the President of Achievers Association, a window association of manufacturers, dealers and retailers, from 1990 to 1995.

         ROBERT E. ANDERSON. Mr. Anderson served as a director of the Company from March 1, 2000 until March 27, 2000. Mr. Anderson, the founder in 1979, serves as President of Sun Windows, a manufacturer of new and replacement windows located in Owensboro, Kentucky. Mr. Anderson is affiliated with numerous commercial real estate developments. Mr. Anderson was a former director of three banks located in Owensboro, Kentucky and is currently a director for South Central Bank. Mr. Anderson holds a B.S. degree from Bowling Green Business University.

         DELORES P. KESLER. Ms. Kesler served as a director of ThermoView from August 1998 until May 2000. Ms. Kesler was a co-founder of AccuStaff and from August 1991 to September 1998 served as Chairperson and Chief Executive Officer of AccuStaff. Ms. Kesler has been a member of The Founders Group since 1997. Since 1993, Ms. Kesler has been a director of PSS/World Medical, Incorporated, a distributor of medical supply equipment and pharmaceuticals to office-based physicians. Ms. Kesler also serves as a director of various private and charitable organizations.

         MICHAEL A. TOAL. Mr. Toal served as a director of ThermoView from August 1998 through March 2000. Mr. Toal formerly served as the President of CompAir LeROI, a compressor manufacturing division of Siebe PLC, an international conglomerate holding company, from April 1994 to December 1998. Mr. Toal also served as a director of LeROI International, Inc., a subsidiary of Siebe, from October 1991 to December 1998. Additionally, Mr. Toal has served as Vice President of T3 Management Group, a financial lender and acquisition consultant in the capital equipment industry, since 1994 and a director of T3 Management Group since 1998. Mr. Toal received a B.A. in History from Harvard University in 1978.

BOARD OF DIRECTORS

         The Board of Directors manages our business. We currently have six directors. Our certificate of incorporation provides that the Board of Directors shall be divided into three classes. The members of each class of directors serve for staggered three-year terms. The members of the Class I Directors, whose terms are subject to the approval of the shareholders at our annual meeting, are Messrs. Carmicle, Pearson and Dauenhauer; the sole member of the Class II Directors is Mr. Henderson; and the members of the Class III Directors are Messrs. Hoffmann and Clemmens. The initial terms of office of the Class I Directors, Class II Directors and Class III Directors will expire upon the election and qualification of directors at the annual meetings of stockholders held following the fiscal years ending December 31, 2000, 2001 and 2002, respectively. At each subsequent annual meeting of stockholders, stockholders will elect or re-elect directors for a full term of three years to succeed those directors whose terms are expiring. Any alteration, amendment or repeal of the staggered board requirement in the certificate of incorporation would require the affirmative vote of stockholders owning at least 66 2/3% of the total shares outstanding and entitled to vote generally in the election of directors, voting together as a single class. The Board of Directors has an audit committee and a compensation committee, but does not have a nominating committee. Members of the Board of Directors make recommendations to the full Board for future nominations for membership to the Board of Directors.

MEETINGS OF THE BOARD

         The Board of Directors meets on a quarterly basis and at other times from time to time. The Board of Directors also undertakes action by unanimous written consent as permitted by Delaware law. In 1999, the Board of Directors met eight (8) times. All directors attended at least 75% of the meetings of the Board of Directors and of the committees on which they served during the period in which they held office.

COMMITTEES OF THE BOARD

         AUDIT COMMITTEE. The Board of Directors established its audit committee in December 1998. This committee reviews, acts on and reports to the Board of Directors with respect to various auditing and accounting matters, including the recommendation of ThermoView's independent auditors, the scope of the annual audits, fees that ThermoView agrees to pay to the independent auditors, the performance of ThermoView's independent auditors and the accounting practices of ThermoView. The members of the audit committee are Messrs. Henderson and Dauenhauer. Due to Ms. Kesler's resignation for health reasons, a vacancy exists on the committee. The members of the audit committee are independent for purposes of the listing standards of the American Stock Exchange.

         COMPENSATION COMMITTEE. The Board of Directors established the compensation committee in December 1998. This committee determines the salaries and benefits, including stock option grants, for ThermoView's employees, consultants, directors and other individuals. The compensation committee also administers ThermoView's compensation plans. The members of the compensation committee are Messrs. Henderson, Dauenhauer and Carmicle.

STRATEGIC OPERATIONS COMMITTEE

         We have a strategic operations committee comprised of five managers of our subsidiaries, each of whom has substantial experience in the replacement window and related product businesses. The members of the Strategic Operations Committee are Messrs. Clark, Haines, Kron, Leingang and Thomas. This committee serves as a formal advisory, problem-solving and communications forum for us. The committee evaluates and advises our subsidiaries related to:

          -   our product mix and lines;

          -   our product design and features;

          - our manufacturing facility locations, processes, quality controls and expansions;

          -   our delivery and installation services;

          -   our purchasing programs;

          -   our marketing, sales and advertising programs; and

          -   industry trends and issues.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         None of the members of the compensation committee of the Board of Directors is an officer or employee of ThermoView. No executive officer of ThermoView serves as a member of the Board of Directors or compensation committee of any entity that has one or more executive officers serving on ThermoView's compensation committee.

COMPENSATION OF DIRECTORS

         We currently pay our directors a fee of $10,000 per annum plus reimbursement for expenses incurred in connection with their services performed as directors. Outside directors also receive $500 per meeting for attendance by person or by phone conference. Additionally, we have committed to grant to each outside director an option to purchase 2,500 shares of common stock at the market price of the Common Stock on the date of grant with a vesting over three years as compensation for service as a director. In May 1999, the compensation committee granted to Messrs. Henderson and Toal and Ms. Kesler, ThermoView's three outside directors at that time, non-qualified stock options to purchase, in the aggregate, 7,500 shares of common stock under the 1999 stock option plan as compensation for services rendered as directors. These options are exercisable in whole or in part and one-third of these options vest in each of May 2000, 2001 and 2002. These options expire in May 2009.

EXECUTIVE COMPENSATION

         The following table sets forth all compensation awarded to, earned by or paid to ThermoView's Chief Executive Officer and the four other highest compensated executive officers and officers no longer serving as of December 31, 1999 whose annual salary and bonus exceeded $100,000 in 1999 for services rendered in all capacities to ThermoView during 1999:

SUMMARY COMPENSATION TABLE

                                                                                                LONG-TERM
                                                             ANNUAL COMPENSATION           COMPENSATION AWARDS
                                                        ------------------------------   ----------------------
                                                                          OTHER ANNUAL    SECURITIES UNDERLYING       ALL OTHER
NAME AND PRINCIPAL POSITION                      YEAR     SALARY          COMPENSATION   OPTIONS/SARS (# SHARES)    COMPENSATION
---------------------------                      ----     ------          ------------   -----------------------    ------------
Stephen A. Hoffmann.........................     1999    $150,000        $20,414(1)(2)(3)            -               $87,500(4)
  Chief Executive Officer...................     1998     106,250         10,100(1)(2)         426,104                       -

Nelson E. Clemmens..........................     1999     154,167         13,564(1)(5)               -                87,500(4)
  President.................................     1998      89,583(6)       6,631(1)(5)         110,149                       -

Richard E. Bowlds(7)........................     1999     145,000         25,341(1)(8)               -                87,500(4)
  Vice Chairman.............................     1998     167,507(9)      22,409(1)(8)               -                       -
  Chief Operating Officer

James J. TerBeest(10).......................     1999     158,000         12,089(11)            41,667                        -
  Senior Vice President.....................     1998     100,000          7,303(11)            41,667                        -
  Former Chief Financial Officer

Charles L. Smith............................     1999     185,000(12)     23,411(1)(13)            834                        -
  Chief Operating Officer...................     1998     152,933(12)     23,396(1)(13)              -                        -
  Vice President/Manufacturing Operations
John H. Cole................................     1999     120,833          4,316(14)            33,334                        -
  Chief Financial Officer...................     1998      16,667            643(14)           100,000                        -

----------
(1)     Includes $10,000 in director fees for 1999 and $5,000 for 1998.

(2)     Includes $7,200 in automobile benefits for 1999 and $5,100 in 1998.

(3)      Includes $3,214 in insurance benefits.

(4) Represents loan origination fees in connection with a $5.5 million loan and a $2.5 million loan made to ThermoView by a group of individuals.

(5)     Includes $3,564 in insurance benefits for 1999 and $1,631 in 1998.

(6)      Includes $6,250 in consulting fees received from Thermo-Tilt in April
         1998.

(7) Resigned as Chief Operating Officer in July 1999 and Vice Chairman in March 2000.

(8) Includes $9,000 in automobile benefits and $6,341 in insurance benefits for 1999, and $12,652 in automobile benefits and $4,757 in insurance benefits in 1998.

(9) Represents $58,174 in salary paid by Thermo-Tilt from January 1998 to May 1998 and $109,333 in salary paid by ThermoView from April 1998 to December 1998.

(10)     Mr. TerBeest resigned as Chief Financial Officer in July 1999.

(11) Includes $6,000 in automobile benefits and $6,089 in insurance benefits for 1999 and $4,000 in automobile benefits and $3,303 in insurance benefits in 1998.

(12) Represents $125,000 in salary paid by Primax Window Co. and $65,000 in salary paid by Precision Window for 1999 and $137,308 in salary paid by Primax from January to November 1998 and $15,625 in salary paid by ThermoView from November 1998 to December 1998.

(13) Includes $9,360 in automobile benefits and $4,051 in insurance benefits for 1999 and $9,598 in automobile benefits and $8,798 in insurance benefits for 1998.

(14)     Represents insurance benefits.

STOCK OPTION GRANTS

         The following table sets forth information regarding options granted by ThermoView to the named executive officers during the year ended December 31, 1999. Each option represents the right to purchase one share of common stock. ThermoView has not granted any stock appreciation rights.

OPTION GRANTS IN LAST FISCAL YEAR

                                                       INDIVIDUAL GRANTS                              POTENTIAL REALIZABLE VALUE AT
                            ------------------------------------------------------------------------     ASSUMED ANNUAL RATES OF
                                                        PERCENTAGE         PER                        STOCK PRICE APPRECIATION FOR
                              NUMBER OF SECURITIES       OF TOTAL         SHARE                                OPTION TERM
                               UNDERLYING OPTIONS         OPTIONS       EXERCISE      EXPIRATION    -------------------------------
NAME                           GRANTED (# SHARES)         GRANTED         PRICE           DATE            5%               10%
----                           ------------------         -------         -----       ----------    --------------   --------------
John H. Cole                        33,334                  5.8%        $11.43         07/29/09         $239,614         $607,228

Charles L. Smith                       834                   .1          15.93         01/01/09            8,355           21,174

James J. TerBeest                   41,667                  7.2          11.43         07/29/09          299,513          759,026

----------

OPTION EXERCISES AND HOLDINGS

         The following table sets forth information concerning the number and value of unexercised options held by each of the named executive officers at December 31, 1999.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
VALUES

                                                             NUMBER OF SECURITIES UNDERLYING             VALUE OF UNEXERCISED
                               SHARES                      UNEXERCISED OPTIONS AT FISCAL YEAR            IN-THE-MONEY OPTIONS
                              ACQUIRED                               END (# SHARES)                       AT FISCAL YEAR END(1)
                             ON EXERCISE      VALUE        ----------------------------------      -------------------------------
NAME                         (# SHARES)      REALIZED       EXERCISABLE        UNEXERCISABLE       EXERCISABLE      UNEXERCISABLE
----                         ----------      --------      --------------      --------------      ------------   ----------------

Stephen A. Hoffmann......       3,334       $34,607              422,770                  0           $208,473            0
Nelson E. Clemmens.......           0             0              110,149                  0             55,874            0
James J. TerBeest........           0             0               62,501             20,834             17,708            0
Charles L. Smith.........           0             0                  278                556                  0            0
John H. Cole.............           0             0              116,667             16,667             42,500            0

----------
(1) The value of the in-the-money options is based on the $3.875 per share closing price of our common stock on the American Stock Exchange on December 31, 1999.

1998 EMPLOYEE STOCK OPTION PLAN

         The 1998 employee stock option plan became effective as of April 15, 1998. In December 1998, the Board of Directors declared that, effective January 1, 1999, it would not grant any additional options under the 1998 employee stock option plan due to the implementation of the 1999 stock option plan. The purpose of the 1998 employee stock option plan was to promote the interests of ThermoView by attracting key employees, providing its key employees with an additional incentive to work to increase the value of the common stock and providing key employees with a stake in the future of ThermoView which corresponds to the stake of the stockholders. The Board of Directors granted options to purchase 493,334 shares under the 1998 employee stock option plan at prices ranging from $3.45 to $15.93. On January 1, 1999, the Board of Directors authorized the transfer of the remaining 6,667 authorized but unissued shares reserved for the 1998 employee stock option plan to the 1999 stock option plan. The 1998 employee stock option plan provided for the granting to key employees of either incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986 or non-qualified stock options under the Internal Revenue Code.

1999 STOCK OPTION PLAN

         The 1999 stock option plan became effective as of January 1, 1999. The purpose of the 1999 stock option plan is to promote the interests of ThermoView by attracting key employees and directors, providing each of its key employees and directors with an additional incentive to work to increase the value of the common stock and providing key employees and directors with a stake in the future of ThermoView which corresponds to the stake of the stockholders. ThermoView authorized for issuance a total of 833,334 shares of common stock under the 1999 stock option plan. As of December 31, 1999, the Board of Directors had granted options to purchase 458,541 shares of common stock at prices ranging from $11.43 to $25.86.

         STOCK OPTIONS. Each stock option granted under the 1999 stock option plan entitles the holder to purchase the number of shares of common stock specified in the grant at the purchase price specified. The 1999 stock option plan authorizes the Compensation Committee to grant:

         - incentive stock options within the meaning of Section 422 of the Internal Revenue Code to key employees, and

         - non-qualified stock options under the Internal Revenue Code to key employees or non-employee directors.

         If an option granted under the 1999 employee stock option plan expires, is canceled or is exchanged for a new option before a holder exercises the option in full, the shares reserved for the unexercised portion of the option will become available again for use under the 1999 stock option plan. Shares underlying an option that a holder surrenders and shares used to satisfy an option price or withholding obligation will not become available for use under the 1999 stock option plan.

401(K) PLAN

         In January 1999, our Board of Directors created a 401(k) profit sharing plan for its employees. Participants may elect to make contributions pursuant to salary withholding not to exceed $10,000 per annum. We intend to make matching contributions on the first 25% of the first 6% of a participant's annual compensation that a participant contributes.

EMPLOYMENT AGREEMENTS

         Thermo-Tilt and Mr. Hoffmann were parties to an employment agreement, as amended, governing his employment with Thermo-Tilt. The agreement expired in January 2000.

         ThermoView and Mr. Hoffmann are parties to an employment agreement, as amended, governing his employment with ThermoView. The agreement expired in April 2000. The agreement provided that Mr. Hoffmann receive a base salary of $150,000 per annum and be eligible to receive an annual bonus equal to two percent of ThermoView's pre-tax income.

         Thermo-Tilt and Mr. Clemmens were parties to an employment agreement, as amended, governing his employment with Thermo-Tilt. The agreement expired in January 2000.

         ThermoView and Mr. Clemmens are parties to an employment agreement, as amended, governing his employment with ThermoView. The agreement expired in April 2000. The agreement provided that Mr. Clemmens will receive a base salary of $150,000 per annum.

         ThermoView and Mr. Bowlds were parties to an employment agreement governing his employment with ThermoView. The agreement expired in January 2000. The agreement provided that Mr. Bowlds receive a base salary of $145,000 per annum.

         ThermoView and Mr. TerBeest are parties to an employment agreement governing his employment with ThermoView as its Senior Vice President-Finance and Accounting. The agreement expires in May 2001. The agreement provides that Mr. TerBeest will receive a base salary of $158,000 per annum.

         ThermoView and Mr. Smith are parties to an employment agreement governing his employment with Primax Window Co. The agreement expires in April 2001. The agreement provides that Mr. Smith will receive a base salary of $125,000 per annum. ThermoView and Mr. Smith are also parties to an employment agreement governing his employment with Precision Window Mfg., Inc. The agreement expires in January 2002. The agreement provides that Mr. Smith will receive a base salary of $60,000 per annum.

         ThermoView and Mr. Cole are parties to an employment agreement governing his employment with ThermoView. The agreement expires in October 2000. The agreement provides that Mr. Cole will receive a base salary of $150,000 per annum.

         Each of the employment agreements summarized above provides that the executive retains his salary and benefits until the expiration of the employment agreement if we terminate the executive without cause.

                             CERTAIN TRANSACTIONS

SALES OF STOCK TO INSIDERS

         Since July 1997, we have issued and sold securities to the following persons or entities who are our executive officers, directors or principal stockholders. These figures reflect activity through April 30, 2000.

                                                                                                                     PER SHARE
                                                            TYPE OF            NUMBER OF                            PURCHASE OR
INVESTOR                                                   SECURITY             SHARES        DATE ISSUED          EXERCISE PRICE
--------                                                   --------             ------        -----------          --------------
Brown Simpson Strategic Growth Fund, Ltd. and Brown        Preferred              6,000           April 1999           $1,000
   Simpson Strategic Growth Fund, L.P................     (Series C)
                                                            Warrant             600,000           April 1999         12.00(1)
                                                            Common                6,246          October 1999             (2)
                                                            Common               13,546          January 2000             (2)
                                                            Common               11,221           April 2000              (2)

Richard E. Bowlds....................................       Common            1,627,286           July 1997               (3)

GE Capital Equity Investments, Inc...................       Warrant             561,343(4)        July 1999              0.03

Stephen A. Hoffmann..................................       Common                2,899           March 1998             3.45
                                                            Options               7,248          October 1997            0.87
                                                            Options             105,083          January 1998            3.45
                                                            Options             266,667           April 1998             3.45

Robert E. Anderson...................................       Common              231,907         November 1997            3.09
                                                            Common               57,977           March 1998             3.45

LD Capital, Inc......................................       Common               35,189           July 1997              0.57
                                                            Options             492,802          October 1997            0.87

Evangel Christian Life Center........................       Common              339,024           July 1997              0.57

Charles L. Smith.....................................       Common              153,000           April 1998              (5)

Nelson E. Clemmens...................................       Options              14,495          October 1997            0.87
                                                            Options              28,988          January 1998            3.45
                                                            Options              66,667         November 1998            6.90

Delores P. Kesler....................................       Common               14,495           March 1998             3.45
                                                            Options               2,500            May 1999             11.64

John H. Cole.........................................       Options             100,000           April 1998             3.45
                                                            Options              33,334           July 1999             11.43

Michael A. Toal......................................     Preferred(6)           50,000           July 1998              5.00
                                                          (Series A)
                                                            Options               2,500            May 1999             11.64

J. Sherman Henderson III.............................       Options               2,500            May 1999             11.64

Robin C. Edwardsen...................................       Options              66,667           July 1999             11.43

----------

(1) Number of shares and exercise price adjusted due to contractual conditional reset effective May 2000.

(2)      Represents dividends on the Series C preferred stock.

(3) Thermo-Tilt issued these shares to Mr. Bowlds in connection with the conversion of his sole proprietorship into a corporation. No value was assigned to these shares for accounting purposes since the business exchanged for the shares had no basis for accounting purposes.

(4) Number of shares adjusted due to contractual conditional reset effective May 2000.

(5)      Issued in connection with an acquisition.

(6)      Converted to 16,667 shares of common stock in December 1999.

SERIES C PREFERRED STOCK AND WARRANTS

         In April 1999, we issued an aggregate of 6,000 shares of Series C preferred stock to two institutional accredited investors, Brown Simpson Growth Fund, L.P., a New York limited partnership, and Brown Simpson Growth Fund, Ltd., a Grand Cayman, Cayman Islands limited partnership, at a per share purchase price of $1,000, for a total investment of $6.0 million. Each share of the Series C preferred stock initially could be converted into 88.33 shares of our common stock. This initial conversion ratio is subject to adjustment. In conjunction with the issuance of the Series C preferred stock, we issued to the two funds warrants to purchase up to a total of 400,000 shares of common stock at $21.00 per share, subject to adjustment, which expire in April 2004. In August 1999 we amended the exercise price of the warrants to $18.00 per share in exchange for a commitment of the two funds to refrain from selling any of our securities from the closing of our initial public offering to January 31, 2000. We also granted registration rights to the two funds and pursuant to those rights we filed a registration statement on Form S-1 to register 1,200,000 shares of our common stock to be offered for sale by the two funds. The shares subject to the registration statement represent 150% of the shares of our common stock issuable upon conversion of the Series C preferred stock and exercise of the warrants.

         The Series C preferred stock agreement contains terms that require increases in the number of shares of common stock exercisable under the warrants and adjustments to the exercise price of the warrants, as well as increases in the number of shares of common stock issuable upon conversion of the Series C preferred stock. In May 2000, one of the stipulated circumstances occurred and, accordingly, the two funds holding the Series C preferred stock now have warrants to purchase 600,000 shares, increased from 400,000 shares, of common stock at $12.00 per share, reduced from $18.00 per share. The two funds, upon conversion of the Series C preferred stock, will receive 500,000 shares, increased from 400,000 shares, of common stock.

SERIES D PREFERRED STOCK

         In April 2000, we agreed to issue an aggregate of 1,439,316 shares of 12% Cumulative Series D preferred stock with a liquidation value of $5.00 per share to Michael Haines, Alvin W. Leingang and Rodney H. Thomas, three of our key employees and two other individuals, all of whom were prior principals of companies we acquired. We agreed to issued these shares as full payment of post closing earn-out incentives owed to these key employees and principals that were due and payable in cash and common stock and full payment of interest earned by these individuals prior to settlement of the earn-out incentives. The Series D preferred stock is senior to our common stock and is on parity with the Series C preferred stock. The Series D preferred stock will pay cumulative dividends at the rate of $.60 per share annually, subject to the legal availability to pay the dividends and the consent of our senior lender. The shares of Series D preferred stock are redeemable by ThermoView for cash or common stock that equals the liquidation value of the shares redeemed, plus cumulative unpaid dividends. The shares of Series D preferred stock are not convertible into common stock, have no voting rights and contain no registration rights.

SENIOR SUBORDINATED NOTE AND WARRANTS

         In July 1999, we received $10.0 million in senior subordinated financing from GE Capital Equity Investments, Inc. Interest under the note is payable quarterly in arrears at 12% per annum, subject to substantial increases in certain circumstances. Principal under the note is payable in full in July 2002. We may prepay the note at a premium prior to its maturity. The note requires us to comply with certain affirmative and negative covenants. The note, which is subordinate to our line of credit with PNC Bank, is secured by a lien on substantially all of our assets, a guarantee executed by our subsidiaries and a pledge of our ownership in our current and future subsidiaries. In conjunction with the issuance of the note, we issued to GE Capital warrants to purchase 555,343 shares of our common stock at $0.03 per share which expire during July 2007. We have also granted to GE Capital two demand registration rights and unlimited piggyback registration rights for the shares of common stock issuable upon exercise of the warrants. The GE Capital subordinated debt agreement contains terms that require increases in the number of shares of common stock exercisable under the GE Capital warrants. In May 2000, one of the stipulated circumstances occurred causing an adjustment so that GE Capital now has warrants to purchase 561,343 shares of common stock at $.03 per share.

         ThermoView is contractually obligated to use its best efforts to cause a designee of GE Capital to be elected to its Board of Directors for so long as GE Capital holds any portion of its note or warrant. Additionally, while no designee of GE Capital is serving on the Board of Directors, GE Capital has the right to designate an individual observer to attend all meetings of the Board of Directors and any committees of the Board of Directors in a non-voting observer capacity. GE Capital negotiated these rights as part of its financing arrangements with ThermoView.

TERM NOTE

         In October 1999, we amended our line of credit with PNC Bank to provide for additional short-term borrowings under a multiple advance term note up to $2.5 million. The note bore interest at prime plus one percent per annum and interest was payable monthly. We paid the principal and interest of this note in December 1999 from the proceeds of our initial public offering. Stephen A. Hoffmann, Richard E. Bowlds, Nelson E. Clemmens and Douglas I. Maxwell, III guaranteed the note for an aggregate in fees of $100,000. Messrs. Hoffmann and Clemmens are officers and directors of ThermoView, Mr. Bowlds is a former director and officer of ThermoView and Mr. Maxwell is an employee of ThermoView.

RELATED-PARTY LEASES

         ThermoView leases its headquarters from Glenn Lyon Lease Development, Inc., a corporation controlled by Mr. Hoffmann, for $111,000 annually. Primax leases its headquarters from Mr. Smith for $82,000 annually. Additionally, on December 20, 1997, Thermo-Tilt entered into a sale-leaseback transaction on its headquarters with Industrial Leasing of Florida, Inc., a Florida corporation controlled by Robert E. Anderson, a stockholder of ThermoView. Industrial Leasing of Florida purchased Thermo-Tilt's headquarters for $620,000 and Thermo-Tilt deferred the $55,000 gain on the sale, which is being amortized to income over the term of the lease. Thermo-Tilt leases its headquarters from Industrial Leasing of Florida for $78,000 annually.

RELATED-PARTY NOTES AND LOAN GUARANTEES

         During 2000, we amended our line of credit with PNC Bank. In connection with the amendment, Stephen A. Hoffmann, Richard E. Bowlds, Nelson
E. Clemmens and Douglas I. Maxwell, III guaranteed $3,000,000 of our line of credit for fees equal to an annual rate of 5% from April 2000 through June 2000 and 10% thereafter, subject to Board of Director approval.

         During 1998 and 1999, ThermoView had a $5.5 million note payable to Stephen A. Hoffmann, Nelson E. Clemmens, Richard E. Bowlds and Douglas I. Maxwell, III. Messrs. Hoffmann and Clemmens are officers and directors of ThermoView, Mr. Bowlds is a former director and officer of ThermoView, and Mr. Maxwell is an employee of ThermoView. The note, which evidenced a loan from these individuals to ThermoView, bore interest at a Euro-Rate based variable rate until we repaid it in July 1999. ThermoView paid a $250,000 fee to these individuals in connection with the note.

         During 1999, ThermoView had a $750,000 note payable to Stephen A. Hoffmann, ThermoView's Chairman of the Board and Chief Executive Officer. The note, which evidenced a loan from Mr. Hoffmann to ThermoView, bore interest at 12% per annum until we repaid it in April 1999.

         During 1999, ThermoView had a $150,000 note payable to Richard E. Bowlds, ThermoView's former Vice Chairman of the Board and former Executive Vice President- Acquisitions. The note, which evidenced a loan from Mr. Bowlds to ThermoView, bore interest at 12% per annum until we repaid it in April 1999.

         During 1999, ThermoView had a note payable in the original principal amount of $600,000 to Charles L. Smith, our former Chief Operating Officer and a former director. The note, which was issued as partial consideration in our acquisition of Precision Window Mfg., Inc., bore interest at 5.0% per annum. The note matured concurrently with the effectiveness of our initial public offering. We used a portion of the proceeds of our initial public offering to retire the remaining principal balance of $450,000 under the note.

         During 1999, Thermo-Tilt had a note receivable from Bluegrass Water Treatment, Inc., a Kentucky corporation. James A. Bowlds, the son of Richard
E. Bowlds, our former Vice Chairman of the Board and former Executive Vice President-Acquisitions, controls Bluegrass Water Treatment, Inc. In January 1999, Mr. James Bowlds repaid the $181,000 note. The note bore interest at 8% per annum.

RELATED-PARTY LINE OF CREDIT COMMITMENT

         In April 1998, the Founders Group, LLC, a venture capital firm controlled by Stephen A. Hoffmann and Delores P. Kesler, committed to provide ThermoView a $5.0 million revolving line of credit. The line of credit was never used and in September 1999 the Founders Group terminated the commitment to provide the revolving line of credit.

RELATED-PARTY RECEIVABLES

         During 1998 and 1999, Thermo-Tilt had receivables due from Richard
E. Bowlds, our former Vice Chairman of the Board and former Executive Vice President-Acquisitions, in an amount which never exceeded $201,000. The receivables represented short-term non-interest bearing loans from Thermo-Tilt to Mr. Bowlds for a variety of personal expenditures made by Mr. Bowlds. Mr. Bowlds repaid the receivables in January 1999.

PRIVATE STOCK SALES

         During December 1998 and January 1999, Richard E. Bowlds, former Vice Chairman of the Board and former Executive Vice President of ThermoView sold 4,958 shares of common stock to Raymond C. Dauenhauer, Jr., in two private transactions at $12 per share. During October 1999 and November 1999, Mr. Bowlds sold 496,011 shares of common stock in private transactions to 27 individuals or entities at $3.00 per share. Charles L. Smith, former Chief Operating Officer and a former director of ThermoView, purchased 53,334 shares from Mr. Bowlds. John H. Cole, Chief Financial Officer of ThermoView, purchased 28,334 shares, respectively, from Mr. Bowlds. Joel S. Kron, Rodney
H. Thomas and Robert L. Cox, II, who are all Vice Presidents of ThermoView, purchased 33,334, 55,000 and 55,000 shares from Mr. Bowlds. Mr. Bowlds, who formerly beneficially owned in excess of 10% of ThermoView's common stock, currently beneficially owns less than 1% of the common stock.

COMPANY POLICY

         Our Board of Directors has reviewed the lease transactions summarized above and believes that those transactions were made on terms no less favorable than terms we could have obtained from unaffiliated third parties. Our Board of Directors has not made a determination as to whether the other related-party transactions described above were made on terms no less favorable than terms we could have obtained from unaffiliated third parties. The Board of Directors has adopted a policy that any future transactions between ThermoView and its officers, directors or principal stockholders will be approved by a majority of the disinterested directors and will be on terms no less favorable than we could obtain from an unaffiliated third party.

                        PRINCIPAL STOCKHOLDERS

         The following table sets forth information regarding beneficial ownership of our common stock as of April 30, 2000 for (i) each officer and director of ThermoView, (ii) each person known by us to own of record or beneficially more than 5% of the outstanding shares of our common stock, and
(iii) all officers and directors of ThermoView as a group. In accordance with the SEC's rules, the following table gives effect to the shares of common stock that could be issued upon (A) the exercise of outstanding options and warrants and (B) the conversion of Series C preferred stock, each within 60 days of April 30, 2000. Unless otherwise indicated, each of the persons named in the following table has sole voting, conversion and investment power with respect to the shares they own.

                                                                                          NUMBER OF SHARES           PERCENTAGE
BENEFICIAL OWNER                                                                         BENEFICIALLY OWNED          OF CLASS(1)
----------------                                                                         ------------------          -----------
Brown Simpson Strategic Growth Fund, Ltd. and Brown Simpson Strategic Growth
    Fund, L.P.(2)..............................................................               1,131,013                  13.4%
Stephen A. Hoffmann(3).........................................................                 568,650                   7.3
GE Capital Equity Investments, Inc.(4).........................................                 561,343                   7.1
LD Capital, Inc.(5)............................................................                 492,802                   6.3
Robert E. Anderson(6)..........................................................                 433,548                   5.9
Charles L. Smith(7)............................................................                 206,615                   2.8
John H. Cole(11)...............................................................                 161,162                   2.2
Robert C. Pearson(8)  .........................................................                 158,335                   2.2
Nelson E. Clemmens(9)..........................................................                 143,483                   1.9
Delores P. Kesler(10)..........................................................                 132,323                   1.8
Raymond C. Dauenhauer, Jr.(12).................................................                 104,352                   1.4
James J. TerBeest(13)..........................................................                  65,834                     *
Ronald L. Carmicle(14).........................................................                  16,667                     *
Michael A. Toal(15)............................................................                  16,667                     *
J. Sherman Henderson III.......................................................                   8,334                     *
Richard E. Bowlds(16)..........................................................                   7,363                     *
All directors and executive officers as a group (13 persons)(17)...............               1,923,332

----------

*        Less than 1% of total.

(1) Based on 7,324,550 shares of common stock outstanding, plus, for each individual or entity, the number of shares of common stock that each individual or entity may acquire upon the exercise of stock options or warrants or conversion of convertible securities within 60 days of April 30, 2000.

(2) Includes 500,000 shares, increased from 400,000 shares, issuable upon conversion of shares of Series C preferred stock, 31,013 shares of common stock issued as dividends on the Series C preferred stock and 600,000 shares, increased from 400,000 shares, issuable upon exercise of outstanding warrants. These increases effective in May 2000 in the number of shares of common stock subject to the warrants and the number of shares of common stock issuable upon conversion of the Series C preferred stock are the result of compliance with the terms of our Series C preferred stock agreements. Brown Simpson Strategic Growth Fund, Ltd. and Brown Simpson Strategic Growth Fund, L.P. are controlled by their general and managing partner, Brown Simpson Asset Management, LLC. The principal address for Brown Simpson Strategic Growth Fund, Ltd. and Brown Simpson Strategic Growth Fund, L.P. is 152 West 57th Street, 40th Floor, New York, New York 10019.

(3) Includes 11,596 shares deemed beneficially owned by Mr. Hoffmann as trustee of two trusts, as to which Mr. Hoffmann disclaims beneficial ownership. Includes 422,770 shares issuable upon exercise of outstanding stock options granted to Mr. Hoffmann. Includes 100,000 shares owned by Founders Group, LLC, a limited liability company in which Mr. Hoffmann owns one-third of the outstanding ownership interest. Includes 33,334 shares beneficially owned by Mr. Hoffmann as trustee of two trusts, as to which Mr. Hoffmann disclaims beneficial ownership. Mr. Hoffmann's address is ThermoView Industries, Inc., 1101 Herr Lane, Louisville, Kentucky 40222.

(4) Represents shares issuable upon exercise of outstanding warrants, increased from 555,343 shares. This increase effective in May 2000 in the number of shares of common stock exercisable under the GE Capital warrant is the result of compliance with the terms of the GE Capital subordinated debt agreement. GE Capital Equity Investments, Inc. is a subsidiary of General Electric Company. GE Capital Equity Investments, Inc.'s address is 120 Long Run Road, Stamford, Connecticut 06927.

(5) Represents shares issuable upon exercise of outstanding stock options granted to LD Capital, Inc. Substantially all of the outstanding stock of LD Capital, Inc. is held by Lindsey Maxwell, the spouse of Mr. Maxwell, our Corporate Development Manager, as custodian for their minor children. Mr. Clemmens is also a minority shareholder and the President, Secretary, Treasurer and sole director of LD Capital, Inc. The address for LD Capital, Inc. is 133 South Third Street, Suite 402, Louisville, Kentucky 40202.

(6) Includes 433,548 shares owned by the Robert E. Anderson Trust UA DTD 4/15/98 for which Mr. Anderson is the trustee and beneficiary. Mr. Anderson's address is 2645 Pleasant Valley Road, Owensboro, Kentucky 42303.

(7) Mr. Smith resigned as a director of ThermoView effective February 2000. Includes 278 shares issuable upon exercise of outstanding stock options granted to Mr. Smith.

(8) Includes 158,335 shares held by funds managed by Renaissance Capital Group, Inc., of which Mr. Pearson is the Senior Vice President of Corporate Finance.

(9) Includes 110,149 shares issuable upon exercise of outstanding stock options granted to Mr. Clemmens.

(10) Includes 3,334 shares beneficially owned by the spouse of Ms. Kesler, as to which Ms. Kesler disclaims beneficial ownership. Includes 100,000 shares owned by Founders Group, LLC, a limited liability company in which Ms. Kesler owns one-third of the outstanding ownership interest. Ms. Kesler resigned as a director effective May 2000.

(11) Includes 116,667 shares issuable upon exercise of outstanding stock options granted to Mr. Cole.

(12)     Mr. Dauenhauer became a director of ThermoView effective March 1, 2000.

(13) Includes 62,500 shares issuable upon exercise of outstanding stock options granted to Mr. TerBeest.

(14) Mr. Carmicle became a director of ThermoView effective February 14, 2000. Represents shares held by Lyncar Enterprises, Inc., of which Mr. Carmicle owns 100% with his spouse.

(15) Represents 16,667 shares owned by the Michael A. Toal Revocable Living Trust DTD 6/14/96 for which Mr. Toal is the trustee and beneficiary. Mr. Toal resigned as a director of ThermoView in March 2000.

(16) Mr. Bowlds resigned as a director of ThermoView effective March 1, 2000. Excludes 20,834 shares sold by Mr. Bowlds to Renaissance Capital Growth & Income Fund III, Inc. and Renaissance US Growth & Income Trust, PLC but subject to a put option pursuant to a stock purchase agreement, dated as of December 10, 1998, by and among Mr. Bowlds, Renaissance and Douglas I. Maxwell, III. Mr. Bowlds disclaims beneficial ownership of these shares. Includes 6,945 shares deposited in escrow pursuant to an escrow agreement, dated as of December 17, 1998, by and among Mr. Bowlds, Renaissance, Mr. Maxwell and Bank One, Texas, NA and subject to delivery to Renaissance pursuant to the Renaissance stock purchase agreement. Robert Pearson, Senior Vice President of Renaissance, is a director of ThermoView.

(17) Includes 712,364 shares issuable upon exercise of outstanding stock options and warrants owned by all directors and officers as a group which vest within 60 days of March 1, 2000.

                           DESCRIPTION OF CAPITAL STOCK

         The authorized capital stock of ThermoView currently consists of 100,000,000 shares of common stock, par value $0.001 per share, and 50,000,000 shares of preferred stock, par value $0.001 per share. We have submitted a proposal to reduce the number of authorized shares to 25,000,000 shares of common stock and 5,000,000 shares of preferred stock for the vote of our stockholders at the annual meeting on June 20, 2000. As of April 30, 2000, there are 7,324,550 shares of common stock outstanding. As of April 30, 2000, there are 1,445,316 shares of preferred stock outstanding, which consists of 6,000 shares of Series C convertible preferred stock and 1,439,316 shares of Series D preferred stock.

         We refer you to our certificate of incorporation, which is an exhibit to the registration statement of which this prospectus is a part and which qualifies the following summary in its entirety by this reference.

COMMON STOCK

         Holders of common stock are entitled to one vote for each share on all matters submitted to a vote of stockholders. Holders of a majority of the shares of common stock entitled to vote in any election of directors may elect all of the directors standing for election, subject to any rights of preferred stockholders to elect two directors when dividends have been in arrears for six dividend payment periods. Holders of common stock are entitled to receive dividends, if, as, and when declared by the Board of Directors out of funds legally available for such purposes, subject to (A) any dividend preferences of any outstanding preferred stock and (B) lender preclusions of dividend payments. Upon our liquidation, dissolution or winding-up, the holders of common stock are entitled to share ratably in our assets available for distribution, subject to the preferential rights of any outstanding preferred stock. Holders of the common stock have no preemptive, subscription, redemption or conversion rights. The rights of the holders of the Series C and Series D preferred stock and shares of any series of preferred stock that we may designate and issue in the future may reduce the rights, preferences and privileges of holders of common stock. All outstanding shares of common stock are fully paid and non-assessable.

PREFERRED STOCK

         The Series C preferred stock has a liquidation preference of $1,000 per share plus accumulated and unpaid dividends and has a perpetual term unless converted or redeemed. Dividends on the Series C preferred stock are cumulative at the annual rate of 9.6%, 70% of which are payable quarterly in cash and the remainder in our common stock.

         The Series C preferred stock is convertible at any time, in whole or in part, at the option of the selling stockholders into shares of common stock, at a conversion price, subject to adjustment, of $12.00 per share of common stock. This conversion is initially equivalent to a conversion rate of
83.33 shares of common stock per one share of Series C preferred stock. Additionally, the Series C preferred stock is redeemable or convertible at the option of the holders:

         -    on October 23, 2000;

         -    on April 23, 2002; and

         - immediately upon the occurrence of events of redemption as specified in the Series C certificate of designation.

         The Series C certificate of designation does not require us to repurchase or redeem the Series C preferred stock if the redemption would result in the occurrence of a default or event of default under our loan documents with PNC Bank or any successor senior lender, or GE Capital Equity Investments, Inc. However, an adjustment to the related warrant exercise price would result from a failure to purchase or redeem under these circumstances. We have no right to require redemption or conversion of the Series C preferred stock.

         The 1,439,316 shares of 12% Cumulative Series D preferred stock has a liquidation value of $5.00 per share plus accumulated and unpaid dividends and has a perpetual term unless redeemed. The Series D preferred stock is senior to our common stock and is on parity with the Series C preferred stock. The Series D preferred stock will pay cumulative dividends at the rate of $.60 per share annually, subject to the legal availability to pay the dividends and the consent of our senior lender. The shares of Series D preferred stock are redeemable by ThermoView for cash or common stock that equals the liquidation value of the shares redeemed, plus cumulative unpaid dividends. The shares of Series D preferred stock are not convertible into common stock, have no voting rights and contain no registration rights.

         Our Board of Directors may authorize for issuance from time to time, without further stockholder approval, up to an aggregate of 48,554,684 shares of preferred stock, subject to reduction as described below, in one or more series. Our Board of Directors may fix or alter the designations, preferences, rights and any qualifications, limitations or restrictions of the shares of each of these series, including:

         -    the dividend rights;

         -    dividend rates;

         -    conversion rights;

         -    voting rights;

         -    terms of redemption;

         -    redemption price or prices;

         -    liquidation preferences; and

         - the number of shares constituting any series or designations of these series.

         We have submitted a proposal to our stockholders to reduce the number of authorized shares of preferred stock from 50,000,000 to 5,000,000. Our stockholders will determine the outcome of this proposal at our annual meeting of stockholders scheduled on June 20, 2000.

WARRANTS

         As of the date of this prospectus, we have outstanding warrants to purchase a total of 1,328,510 shares of common stock, at a weighted average exercise price of $7.13 per share. All of the warrants are currently exercisable and warrants to purchase 41,667, 600,000 and 561,343 expire in November 2003, April 2004 and July 2007. All of the warrants contain (A) anti-dilution provisions providing for adjustments of the exercise price and the number of shares of common stock underlying the warrants and (B) registration rights.

REGISTRATION RIGHTS

         The holders of options to purchase 892,031 shares of our common stock have the right to request from us a best-efforts registration on Form S-8 for these shares when we are eligible to use Form S-8. In addition, the holders of 1,402,951 shares of our common stock are entitled to certain piggy-back registration rights with respect to the registration of their shares under the Securities Act. Piggy-back and demand registration rights will also exist for an indeterminate number of shares of common stock that we must issue under our acquisition agreements if the acquired businesses satisfy financial targets in future periods. We cannot determine the number of shares because some acquisition agreements provide for an unlimited number of shares, which depends upon unknown future stock prices and the satisfaction of future financial targets which may or may not occur. In addition, the terms of each arrangement vary from acquisition to acquisition. In the event a securityholder exercises a registration right, we must use our reasonable best efforts to register the shares. These registration rights are subject to conditions and limitations, among them the right of underwriters to limit the number of shares to be included in the registration statement. Additionally, in the event of an underwritten public offering, registered securities may not be sold until 90 days after effectiveness of the registration statement.

         EBI Securities Corporation is entitled to registration rights with respect to 41,667 shares of our common stock underlying a warrant. EBI has piggyback registration rights and one demand registration right exercisable in the three year period beginning on November 1, 2000. These registration rights are subject to conditions and limitations, among them the right of the underwriters to limit the number of shares to be included in a registration.

         The selling stockholders are entitled to piggy-back and demand registration rights with respect to 150% of the shares of our common stock issuable upon conversion of the Series C preferred stock and exercise of the warrants. Additionally, GE Capital Equity Investments, Inc. has piggy-back and demand registration rights with respect to 561,343 shares of our common stock subject to warrants.

         ThermoView generally bears the expenses of registrations resulting from registration rights, except underwriting discounts and selling commissions. Registration of any of the shares of common stock held by security holders would result in the shares becoming freely tradable without restriction under the Securities Act immediately upon effectiveness of the registration, subject to the 90 day holdback.

ANTI-TAKEOVER EFFECTS OF CERTAIN PROVISIONS OF DELAWARE LAW

         ThermoView is subject to the provisions of Section 203 of the Delaware General Corporation Law. Section 203 of the Delaware General Corporation Law generally prohibits a publicly-held Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the interested stockholder attained that status with the approval of the board of directors or unless the business combination is approved in a prescribed manner. A "business combination" includes mergers, asset sales and other transactions resulting in a financial benefit to the interested stockholder. Subject to exceptions, an "interested stockholder" is a person who, together with affiliates and associates, owns, or within three years did own, 15% or more of a corporation's voting stock. This statute could prohibit or delay the accomplishment of mergers or other attempts to acquire us.

         In addition, those provisions of our certificate of incorporation and bylaws which are described in the following paragraphs may be deemed to have an anti-takeover effect and may delay, defer or prevent a tender offer or takeover attempt that a stockholder might consider in its best interest, including those attempts that might result in a premium over the market price for the shares held by stockholders.

         CLASSIFIED BOARD OF DIRECTORS. The certificate imposes a classified board of directors whereby three classes of directors serve staggered terms. Additionally, the certificate requires a supermajority vote of stockholders to remove this certificate provision. These provisions could prevent a change of control by limiting the number of directors stockholders elect each year.

         SPECIAL MEETING OF STOCKHOLDERS. The bylaws provide that only our President, a majority of our board of directors or stockholders holding a majority of our capital stock which is issued, outstanding and entitled to vote may call special meetings of our stockholders.

         ADVANCE NOTICE REQUIREMENTS FOR STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS. The bylaws provide that stockholders seeking to bring business before an annual meeting of stockholders, or to nominate candidates for election as directors at an annual meeting of stockholders, must deliver a written notice to our principal executive offices within a prescribed time period. This provision may preclude stockholders from bringing matters before an annual meeting of stockholders or from making nominations for directors at an annual meeting of stockholders.

         AUTHORIZED BUT UNISSUED SHARES. The authorized but unissued shares of common stock and preferred stock are available for future issuance without stockholder approval, subject to limitations imposed by the American Stock Exchange. We may use these additional shares for a variety of corporate purposes, including future public offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved common stock and preferred stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

LIMITATION OF LIABILITY AND INDEMNIFICATION MATTERS

         Delaware law authorizes corporations to limit or eliminate the personal liability of officers and directors to corporations and their stockholders for monetary damages for breach of officers' and directors' fiduciary duty of care. The duty of care requires that, when acting on behalf of the corporation, officers and directors must exercise an informed business judgment based on all material information reasonably available to them. Absent the limitations authorized by Delaware law, officers and directors are accountable to corporations and their stockholders for monetary damages for conduct constituting gross negligence in the exercise of their duty of care. Delaware law enables corporations to limit available relief to equitable remedies such as injunction or rescission. Article 7 of ThermoView's certificate of incorporation requires ThermoView to indemnify its directors and officers to the fullest extent authorized or permitted by Delaware law. Delaware law provides that officers and directors of ThermoView will not be personally liable for monetary damages for breach of an officer's or director's fiduciary duty, except for liability (A) for any breach of the officer's or director's duty of loyalty to ThermoView or its stockholders,
(B) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (C) for unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law, or (D) for any transaction from which the officer and director derived an improper personal benefit.

         The Board of Directors has approved a form of indemnification agreement into which ThermoView has entered with each of its present directors, including those directors who are also officers of ThermoView, and into which ThermoView intends to enter with its future directors. The indemnification agreement gives directors a specific contractual right to indemnification by ThermoView. Although the directors of ThermoView presently have rights to indemnification under ThermoView's certificate of incorporation and bylaws and may have protection from liabilities under the terms of a directors and officers liability insurance policy which ThermoView has obtained, the Board of Directors believes that the additional assurance provided by the broader contractual rights contained in the indemnification agreement enables ThermoView to attract and retain qualified directors.

         The inclusion of these provisions in the certificate of incorporation and bylaws may reduce the likelihood of derivative litigation against officers and directors, and may discourage or deter stockholders or management from bringing a lawsuit against officers and directors for breach of their duty of care, even though a lawsuit, if successful, might otherwise have benefited ThermoView and its stockholders. ThermoView's certificate of incorporation, bylaws and the indemnification agreements provide indemnification to ThermoView's officers and directors and their legal representatives to the maximum extent allowed by Delaware law as it exists now or as it may be amended. These provisions and the indemnification agreements do not alter the liability of officers and directors under federal securities laws and do not affect the right to sue or to recover monetary damages under federal securities laws for violations thereof.

TRANSFER AGENT AND REGISTRAR

         American Securities Transfer & Trust, Inc., Denver, Colorado, presently acts as transfer agent and registrar for the common stock, the Series C preferred stock and the Series D preferred stock.

                       SHARES ELIGIBLE FOR FUTURE SALE

         Our common stock has been traded on the American Stock Exchange, and no prediction can be made as to the effect, if any, that future market sales of shares of common stock or the availability of shares of common stock for sale will have on the market price of the common stock prevailing from time to time. Nevertheless, sales of substantial amounts of common stock in the public market, or the perception that sales could occur, could cause the market price of the common stock to decline and could impair our future ability to raise capital through the sale of our equity securities.

FREELY TRADABLE SHARES

         As of the date of this statement, we will have an aggregate of 7,324,550 shares of common stock outstanding, assuming no exercise or conversion of outstanding options, warrants or Series C preferred stock. Of the 7,324,550 shares outstanding, 3,036,650 shares will be freely tradable without restriction or further registration under the Securities Act, except that any shares purchased by our affiliates, as that term is defined in Rule 144 under the Securities Act, in the public market may only be sold in compliance with the volume and manner of sale limitations of Rule 144 described below.

SHARES SUBJECT TO RULE 144

         The remaining 4,287,900 shares of common stock held by existing stockholders will be deemed restricted securities as that term is defined in Rule 144. Restricted securities may be sold in the public market only if registered or if they qualify for an exemption from registration under Rules 144, 144(k) or 701 promulgated under the Securities Act. These rules are summarized below.

         Subject to the lock-up agreements described below and the provisions of Rules 144, 144(k) and 701, additional shares will be eligible for sale in the public market as follows:


    NUMBER OF SHARES                          DATE
    ----------------                         ------
        3,489,333         After May 29, 2000, 2,527,239 of these shares will be
                          subject to the volume and manner of sale limitations
                          of Rule 144; and

          798,567 At various times commencing after May 29, 2000, all of these shares will be subject to the volume and manner of sale limitations of Rule 144.

         In general, under Rule 144 as currently in effect, a person or persons whose shares are aggregated, including an affiliate, who has beneficially owned shares for at least one year is entitled to sell, within any three-month period, a number of shares that does not exceed the greater of:

         - one percent of the then outstanding shares of common stock, which will equal approximately 73,246 shares; or

         - the average weekly trading volume in the common stock during the four calendar weeks preceding the date on which notice of that sale is filed with the SEC subject to restrictions.

         In addition, a person who is not deemed to have been an affiliate of ThermoView at any time during the 90 days preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years is entitled to sell those shares under Rule 144(k) without regard to the requirements described above. To the extent that shares are acquired from an affiliate of ThermoView, the acquiring person's holding period for the purpose of effecting a sale under Rule 144 commences on the date of transfer from the affiliate.

RESALE OF SHARES UNDERLYING STOCK OPTIONS AND WARRANTS

         Rule 701 permits resales of shares in reliance upon Rule 144 but without compliance with certain limitations of Rule 144. In general, any of our employees, officers or directors and qualifying consultants and advisors who purchased shares from us pursuant to a written compensatory plan or contract, including shares issuable upon exercise of options and warrants granted prior to the date of this prospectus, are entitled to rely on the resale provisions of Rule 701. Rule 701 permits affiliates to sell their Rule 701 shares under Rule 144 without complying with the holding period requirements of Rule 144. Rule 701 further provides that non-affiliates may sell such shares in reliance on Rule 144 without having to comply with the holding period, public information, volume limitation or notice provisions of Rule 144.

         As of April 30, 2000, options to purchase a total of 1,760,434 shares of common stock are outstanding, of which options to purchase 1,485,664 shares are currently exercisable. The outstanding options have a weighted average exercise price of $6.03 per share. Subject to applicable vesting requirements and the lock-up agreements described below, the holders of options to purchase 1,745,940 of these shares may rely on the resale provisions of Rule 701. We intend to file a registration statement to register for resale 1,745,940 shares underlying options and an additional 458,262 shares reserved for issuance under the 1999 stock option plan. That registration statement will automatically become effective upon filing. Accordingly, these shares will be eligible for resale in the public market from time to time, subject to vesting restrictions, and in the case of some of the options the expiration of the lock-up agreements referred to below.

         Upon the closing of the offering, 500,000 shares, subject to adjustment, will be issuable upon conversion of the shares of Series C preferred stock, and 1,328,510 shares will be issuable upon the exercise of outstanding warrants.

LOCK-UP AGREEMENTS

         The holders of 2,180,494 shares of our common stock and 873,312 shares covered by outstanding options and warrants have agreed that they will not, without the prior written consent of the representatives of the underwriters from our initial public offering, sell, transfer, pledge, hypothecate, otherwise dispose of or agree to do any of the foregoing with respect to any of our securities for a period commencing on May 13, 1999 and continuing through May 29, 2000. The underwriters may, in their sole discretion and at any time without notice, release all or any portion of the securities subject to these lock-up agreements. The underwriters will consider requests for release of shares from these lock-up agreements on a case by case basis, based upon current market price and trading activity of the common stock, general market conditions and individual circumstances. We have also agreed that, until May 29, 2000, we will not, without the consent of the underwriters, make any offering, purchase, sale, or other disposition of any shares of common stock or other securities convertible into or exchangeable or exercisable for shares of common stock, except in connection with acquisitions, the grant of options under the 1999 stock option plan, the exercise of options and warrants outstanding as of December 2, 1999, the date of the prospectus for our initial public offering, and the conversion of shares of Series C preferred stock into common stock.

REGISTRATION RIGHTS

         The holders, including the selling stockholders, of 4,123,492 shares of common stock outstanding or issuable upon exercise of outstanding options and warrants or conversion of the Series C preferred stock have certain rights to have their shares of common stock registered for resale under the Securities Act. If the holders of registration rights, by exercising their rights, cause a large number of shares to be registered and sold in the public market, the sales could have a material adverse effect on the market price of our common stock. Please see "Description of Capital Stock - Registration Rights."

                           SELLING STOCKHOLDERS

         Brown Simpson Growth Fund, L.P. and Brown Simpson Growth Fund, Ltd. are offering the shares of common stock included in this prospectus.

         The table below sets forth information with respect to the selling stockholders including:

         -    the names of the selling stockholders;

         - the number of shares of common stock beneficially owned by each selling stockholder as of April 30, 2000, except as noted below;

         - the number of shares which may be offered and are being registered by this prospectus for the account of each selling stockholder; and

         - the amount of the class to be owned by each selling stockholder assuming all the shares are sold.

                                                                                                          NUMBER OF SHARES OF
                                                     NUMBER OF SHARES OF    NUMBER OF SHARES OF COMMON    COMMON STOCK TO BE
                                                     COMMON STOCK OWNED     STOCK WHICH MAY BE OFFERED   OWNED AFTER OFFERING
                                                     -------------------    --------------------------   ---------------------
Brown Simpson Growth Fund, L.P.................          424,130(1)                 424,130                      11,630
Brown Simpson Growth Fund, Ltd.................          706,883(2)                 706,883                      19,383


----------------------

(1) Includes 187,500 shares issuable upon conversion of shares of our Series C preferred stock, 37,500 shares of which reflect an adjustment due to a contractual conditional reset effective May 2000, and 225,000 shares issuable upon exercise of outstanding warrants, 75,000 shares of which reflect an adjustment due to a contractual conditional reset effective May 2000.

(2) Includes 312,500 shares issuable upon conversion of shares of our Series C preferred stock, 62,500 shares of which reflect an adjustment due to a contractual conditional reset effective May 2000, and 375,000 shares issuable upon exercise of outstanding warrants, 125,000 shares of which reflect an adjustment due to a contractual conditional reset effective May 2000.

                              PLAN OF DISTRIBUTION

         We are registering the shares of our common stock on behalf of the selling stockholders. The selling stockholders will bear all costs, expenses and fees in connection with the registration of the shares offered by this prospectus, and brokerage commissions and similar selling expenses, if any, attributable to the sale of shares. Selling stockholders may sell shares from time to time in one or more types of transactions (which may include block transactions) on the American Stock Exchange, in negotiated transactions, through put or call option transactions relating to the shares, through short sales of shares, or a combination of such methods of sale, at market prices prevailing at the time of sale, or at negotiated prices. Such transactions may or may not involve brokers or dealers. The selling stockholders have advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their securities, nor is there an underwriter or coordinated broker acting in connection with the proposed sale of shares by the selling stockholders.

         The selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of the shares or of securities convertible into or exchangeable for the shares in the course of hedging positions they assume with selling stockholders. The selling stockholders may also enter into options or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealers or other financial institutions of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as amended or supplemented to reflect such transaction).

         The selling stockholders may make these transactions by selling shares directly to purchasers or to or through broker-dealers, which may act as agents or principals. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principal, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions).

         The selling stockholders and any broker-dealers that act in connection with the sale of shares are deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act, and any commissions received by such broker-dealers or any profit on the resale of the shares sold by them while acting as principals might be deemed to be underwriting discounts or commissions under the Securities Act. The selling stockholders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares against certain liabilities, including liabilities arising under the Securities Act.

         Because selling stockholders are deemed to be "underwriters" within the meaning of section 2(11) of the Securities Act, the selling stockholders will be subject to the prospectus delivery requirements of the Securities Act. We have informed the selling stockholders that the anti-manipulative provisions of Regulation M promulgated under the Exchange Act may apply to their sales in the market.

         Selling stockholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided they meet the criteria and conform to the requirements of Rule 144.

         Upon a selling stockholder notifying us that it has entered into any material arrangement with a broker-dealer for the sale of shares through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, we will file a supplement to this prospectus, if required, pursuant to Rule 424(b) under the Securities Act, disclosing:

         - the name of each such selling stockholder and the participating broker-dealer(s);

         -    the number of shares involved;

         -    the initial price at which such shares were sold;

         - the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable;

         - that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus; and

         -    other facts material to transactions.

         In addition, upon a selling stockholder notifying us that a donee or pledgee intends to sell more than 500 shares, we will file a supplement to this prospectus.

         In October 1999, ThermoView entered into a 90-day listing agreement with IPO.COM, Inc. under which ThermoView authorized IPO.COM to host its prospectus on the IPO.COM web site. In addition to hosting ThermoView's prospectus, IPO.COM provided summary material relating to ThermoView and ThermoView's initial public offering on its web site. The IPO.COM web site also provided a direct link to ThermoView's web site. ThermoView did not intend to authorize IPO.COM either directly, or as its agent, to provide the summary material or the direct link to the ThermoView web site. In mid-November 1999, at ThermoView's request, IPO.COM removed the prospectus, the summary information and the link to ThermoView's web site from IPO.COM's web site. Notwithstanding this removal, investors' rights to seek rescission or damages for potential violation of the Securities Act of 1933 arising from information included on the IPO.COM web site may continue to exist. See "Risk Factors."

                                  LEGAL MATTERS

         The validity of the shares of common stock offered by this prospectus will be passed upon for us by Stites & Harbison, Louisville, Kentucky. As of the date of this prospectus, attorneys with Stites & Harbison who have participated in the preparation of this offering beneficially owned, directly or indirectly, 16,986 shares of our common stock.

                                     EXPERTS

         The following financial statements included in this prospectus and registration statement have been audited by Ernst & Young LLP, independent auditors, as set forth in their reports thereon appearing elsewhere herein, and are included in reliance upon their reports given upon the authority of their firm as experts in accounting and auditing:

         - the consolidated financial statements of ThermoView Industries, Inc. as of and for the years ended December 31, 1998 and 1999;

         - the financial statements of NuView Industries, Inc. as of July 21, 1998 and for the period from January 1, 1998 through July 21, 1998;

         - the combined financial statements of Thomas Construction, Inc. as of December 31, 1997 and 1998 and for each of the three years in the period ended December 31, 1998;

         - the financial statements of Precision Window Mfg., Inc. as of December 31, 1996, 1997 and 1998 and for each of the three years in the period ended December 31, 1998; and

         - the combined financial statements of The Thermo-Shield Companies as of December 31, 1996, 1997 and 1998 and for each of the three years in the period ended December 31, 1998.

         The following financial statements included in this prospectus and registration statement have been audited by Singer, Lewak, Greenbaum & Goldstein, LLP, independent auditors, as set forth in their reports thereon appearing elsewhere herein, and are included in reliance upon their reports given upon the authority of their firm as experts in accounting and auditing:

         - the financial statements of ThermoView Industries, Inc. (formerly Thermo-Tilt Window Company) for the year ended December 31, 1997;

         - the financial statements of American Home Developers Co., Inc. as of December 31, 1996 and 1997 and April 25, 1998, and for each of the two years in the period ended December 31, 1997 and the period from January 1, 1998 through April 25, 1998;

         - the financial statements of Primax Window Co. as of December 31, 1996 and 1997 and April 30, 1998, and for each of the two years in the period ended December 31, 1997 and the period from January 1, 1998 through Apri1 30, 1998;

         - the combined financial statements of The Rolox Companies as of December 31, 1996 and 1997 and April 30, 1998, and for each of the two years in the period ended December 31, 1997 and the period from January 1, 1998 through April 30, 1998;

         - the financial statements of American Home Remodeling as of December 31, 1997 and July 9, 1998, and for the year ended December 31, 1997 and the period from January 1, 1998 through July 9, 1998; and

         - the financial statements of Five Star Builders, Inc. as of December 31, 1996 and 1997 and July 13, 1998, and for each of the two years in the period ended December 31, 1997 and the period from January 1, 1998 through July 13, 1998.

         The following financial statements included in this prospectus and registration statement have been audited by Rodney W. Melby, certified public accountant, as set forth in his reports thereon appearing elsewhere herein, and are included in reliance upon his reports given upon his authority as an expert in accounting and auditing:

         - the financial statements of Leingang Siding and Window, Inc. as of December 31, 1996 and 1997 and August 14, 1998, and for each of the two years in the period ended December 31, 1997 and the period January 1, 1998 to August 14, 1998; and

         - the financial statements of Thermal Line Windows, L.L.P. as of December 31, 1996 and 1997 and August 14, 1998, and for each of the two years in the period ended December 31, 1997 and the period January 1, 1998 to August 14, 1998.

         On November 10, 1998, our Board of Directors approved the engagement of Ernst & Young LLP, and the dismissal of Singer, Lewak, Greenbaum & Goldstein, as our independent auditors in preparation for this offering. During the year ended December 31, 1997, and the subsequent interim period preceding the dismissal of Singer, Lewak, Greenbaum & Goldstein, LLP in November 1998, there were no disagreements between them and us on any matters of accounting principles or practices, financial statement disclosure or auditing scope or procedure, and no reportable events relating to the relationship between Singer, Lewak, Greenbaum & Goldstein, LLP and us.

                       WHERE YOU CAN FIND MORE INFORMATION

         ThermoView has filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the shares of common stock to be sold in this offering. ThermoView has filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the shares of common stock sold in its initial public offering. This prospectus does not contain all of the information set forth in the registration statement relating to this offering, and the exhibits and schedules filed as a part of the registration statement. For further information with respect to ThermoView and the shares of common stock sold in this offering, we refer you to the registration statement, and the exhibits and schedules filed as a part of the registration statement. This prospectus contains all material information regarding the contents of any contract, agreement or other document referred to in it. The descriptions of those contracts, agreements and other documents are not necessarily complete, however. If a contract, agreement or other document has been filed as an exhibit to the registration statement, we refer you to that exhibit. Each statement in this prospectus relating to a contract, agreement or other document filed as an exhibit to the registration statement is qualified by the filed exhibit.

         ThermoView is subject to the information and reporting requirements of the Securities Exchange Act, and, in accordance with those requirements, files periodic reports, proxy statements and other information with the SEC. You may read and copy all or any portion of the registration statement or any other information ThermoView files at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. ThermoView's SEC filings, including the registration statement, are also available to you on the SEC's web site (http://www.sec.gov).

         We intend to furnish our stockholders with annual reports containing audited financial statements and quarterly reports containing unaudited financial information for the first three quarters of each year.

         No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the shares offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so.

                                           INDEX TO FINANCIAL STATEMENTS

                                                                                                                               Page
                                                                                                                               ----
UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS.................................................................       F-4
  Unaudited Pro Forma Consolidated Statement of Operations for the year ended December 31, 1999..........................       F-4
  Notes to Unaudited Pro Forma Consolidated Statement of Operations......................................................       F-5

THERMOVIEW INDUSTRIES, INC.

  Report of Independent Auditors.........................................................................................       F-7
  Report of Independent Certified Public Accountants.....................................................................       F-8
  Consolidated Balance Sheets as of December 31, 1998 and 1999...........................................................       F-9
  Consolidated Statements of Operations for the years ended December 31, 1997, 1998 and 1999.............................      F-10
  Consolidated Statements of Stockholders' Equity for the years ended December 31, 1997, 1998 and 1999...................      F-11
  Consolidated Statements of Cash Flows for the years ended December 31, 1997, 1998 and 1999.............................      F-13
  Notes to Consolidated Financial Statements.............................................................................      F-14
  Condensed Consolidated Balance Sheets as of December 31, 1999 and March 31, 2000 (Unaudited)...........................      F-31
  Condensed Consolidated Statements of Operations for the three months ended March 31, 1999 and 2000 (Unaudited).........      F-32
  Condensed Consolidated Statements of Cash Flows for the three months ended March 31, 1999 and 2000 (Unaudited).........      F-33
  Notes to Condensed Consolidated Financial Statements (Unaudited).......................................................      F-34

AMERICAN HOME DEVELOPERS CO., INC.

  Report of Independent Certified Public Accountants.....................................................................      F-38
  Balance Sheets as of December 31, 1996, December 31, 1997 and April 25, 1998...........................................      F-39
  Statements of Operations for the years ended December 31, 1996 and December 31, 1997 and for the period from January 1,      F-40
  1998 through April 25, 1998............................................................................................
  Statements of Shareholders' Equity for the years ended December 31, 1996 and December 31, 1997 and for the period from       F-41
  January 1, 1998 through April 25, 1998.................................................................................
  Statements of Cash Flows for the years ended December 31, 1996 and December 31, 1997 and for the period from January 1,      F-42
  1998 through April 25, 1998............................................................................................
  Notes to Financial Statements..........................................................................................      F-43

PRIMAX WINDOW CO.

  Report of Independent Certified Public Accountants.....................................................................      F-48
  Balance Sheets as of December 31, 1996, December 31, 1997 and April 30, 1998...........................................      F-49
  Statements of Operations for the years ended December 31, 1996 and December 31, 1997 and for the four months ended           F-50
  April 30, 1998.........................................................................................................
  Statements of Shareholders' Equity for the years ended December 31, 1996 and December 31, 1997 and for the four months       F-51
  ended April 30, 1998...................................................................................................
  Statements of Cash Flows for the years ended December 31, 1996 and December 31, 1997 and for the four months ended           F-52
  April 30, 1998.........................................................................................................
  Notes to Financial Statements..........................................................................................      F-53

THE ROLOX COMPANIES

  Report of Independent Certified Public Accountants.....................................................................      F-62
  Combined Balance Sheets as of December 31, 1996, December 31, 1997 and April 30, 1998..................................      F-63
  Combined Statements of Operations for the years ended December 31, 1996 and December 31, 1997 and for the four months        F-64
  ended April 30, 1998...................................................................................................
  Combined Statements of Shareholders' Deficit for the years ended December 31, 1996 and December 31, 1997 and for the         F-65
  four months ended April 30, 1998.......................................................................................
  Combined Statements of Cash Flows for the years ended December 31, 1996 and December 31, 1997 and for the four months        F-66
  ended April 30, 1998...................................................................................................
  Notes to Combined Financial Statements.................................................................................      F-67

AMERICAN HOME REMODELING

  Report of Independent Certified Public Accountants.....................................................................      F-73
  Balance Sheets as of December 31, 1997 and July 9, 1998................................................................      F-74
  Statements of Operations for the year ended December 31, 1997 and for the period from January 1, 1998 through July 9,        F-75
  1998...................................................................................................................
  Statements of Shareholders' Equity for the year ended December 31, 1997 and for the period from January 1, 1998 through      F-76
  July 9, 1998...........................................................................................................
  Statements of Cash Flows for the year ended December 31, 1997 and for the period from January 1, 1998 through July 9,        F-77
  1998...................................................................................................................
  Notes to Financial Statements..........................................................................................      F-78



FIVE STAR BUILDERS, INC.
  Report of Independent Certified Public Accountants.....................................................................      F-82
  Balance Sheets as of December 31, 1996, December 31, 1997 and July 13, 1998............................................      F-83
  Statements of Operations for the years ended December 31, 1996 and December 31, 1997 and for the period from January 1,
  1998 through July 13, 1998.............................................................................................      F-84
  Statements of Shareholders' Equity for the years ended December 31, 1996 and December 31, 1997 and for the period from       F-85
  January 1, 1998 through July 13, 1998..................................................................................
  Statements of Cash Flows for the years ended December 31, 1996 and December 31, 1997 and for the period from January 1,
  1998 through July 13, 1998.............................................................................................      F-86
  Notes to Financial Statements..........................................................................................      F-87

NUVIEW INDUSTRIES, INC.

  Report of Independent Auditors.........................................................................................      F-93
  Balance Sheet as of July 21, 1998......................................................................................      F-94
  Statement of Operations and Accumulated Deficit for the period from January 1, 1998 through July 21, 1998..............      F-95
  Statement of Cash Flows for the period from January 1, 1998 through July 21, 1998......................................      F-96
  Notes to Financial Statements..........................................................................................      F-97

LEINGANG SIDING AND WINDOW, INC.

  Independent Auditor's Report...........................................................................................     F-101
  Balance Sheets as of December 31, 1996 and 1997 and August 14, 1998....................................................     F-102
  Statements of Income for the years ended December 31, 1996 and 1997 and for the period January 1, 1998 to August 14,
  1998...................................................................................................................     F-103
  Statements of Changes in Retained Earnings for the years ended December 31, 1996 and 1997 and for the period January 1,
  1998 to August 14, 1998................................................................................................     F-104
  Statements of Cash Flows for the years ended December 31, 1996 and 1997 and for the period January 1, 1998 to August 14,
  1998...................................................................................................................     F-105
  Notes to Financial Statements..........................................................................................     F-106

THERMAL LINE WINDOWS, L.L.P.

  Independent Auditor's Report...........................................................................................     F-111
  Balance Sheets as of December 31, 1996 and 1997 and August 14, 1998....................................................     F-112
  Statements of Income for the years ended December 31, 1996 and 1997 and for the period January 1, 1998 to August 14,
  1998...................................................................................................................     F-114
  Statements of Partnership Equity for the years ended December 31, 1996 and 1997 and for the period January 1, 1998 to
  August 14, 1998........................................................................................................     F-115
  Statements of Cash Flows for the years ended December 31, 1996 and 1997 and for the period January 1, 1998 to August 14,
  1998...................................................................................................................     F-116
  Notes to Financial Statements..........................................................................................     F-118

THOMAS CONSTRUCTION, INC.

  Report of Independent Auditors.........................................................................................     F-124
  Combined Balance Sheets as of December 31, 1997 and 1998...............................................................     F-125
  Combined Statements of Income and Retained Earnings for the years ended December 31, 1996, 1997 and 1998...............     F-126
  Combined Statements of Cash Flows for the years ended December 31, 1996, 1997 and 1998.................................     F-127
  Notes to Combined Financial Statements.................................................................................     F-128

PRECISION WINDOW MFG., INC.

  Report of Independent Auditors.........................................................................................     F-133
  Balance Sheets as of December 31, 1996, 1997 and 1998..................................................................     F-134
  Statements of Operations and Retained Earnings for the years ended December 31, 1996, 1997 and 1998....................     F-135
  Statements of Cash Flows for the years ended December 31, 1996, 1997 and 1998..........................................     F-136
  Notes to Financial Statements..........................................................................................     F-137

THE THERMO-SHIELD COMPANIES

  Report of Independent Auditors.........................................................................................     F-141
  Combined Balance Sheets as of December 31, 1996, 1997 and 1998.........................................................     F-142
  Combined Statements of Operations and Retained Earnings for the years ended December 31, 1996, 1997 and 1998...........     F-144
  Combined Statements of Cash Flows for the years ended December 31, 1996, 1997 and 1998.................................     F-145
  Notes to Financial Statements..........................................................................................     F-146

                           THERMOVIEW INDUSTRIES, INC.
            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

                              BASIS OF PRESENTATION
                      FOR THE YEAR ENDED DECEMBER 31, 1999

         The following unaudited pro forma consolidated statement of operations for the year ended December 31, 1999, gives effect to the acquisitions by ThermoView discussed in Note 2 on page F-5 as if the acquisitions were made as of January 1, 1999. During the year ended December 31, 1999, ThermoView acquired three businesses, which have been accounted for using the purchase method of accounting.

         ThermoView has analyzed the savings that it expects to realize from reductions in salaries, bonuses, and certain benefits to the former owners of the acquired businesses. To the extent the former owners have contractually agreed to prospective reductions in salaries, bonuses, and benefits, these reductions have been reflected in the unaudited pro forma consolidated statement of operations.

         The pro forma financial data do not purport to represent what ThermoView's results of operations would actually have been if the acquisitions had occurred on January 1, 1999, and are not necessarily representative of ThermoView's results of operations for any future period. Since the acquired companies were not under common control or management during the entire period covered by the pro forma statement of operations, historical consolidated results may not be comparable to, or indicative of, future performance. The unaudited pro forma consolidated statement of operations should be read in conjunction with the other financial statements and notes thereto included elsewhere in this prospectus. See also "Risk Factors" included elsewhere herein.

                           THERMOVIEW INDUSTRIES, INC.
            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

                      FOR THE YEAR ENDED DECEMBER 31, 1999


                                                    PREACQUISITION
                                                        THERMO-                                    PRO FORMA         PRO FORMA
                                                        SHIELD               THERMOVIEW           ADJUSTMENTS       CONSOLIDATED
                                                       COMPANIES          INDUSTRIES, INC.         (NOTE 3)            TOTAL
                                                       ---------          ----------------         --------            -----
Revenues.......................................    $      2,501,816       $    108,198,535       $         -      $   110,700,351
Cost of revenues earned........................           1,118,995             48,727,358          (386,500)          49,459,853
                                                   ----------------       ----------------       ------------     ---------------
Gross profit...................................           1,382,821             59,471,177           386,500           61,240,498
Selling, general and administrative expenses...           1,604,203             53,549,239           (52,576)          55,100,866
Depreciation expense...........................              27,699                965,916                 0              993,615
Amortization expense...........................                   -              3,393,330            51,097            3,444,427
                                                   ----------------       ----------------       -----------     ----------------
Income (loss) from operations..................            (249,081)             1,562,692           387,979            1,701,590
Interest expense...............................                   -             (2,962,260)          (85,037)          (3,047,297)
Interest income................................                 314                112,866                 -              113,180
                                                   ----------------       ----------------       -----------     ----------------
Income (loss) before income taxes..............            (248,767)            (1,286,702)          302,942           (1,232,527)
Income tax expense (benefit)...................            (108,000)               370,000           134,215              396,215
                                                   -----------------      ----------------       -----------     ----------------
Net income (loss)..............................            (140,767)            (1,656,702)          168,727           (1,628,742)
Preferred stock dividends:
   Cash........................................                   -             (2,005,549)                -           (2,005,549)
  Non-cash.....................................                   -             (2,491,640)                -           (2,491,640)
                                                   ----------------       -----------------      -----------     -----------------
Net income (loss) attributable to common
  stockholders.................................    $       (140,767)      $     (6,153,891)      $   168,727      $    (6,125,931)
                                                   =================      =================      ===========     =================
Basic and diluted loss per common share........                                                                   $         (1.18)
                                                                                                                 =================
Weighted average shares used in computing pro
  forma basic and diluted loss per common share                                                                         5,192,705
                                                                                                                 =================


                             See accompanying notes.

                           THERMOVIEW INDUSTRIES, INC.
        NOTES TO UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

                      FOR THE YEAR ENDED DECEMBER 31, 1999

1. GENERAL

         The historical results of operations included in the accompanying unaudited pro forma consolidated statement of operations for the year ended December 31, 1999, reflect the results of operations of ThermoView Industries, Inc., together with the results of operations of the Thermo-Shield Companies from January 1, 1999 to its date of acquisition. The historical results of operations of ThermoView include the results of operation of two businesses acquired in January 1999, Thomas Construction, Inc., and Precision Window Manufacturing, Inc., for the entire year. The audited historical financial statements for the acquired companies included elsewhere herein have been included in accordance with Securities and Exchange Commission Staff Accounting Bulletin No. 80.

         The weighted average shares used in computing pro forma basic and diluted loss per common share includes the shares issued in connection with these business combinations (see Note 2) as if they were issued on January 1, 1999.

2. BUSINESS COMBINATIONS


                                                                                  COST OF ACQUIRED COMPANY
                                            DATE OF          CASH AND             ------------------------
ACQUIRED COMPANY                          ACQUISITION        PAYABLES        COMMON STOCK ISSUED [SEE NOTE (a)]     TOTAL COST
----------------                          -----------        --------        ----------------------------------     ----------
                                                                                 SHARES              VALUE
                                                                                 ------              -----
Thomas Construction, Inc. (a)............  01/04/99      $   17,562,349         500,475          $  3,800,000     $   21,362,349
Precision Window Mfg., Inc...............  01/05/99           3,074,862          37,351               540,000          3,614,862
The Thermo-Shield Companies..............  03/01/99           4,596,898         185,006             3,149,952          7,746,850
                                                         --------------         -------          ------------     --------------
                                                         $   25,234,109         722,832          $  7,489,952     $   32,724,061
                                                         ==============         =======          ============     ==============

-----------

(a) Stock issued in connection with the acquisition of Thomas Construction, Inc., includes 400,000 shares of Series B preferred stock valued at $2,000,000. (These shares were converted into 133,334 shares of common stock following the closing of the public offering.) All other shares and values represent common stock.

         The above acquisitions have been accounted for as purchase transactions. The companies are engaged primarily in the business of manufacturing replacement windows or selling and installing replacement windows in the residential retail market.

3. UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS ADJUSTMENTS

         The following table summarizes unaudited pro forma consolidated statement of operations adjustments for the year ended December 31, 1999.

                           THERMOVIEW INDUSTRIES, INC.
        NOTES TO UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1999


3. UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS ADJUSTMENTS (CONTINUED)

TWELVE MONTHS ENDED DECEMBER 31, 1999

                                                                                                                       PRO FORMA
                                                                      ADJUSTMENTS                                     ADJUSTMENTS
                                                                      -----------                                     -----------
                                            (a)            (b)            (c)            (d)             (e)
Revenues...........................     $         -     $         -    $         -    $         -    $         -     $         -
Cost of revenues earned............        (386,500)              -              -              -              -        (386,500)
                                        ------------    -----------    -----------    -----------    -----------     ------------

Gross profit.......................         386,500               -              -              -              -         386,500
Selling, general and administrative
  expenses.........................               -         (52,576)             -              -              -         (52,576)
Depreciation expense...............               -               -              -              -              -               -
Amortization expense...............               -               -         51,097              -              -          51,097
                                        -----------     -----------    -----------    -----------    -----------     -----------

Income (loss) from operations......         386,500          52,576        (51,097)             -              -         387,979
Interest expense...................               -               -              -        (85,037)             -         (85,037)
Interest income....................               -               -              -              -              -               -
                                        -----------     -----------    -----------    -----------    -----------     -----------

Income (loss) before income taxes..         386,500          52,576        (51,097)       (85,037)             -         302,942
Income tax expense (benefit).......               -               -              -              -        134,215         134,215
                                        -----------     -----------    -----------    -----------    -----------     -----------

Net income (loss)..................         386,500          52,576        (51,097)       (85,037)      (134,215)        168,727
Less preferred stock dividends:
  Cash.............................               -               -              -              -              -               -
  Additional dividend attributable
    to beneficial conversion
      feature......................               -               -              -              -              -               -
                                        -----------     -----------    -----------    -----------    -----------     -----------

Net income (loss) attributable to
  common stockholders..............     $   386,500     $    52,576    $   (51,097)   $   (85,037)   $  (134,215)    $   168,727
                                        ===========     ===========    ============   ============   ============    ===========

-----------

(a) Reflects the impact of eliminating the effect of sellers' profit on contracts in process at the acquisition dates charged to cost of revenues earned during the year ended December 31, 1999, since the assumption is being made that the acquisitions were made as of January 1, 1999. Since we use the completed-contract method of accounting, our historical financial statements reflect the impact of attributing profit to sellers for contracts in process in allocating the purchase price of our acquisitions.

(b) Reflects reduction in salaries and benefits to the former owners of the businesses acquired. This reduction in salaries and benefits reflect the terms of an employment agreement entered into with one of the former owners as part of the purchase agreement. This employment agreement is for three years and contains restrictions related to competition. Duties and responsibilities of the former owners have not been reduced as a result of reductions in salaries and benefits with the result that other costs will be incurred.

(c) Reflects the amortization of goodwill recorded as a result of the March 1, 1999 acquisition over a 25-year estimated life.

(d) Reflects interest expense on debt that is directly related to the March 1, 1999 acquisition.

(e) Reflects the incremental provision for federal and state income taxes at an approximate 40% overall tax rate on the above adjustments to the statement of operations (except for non-deductible goodwill included therein) and for S corporation income not provided for in the historical financial statements.

          See footnote 3 of the consolidated financial statements, which appears on page F-17 and "Risk Factors" on page 4 of this prospectus.

                         REPORT OF INDEPENDENT AUDITORS

The Board of Directors and Shareholders
ThermoView Industries, Inc.

         We have audited the consolidated balance sheets of ThermoView Industries, Inc. (see Note 1) as of December 31, 1998 and 1999 and the related consolidated statements of operations, stockholders' equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

         We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

         In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of ThermoView Industries, Inc. at December 31, 1998 and 1999, and the consolidated results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States.

                                      /S/ ERNST & YOUNG LLP

Louisville, Kentucky
April 14, 2000

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Board of Directors and Shareholders
ThermoView Industries, Inc.

         We have audited the accompanying statements of operations, stockholders' equity, and cash flows of ThermoView Industries, Inc. (formerly Thermo-Tilt Window Company as discussed in Note 1) for the year ended December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

         We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

         In our opinion, the financial statements referred to above present fairly, in all material respects, the results of operations and cash flows of ThermoView Industries, Inc. for the year ended December 31, 1997 in conformity with accounting principles generally accepted in the United States.

                               /S/ SINGER LEWAK GREENBAUM & GOLDSTEIN LLP

Los Angeles, California
July 8, 1998

                           THERMOVIEW INDUSTRIES, INC.
                           CONSOLIDATED BALANCE SHEETS

                                                                                                    DECEMBER 31
                                                                                        ------------------------------
                                                                                             1998           1999
                                                                                             ----           ----
ASSETS
Current assets:
   Cash and equivalents................................................................  $   1,302,797  $   3,331,721
   Receivables:
    Trade, net of allowance for doubtful accounts of $237,000 in 1998 and $276,000 in
      1999.............................................................................      3,155,435      5,062,127
    Finance, net of unearned interest of $70,500 in 1998 and $149,000 in 1999..........         31,000         60,000
    Related party......................................................................        410,720         55,554
    Other..............................................................................        326,079        337,482
   Costs in excess of billings on uncompleted contracts................................        604,550      1,274,073
   Inventories.........................................................................      1,313,318      2,300,643
   Prepaid expenses and other current assets...........................................        169,584        342,978
   Deferred income taxes...............................................................        546,000        322,000
                                                                                        -------------- --------------
Total current assets...................................................................      7,859,483     13,086,578
Property and equipment, net............................................................      2,680,895      3,679,179
Other assets:

   Goodwill, net of accumulated amortization of $936,725 in 1998 and 3,645,468 in 1999.     40,926,977     74,162,341
   Deferred income taxes...............................................................      1,242,000      1,406,000
   Finance receivables, net of unearned interest of $276,201 in 1998 and $1,092,411 in
      1999 and allowances of $200,000 in 1999..........................................        546,643        932,411
   Other assets........................................................................        837,624        704,675
                                                                                        -------------- --------------
                                                                                            43,553,244  $  77,205,427
                                                                                        -------------- --------------
Total assets...........................................................................  $  54,093,622  $  93,971,184
                                                                                        ============== ==============

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
   Accounts  payable  (including  related party vendor payables of $341,894 in 1998 and
    $221,749 in 1999)..................................................................  $   2,052,937  $   3,444,402
   Due to sellers of acquired businesses...............................................      1,000,481      1,000,000
   Accrued expenses....................................................................      2,775,439      3,278,924
   Billings in excess of costs on uncompleted contracts................................        566,702        930,732
   Income taxes payable................................................................        150,837        116,784
   Current portion of long-term debt...................................................        595,754        358,920
                                                                                        --------------  -------------
Total current liabilities..............................................................      7,142,150      9,129,762
Long-term debt (including related party note payable of $1,500,000 in 1998)............      8,610,069     21,399,874
Due to sellers of acquired businesses..................................................              -      7,085,000
Other long-term liabilities............................................................         43,545         32,542
Mandatorily   redeemable  Series  C  convertible   preferred  stock,  $.001  par  value
   (aggregate  redemption  amount and  liquidation  preference of  $6,000,000);  25,000
   shares authorized; 6,000 shares issued and outstanding............................                -      4,648,550
Stockholders' equity:
   Preferred stock, 50,000,000 shares authorized:
    Series A, $.001 par value;  2,980,000  shares issued and  outstanding  in 1998; and
        none in 1999...................................................................          2,980              -
    Series B, $.001 par value; none issued.............................................              -              -
   Common stock,  $.001 par value;  100,000,000  shares  authorized;  4,490,288  shares issued and outstanding in 1998; and 7,389,592 shares issued and outstanding in
     1999..............................................................................          4,490          7,390
   Paid-in capital.....................................................................     44,759,981     59,794,361
   Accumulated deficit.................................................................     (6,469,593)    (8,126,295)
                                                                                        -------------- --------------
Total stockholders' equity.............................................................     38,297,858     51,675,456
                                                                                        -------------- --------------
Total liabilities and stockholders' equity.............................................  $  54,093,622  $  93,971,184
                                                                                        ============== ==============

                             See accompanying notes.

                           THERMOVIEW INDUSTRIES, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                              YEAR ENDED DECEMBER 31
                                                                -----------------------------------------------------
                                                                      1997              1998             1999
                                                                      ----              ----             ----
Revenues.......................................................   $   5,628,726   $    37,376,355  $   108,198,535
Cost of revenues earned........................................       2,889,444        16,747,734       48,727,358
                                                                 --------------   ---------------  ---------------

Gross profit...................................................       2,739,282        20,628,621       59,471,177
Selling, general and administrative expenses...................       3,292,548        20,233,163       53,477,839
Stock-based compensation expense...............................           1,050         5,508,700           71,400
Depreciation expense...........................................          69,274           297,808          965,916
Amortization expense...........................................               -           971,972        3,393,330
                                                                 --------------   ---------------  ---------------

Income (loss) from operations..................................        (623,590)       (6,383,022)       1,562,692
Interest expense...............................................         (90,031)         (439,131)      (2,962,260)
Other income (expense).........................................         (18,607)           69,057          112,866
                                                                  --------------  ---------------  ---------------

Loss before income taxes.......................................        (732,228)       (6,753,096)      (1,286,702)
Income tax expense (benefit)...................................        (266,000)       (1,148,000)         370,000
                                                                  --------------  ---------------- ---------------

Net loss.......................................................        (466,228)       (5,605,096)      (1,656,702)

Less amount attributable to sole proprietor....................         398,269                 -                -
Less preferred stock dividends:
   Cash........................................................               -           585,105        2,005,549
   Non-cash....................................................               -         9,539,678        2,491,640
                                                                ---------------   ---------------  ---------------

                                                                              -        10,124,783        4,497,189
                                                                ---------------   ---------------  ---------------

Net loss attributable to common stockholders................... $      (864,497)  $   (15,729,879) $    (6,153,891)
                                                                ================  ================ ================

Basic and diluted loss per common share........................                   $         (3.96) $         (1.19)
                                                                                  ================ ================

Weighted average shares outstanding............................                         3,975,235        5,164,497
                                                                                  ===============  ===============

                             See accompanying notes.

                           THERMOVIEW INDUSTRIES, INC.
                 CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

                                                                               PREFERRED STOCK       PREFERRED STOCK
                                                                                     SERIES A              SERIES B    COMMON STOCK
                                                                              -------------------   ------------------  -----------
                                                                              SHARES    PAR VALUE   SHARES   PAR VALUE    SHARES
                                                                              ------    ---------   ------   ---------    ------
Balances at January 1, 1997...............................................           -  $      -           - $       -           -
Owner's draw and closing of proprietorship................................           -         -           -         -           -
Net income for the last six months ended June 30, 1997....................           -         -           -         -           -
                                                                           -----------  --------   --------- ---------  ----------

Balances at June 30, 1997.................................................           -         -           -         -           -
Initial capitalization of corporation.....................................           -         -           -         -   2,621,967
Issuance of common stock in private placement.............................           -         -           -         -     316,562
Stock-based compensation expense..........................................           -         -           -         -           -
Net loss for the six-months ended December 31, 1997.......................           -         -           -         -           -
                                                                           -----------  --------   --------- ---------  ----------

Balances at December 31, 1997.............................................           -         -           -         -   2,938,529
Acquisition of the Company-issuance of common stock in reverse merger.....           -         -           -         -     346,665
Common stock issued for cash..............................................           -         -           -         -     181,472
Common stock issued for acquisitions......................................           -         -           -         -   1,114,906
Preferred stock issued for cash...........................................   2,980,000     2,980           -         -           -
Purchase and retirement of common stock...................................           -         -           -         -     (91,284)
Portion  of  proceeds   from   issuance   of  Series  A  preferred   stock
  attributable to beneficial conversion feature at the date of issue......           -         -           -         -           -
Additional   dividend  on  Series  A  preferred   stock   attributable  to
  beneficial conversion feature at date of issue..........................           -         -           -         -           -
Preferred stock dividend payments.........................................           -         -           -         -           -
Stock-based compensation expense..........................................           -         -           -         -           -
Net loss..................................................................           -         -           -         -           -
                                                                           -----------  --------   --------- ---------  ----------

Balances at December 31, 1998.............................................   2,980,000     2,980           -         -   4,490,288

Common stock issued for cash..............................................           -         -           -         -   1,258,334
Common stock issued for acquisitions......................................           -         -           -         -     494,511
Common stock issued as preferred stock dividend...........................           -         -           -         -      19,792
Preferred stock issued for acquisition....................................           -         -     400,000       400           -
Preferred stock Series C dividends paid in common stock...................           -         -           -         -           -
Conversion of Series A and B preferred stock into common stock............  (2,980,000)   (2,980)   (400,000)     (400)  1,126,667
Value  of  warrants  to  purchase  125,500  common  shares  issued  to the
  underwriters in connection with the public offering.....................           -         -           -         -           -
Value of warrant to  purchase  555,343  common  shares  related to the 12%
  senior subordinated note................................................           -         -           -         -           -
Value of warrants to purchase  400,000 common shares related to the Series
  C preferred stock.......................................................           -         -           -         -           -


                                                                                                   PROPRIETOR'S
                                                                        COMMON STOCK                 DEFICIT/
                                                                        ------------    PAID-IN    ACCUMULATED
                                                                          PAR VALUE     CAPITAL      DEFICIT         TOTAL
                                                                           --------  ------------ -------------- -------------
Balances at January 1, 1997...............................................  $     -   $         -  $   (230,377)  $  (230,377)
Owner's draw and closing of proprietorship................................        -             -      (167,892)     (167,892)
Net income for the last six months ended June 30, 1997....................        -             -       398,269       398,269
                                                                           --------  ------------ -------------- -------------

Balances at June 30, 1997.................................................        -             -             -             -
Initial capitalization of corporation.....................................    2,622       140,636             -       143,258
Issuance of common stock in private placement.............................      317       896,958             -       897,275
Stock-based compensation expense..........................................        -         1,050             -         1,050
Net loss for the six-months ended December 31, 1997.......................        -             -      (864,497)     (864,497)
                                                                           --------  ------------ --------------  ------------

Balances at December 31, 1997.............................................    2,939     1,038,644      (864,497)      177,086
Acquisition of the Company-issuance of common stock in reverse merger.....      346          (346)            -             -
Common stock issued for cash..............................................      181       613,469             -       613,650
Common stock issued for acquisitions......................................    1,115    25,813,855             -    25,814,970
Preferred stock issued for cash...........................................        -    14,510,603             -    14,513,583
Purchase and retirement of common stock...................................      (91)   (2,139,839)            -    (2,139,930)
Portion  of  proceeds   from   issuance   of  Series  A  preferred   stock
  attributable to beneficial conversion feature at the date of issue......        -     9,539,678             -     9,539,678
Additional   dividend  on  Series  A  preferred   stock   attributable  to
  beneficial conversion feature at date of issue..........................        -    (9,539,678)            -    (9,539,678)
Preferred stock dividend payments.........................................        -      (585,105)            -      (585,105)
Stock-based compensation expense..........................................        -     5,508,700             -     5,508,700
Net loss..................................................................        -             -    (5,605,096)   (5,605,096)
                                                                           --------  ------------ --------------  ------------

Balances at December 31, 1998.............................................    4,490    44,759,981    (6,469,593)   38,297,858

Common stock issued for cash..............................................    1,258     3,248,591             -     3,249,849
Common stock issued for acquisitions......................................      495     6,244,047             -     6,244,542
Common stock issued as preferred stock dividend...........................       20        84,460             -        84,480
Preferred stock issued for acquisition....................................        -     1,999,600             -     2,000,000
Preferred stock Series C dividends paid in common stock...................        -       (84,480)            -       (84,480)
Conversion of Series A and B preferred stock into common stock............    1,127         2,253             -             -
Value  of  warrants  to  purchase  125,500  common  shares  issued  to the
  underwriters in connection with the public offering.....................        -       257,000             -       257,000
Value of warrant to  purchase  555,343  common  shares  related to the 12%
  senior subordinated note................................................        -     4,460,548             -     4,460,548
Value of warrants to purchase  400,000 common shares related to the Series
  C preferred stock.......................................................        -     1,963,670             -     1,963,670



                                                                            PREFERRED STOCK        PREFERRED STOCK
                                                                               SERIES A               SERIES B         COMMON STOCK
                                                                           -------------------     ------------------   -----------
                                                                           SHARES    PAR VALUE     SHARES    PAR VALUE    SHARES
                                                                           ------    ---------     --------- ---------  -----------

Portion  of  proceeds   from   issuance   of  Series  C  preferred   stock
  attributable to beneficial conversion feature at date of issue..........           -         -           -         -           -
Additional dividend on Series C preferred stock:
 Attributable to beneficial conversion feature at date of issue...........           -         -           -         -           -
 Amortization of discount related to common stock purchase warrants.......           -         -           -         -           -
Preferred stock dividend payments.........................................           -         -           -         -           -
Stock-based compensation expense..........................................           -         -           -         -           -
Net loss..................................................................           -         -           -         -           -
                                                                           -----------  --------   --------- ---------  ----------
Balances at December 31, 1999.............................................           -  $      -           - $       -   7,389,592
                                                                           ===========  ========   ========= =========  ==========

                                                                                                        PROPRIETOR'S
                                                                           COMMON STOCK                   DEFICIT/
                                                                           ------------     PAID-IN     ACCUMULATED
                                                                            PAR VALUE       CAPITAL       DEFICIT         TOTAL
                                                                           ------------   ------------ -------------   ------------

Portion  of  proceeds   from   issuance   of  Series  C  preferred   stock
  attributable to beneficial conversion feature at date of issue..........             -     1,200,000             -     1,200,000
Additional dividend on Series C preferred stock:
 Attributable to beneficial conversion feature at date of issue...........             -    (1,200,000)            -    (1,200,000)
 Amortization of discount related to common stock purchase warrants.......             -    (1,207,160)            -    (1,207,160)
Preferred stock dividend payments.........................................             -    (2,005,549)            -    (2,005,549)
Stock-based compensation expense..........................................             -        71,400             -        71,400
Net loss..................................................................             -             -    (1,656,702)   (1,656,702)
                                                                                 -------  ------------ --------------  ------------
Balances at December 31, 1999.............................................       $ 7,390   $59,794,361  $ (8,126,295)   $51,675,456
                                                                                 =======  ============ ==============  ============

                             See accompanying notes.

                           THERMOVIEW INDUSTRIES, INC.
                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                                 YEAR ENDED DECEMBER 31
                                                                                  ------------------------------------------------
                                                                                       1997            1998            1999
                                                                                       ----            ----            ----
OPERATING ACTIVITIES
Net loss.......................................................................... $    (466,228)  $  (5,605,096) $   (1,656,702)
Adjustments to reconcile net loss to net cash provided by (used in) operations:
  Depreciation and amortization...................................................        69,274       1,269,780       4,359,246
  Deferred income taxes...........................................................      (266,000)     (1,295,000)         60,000
  Stock-based compensation........................................................         1,050       5,508,700          71,400
  Accretion of discount related to senior subordinated debt.......................             -               -         799,998
  Allowances on finance receivables...............................................             -               -         200,000
  Other...........................................................................        27,342         (22,400)         54,396
  Changes in operating assets and liabilities:

      Trade receivables...........................................................       (12,970)     (1,385,707)       (470,571)
      Related party and other receivables.........................................       (20,375)        205,159         563,385
      Costs in excess of billings on uncompleted contracts........................       (28,165)        115,906         (19,071)
      Inventories.................................................................        12,000         109,757        (372,686)
      Prepaid expenses and other current assets...................................        (7,637)        (18,944)         48,301
      Accounts payable............................................................      (394,096)        (67,369)        106,007
      Accrued expenses............................................................       371,735         896,640        (840,707)
      Billings in excess of costs on uncompleted contracts........................             -          51,239          42,814
      Income taxes payable........................................................             -         131,305        (159,150)
                                                                                  --------------  --------------  ---------------
Net cash provided by (used in) operating activities...............................      (714,070)       (106,030)      2,786,660

INVESTING ACTIVITIES

Acquisitions of businesses, net of cash acquired..................................             -     (15,613,913)    (22,310,424)
Payments for purchase of property and equipment...................................      (315,819)       (860,897)       (873,313)
Proceeds from sale of property and equipment......................................       526,305         195,000               -
Finance receivables originated....................................................             -        (649,913)     (5,529,770)
Finance receivables collected.....................................................             -          72,270         355,327
Finance receivables sold..........................................................             -               -       4,505,279
Other.............................................................................       112,820        (602,667)        313,960
                                                                                  --------------  --------------- --------------
Net cash provided by (used in) investing activities...............................       323,306     (17,460,120)    (23,538,941)

FINANCING ACTIVITIES

Increase in long-term debt........................................................             -      16,915,876      20,838,774
Payments of long-term debt........................................................      (305,709)    (10,518,184)     (8,569,923)
Proceeds from issuance of mandatorily redeemable preferred stock..................             -               -       3,441,390
Proceeds from issuance of detachable stock purchase warrants, net of fees, related to:
   Senior subordinated debt.......................................................             -               -       4,460,548
   Mandatorily redeemable preferred stock.........................................             -               -       1,963,670
Deferred financing costs..........................................................             -               -        (854,554)
Proceeds from issuance of preferred stock.........................................             -      14,513,583               -
Preferred stock dividend payments.................................................             -        (585,105)     (2,005,549)
Proceeds from issuance of common stock, net of fees...............................       897,275         613,650       3,506,849
Purchase and retirement of common stock...........................................             -      (2,139,930)              -
Distributions to proprietor.......................................................      (167,892)              -               -
Cash received on initial capitalization of corporation............................        34,253               -               -
                                                                                  --------------  --------------  --------------
Net cash provided by financing activities.........................................       457,927      18,799,890      22,781,205
                                                                                  --------------  --------------  --------------
Net increase in cash and equivalents..............................................        67,163       1,233,740       2,028,924
Cash and equivalents at beginning of year.........................................         1,894          69,057       1,302,797
                                                                                  --------------  --------------  --------------
Cash and equivalents at end of year............................................... $      69,057   $   1,302,797   $   3,331,721
                                                                                  ==============  ==============  ==============

                             See accompanying notes.

                           THERMOVIEW INDUSTRIES, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 1999

1.  ORGANIZATION AND NATURE OF OPERATIONS

         ThermoView Industries, Inc. ("ThermoView") is a Delaware corporation, and was traded on the OTC Bulletin Board pursuant to Rule 15c2-11(a)(5) under the Securities Exchange Act of 1934, as amended, from April 16, 1998 until December 2, 1999, when it began trading on the American Stock Exchange. Prior to April 15, 1998, ThermoView was a development stage corporation, and had no business operations since its incorporation.

         On April 15, 1998, ThermoView acquired all of the outstanding stock of Thermo-Tilt Window Company ("Thermo-Tilt"), a Delaware corporation, in exchange for 3,120,000 shares of ThermoView's authorized, but unissued, common stock which represented 90% of ThermoView's then outstanding common stock. Such shares were issued to the former stockholders of Thermo-Tilt. The stock exchange between Thermo-Tilt and ThermoView was accounted for as a capital transaction similar to a reverse acquisition except that no goodwill was recorded. As a result, Thermo-Tilt is deemed to be the acquirer for accounting purposes and is the accounting survivor and reporting successor. Also, there was a change in control of ThermoView, whereby all of ThermoView's officers and directors resigned, and new officers and directors selected by Thermo-Tilt were elected. The historical results of operations for the year ended December 31, 1997 and for the period January 1, 1998 through April 15, 1998 reflect the activities of Thermo-Tilt, using Thermo-Tilt's historical cost basis. Pro forma information is not presented since the transaction is not a business combination. Because of the nature of this merger, "Company" as used in subsequent footnotes refers interchangeably to ThermoView or Thermo-Tilt. All common share and per share data has been retroactively restated in the accompanying consolidated financial statements and notes thereto to reflect the number of shares received from ThermoView, the Thermo-Tilt two-for-one stock split on September 29, 1997 and the one-for-three reverse stock split discussed in Note 11.

         Thermo-Tilt commenced operations in 1987 as a Kentucky sole proprietorship engaged in the business of designing, installing, and selling state of the art vinyl replacement thermal paned windows for the existing home market. On May 9, 1997, Thermo-Tilt was incorporated with the initial issuance of Thermo-Tilt common stock for the assets of the sole proprietorship occurring on July 1, 1997.

2.  SIGNIFICANT ACCOUNTING POLICIES

PRINCIPLES OF CONSOLIDATION

         The accompanying consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries. All significant intercompany accounts and transactions have been eliminated.

CASH AND EQUIVALENTS

         The Company considers all short-term, highly liquid investments with original maturities of three months or less to be cash equivalents.

TRADE RECEIVABLES

         Trade receivables consist of amounts due from customers. These are uncollateralized, short-term receivables. The Company periodically reviews its trade receivables and provides allowances as deemed necessary.

FAIR VALUE OF FINANCIAL INSTRUMENTS

         For certain of the Company's financial instruments including cash, receivables, accounts payable, and other accrued liabilities, the carrying amounts approximate fair value due to their short maturities. The Company also estimates the fair value of long-term debt to be approximately the same as the recorded value at each balance sheet date.

INVENTORIES

         Inventories are recorded at the lower of cost (first-in, first-out basis) or market. Inventories consist principally of components for the manufacturing of windows such as glass, vinyl and other composites.

                           THERMOVIEW INDUSTRIES, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                                DECEMBER 31, 1999

2.  SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

PROPERTY AND EQUIPMENT

         Property and equipment are stated at cost. Expenditures for major renewals and improvements which increase the useful lives of assets are capitalized. Maintenance, repairs and minor renewals are expensed as incurred. Assets are depreciated on a straight-line or accelerated method over their estimated useful lives which generally range from 3 to 7 years.

GOODWILL

         Goodwill represents the excess of the aggregate purchase price paid by the Company in acquisitions accounted for as purchases over the fair value of the net tangible assets acquired. Goodwill is amortized on a straight-line basis over 25 years.

ACCOUNTING FOR THE IMPAIRMENT OF LONG-LIVED ASSETS

         The Company evaluates its goodwill and other long-term assets for impairment and assesses their recoverability based upon anticipated future cash flows. If facts and circumstances lead the Company's management to believe that the cost of one of its assets may be impaired, the Company will (a) evaluate the extent to which that cost is recoverable by comparing the future undiscounted cash flows estimated to be associated with that asset to the asset's carrying amount and (b) write-down that carrying amount to market value or discounted cash flow value to the extent necessary.

WARRANTIES

         The Company provides its customers with various warranty programs on its products and services. The Company provides an accrual for future warranty costs based upon the relationship of prior years' revenues to actual warranty costs. It is the Company's practice to classify the entire warranty accrual as a current liability.

REVENUE AND COST RECOGNITION

         The Company recognizes revenues from fixed-price contracts on the completed-contract method since the contracts are of a short duration. A contract is considered complete when the home improvement product has been installed.

         Contract costs include all direct material and labor costs and those indirect costs related to contract performance such as indirect labor and supplies. General and administrative costs are charged to expense as incurred. Provisions for estimated losses on uncompleted contracts are made in the period in which such losses are determined.

         Costs in excess of amounts billed are classified under current assets as costs in excess of billings on uncompleted contracts. Billings in excess of costs are classified under current liabilities as billings in excess of costs on uncompleted contracts.

         The Company recognizes revenues generated from unaffiliated customers in the manufacturing segment as product is shipped and title passes.

ADVERTISING COSTS

         The Company expenses advertising costs as incurred. Advertising expense was $64,421 in 1997, $1,578,685 in 1998, and $4,271,594 in 1999.

INCOME TAXES

         Prior to July 1, 1997, the Company was taxed as a sole proprietorship whereby taxable income or loss was passed on to the proprietor. At July 1, 1997, under the provisions of the Internal Revenue Code, the Company was incorporated and elected to be taxed as a "C" corporation. The Company filed a consolidated return for federal income tax purposes for its first tax year-end as of May 31, 1998. The Company changed its tax reporting year-end to a calendar year basis effective December 31, 1998. Income taxes are

                           THERMOVIEW INDUSTRIES, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                                DECEMBER 31, 1999

provided for under the liability method, which takes into account differences between financial statement treatment and tax treatment of certain transactions.

LOSS PER COMMON SHARE

         Loss per common share is calculated in accordance with Statement of Financial Accounting Standards ("SFAS") No. 128, "EARNINGS PER SHARE." The Company calculates basic earnings per common share using the weighted average number of shares outstanding for the period. The weighted average number of shares outstanding for the year ended December 31, 1999, includes shares related to a stock purchase warrant that can be exercised for nominal cash consideration (see Note 8). Diluted earnings per common share include both the weighted average number of shares and any common share equivalents such as options or warrants in the calculation. As the Company recorded losses in 1998 and 1999, common share equivalents outstanding would be anti-dilutive, and as such, have not been included in weighted average shares outstanding. Basic and diluted loss per common share for the year ended December 31, 1997, is not presented as this information is not meaningful since the Company operated as a sole proprietorship until July 1, 1997.

STOCK OPTIONS

         These financial statements include the disclosure requirements of SFAS No. 123, "ACCOUNTING FOR STOCK-BASED COMPENSATION." With respect to accounting for stock options, as permitted under SFAS No. 123, the Company has retained the intrinsic value method prescribed by Accounting Principles Board Opinion No. 25 (APB 25), "ACCOUNTING FOR STOCK ISSUED TO EMPLOYEES," and related interpretations.

COMPREHENSIVE INCOME

         In June 1997, the FASB issued SFAS No. 130, "REPORTING COMPREHENSIVE INCOME." SFAS 130 requires all non-owner changes in equity that are excluded from net earnings under existing FASB standards be included as comprehensive income. The Company has not had any transactions that directly affect equity other than those transactions with owners in their capacity as owners.

USE OF ESTIMATES

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. Estimates also affect the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

RECLASSIFICATIONS

         Certain prior year amounts have been reclassified in the consolidated financial statements to conform with 1999 classifications.

                           THERMOVIEW INDUSTRIES, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                                DECEMBER 31, 1999

3.  BUSINESS COMBINATIONS

         During 1998 and 1999, the Company acquired twelve companies. Information about these transactions is summarized as follows which includes the additional consideration discussed below:



                                                                        COST OF ACQUIRED COMPANY
                                                                          STOCK ISSUED (COMMON
                                                            CASH         STOCK EXCEPT AS NOTED
                                            DATE OF       AND DUE            IN (b) BELOW)
            ACQUIRED COMPANY              ACQUISITION    TO SELLERS      SHARES         VALUE        TOTAL COST
            ----------------              -----------    ----------      ------         -----        ----------
American Home Developers Co., Inc........   04/25/98   $    1,201,861      259,058  $   6,379,044  $    7,580,905
Primax Window Co.........................   04/30/98        1,584,080      180,725      4,057,254       5,641,334
The Rolox Companies......................   04/30/98        3,819,812      374,058      8,705,826      12,525,638
TD Windows, Inc..........................   05/15/98          311,031            -              -         311,031
American Home Remodeling.................   07/10/98        3,192,824      122,415      3,044,165       6,236,989
Five Star Builders, Inc..................   07/12/98        2,666,245      116,667      2,658,600       5,324,845
NuView Industries, Inc...................   07/21/98        1,190,484          725         15,653       1,206,137
Leingang Siding and Window, Inc..........   08/14/98        2,907,971       29,255        451,949       3,359,920
Thermal Line Windows, LLP (a)............   08/14/98        5,155,442      203,682      1,257,069       6,412,511
Thomas Construction, Inc. (b)............   01/04/99       17,562,349      500,475      3,800,000      21,362,349
Precision Window Mfg., Inc...............   01/05/99        3,074,862       37,351        540,000       3,614,862
The Thermo-Shield Companies..............   03/01/99        4,596,898      185,006      3,149,952       7,746,850
                                                       -------------- ------------  -------------  --------------
                                                       $   47,263,859    2,009,417  $  34,059,512  $   81,323,371
                                                       ============== ============  =============  ==============
------------------------------------------------------------------------------------------------------------------

    (a) Includes the acquisition of North Country Thermal Line, Inc. in November 1998 for $277,926 cash and 20,973 shares of common stock valued at $324,000.

    (b) Stock issued in connection with the acquisition of Thomas Construction, Inc. includes 400,000 shares of Series B preferred stock valued at $2,000,000. (These shares were converted into 133,334 shares of common stock following the closing of the public offering discussed in Note 11.) All other shares and values represent common stock.

         The above acquisitions have been accounted for as purchase transactions and, accordingly, the results of operations of the acquired businesses have been included in the consolidated financial statements since the respective acquisition dates. These companies are engaged primarily in the businesses of manufacturing replacement windows or selling and installing them in the residential retail market. The accompanying consolidated balance sheets as of December 31, 1998 and 1999 include allocations of the respective purchase prices to the assets acquired and liabilities assumed based on estimates of fair value with the excess of cost over the fair value of net assets acquired recorded as goodwill.

         The terms of certain of the Company's acquisition agreements provide for additional consideration to be paid if the acquired entities' results of operations exceed certain targeted levels, generally for a period of three years subsequent to the acquisition dates. Targeted levels are generally set at the annual earnings of the acquired entities before interest and taxes, allowing for the add back of certain salaries and other costs that will not be incurred on a post-acquisition basis. Such additional consideration is paid in cash and with shares of the Company's common stock, and is recorded when earned as additional purchase price. Goodwill is increased for any additional purchase price.

         During 1998, additional consideration was paid in cash totaling $150,000. Also, $1,000,481 was recorded as a liability as of December 31, 1998 for future cash payments, and 79,258 additional common shares (valued at $1,224,430) were reported as issued and outstanding to satisfy obligations for additional earned consideration.

         During 1999, additional consideration was paid in cash totaling $2,500,481 and 18,000 common shares (valued at $270,000). Also, $8,085,000 was recorded as a liability as of December 31, 1999 ($1,000,000 was paid in February 2000 and the remaining $7,085,000 has been classified as noncurrent since this portion of the liability was satisfied by issuing 1,417,000 shares of 12% Series

                           THERMOVIEW INDUSTRIES, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                                DECEMBER 31, 1999

3.  BUSINESS COMBINATIONS (CONTINUED)

D cumulative preferred stock as discussed in Note 16), and 153,679 additional common shares (valued at $484,590) were reported as issued and outstanding to satisfy obligations for additional earned consideration.

         The following unaudited pro forma consolidated results of operations are presented as if the acquisitions of the twelve purchased companies had occurred on January 1, 1998:

                                                                            YEAR ENDED DECEMBER 31,
(UNAUDITED)                                                                1998                 1999
                                                                           ----                 ----
Net revenues......................................................  $     102,115,345    $   110,700,351
Net loss..........................................................         (5,632,834)        (1,628,742)
Net loss applicable to common stockholders........................        (15,957,617)        (6,125,931)
Basic and diluted loss per common share...........................              (3.28)             (1.18)

         The pro forma consolidated results of operations include adjustments to give effect to amortization of goodwill, interest expense, preferred stock dividends, and certain other adjustments, together with related income tax effects. The pro forma consolidated results of operations do not reflect any corporate expenses prior to April 15, 1998, since corporate activities did not commence until then. The unaudited pro forma information is not necessarily indicative of the results of operations that would have occurred had the acquisitions occurred on January 1, 1998 or of the future results of the combined operations.

4.  PROPERTY AND EQUIPMENT

         Property and equipment at December 31 consists of the following:

                                                                            1998                1999
                                                                     -------------------- ------------------
Building improvements..............................................  $       469,107      $         639,550
Manufacturing equipment............................................          705,632              1,103,546
Furniture, fixtures and equipment..................................          368,311                736,705
Computer equipment and software....................................          649,722              1,299,783
Autos and trucks...................................................          804,003              1,069,199
                                                                     -------------------- ------------------
                                                                           2,996,775              4,848,783
Less accumulated depreciation......................................         (315,880)            (1,169,604)
                                                                     -------------------- ------------------
                                                                     $     2,680,895      $       3,679,179
                                                                     ==================== ==================

         During the fiscal year 1999, $673,458 of additions to property and equipment were financed.

5.  UNCOMPLETED CONTRACTS

         Costs and billings on uncompleted contracts at December 31 are as follows:

                                                                               1998              1999
                                                                         ----------------- -----------------
Costs incurred on uncompleted contracts................................   $      846,051    $     2,022,432
Billings to date.......................................................          808,203          1,679,091
                                                                         ----------------- -----------------
                                                                          $       37,848    $       343,341
                                                                         ================= =================

         These amounts are included in the accompanying consolidated balance sheets under the following captions:

                                                                               1998              1999
                                                                         ----------------- -----------------
Costs in excess of billings on uncompleted contracts...................   $      604,550    $     1,274,073
Billings in excess of costs on uncompleted contracts...................         (566,702)          (930,732)
                                                                         ----------------- -----------------
                                                                          $       37,848    $       343,341
                                                                         ================= =================

                           THERMOVIEW INDUSTRIES, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                                DECEMBER 31, 1999

6.  LEASES

         The Company and its subsidiaries are lessees under various operating lease agreements for office space, manufacturing facilities, warehouses, equipment and other properties. The Company in general is responsible for all taxes, insurance and utility expenses associated with these leases. Lease renewal options are present in many of the lease arrangements, and range in renewal periods from one to five years. Future minimum rental commitments at December 31, 1999, are as follows:

                          RELATED PARTY          OTHER
YEAR                         LEASES              LEASES               TOTAL
----                   ------------------- ------------------- --------------------
2000..............     $      1,168,319    $      1,342,230    $       2,510,549
2001..............            1,034,088             797,601            1,831,689
2002..............              830,928             655,473            1,486,401
2003..............              683,142             616,903            1,300,045
2004..............              573,300             515,712            1,089,012
Thereafter........            3,228,500              38,613            3,267,113
                       ------------------- ------------------- --------------------
Total.............     $      7,518,277    $      3,966,532    $      11,484,809
                       =================== =================== ====================

         Rent expense was $88,053, $722,465 and $2,122,111 for the years ended December 31, 1997, 1998 and 1999, respectively. Of these amounts, related party rent expense was $6,500 in 1997, $296,123 in 1998 and $1,164,116 in 1999.

         The Company has a $750,000 equipment lease line with a bank of which $151,000 is available at March 31, 2000. The lease line is being used for computer hardware, software and manufacturing equipment.

7.  ACCRUED EXPENSES

         Accrued expenses as of December 31 consist of the following:

                                                      1998             1999
                                                ----------------- ----------------
Payroll and related.........................    $     1,249,963   $     1,661,028
Warranties..................................            209,655           431,481
Professional fees...........................            619,830           330,000
Other.......................................            695,991           856,415
                                                ----------------- ----------------
                                                $     2,775,439   $     3,278,924
                                                ================= ================


8.  LONG-TERM DEBT

         Long-term debt at December 31 consists of the following:

                                                                                                   1998              1999
                                                                                             ----------------- ----------------
Bank revolving line of credit................................................................$      5,250,000  $     14,969,991
Senior subordinated promissory note..........................................................         -               5,999,998
Related party note payable...................................................................       1,500,000                 -
Note payable to seller of business acquired by Company, with an interest rate of 5.5%........       1,500,000                 -
Note payable to bank, with an interest rate of 9%, maturing in March 2004, with monthly
     payments of principal and interest totaling $4,424......................................         227,580           188,169
Note  payable to bank,  with an interest  rate of 7.23%,  maturing in March  2002,  with
     monthly payments of principal and interest totaling $11,494.............................             -             275,841
Note payable to bank, with an interest rate of 9.25%.........................................         253,822                 -
Other........................................................................................         474,421           324,795
                                                                                             ----------------- -----------------
                                                                                                    9,205,823        21,758,794

Less current portion.........................................................................         595,754           358,920
                                                                                             ----------------- -----------------
Long-term portion............................................................................$      8,610,069  $     21,399,874
                                                                                             ================= =================

                           THERMOVIEW INDUSTRIES, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                                DECEMBER 31, 1999

8.  LONG-TERM DEBT (CONTINUED)


         The following is a schedule by years of future maturities of long-term debt as of December 31, 1999:

                  2000.........................................$         358,920
                  2001.........................................       15,227,494
                  2002.........................................        6,096,354
                  2003.........................................           61,180
                  2004.........................................           14,846
                                                               -----------------
                    Total......................................$      21,758,794
                                                               =================

         On April 20, 1998, the Company entered into an agreement with a venture capital firm for a $5,000,000 revolving line of credit expiring on April 20, 2003, with interest at prime plus 1%. The line required an origination fee of $25,000. A stockholder, who also is an officer and director of the Company, and a stockholder/director of the Company have an ownership interest in the venture capital firm. There was no balance outstanding on this line at December 31, 1998, and in September 1999 the venture capital firm terminated the commitment to provide the revolving line of credit.

         On August 31, 1998, the Company entered into a loan agreement with PNC Bank, N.A., for a $15,000,000 revolving credit facility. The interest rate is a LIBOR-based variable rate which was 7.84% at December 31, 1998 and 8.69% at December 31, 1999. Interest on the line of credit is payable quarterly and principal is payable in full at maturity. On April 14, 2000, the maturity date of the credit facility was extended from January 1, 2001 to May 1, 2001. Four stockholders of the Company (two of whom are also officers and directors of the Company) also agreed to guarantee a total of $3,000,000 of the credit facility for fees equal to an annual rate of 5% from April 2000 through June 2000 and 10% thereafter subject to Board of Director approval.

         On December 18, 1998, the Company executed a $5,500,000 short-term unsecured subordinated promissory note in favor of four stockholders of the Company. Three of the four stockholders are also officers and directors of the Company. The principal amount outstanding under the note at December 31, 1998, was $1,500,000. The interest rate was a LIBOR-based variable rate which was 9.59% at December 31, 1998. As of December 31, 1998, the lenders were also due a loan origination fee of $250,000 which was amortized over the term of the note.

         On July 8, 1999, the Company entered into a senior subordinated promissory note agreement with GE Capital Equity Investments, Inc. (GE) for $10,000,000. Terms of the agreement require 12% interest, payable quarterly. The agreement provides for redemption in whole or in part at the Company's option at a 103% premium the first year, 102% the second year and 101% the third year. The Company must redeem $10,000,000 (or such lesser amount as then may be outstanding) without premium on the maturity date in July 2002. Upon a change in control of the Company, GE has the option to require the Company to redeem all or a portion of the note with a premium due as set forth above.

         In connection with the loan agreement, GE was issued a warrant with the right to purchase 555,343 shares of common stock at any time at $.03 per share (the number of shares being subject to adjustment in certain circumstances) until July 2007. The portion of the proceeds from this loan allocable to the detachable stock purchase warrant amounting to $4,800,000 has been accounted for as paid-in capital (less a prorata share of issue costs of $339,452) with the resulting discount, as well as a prorata share of issue costs of $360,303 to be accounted for as additional interest over the term of the loan. GE has certain demand and piggy-back registration rights with respect to common stock underlying the warrant.

         A portion of the proceeds of the loan was used to retire the $5,500,000 related-party loan discussed above and a portion of the $1,500,000 seller note which was outstanding at December 31, 1998.

         Both the related party note and the note payable to seller were classified as long-term at December 31, 1998, since the Company had the ability and the intent to refinance these obligations on a long-term basis.

         On October 14, 1999, the Company secured a $2,500,000 line of credit from PNC Bank, N.A., with interest at prime plus 1%. In accordance with its terms, the $2,125,000 that had been drawn on the line was repaid from proceeds of the Company's public common stock offering discussed in Note 11. The line was guaranteed by four of the Company's stockholders for fees of $100,000. Three of the four stockholders are also directors of the Company.

                           THERMOVIEW INDUSTRIES, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                                DECEMBER 31, 1999

8.  LONG-TERM DEBT (CONTINUED)

         Under the Company's financing arrangements, substantially all of the Company's assets are pledged as collateral. The Company is required to maintain certain financial ratios and to comply with various other covenants and restrictions under the terms of the financing agreements, including restriction as to the payment of dividends, other than preferred stock dividends, and the incurrence of additional indebtedness. The Company has violated covenants at December 31, 1999 and through March 30, 2000. PNC Bank, N.A., and GE have waived these covenant violations and have reset financial covenants to accommodate compliance at March 31, 2000, and in the future.

         Cash paid for interest was $90,032, $383,244 and $3,024,338 for 1997,
1998 and 1999, respectively.

         Interest expense on related party debt was $93,611 and $170,824 for 1998 and 1999, respectively.

9.  MANDATORILY REDEEMABLE SERIES C CONVERTIBLE PREFERRED STOCK

         On April 19, 1999, the Board of Directors authorized the Company to issue up to 25,000 shares of Series C preferred stock.

         On April 23, 1999, Brown Simpson Growth Fund, L.P., a New York limited partnership, and Brown Simpson Growth Fund, Ltd., a Grand Cayman, Cayman Islands limited partnership (the Funds), pursuant to a securities purchase agreement, purchased 6,000 shares of Series C preferred stock at $1,000 per share for a total investment of $6,000,000.

         The Series C preferred stock has a liquidation preference of and is redeemable at $1,000 per share, with certain other preferences, rights, voting powers, restrictions and limitations as to dividends, qualifications and terms and conditions of redemption. Dividend payments (9.6% per annum) are to be 70% cash and 30% Company common stock. The Series C preferred stock is convertible at any time, in whole, or in part, at the option of the holder into shares of common stock, at a conversion price (initially equivalent to a conversion rate of approximately 67 shares of common stock for each share of Series C preferred stock). Additionally, the Series C preferred stock is redeemable at the option of the holder: (i) on October 23, 2000, or (ii) on April 23, 2002, and (iii) immediately upon the occurrence of certain events of redemption, but only in the event such redemption would not violate the Company's senior debt agreements then in effect. The Company has no right to require redemption or conversion of the Series C preferred stock.

         In conjunction with the issuance of the Series C preferred stock, the Company issued to the Funds warrants to purchase up to a total of 400,000 shares of common stock at $21.00 per share (the number of shares and exercise price being subject to adjustment in certain circumstances) at any time until April 22, 2004. Additionally, the Company and the Funds entered into a registration rights agreement whereby the Company agreed to register 150% of the shares of common stock issuable upon conversion of the Series C preferred stock and exercise of the warrants. The Company filed a registration statement on Form S-1 with the Securities and Exchange Commission (SEC) in December 1999 registering the aforementioned shares. The Company has agreed to keep the registration statement effective for four years after the date the SEC declared the registration statement effective unless the Funds have sold all of the common stock covered by the registration statement or unless the Funds may sell the common stock without volume restrictions pursuant to Rule 144 under the Securities Act of 1933, as amended. For every month in which (i) the Company has failed to keep the registration statement effective as required, or (ii) the common stock is not listed or quoted on a national securities exchange, the Funds have the right to require the Company to pay them a cash penalty equal to 2% of the product of the number of shares of Series C preferred stock then outstanding and $1,000. The registration rights agreement also grants the Funds certain other demand and piggy-back registration rights.

         The portion of the proceeds from this mandatorily redeemable preferred stock issue equal to the estimated fair value of the detachable stock purchase warrants amounting to $1,980,000 has been allocated to paid-in capital (less a prorata share of issue costs of $196,330) with the resulting discount, as well as a prorata share of issue costs of $398,610, being accounted for as additional dividends to the preferred stockholders from the date of issue to the earliest redemption date (October 23, 2000). In addition, since the Series C preferred stock has a beneficial conversion feature at the date of issue, $1,200,000 is included in non-cash preferred dividends in the accompanying consolidated statement of operations for the year ended December 31, 1999.

                           THERMOVIEW INDUSTRIES, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                                DECEMBER 31, 1999

9.  MANDATORILY REDEEMABLE SERIES C CONVERTIBLE PREFERRED STOCK (CONTINUED)

         In August 1999, the Company amended the exercise price of the aforementioned warrants to $18.00 per share in exchange for a commitment of the holders to refrain from selling any securities of the Company until January 31, 2000. The estimated increase in fair value of the warrants amounting to $180,000 as the result of the change in the exercise price is being accounted for as additional dividends to the preferred stockholders from August 1999 through January 2000.

10.  INCOME TAXES

         Significant components of income tax expense (benefit) for the years ended December 31, 1997, 1998 and 1999 are as follows:

                                                        1997              1998             1999
                                                   ---------------- ------------------ -------------

Current:
   Federal....................................     $           -    $               -  $          -
   State......................................                 -              147,000       310,000
                                                   ---------------- ------------------ -------------
                                                               -              147,000       310,000
Deferred:
   Federal....................................          (211,000)          (1,112,000)       58,000
   State......................................           (55,000)            (183,000)        2,000
                                                   ---------------- ------------------ -------------
                                                        (266,000)          (1,295,000)       60,000
                                                   ---------------- ------------------ -------------
Income tax expense (benefit)..................     $    (266,000)         $(1,148,000) $    370,000
                                                   ================ ================== =============

         A reconciliation of income tax expense (benefit) with the expected amount computed by applying the federal statutory income tax rate to loss before income taxes for the years ended December 31, 1997, 1998 and 1999 is as follows:

                                                                         1997         1998         1999
                                                                     ------------- ------------ ------------
Income tax benefit computed at federal statutory tax rate..........     (34.0)%       (34.0)%      (34.0)%
State taxes, net of federal benefit................................      (4.8)          (.4)        15.9
Nondeductible expense related to sales of common stock to employees       -            11.7          -
Nondeductible merger and acquisition cost..........................      21.2           1.4          -
Nondeductible goodwill amortization................................       -             4.3         43.2
Effect  of  sole   proprietor's   income   taxed  on   proprietor's
  individual return................................................     (18.5)          -            -
Other                                                                     (.2)          -            3.7
                                                                     ------------- ------------ ------------
     Total.........................................................     (36.3)%       (17.0)%       28.8%
                                                                     ============= ============ ============

         Significant components of deferred income taxes as of December 31 are as follows:

                                                                                1998             1999
                                                                          ----------------- ----------------
Net operating loss carryforwards........................................  $       278,000   $       502,000
Allowance for doubtful accounts.........................................           94,000           190,000
Compensation expense related to stock options...........................        1,270,000         1,270,000
Warranties..............................................................           84,000           172,000
Amortization of goodwill................................................          (18,000)         (500,000)
Other...................................................................           80,000            94,000
                                                                          ----------------- ----------------
Net deferred tax assets.................................................  $     1,788,000   $     1,728,000
                                                                          ================= ================

         As of December 31, 1999, the Company has net operating loss carryforwards of approximately $1,256,000 for federal income tax purposes. These net operating losses expire in 2017 and 2018. The Company believes it is more likely than not that future earnings will be sufficient to ensure the realization of its deferred tax assets.

                           THERMOVIEW INDUSTRIES, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                                DECEMBER 31, 1999

10.  INCOME TAXES (CONTINUED)

         No income taxes were paid in 1997. Cash paid for income taxes was $17,614 in 1998 and $342,362 in 1999.

11.  STOCKHOLDERS' EQUITY

         On January 20, 2000, the Company's Board of Directors approved reducing the amount of authorized shares of common stock to 25 million shares and preferred stock to 5 million shares. The reduction in authorized shares is subject to stockholder approval at the next annual stockholder meeting.

SERIES A AND B PREFERRED STOCK

         On June 12, 1998, the Company commenced a Series A preferred stock offering for the sale of a maximum of 4,000,000 shares of its 10% Cumulative Convertible Series A preferred stock (the "Series A preferred stock") at $5.00 per share. On October 15, 1998, the date the preferred stock offering terminated, 2,980,000 shares of Series A preferred stock had been sold and the Company collected $14,513,583 in proceeds, after issuance costs.

         In October 1998, the Company's Board of Directors authorized the Company to issue up to 4,000,000 shares of 10% Cumulative Series B preferred stock (the "Series B preferred stock") to be used as consideration in certain acquisitions. The Series B preferred stock had terms substantially identical to the Series A preferred stock described above. As mentioned in Note 3, 400,000 shares of Series B preferred stock were issued as partial consideration for a January 1999 acquisition.

         At December 31, 1999, following the closing of the public offering of common stock discussed below, all of the shares of Series A and Series B preferred stock were converted into 1,126,667 shares of common stock pursuant to the terms of the preferred stock.

         Dividends on the shares of Series A and Series B preferred stock at an annual rate of 50 cents per share were cumulative from the date of original issuance and were payable quarterly in arrears. Because of the beneficial conversion feature of the Series A preferred stock relative to the OTC Bulletin Board price of common stock at the date of issue, the Company has included $9,539,678 of dividends in addition to cash dividends paid as an amount attributable to preferred stockholders in the accompanying consolidated statement of operations for the year ended December 31, 1998.

COMMON STOCK

         On July 1, 1997, in connection with the Company's initial capitalization, the Company issued 1,859,245 shares of common stock to the President of the Company, at that time, and his family members in exchange for assets and liabilities having a net book deficiency of $290,867 at historical cost. The Company also issued 762,722 shares of the Company's common stock to various outside investors in exchange for assets having a fair value of $434,125.

         In the last quarter of 1997, the Company issued 316,562 shares of common stock in two private placements for net proceeds of $897,275. During the first quarter of 1998, the Company completed these private placements by issuing an additional 181,472 shares for net proceeds of $613,650.

         As more fully described in Note 1, on April 15, 1998, the Company acquired all of the outstanding common stock of Thermo-Tilt in a reverse merger.

         During 1998, the Company issued 1,114,906 shares of common stock having a fair value of $25,814,970 in connection with the acquisition of nine companies and retired 91,284 shares of its common stock which were purchased for $2,139,930.

         During 1999, the Company issued 322,832 shares of common stock having a fair value of $5,489,952 in connection with the acquisition of three companies. Also, 171,679 shares of common stock having a fair value of $754,590 were issued as additional consideration for prior acquisitions.

                           THERMOVIEW INDUSTRIES, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                                DECEMBER 31, 1999

11.  STOCKHOLDERS' EQUITY (CONTINUED)

         On September 9, 1999, the Board of Directors declared a one-for-three reverse common stock split which became effective on October 6, 1999. The reverse stock split was voted on and approved by stockholders on September 23, 1999.

         On December 2, 1999, the Company closed a public offering and sold 1,255,000 shares of common stock at $5.50 per share. The proceeds of this offering amounted to $3,249,849 net of expenses. Expenses of the offering included $257,000 assigned to the value of warrants issued to the underwriters to purchase 125,500 shares of common stock at an exercise price of $7.98 per share. The warrants become exercisable one year after the effective date of the offering and expire five years after the effective date.

EMPLOYEE STOCK OPTIONS

         In October 1997, the Company issued an option to purchase 492,802 shares of common stock to a company owned by immediate family members of an employee of the Company. The option was granted at $.87 per share, vested one year after the grant date and expires five years after grant date. The exercise price of the option exceeded the estimated fair value of the Company's common stock at the date of grant.

         Prior to April 15, 1998, the Company had no formal employee stock option plan. As such, all options granted to employees prior to April 15, 1998, were non-qualified stock options. The exercise price and terms of any non-qualified options granted are determined at the date of grant.

         During 1998, the Company issued non-qualified, non-plan options to purchase 315,597 shares of common stock to key employees. The options were granted at $3.45 per share which, except for an option to purchase 41,667 shares granted to a key employee, equaled or exceeded the estimated fair value of the common stock at the date of grant. All of these options were fully vested at December 31, 1998 and expire five years from the date of grant. The Company recognized expense of $1,098,750 in 1998 in connection with the option for 41,667 shares.

         On April 15, 1998, the Company adopted the 1998 Employee Stock Option Plan (the "1998 Plan"). Under the 1998 Plan, qualified or non-qualified stock options for up to 500,000 shares may be granted to key employees. The exercise price and terms of any options granted are determined at the date of grant.

         During 1998, the Company issued options to purchase 376,667 shares of common stock under the 1998 Plan. The options were granted at exercise prices ranging from $3.45 to $6.90 per share which, except for options to purchase 110,000 shares, equaled or exceeded the estimated fair value of the common stock at the date of grant. The Company recognized expense of $2,076,000 in 1998 in connection with the options for 110,000 shares. All of these options were fully vested at December 31, 1998, and expire five to ten years from the date of grant.

         In December 1998, the Company's Board of Directors adopted the 1999 Stock Option Plan (the "1999 Plan") under which qualified or non-qualified options for up to 833,334 shares may be granted to key employees and directors. On January 1, 1999, options for 240,041 shares of common stock were granted to 227 employees of the Company under the 1999 Plan at an exercise price of $15.93 per share. These options vest over a three-year period and expire on July 1, 2003.

         In January 1999, options for 116,667 shares of common stock were granted under the 1998 Plan to certain employees of a business acquired by the Company in January 1999. These options have the same terms as the options granted under the 1999 Plan noted above. The remaining shares available for grant under the 1998 Plan (6,667 shares) were then considered shares reserved under the 1999 Plan.

         In March 1999, the Company granted options for 33,334 shares of common stock under the provisions of the 1999 Plan to an employee of a business acquired in March 1999. The exercise price of the options is $25.86 per share. The options vest equally in March 2004 and March 2005 and expire on March 23, 2009.

         In April 1999, the Company granted options for 16,000 shares of common stock under the provisions of the 1999 Plan to certain employees of a business acquired in January 1999. The exercise price of the options is $19.38 per share. The options vest over a three-year period and expire on April 16, 2009.

                           THERMOVIEW INDUSTRIES, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                                DECEMBER 31, 1999

11.  STOCKHOLDERS' EQUITY (CONTINUED)

         The Company granted qualified options for 7,500 shares of common stock with an exercise price of $11.64 to three non-employee directors in May 1999 under the 1999 Plan. The options vest over a three-year period and expire on May 10, 2009.

         In July 1999, options for 161,667 shares of common stock were granted under the Company's 1999 Stock Option Plan. The exercise price of the options is $11.43 per share. Vesting of 124,167 shares occurred on July 29, 1999, and the remaining 37,500 shares vest on July 29, 2000.

         Pursuant to SFAS No. 123, "ACCOUNTING FOR STOCK-BASED COMPENSATION," the Company has elected to account for its employee stock options under APB No. 25, "ACCOUNTING FOR STOCK ISSUED TO EMPLOYEES." Accordingly, no compensation cost has been recognized for employee options except as noted above. Had compensation cost for employee options been determined based on the fair value at the grant date consistent with SFAS No. 123, the Company's net loss and loss per share would have been as follows:


Net loss:                                                1997              1998                1999
                                                   ---------------------------------------------------------
  As reported..................................... $     (466,228)  $      (5,605,096)  $      (1,656,702)
  Pro forma.......................................       (491,730)         (6,395,335)         (2,614,269)
Net loss attributable to common stockholders:
  As reported.....................................       (864,497)        (15,729,879)         (6,153,891)
  Pro forma.......................................       (889,999)        (16,520,118)         (7,111,458)
Basic and diluted loss per common share:
  As reported.....................................                              (3.96)              (1.19)
  Pro forma.......................................                              (4.16)              (1.38)

         The fair value of each option grant to employees was estimated on the date of grant using the Black Scholes option-pricing model with the following weighted average assumptions:

                                                                      1998              1999
                                                                ------------------ ----------------
Interest rate..............................................          5.00%               5.02%
Dividends..................................................              -                   -
Expected volatility........................................           2.21                .753
Expected life in years.....................................              3                   5

                           THERMOVIEW INDUSTRIES, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                                DECEMBER 31, 1999

11.  STOCKHOLDERS' EQUITY (CONTINUED)

         Stock option activity is summarized as follows:

                                                    1997               1998             1999
                                              ------------------ ----------------- ----------------
Outstanding, January 1...................                     -           492,802        1,185,065
Granted..................................               492,802           692,263          575,209
Exercised................................                     -                 -                -
Canceled.................................                     -                 -         (85,615)
                                              ------------------ ----------------- ----------------

Outstanding, December 31.................               492,802         1,185,065        1,674,659
                                              ================== ================= ================

Exercisable..............................                     -         1,185,065        1,399,710

Available for grant......................                     -           123,334          467,073

Average price per share:
  Outstanding, January 1.................          $          -      $      .87        $     2.67
  Granted................................                 .87              3.96             15.28
  Exercised..............................                     -                -                 -
  Outstanding, December 31...............                 .87              2.67              6.32
  Exercisable, December 31...............                     -            2.67              4.30

Weighted  average  grant  date fair value of
  options................................          $      .27        $     3.75        $     7.81

         The following table summarizes information about employee stock options outstanding at December 31, 1999:

                       OPTIONS OUTSTANDING
------------------------------------------------------------------             WEIGHTED-AVERAGE
       NUMBER OUTSTANDING                  EXERCISE PRICE                 REMAINING CONTRACTUAL LIFE
---------------------------------- ------------------------------- -----------------------------------------
              492,802                         $  0.87                           33 months
              582,263                            3.45                           67
               43,334                            6.15                          102
               66,666                            6.90                          106
              271,427                           15.93                          108
               33,334                           25.86                          111
               15,666                           19.38                          112
                7,500                           11.64                          113
              161,667                           11.43                          115

NON-EMPLOYEE STOCK OPTIONS AND PURCHASE WARRANTS

         On October 22, 1997, the Company issued options to purchase 43,483 shares of common stock to several consultants for services. The options were granted at $0.87 per share, vested one year after the grant date and expire five years after grant date. Options for 3,334 shares were exercised in 1999. In March 1998, the Company issued options to purchase 43,483 shares of common stock to consultants for services. The options were granted at $3.45 per share and vested immediately. The Company recognized expense of $1,050 and $11,950 for 1997 and 1998, respectively, for all of these options granted to consultants based on an estimate of the fair value of the options granted.

         On November 1, 1998, the Company issued stock warrants to purchase 41,667 shares of common stock at $30 per share to a consultant. The warrants vested immediately and expire five years from the date of issue. No expense was recognized due to the insignificance of the estimated fair value of the warrants.

                           THERMOVIEW INDUSTRIES, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                                DECEMBER 31, 1999

11.  STOCKHOLDERS' EQUITY (CONTINUED)

COMMON STOCK SOLD TO EMPLOYEES BY SIGNIFICANT STOCKHOLDER

         During 1998, a significant stockholder who is a former officer and director of the Company sold 107,828 shares of his Company common stock to certain employees or their children at prices below the OTC Bulletin Board price at the date of sale. The Company recognized expense of $2,322,000 in 1998 in connection with these sales.

COMMON SHARES RESERVED

         The following table summarizes the number of shares of common stock reserved for future issuance as of December 31, 1999:

Employee stock options:
     Options granted..............................................................         1,674,659
     Shares reserved for future grants under 1999 Plan............................           467,073
Series C convertible preferred stock..............................................           400,000
Stock purchase warrants issued in connection with:
     Series C convertible preferred stock.........................................           400,000
     GE senior subordinated promissory note.......................................           555,343
Other stock options and stock purchase warrants...................................           128,633
                                                                                      -------------------
                                                                                           3,625,708
                                                                                      ===================

12.  EMPLOYEE BENEFIT PLANS

         Effective January 1, 1999, the Company established a defined contribution 401(k) profit sharing plan and trust for the benefit of all its employees, subject to certain age and service requirements. Plan participants may make salary reduction contributions to the plan which are subject to Internal Revenue Service contribution limitations. The Company makes matching employer contributions of twenty-five percent of the first six percent of the employees' contributions. Employee contributions vest immediately. Employer contributions vest over a six-year period. The Company contributed $105,328 to this plan in 1999.

         Thermo-Tilt had a 401(k) profit sharing plan established to cover substantially all of its eligible employees. Employee contributions to the plan were elective, and matching contributions by the employer were optional. Thermo-Tilt incurred $14,721 and $13,971 in contribution expense for the years ended December 31, 1997 and 1998, respectively. This plan was merged into the Company's plan in 1999.

         Five of the Company's acquired businesses had existing 401(k) profit sharing plans. The Company has merged these plans into its own plan during 1999 and 2000. These plans had various eligibility requirements and vesting provisions. All of the plans provided for either a predetermined or discretionary employer match. Contribution expense for these plans aggregated $30,081 for the periods since acquisition during 1998 and $86,331 during 1999 until merger with the Company's plan.

13.  RELATED PARTY TRANSACTIONS

         On December 20, 1997, in connection with a building sale-leaseback transaction, the Company began leasing its place of business in Owensboro, Kentucky, from a stockholder. In connection with the sale, the buyer assumed and satisfied debts of the Company in the amount of $620,223. The lease expires December 20, 2002. Future minimum aggregate lease payments required as of December 31, 1999, approximate $234,000. The gain of $55,008 on the transaction has been deferred and is being amortized over the term of the lease. Amortization of the gain on the sale for the years ended December 31, 1997, 1998 and 1999 was $458, $11,005 and $11,003, respectively. Lease expense and the related lease commitment are included in related party amounts disclosed in Note 6.

         During the years ended December 31, 1997 and 1998, the Company had notes receivable at an interest rate of 8% from a company controlled by a relative of a stockholder, who is also an officer and director of the Company. Amounts owed the Company were approximately $181,000 at December 31, 1998. The $181,000 was repaid in January 1999.

                           THERMOVIEW INDUSTRIES, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                                DECEMBER 31, 1999

13.  RELATED PARTY TRANSACTIONS (CONTINUED)

         At December 31, 1998 and 1999, the Company had receivables due from a stockholder, who is also an officer and director of the Company, amounting to $19,006 and $11,331, respectively.

         During 1998, the Company purchased $4,106,375 of windows from a supplier owned by a stockholder, who is also a director and officer of the Company. The net amount owed this supplier at December 31, 1998, was approximately $225,393.

         The Company purchased $1,487,090, $779,518 and $16,279 of windows in 1997, 1998 and 1999, respectively, from a company that is owned by a stockholder of the Company.

14.  CONTINGENCIES

         The Company entered into a 90-day listing agreement in October 1999 with IPO.COM, Inc. under which the Company authorized IPO.COM to include its prospectus on the IPO.COM web site. In addition to hosting the Company's prospectus, IPO.COM provided summary material relating to the Company and its initial public offering on its web site. The IPO.COM web site also provided a direct link to the Company's web site. Although the Company did not intend to create an agency relationship with IPO.COM, and while the Company believes that IPO.COM is not and has not acted as its agent, the listing agreement may have created an agency relationship. If IPO.COM is deemed the Company's agent pursuant to the listing agreement, the summarized material contained in the IPO.COM web site relating to the Company and its initial public offering and the information contained in the Company's web site could constitute a prospectus that does not meet the requirements of the Securities Act of 1933. If the summarized materials relating to the Company in the IPO.COM web site or the materials contained in the Company's web site did constitute a violation of the Securities Act of 1933, investors in the initial public offering would have the right, for a period of one year from the date of their purchase of common stock, to obtain recovery of the consideration they paid for their common stock or, if these persons had already sold the common stock, to sue the Company for damages resulting from their purchase of common stock. These damages could total up to approximately $6.9 million, plus interest, if these investors seek recovery or damages after an entire loss of their investment. Any recovery or damages could adversely impact the Company's liquidity during the period in which a refund is paid. Although the Company cannot be certain as to the ultimate disposition of this matter, it is the opinion of the Company's management, based upon the information available to it, that the expected outcome of this matter will not significantly affect the results of operations and financial condition of the Company.

         On March 3, 2000, Pro Futures Bridge Capital Fund, L.P. and Bridge Capital Partners, Inc. Defined Benefit Pension Plan filed an action titled Pro Futures Bridge Capital Fund, L.P. V. ThermoView Industries, Inc., et al., Civil Action No. 00CV0559 (Colo. Dist. Ct., March 3, 2000) against ThermoView, its directors, certain officers, an employee and a stockholder alleging breach of contract, common law fraud, fraudulent misstatements and omissions in connection with the sale of securities, negligent misrepresentations and breach of fiduciary duty. These claims are in connection with the mandatory conversion of the Company's 10% Series A convertible preferred stock, held by the two funds, into common stock upon completion of the initial public offering in December 1999, and purchases by the two funds of Company common stock from ThermoView stockholders. The funds are seeking rescission of their purchases of the Series A preferred stock in the amount of $3,250,000, plus interest and unspecified damages in connection with their purchases of the common stock. ThermoView is in the process of filing a notice to dismiss certain claims and an answer denying liability in the remainder of the claims. The parties have not conducted discovery in connection with the allegations, and no hearing or trial is scheduled. While ThermoView believes that the claims are without merit and intends to vigorously defend the suit, it is too early in the process to predict the likely outcome of the matter.

         The Company is subject to other legal proceedings and claims which have arisen in the ordinary course of its business and have not been finally adjudicated. Although there can be no assurance as to the ultimate disposition of these matters, it is the opinion of the Company's management, based upon the information available at this time, that the expected outcome of these matters, individually or in the aggregate, will not have a material adverse effect on the results of operations and financial condition of the Company.

15.  SEGMENT INFORMATION

         In 1997, the Company was comprised of only one business unit that operated exclusively in the retail segment designing, selling, and installing vinyl replacement windows. Since dates of acquisition or start up in 1998 and 1999, the Company's thirteen

                          THERMOVIEW INDUSTRIES, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                                DECEMBER 31, 1999

business units had separate management teams and infrastructures that operated primarily in the vinyl replacement windows, doors and related home improvement products industry in various states in the Midwest and in Southern California. The business units have been aggregated into three reportable operating segments: manufacturing, retail and financial services.

MANUFACTURING

         The manufacturing segment includes the businesses that manufacture and sell vinyl replacement windows to the Company's retail segment and to unaffiliated customers.

RETAIL

         The retail segment includes the businesses that design, sell and install vinyl replacement windows, doors and related home improvement products to commercial and retail customers.

FINANCIAL SERVICES

         The financial services segment finances credit sales of the retail segment.

         The accounting policies of the segments are the same as those described in Note 2. Intersegment sales prices are comparable to sales prices charged to unaffiliated customers. The Company evaluates performance based on income from operations of the respective businesses.

         Segment information for 1998 was as follows:

                                                                      FINANCIAL
                                      MANUFACTURING        RETAIL      SERVICES    CORPORATE     CONSOLIDATED
                                     --------------        ------      --------    ---------     ------------
Revenues from external customers....  $      3,365,808  $  34,010,547 $         - $          -  $  37,376,355
Intersegment revenues...............           909,019              -           -            -        909,019
Interest income.....................            10,935         32,050      11,651       14,421         69,057
Interest expense....................            11,009        131,033           -      297,089        439,131
Income (loss) from operations.......           298,156       (779,613)   (188,920)  (5,712,645)    (6,383,022)
Depreciation and amortization.......           100,799      1,108,192       7,895       52,894      1,269,780
Total assets........................         6,894,849     43,553,191     662,234    2,983,348     54,093,622
Additions to long-lived assets:
   Property and equipment...........         1,081,564      1,372,935      76,409      158,832      2,689,740
   Goodwill.........................         3,585,855     38,277,847           -            -     41,863,702

         Segment information for 1999 was as follows:

                                                                         FINANCIAL
                                           MANUFACTURING      RETAIL      SERVICES    CORPORATE    CONSOLIDATED
                                           -------------      -------     --------    ---------    ------------
Revenues from external customers..... $      7,750,935  $  100,208,541 $  237,364  $     1,695   $  108,198,535
Intersegment revenues................        9,305,021               -          -            -        9,305,021
Interest income......................           41,896          24,586     11,109       35,275          112,866
Interest expense.....................           61,930         140,165          -    2,760,165        2,962,260
Income (loss) from operations........          865,256       6,443,942   (545,628)  (5,200,878)       1,562,692
Depreciation and amortization........          539,051       2,959,678     21,275      839,242        4,359,246
Total assets.........................       11,968,541      76,181,934  1,743,867    4,076,842       93,971,184
Additions to long-lived assets:
   Property and equipment............          560,426         960,771      4,786      555,427        2,081,410
   Goodwill..........................        4,241,817      31,702,290          -            -       35,944,107

                           THERMOVIEW INDUSTRIES, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                                DECEMBER 31, 1999

16.  SUBSEQUENT EVENTS

         In March 2000, the Company entered into a license agreement with Research Frontiers Incorporated (Research Frontiers), a Delaware corporation with headquarters located in Woodbury, New York, for the non-exclusive rights to market windows which utilize variable light transmission technology developed by Research Frontiers. The agreement provides for the payment of a royalty of 5% of the net selling price of the licensed products as defined in the agreement to Research Frontiers for products sold by us that incorporate such technology. Additionally, ThermoView has agreed to pay to Research Frontiers a minimum royalty annually for each year of the period of the agreement. The initial term of the license period terminates on December 31, 2003, unless sooner terminated or extended pursuant to the terms of the agreement. The minimum royalty is $50,000 for 2000, $75,000 for 2001 and 2002, and $100,000 for 2003, and is
payable in cash or shares of the Company's common stock at the Company's option.

         In April 2000, the Company completed negotiations to satisfy its obligations under certain earn-out provisions with previous owners of the Company's subsidiaries. As a result of the negotiations, the Board of Directors authorized 1,500,000 shares of 12% Series D cumulative preferred stock ($.001 par value and $5.00 stated value), and the Company then issued 1,417,000 shares to the previous owners in lieu of cash to satisfy $7,085,000 of obligations to them. This amount has been classified as a noncurrent amount due to sellers of acquired businesses in the accompanying consolidated balance sheet, since it has been refinanced with preferred stock. An additional 22,316 shares of Series D preferred stock will be issued to compensate the previous owners for interest earned amounting to $111,580 prior to settlement of the obligations. The Series D preferred stock is senior to the common stock of the Company and is on parity with the Series C preferred stock. The Series D preferred stock will pay cumulative dividends at the rate of $.60 per share annually, or an annual rate of 12%, subject to the availability of such funds and the consent of the senior lender of the Company. The Series D preferred stock has an aggregate liquidation preference of $7,196,580 plus accumulated and unpaid dividends. The shares of Series D preferred stock are redeemable by the Company at its option, in whole or in part, for cash or common stock that equals the liquidation value of the shares redeemed. The shares of Series D preferred stock are not convertible into common stock, have no voting rights and contain no registration rights. A venture capital firm loaned one of the previous owners $1,500,000 at 12% interest, and collateralized the loan with the previous owner's 1,113,500 shares of 12% Series D cumulative preferred stock. A stockholder, who also is an officer and director of the Company, and a stockholder/director of the Company have an ownership interest in the venture capital firm.

                           THERMOVIEW INDUSTRIES, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS

                                                                                           DECEMBER 31,       MARCH 31, 2000
ASSETS                                                                                         1999             (UNAUDITED)
                                                                                        ---------------------------------------
Current assets:
   Cash and equivalents                                                                  $      3,331,721    $      1,028,614
   Receivables:
     Trade                                                                                      5,062,127           3,440,575
     Finance                                                                                       60,000              50,674
     Related party                                                                                 55,554              40,228
     Other                                                                                        337,482             358,119
   Costs in excess of billings on uncompleted contracts                                         1,274,073           1,715,232
   Inventories                                                                                  2,300,643           2,497,802
   Prepaid expenses and other current assets                                                      342,978             575,042
   Deferred income taxes                                                                          322,000             322,000
                                                                                        ----------------------------------------
Total current assets                                                                           13,086,578          10,028,286

Property and equipment, net                                                                     3,679,179           3,767,633

Other assets:
   Goodwill, net                                                                               74,162,341          72,117,524
   Deferred income taxes                                                                        1,406,000           2,661,000
   Finance receivables                                                                            932,411             978,804
   Other assets                                                                                   704,675             579,271
                                                                                        ----------------------------------------
                                                                                               77,205,427          76,336,599
                                                                                        ----------------------------------------

Total assets                                                                             $     93,971,184    $     90,132,518
                                                                                        ========================================

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
   Accounts payable                                                                      $      3,444,402    $      3,163,714
   Due to seller of acquired business                                                           1,000,000                   -
   Accrued expenses                                                                             3,278,924           3,827,478
   Billings in excess of costs on uncompleted contracts                                           930,732           1,779,229
   Income taxes payable                                                                           116,784             108,984
   Current portion of long-term debt                                                              358,920             322,033
                                                                                        ----------------------------------------
Total current liabilities                                                                       9,129,762           9,201,438

Long-term debt                                                                                 21,399,874          21,786,671
Due to sellers of acquired businesses                                                           7,085,000           7,085,000
Other long-term liabilities                                                                        32,542              29,791
Mandatorily redeemable Series C convertible preferred stock, $.001 par value
  (aggregate redemption amount and liquidation preference of $6,000,000);
   25,000 shares authorized; 6,000 shares issued and outstanding                               4,648,550           5,074,985
Stockholders' equity:
   Preferred stock, 50,000,000 shares authorized:
     Series A, $.001 par value; none issued                                                             -                   -
     Series B, $.001 par value; none issued                                                             -                   -
   Common stock, $.001 par value; 100,000,000 shares authorized; 7,389,592 shares issued and outstanding at December 31, 1999 and
     7,324,550 shares issued and outstanding at March 31, 2000                                      7,390               7,325
   Paid-in capital                                                                             59,794,361          57,968,722
   Accumulated deficit                                                                         (8,126,295)        (11,021,414)
                                                                                        ----------------------------------------
Total stockholders' equity                                                                     51,675,456          46,954,633

                                                                                        ----------------------------------------
Total liabilities and stockholders' equity                                               $     93,971,184    $     90,132,518
                                                                                        ========================================

SEE ACCOMPANYING NOTES.

                           THERMOVIEW INDUSTRIES, INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (UNAUDITED)

                                                                                             FOR THE THREE MONTHS ENDED
                                                                                                      MARCH 31,
                                                                                     --------------------------------------------
                                                                                             1999                  2000
                                                                                             ----                  ----
Revenues                                                                              $        21,749,817   $        21,476,416

Cost of revenues earned                                                                         9,764,255            10,382,077
                                                                                     --------------------------------------------

Gross profit                                                                                   11,985,562            11,094,339

Selling, general and administrative expenses                                                   11,542,197            13,088,053
Depreciation expense                                                                              203,205               262,566
Amortization expense                                                                              859,907               868,641
                                                                                     --------------------------------------------

Loss from operations                                                                             (619,747)           (3,124,921)

Interest expense                                                                                 (411,624)           (1,093,320)
Interest income                                                                                    62,331                68,122
                                                                                     --------------------------------------------

Loss before income taxes                                                                         (969,040)           (4,150,119)

Income tax benefit                                                                                133,000             1,255,000
                                                                                     --------------------------------------------

Net loss                                                                                         (836,040)           (2,895,119)

Less preferred stock dividends:
  Cash                                                                                            424,730               100,800
  Non-cash                                                                                              -               469,635
                                                                                     --------------------------------------------

Net loss attributable to common stockholders                                           $       (1,260,770)  $        (3,465,554)
                                                                                     ============================================

Basic and diluted loss per common share                                                $           (0.27)   $            (0.44)
                                                                                     ============================================

Weighted average shares outstanding                                                             4,686,829             7,918,955
                                                                                     ============================================


SEE ACCOMPANYING NOTES.

                           THERMOVIEW INDUSTRIES, INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (UNAUDITED)

                                                                                              FOR THE THREE MONTHS ENDED
                                                                                                      MARCH 31,
                                                                                     --------------------------------------------
                                                                                              1999                  2000
                                                                                              ----                  ----
OPERATING ACTIVITIES
Net loss                                                                               $          (836,040)   $       (2,895,119)
Adjustments to reconcile net loss to net cash provided by (used in) operations:
     Depreciation and amortization                                                               1,063,112             1,131,207
     Deferred income taxes                                                                        (204,000)           (1,255,000)
     Accretion of debt discount                                                                          -               399,999
     Changes in operating assets and liabilities                                                 1,173,137             1,854,422
                                                                                     --------------------------------------------
Net cash provided by (used in) operating activities                                              1,196,209              (764,491)

INVESTING ACTIVITIES
Acquisitions of businesses, net of cash acquired                                               (12,930,033)           (1,027,351)
Payments for purchase of property and equipment                                                   (973,392)             (351,020)
Other                                                                                               58,293                (9,356)
                                                                                     --------------------------------------------
Net cash used in investing activities                                                          (13,845,132)           (1,387,727)

FINANCING ACTIVITIES
Increase in long-term debt                                                                      13,820,000                     -
Payments of long-term debt                                                                         (40,989)              (50,089)
Preferred stock dividends paid in cash                                                                   -              (100,800)
Other                                                                                              (15,000)                    -
                                                                                     --------------------------------------------
Net cash provided by (used in) financing activities                                             13,764,011              (150,889)
                                                                                     --------------------------------------------
Net increase (decrease) in cash and equivalents                                                  1,115,088            (2,303,107)
Cash and equivalents at beginning of period                                                      1,302,797             3,331,721
                                                                                     --------------------------------------------
Cash and equivalents at end of period                                                  $         2,417,885  $          1,028,614
                                                                                     ============================================


SEE ACCOMPANYING NOTES.

                           THERMOVIEW INDUSTRIES, INC.
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                 MARCH 31, 2000
                                   (UNAUDITED)

1.  BASIS OF PRESENTATION

         The accompanying unaudited condensed consolidated financial statements of ThermoView Industries, Inc., ("ThermoView" or "the Company") have been prepared in accordance with accounting principles generally accepted in the United States for interim financial information and with the instructions in
Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by accounting principles generally accepted in the United States for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. ThermoView's business is subject to seasonal variations. The demand for replacement windows and related home improvement products is generally lower during the winter months due to inclement weather. Demand for replacement windows is generally higher in the second and third quarters. Operating results for the three month period ended March 31, 2000, are not necessarily indicative of the results that may be expected for the year ended December 31, 2000.

         For further information, refer to the consolidated financial statements and footnotes thereto included elsewhere in this prospectus.

         Results of operations for the three month period ended March 31, 1999, include the operating results of the Thermo-Shield Companies for March only since they were acquired effective March 1, 1999. Assuming Thermo-Shield Companies had been acquired as of January 1, 1999, the Company's consolidated net revenues and net loss would have been $24,251,633 and $808,080, respectively, for the three months ended March 31, 1999 on a pro forma basis.

2.  INVENTORIES

         Inventories consist principally of components for the manufacturing of windows such as glass, vinyl and other composites.

3.  LOSS PER COMMON SHARE

         Loss per common share is calculated in accordance with Statement of Financial Accounting Standards ("SFAS") No. 128, "EARNINGS PER SHARE." The Company calculates basic earnings per common share using the weighted average number of shares outstanding for the period. The weighted average number of shares outstanding for the three month period ended March 31, 2000, includes shares related to a stock purchase warrant that can be exercised for nominal cash consideration. Diluted earnings per common share include both the weighted average number of shares and any common share equivalents such as options or warrants in the calculation. As the Company recorded losses for the three month periods ended March 31, 1999 and 2000, common share equivalents outstanding would be anti-dilutive, and as such, have not been included in weighted average shares outstanding.

4.  INCOME TAXES

         The benefit for income taxes for the three month periods ended March 31, 1999 and 2000 differs from the amount computed by applying the statutory U.S. Federal income tax rate to loss before income taxes primarily as a result of state taxes and non-deductible goodwill amortization.

5.  SEGMENT INFORMATION

         For the three month periods ended March 31, 1999 and 2000, the Company's business units had separate management teams and infrastructures that operate primarily in the vinyl replacement windows, doors and related home improvement products industry in various states in the Midwest and in Southern California. The business units have been aggregated into three reportable operating segments: manufacturing, retail and financial services.

MANUFACTURING

         The manufacturing segment includes the businesses that manufacture and sell vinyl replacement windows to the Company's retail segment and to unaffiliated customers.

RETAIL

         The retail segment includes the businesses that design, sell and install vinyl replacement windows, doors and related home improvement products to commercial and retail customers.

FINANCIAL SERVICES

         The financial services segment finances credit sales of the retail segment.

Segment information for the three months ended March 31, was as follows:


          FOR THE THREE MONTHS                                                    FINANCIAL
          ENDED MARCH 31, 1999              MANUFACTURING          RETAIL          SERVICES        CORPORATE         CONSOLIDATED
------------------------------------------   ------------          ------          --------        ---------         ------------
Revenues from external customers          $      1,258,886   $      20,472,916  $       18,015  $            -    $      21,749,817
Intersegment revenues                            1,855,789                   -               -               -            1,855,789
Income (loss) from operations                      (46,290)            676,376         (80,946)     (1,168,887)            (619,747)
Total assets                                    11,176,926          67,891,270       1,003,675       2,497,166           82,569,037
          FOR THE THREE MONTHS                                                    FINANCIAL
          ENDED MARCH 31, 2000              MANUFACTURING          RETAIL          SERVICES        CORPORATE         CONSOLIDATED
------------------------------------------  -------------          ------          --------        ---------         ------------
Revenues from external customers          $      1,050,047   $      20,413,441  $      12,928  $              -   $      21,476,416
Intersegment revenues                            1,693,030                   -              -                 -           1,693,030
Income (loss) from operations                     (651,729)         (1,100,699)       (77,396)       (1,295,096)         (3,124,921)
Total assets                                    11,462,480          73,931,787      1,141,486         3,596,765          90,132,518

6.  FINANCING ARRANGEMENTS

         The Company is required to maintain certain financial ratios and to comply with various other covenants and restrictions under the terms of its financing agreements, including restriction as to the payment of dividends, other than certain preferred stock dividends, and the incurrence of additional indebtedness. The Company violated covenants at December 31, 1999 and through March 30, 2000. The Company's principal lenders, PNC Bank, N.A., and GE Capital Equity Investments, Inc. ("GE"), have waived these covenant violations and have reset financial covenants to accommodate compliance at March 31, 2000, and in the future.

         On April 14, 2000, PNC Bank, N.A., extended the maturity date of ThermoView's $15 million credit facility from January 1, 2001 to May 1, 2001. Four stockholders of the Company (two of whom are also officers and directors of the Company) also agreed to guarantee a total of $3 million of the credit facility for fees equal to an annual rate of 5% from April 2000 through June 2000 and 10% thereafter subject to Board of Director approval.

7.  CONTINGENCIES

         The Company entered into a 90-day listing agreement in October 1999 with IPO.COM, Inc. under which the Company authorized IPO.COM to include its prospectus on the IPO.COM web site. In addition to hosting the Company's prospectus, IPO.COM provided summary material relating to the Company and its initial public offering on its web site. The IPO.COM web site also provided a direct link to the Company's web site. Although the Company did not intend to create an agency relationship with IPO.COM, and while the Company believes that IPO.COM is not and has not acted as its agent, the listing agreement may have created an agency relationship. If IPO.COM is deemed the Company's agent pursuant to the listing agreement, the summarized material contained in the IPO.COM web site relating to the Company and its initial public offering and the information contained in the Company's web site could constitute a prospectus that does not meet the requirements of the Securities Act of 1933. If the summarized materials relating to the Company in the IPO.COM web site or the materials contained in the Company's web site did constitute a violation of the Securities Act of 1933, investors in the initial public offering would have the right, for a period of one year from the date of their purchase of common stock, to obtain recovery of the consideration they paid for their common stock or, if these persons had already sold the common stock, to sue the Company for damages resulting from their purchase of common stock. These damages could total up to approximately $6.9 million, plus interest, if these investors seek recovery or damages after an entire loss of their investment. Any recovery or damages could adversely impact the Company's liquidity during the period in which a refund is paid. Although the Company cannot be certain as to the ultimate disposition of this matter, it is the opinion of the Company's management, based upon the information available to it, that the expected outcome of this matter will not significantly affect the results of operations and financial condition of the Company.

         On March 3, 2000, Pro Futures Bridge Capital Fund, L.P. and Bridge Capital Partners, Inc. Defined Benefit Pension Plan filed an action titled Pro Futures Bridge Capital Fund, L.P. V. ThermoView Industries, Inc., et al., Civil Action No. 00CV0559 (Colo. Dist. Ct., March 3, 2000) against ThermoView, its directors, certain officers, an employee and a stockholder alleging breach of contract, common law fraud, fraudulent misstatements and omissions in connection with the sale of securities, negligent misrepresentations and breach of fiduciary duty. These claims are in connection with the mandatory conversion of the Company's 10% Series A convertible preferred stock, held by the two funds, into common stock upon completion of the initial public offering in December 1999, and purchases by the two funds of Company common stock from ThermoView stockholders. The funds are seeking rescission of their purchases of the Series A preferred stock in the amount of $3,250,000, plus interest and unspecified damages in connection with their purchases of the common stock. ThermoView has filed a notice to dismiss certain claims and an answer denying liability in the remainder of the claims. The parties have not conducted discovery in connection with the allegations, and no hearing or trial is scheduled. While ThermoView believes that the claims are without merit and intends to vigorously defend the suit, it is too early in the process to predict the likely outcome of the matter.

         The Company is subject to other legal proceedings and claims which have arisen in the ordinary course of its business and have not been finally adjudicated. Although there can be no assurance as to the ultimate disposition of these matters, it is the opinion of the Company's management, based upon the information available at this time, that the expected outcome of these matters, individually or in the aggregate, will not have a material adverse effect on the results of operations and financial condition of the Company.

8.  SUBSEQUENT EVENTS

         In April 2000, the Company completed negotiations to satisfy its obligations under certain earn-out provisions with previous owners of the Company's subsidiaries. As a result of the negotiations, the Board of Directors authorized 1,500,000 shares of 12% Series D cumulative preferred stock ($.001 par value and $5.00 stated value), and the Company then issued 1,417,000 shares to the previous owners in lieu of cash to satisfy $7,085,000 of obligations to them. This amount has been classified as a noncurrent amount due to sellers of acquired businesses in the accompanying condensed consolidated balance sheets, since it has been refinanced with preferred stock. An additional 22,316 shares of Series D preferred stock will be issued to compensate the previous owners for interest earned amounting to $111,580 prior to settlement of the obligations. The Series D preferred stock is senior to the common stock of the Company and is on parity with the Series C preferred stock. The Series D preferred stock will pay cumulative dividends at the rate of $.60 per share annually, or an annual rate of 12%, subject to the availability of such funds and the consent of the senior lender of the Company. The Series D preferred stock has an aggregate liquidation preference of $7,196,580 plus accumulated and unpaid dividends. The shares of Series D preferred stock are redeemable by the Company at its option, in whole or in part, for cash or common stock that equals the liquidation value of the shares redeemed. The shares of Series D preferred stock are not convertible into common stock, have no voting rights and contain no registration rights. A venture capital firm loaned one of the previous owners $1,500,000 at 12% interest, and collateralized the loan with the previous owner's 1,113,500 shares of 12% Series D cumulative preferred stock. A stockholder, who also is an officer and director of the Company, and a stockholder and former director of the Company have an ownership interest in the venture capital firm.

         The Company's mandatorily redeemable Series C preferred stock agreement contains terms that require increases in the number of common shares exercised under stock purchase warrants and adjustments to the exercise price of such warrants, as well as increases in the number of common shares issuable upon conversion of the preferred shares, in certain circumstances. Also, the GE subordinated debt agreement contains terms that require increases in the number of common shares exercisable under a stock purchase warrant in certain circumstances. In May 2000, one of the stipulated circumstances occurred causing increases. Accordingly, the two funds holding the mandatorily redeemable preferred stock now have warrants to purchase 600,000 shares (increased from 400,000 shares) of common stock at $12.00 per share (reduced from $18.00 per share) and are entitled to convert their preferred shares into 500,000 shares (increased from 400,000 shares) of common stock. Also, GE now has warrants to purchase 561,343 shares (increased from 555,343 shares) of common stock at $.03 per share. An additional 306,000 shares of common stock have been reserved for future issuance to accommodate the foregoing reset provisions.

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Board of Directors and Shareholders
American Home Developers Co., Inc.

    We have audited the accompanying balance sheets of American Home Developers Co., Inc. as of December 31, 1996 and 1997 and April 25, 1998, and the related statements of operations, shareholders' equity, and cash flows for each of the two years in the period ended December 31, 1997 and the period from January 1, 1998 through April 25, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of American Home Developers Co., Inc. as of December 31, 1996 and 1997 and April 25, 1998, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 1997 and the period from January 1, 1998 through April 25, 1998 in conformity with generally accepted accounting principles.

                                          SINGER LEWAK GREENBAUM & GOLDSTEIN LLP

Los Angeles, California
August 10, 1998

                       AMERICAN HOME DEVELOPERS CO., INC.

                                 BALANCE SHEETS

            DECEMBER 31, 1996, DECEMBER 31, 1997 AND APRIL 25, 1998

                                                                 DECEMBER 31,
                                                              -------------------   APRIL 25,
                                                                1996       1997       1998
                                                              --------   --------   ---------
                                     ASSETS
Current assets
  Cash and cash equivalents.................................  $297,136   $426,150   $     --
  Costs and prepaid commissions on contracts in progress in
    excess of billings......................................   100,429     65,779     56,467
  Other receivables.........................................    19,502     16,210      8,526
  Deferred tax asset........................................        --         --     34,595
                                                              --------   --------   --------
    Total current assets....................................   417,067    508,139     99,588
                                                              --------   --------   --------

Property and equipment
  Office equipment..........................................     6,483     24,230     24,230
  Automobiles...............................................    30,518     30,518     25,293
                                                              --------   --------   --------
                                                                37,001     54,748     49,523
  Less accumulated depreciation.............................    10,344     24,977     35,081
                                                              --------   --------   --------
    Total property and equipment............................    26,657     29,771     14,442
                                                              --------   --------   --------

Other assets
  Deposits..................................................     3,000      3,000      3,000
                                                              --------   --------   --------
    Total assets............................................  $446,724   $540,910   $117,030
                                                              ========   ========   ========

                      LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities
  Accounts payable..........................................  $ 36,716   $ 40,549   $ 61,743
  Accrued liabilities.......................................    14,175     27,924     33,817
  Due to related party......................................    30,000     30,000         --
  Income taxes payable......................................    90,488    145,664      5,837
  Deferred income taxes.....................................    20,337      6,603         --
                                                              --------   --------   --------
    Total current liabilities...............................   191,716    250,740    101,397
                                                              --------   --------   --------

Commitments and contingencies

Shareholders' equity
  Common stock, no par value 2,500 shares authorized 1,000
    shares issued and outstanding...........................       500        500        500
  Retained earnings.........................................   254,508    289,670     15,133
                                                              --------   --------   --------
    Total shareholders' equity..............................   255,008    290,170     15,633
                                                              --------   --------   --------
      Total liabilities and shareholders' equity............  $446,724   $540,910   $117,030
                                                              ========   ========   ========

   The accompanying notes are an integral part of these financial statements.

                       AMERICAN HOME DEVELOPERS CO., INC.

                            STATEMENTS OF OPERATIONS

        FOR THE YEARS ENDED DECEMBER 31, 1996 AND DECEMBER 31, 1997 AND
           FOR THE PERIOD FROM JANUARY 1, 1998 THROUGH APRIL 25, 1998

                                                                                    FOR THE PERIOD
                                                           FOR THE YEARS ENDED           FROM
                                                              DECEMBER 31,         JANUARY 1, 1998
                                                         -----------------------       THROUGH
                                                            1996         1997       APRIL 25, 1998
                                                         ----------   ----------   ----------------
Contract revenues......................................  $3,647,605   $4,883,265      $1,143,760
Contract costs.........................................   1,990,721    2,690,084         580,555
                                                         ----------   ----------      ----------
Gross profit...........................................   1,656,884    2,193,181         563,205
                                                         ----------   ----------      ----------
Operating expenses
  Advertising expense..................................      25,500       39,800           9,908
  Selling..............................................     982,069    1,044,318         274,737
  General and administrative...........................     757,576    1,045,282         736,892
                                                         ----------   ----------      ----------
    Total operating expenses...........................   1,765,145    2,129,400       1,021,537
                                                         ----------   ----------      ----------
Income (loss) from operations..........................    (108,261)      63,781        (458,332)
                                                         ----------   ----------      ----------
Other income (expense)
  Interest income......................................       7,892       12,823           4,268
  Interest expense.....................................          --           --          (1,500)
                                                         ----------   ----------      ----------
    Total other income (expense).......................       7,892       12,823           2,768
Income (loss) before provision for (benefit from)
  income taxes.........................................    (100,369)      76,604        (455,564)
Provision for (benefit from) income taxes..............     (32,717)      41,442        (181,027)
                                                         ----------   ----------      ----------
    Net income (loss)..................................  $  (67,652)  $   35,162      $ (274,537)
                                                         ==========   ==========      ==========

   The accompanying notes are an integral part of these financial statements.

                       AMERICAN HOME DEVELOPERS CO., INC.

                       STATEMENTS OF SHAREHOLDERS' EQUITY

        FOR THE YEARS ENDED DECEMBER 31, 1996 AND DECEMBER 31, 1997 AND
           FOR THE PERIOD FROM JANUARY 1, 1998 THROUGH APRIL 25, 1998

                                                            COMMON STOCK
                                                         -------------------   RETAINED
                                                          SHARES     AMOUNT    EARNINGS      TOTAL
                                                         --------   --------   ---------   ---------
Balance, December 31, 1995.............................    1,000      $500     $ 322,160   $ 322,660
Net loss...............................................                          (67,652)    (67,652)
                                                          ------      ----     ---------   ---------
Balance, December 31, 1996.............................    1,000       500       254,508     255,008
Net income.............................................                           35,162      35,162
                                                          ------      ----     ---------   ---------
Balance, December 31, 1997.............................    1,000       500       289,670     290,170
Net loss...............................................                         (274,537)   (274,537)
                                                          ------      ----     ---------   ---------
  Balance, April 25, 1998..............................    1,000      $500     $  15,133   $  15,633
                                                          ======      ====     =========   =========

   The accompanying notes are an integral part of these financial statements.

                       AMERICAN HOME DEVELOPERS CO., INC.

                            STATEMENTS OF CASH FLOWS

        FOR THE YEARS ENDED DECEMBER 31, 1996 AND DECEMBER 31, 1997 AND
           FOR THE PERIOD FROM JANUARY 1, 1998 THROUGH APRIL 25, 1998

                                                                                   FOR THE PERIOD
                                                            FOR THE YEARS ENDED         FROM
                                                               DECEMBER 31,       JANUARY 1, 1998
                                                            -------------------       THROUGH
                                                              1996       1997      APRIL 25, 1998
                                                            --------   --------   ----------------
Cash flows from operating activities
  Net income (loss).......................................  $(67,652)  $ 35,162        $(274,537)
  Adjustments to reconcile net income (loss) to net cash
    provided by (used in) operating activities
    Depreciation..........................................     4,455     14,633           14,894
    Deferred taxes........................................    22,445    (13,734)         (41,198)
    Income taxes..........................................   (55,167)    55,176         (139,827)
  (Increase) decrease in
    Costs and prepaid commissions in excess of billings...   (54,346)    34,650            9,312
    Other receivables.....................................   (14,822)     3,292            7,684
  Increase in
    Accounts payable......................................     1,771      3,833           21,194
    Other accrued liabilities.............................       954     13,749            5,893
                                                            --------   --------        ---------
Net cash provided by (used in) operating activities.......  (162,362)   146,761         (396,585)
                                                            --------   --------        ---------

Cash flows from investing activities
  Purchase of fixed assets................................   (20,232)   (17,747)              --
  Proceeds from the sale of fixed assets..................        --         --              435
                                                            --------   --------        ---------
Net cash provided by (used in) investing activities.......   (20,232)   (17,747)             435
                                                            --------   --------        ---------
Cash flows from financing activities
  Payments on note payable................................        --         --          (30,000)
                                                            --------   --------        ---------
Net cash used in financing activities.....................        --         --          (30,000)
                                                            --------   --------        ---------
Net increase (decrease) in cash and cash equivalents......  (182,594)   129,014         (426,150)
Cash and cash equivalents, beginning of period............   479,730    297,136          426,150
                                                            --------   --------        ---------
Cash and cash equivalents, end of period..................  $297,136   $426,150        $      --
                                                            ========   ========        =========

Supplemental disclosures of cash flow information
  Interest paid...........................................  $     --   $     --        $   1,500
                                                            ========   ========        =========
  Income taxes paid.......................................  $  6,914   $  2,375        $      --
                                                            ========   ========        =========

SUPPLEMENTAL SCHEDULE OF NON-CASH INVESTING AND FINANCING ACTIVITIES

    During the year ended December 31, 1996, in connection with the purchase of an automobile, the Company exchanged a vehicle with a net book value of $5,060.

   The accompanying notes are an integral part of these financial statements.

                       AMERICAN HOME DEVELOPERS CO., INC.

                         NOTES TO FINANCIAL STATEMENTS

            DECEMBER 31, 1996, DECEMBER 31, 1997 AND APRIL 25, 1998

NOTE 1--BUSINESS ACTIVITY

    American Home Developers Co., Inc. (the "Company") is a California corporation, founded September 23, 1985. The Company's primary lines of business are Tex-Coting, retail selling, and installing state-of-the-art vinyl replacement windows for the existing home market. The Company markets its products primarily through the use of an extensive telemarketing effort. The Company retains independent contractors for the installation of its products at the customer's site.

NOTE 2--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    METHOD OF ACCOUNTING FOR TEX-COTING AND WINDOW INSTALLATION CONTRACTS

    The accompanying financial statements have been prepared using the completed-contract method of accounting for fixed-price contracts since the contracts are of a short duration. Accordingly, revenue and costs of individual contracts are included in operations in the year during which they are completed. Losses expected to be incurred on contracts in progress are charged to operations in the period such losses are determined. The aggregate of costs incurred on uncompleted contracts in excess of related billings is shown as an asset, and the aggregate of billings on uncompleted contracts in excess of related costs is shown as a liability.

    Contract costs include all direct labor and benefits, materials unique to or installed in the project, subcontract costs, and other direct installation costs.

    CASH AND CASH EQUIVALENTS

    For the purpose of reporting cash flows, the Company considers cash on deposit, cash on hand, and financial instruments purchased with an original maturity of three months or less to be cash equivalents.

    OTHER RECEIVABLES

    Other receivables consist primarily of advances to employees. All amounts are expected to be recovered, and as such, no allowance for uncollectible amounts is deemed necessary.

    FAIR VALUE OF FINANCIAL INSTRUMENTS

    For certain of the Company's financial instruments including cash and cash equivalents, other receivables, accounts payable, and other accrued liabilities, the carrying amounts approximate fair value due to their short maturities.

    PROPERTY AND EQUIPMENT

    Property and equipment are stated at cost. Depreciation is generally provided using the straight-line method. The estimated useful lives of the related assets are as follows:

Office equipment............................................  3 to 5 years
Automobiles.................................................       5 years

    ADVERTISING EXPENSE

    The Company accounts for advertising expenditures by charging to expense all amounts as incurred.

                       AMERICAN HOME DEVELOPERS CO., INC.

            DECEMBER 31, 1996, DECEMBER 31, 1997 AND APRIL 25, 1998

NOTE 2--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    INCOME TAXES

    Deferred taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences, and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that all or a portion of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

    ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements, as well as the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

    RISK CONCENTRATIONS

    The Company's customers are primarily homeowners located in Southern California. The Company purchases substantially all of its Tex-Coting material from one supplier. Purchases from this supplier were 55%, 70%, and 70% of the Company's total cost of sales for the years ended December 31, 1996 and 1997 and the period from January 1, 1998 through April 25, 1998, respectively.

    RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

    In June 1997, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 130, "Reporting Comprehensive Income." This statement requires companies to classify items of other comprehensive income by their nature in a financial statement and display the accumulated balance of other comprehensive income separately from retained earnings and additional paid-in capital in the equity section of a statement of financial position. SFAS No. 130 is effective for financial statements issued for fiscal years beginning after December 15, 1997. Management believes that SFAS No. 130 will not have a material effect, if any, on the Company's financial statements.

    In June 1997, the FASB issued SFAS No. 131, "Disclosure about Segments of an Enterprise and Related Information." This statement establishes additional standards for segment reporting in the financial statements and is effective for fiscal years beginning after December 15, 1997. Management believes that SFAS No. 131 will not have an effect on the Company's financial statements.

NOTE 3--CASH AND CASH EQUIVALENTS

    The Company maintains its cash balances at several financial institutions. The balances are insured by the Federal Deposit Insurance Corporation up to $100,000. As of December 31, 1997, the uninsured portions of the balances held at the banks aggregated to $13,387.

                       AMERICAN HOME DEVELOPERS CO., INC.

            DECEMBER 31, 1996, DECEMBER 31, 1997 AND APRIL 25, 1998

NOTE 4--CONTRACTS IN PROGRESS

    For the years ended December 31, 1996 and 1997 and the period from January 1, 1998 through April 25, 1998, contract amounts, accumulated costs, and the related billings to date on completed contracts and contracts in progress were as follows:

                                                      CONTRACT      CONTRACT
                                                       AMOUNTS        COSTS
                                                     -----------   -----------
Contracts in progress at December 31, 1995.........  $   201,000   $    48,878
Contracts initiated during the year................    3,859,031     2,045,567
Contracts completed during the year................   (3,647,605)   (1,990,721)
                                                     -----------   -----------
Contracts in progress at December 31, 1996.........      412,426       103,724
Contracts initiated during the year................    4,735,635     2,656,052
Contracts completed during the year................   (4,883,265)   (2,690,084)
                                                     -----------   -----------
Contracts in progress at December 31, 1997.........      264,796        69,692
Contracts initiated during the period..............    1,279,107       567,330
Contracts completed during the period..............   (1,143,760)     (580,555)
                                                     -----------   -----------
  Contracts in progress at April 25, 1998..........  $   400,143   $    56,467
                                                     ===========   ===========

    Contracts in progress:

                                                                       JANUARY 1,
                                                 FOR THE YEARS ENDED      1998
                                                    DECEMBER 31,         THROUGH
                                                 -------------------    APRIL 25,
                                                   1996       1997        1998
                                                 --------   --------   -----------
Cumulative costs to date.......................  $103,724   $68,692      $76,477
Less cash collected to date....................     3,295     2,913       20,010
                                                 --------   -------      -------
Net contracts in progress......................  $100,429   $65,779      $56,467
                                                 ========   =======      =======

    Included in the accompanying balance sheet under the following caption:

Costs and prepaid commissions on contracts in
  progress in excess of billings...............  $100,429   $65,779    $56,467
                                                 ========   =======    =======

NOTE 5--COMMITMENTS AND CONTINGENCIES

    LEASES

    The Company has entered into an operating lease agreement for its facility. The lease is terminable in 1998. The minimum rental commitment under this lease agreement at December 31, 1997 is $4,250.

    Management intends to extend the lease upon termination of the original agreement.

    Rent expense was approximately $48,500, $51,800, and $17,648 for the years ended December 31, 1996 and 1997 and the period from January 1, 1998 through April 25, 1998, respectively.

                       AMERICAN HOME DEVELOPERS CO., INC.

            DECEMBER 31, 1996, DECEMBER 31, 1997 AND APRIL 25, 1998

NOTE 5--COMMITMENTS AND CONTINGENCIES (CONTINUED)
    LITIGATION

    The Company is involved in various litigation in the normal course of business. The outcome of such litigation is not expected to have a material effect on the Company.

NOTE 6--INCOME TAXES

    Significant components of the provision for (benefit from) taxes based on income for the years ended December 31, 1996 and 1997 and the period from January 1, 1998 through April 25, 1998 are as follows:

                                                                    FOR THE PERIOD
                                             FOR THE YEARS ENDED         FROM
                                                DECEMBER 31,       JANUARY 1, 1998
                                             -------------------       THROUGH
                                               1996       1997      APRIL 25, 1998
                                             --------   --------   ----------------
Current
  Federal..................................  $(46,888)  $ 46,900        $(118,854)
  State....................................    (8,274)     8,276          (20,975)
                                             --------   --------        ---------
                                              (55,162)    55,176         (139,829)
                                             --------   --------        ---------
Deferred
  Federal..................................    19,078    (11,674)         (35,018)
  State....................................     3,367     (2,060)          (6,180)
                                             --------   --------        ---------
                                               22,445    (13,734)         (41,198)
                                             --------   --------        ---------
  Provision for (benefit from) income
    taxes..................................  $(32,717)  $ 41,442        $(181,027)
                                             ========   ========        =========

    A reconciliation of the provision for income tax expense with the expected income tax computed by applying the federal statutory income tax rate to income before provision for (benefit from) income taxes for the years ended
December 31, 1996 and 1997 and the period from January 1, 1998 through
April 25, 1998 is as follows:

                                                    FOR THE YEARS          FOR THE PERIOD
                                                        ENDED                   FROM
                                                    DECEMBER 31,          JANUARY 1, 1998
                                               -----------------------        THROUGH
                                                 1996           1997       APRIL 25, 1998
                                               --------       --------    ----------------
Income tax provision (benefit) computed at
  federal statutory tax rate.................   (34.0)%         34.0%            (34.0)%
State taxes, net of federal benefit..........    (6.0)           6.0              (6.0)
Permanent differences and other..............     7.0           14.0                --
                                                -----           ----             -----
  Total......................................   (33.0)%         54.0%            (40.0)%
                                                =====           ====             =====

                       AMERICAN HOME DEVELOPERS CO., INC.

            DECEMBER 31, 1996, DECEMBER 31, 1997 AND APRIL 25, 1998

NOTE 6--INCOME TAXES (CONTINUED)
    Significant components of the Company's deferred tax assets and liabilities for income taxes consist of the following:

                                                                    FOR THE PERIOD
                                             FOR THE YEARS ENDED         FROM
                                                DECEMBER 31,       JANUARY 1, 1998
                                             -------------------       THROUGH
                                               1996       1997      APRIL 25, 1998
                                             --------   --------   ----------------
Deferred tax assets
  Accounts payable.........................  $ 14,686   $ 16,220       $ 25,932
  Accrued liabilities......................     5,672     11,170         14,203
  Other....................................        --         --         17,046
                                             --------   --------       --------
                                               20,358     27,390         57,181
                                             --------   --------       --------
Deferred tax liability
  Costs and prepaid commissions on
    contracts in progress in excess of
    billings...............................   (37,625)   (26,341)       (22,586)
  Other....................................    (3,070)    (7,652)            --
                                             --------   --------       --------
                                              (40,695)   (33,993)       (22,586)
                                             --------   --------       --------
    Net deferred tax asset (liability).....  $(20,337)  $ (6,603)      $ 34,595
                                             ========   ========       ========

    The Company files its income tax returns on a fiscal year-end, not calendar year-end basis. The Company's fiscal year ends June 30. Deferred taxes are stated as if the Company filed its income tax returns at December 31.

NOTE 7--RELATED PARTY TRANSACTIONS

    During the years ended December 31, 1996 and 1997, the Company had a non-interest bearing note payable agreement, no stated due date, with the majority shareholder of the Company in which the Company owed $30,000 for each of the two years. This note was repaid April 14, 1998.

NOTE 8--SUBSEQUENT EVENTS

    On April 25, 1998, in connection with its acquisition, the Company entered into an employment agreement with a former director and officer of the Company, and the agreement expires April 30, 2001. Under the agreement, the Company is required to pay an annual salary of $200,000 plus various other benefits.

    On April 25, 1998, 100% of the Company's common stock was acquired by ThermoView Industries, Inc.

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Board of Directors and Shareholders
Primax Window Co.

    We have audited the accompanying balance sheets of Primax Window Co. as of December 31, 1996 and 1997 and April 30, 1998, and the related statements of operations, shareholders' equity, and cash flows for each of the two years in the period ended December 31, 1997 and the four months ended April 30, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Primax Window Co. as of December 31, 1996 and 1997 and April 30, 1998, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 1997 and the four months ended April 30, 1998 in conformity with generally accepted accounting principles.

                                          SINGER LEWAK GREENBAUM & GOLDSTEIN LLP

Los Angeles, California
July 8, 1998

                               PRIMAX WINDOW CO.

                                 BALANCE SHEETS

            DECEMBER 31, 1996, DECEMBER 31, 1997 AND APRIL 30, 1998

                                                                   DECEMBER 31,
                                                              -----------------------   APRIL 30,
                                                                 1996         1997        1998
                                                              ----------   ----------   ---------
                                             ASSETS
Current assets
  Cash and cash equivalents.................................  $   47,190   $  241,219   $330,947
  Marketable securities.....................................     451,887      641,794         --
  Accounts receivable.......................................      21,734       23,855     20,928
  Inventory.................................................      61,430       61,430     89,068
  Costs and prepaid commissions on contracts in progress in
    excess of billings......................................          --      107,735         --
  Prepaid expenses..........................................      22,712        3,347     32,787
                                                              ----------   ----------   --------
    Total current assets....................................     604,953    1,079,380    473,730
                                                              ----------   ----------   --------
Property and equipment
  Transportation equipment..................................     275,909      320,795    320,795
  Small tools and equipment.................................      11,075       11,948     11,948
  Furniture and fixtures....................................     185,825      184,269    171,392
  Leasehold improvements....................................     212,889      212,889    212,889
                                                              ----------   ----------   --------
                                                                 685,698      729,901    717,024
  Less accumulated depreciation and amortization............     370,643      459,569    480,706
                                                              ----------   ----------   --------
    Total property and equipment............................     315,055      270,332    236,318
                                                              ----------   ----------   --------
Other assets
  Cash surrender value--officers' life insurance............      47,787       42,432         --
  Notes receivable from related parties.....................     317,896      135,769    172,284
  Deposits..................................................       4,817        5,818      4,068
                                                              ----------   ----------   --------
    Total other assets......................................     370,500      184,019    176,352
                                                              ----------   ----------   --------
      Total assets..........................................  $1,290,508   $1,533,731   $886,400
                                                              ==========   ==========   ========

                              LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities
  Current portion of long-term debt.........................  $   15,051   $   47,548   $ 40,058
  Line of credit............................................      30,000           --         --
  Accounts payable..........................................     233,173      232,133    226,723
  Accrued liabilities:
    Warranty................................................      21,000       21,000     21,000
    Payroll and items directly related to payroll...........      80,502       92,034     89,895
  Billings in excess of costs and prepaid commissions on
    contracts in progress...................................      56,871      113,502     13,578
  Income taxes payable......................................      94,687           --         --
  Deferred taxes............................................     108,232           --         --
                                                              ----------   ----------   --------
    Total current liabilities...............................     639,516      506,217    391,254
Long-term debt, net of current portion......................      30,118       24,958     13,232
Deferred gain on sale of building...........................      45,212       35,853     32,838
                                                              ----------   ----------   --------
    Total liabilities.......................................     714,846      567,028    437,324
                                                              ----------   ----------   --------
Commitments and contingencies

Shareholders' equity
  Common stock, $100 par value, 100 shares authorized,
    issued, and outstanding.................................      10,000       10,000     10,000
  Additional paid-in capital................................      10,000       10,000     10,000
  Retained earnings.........................................     555,662      946,703    429,076
                                                              ----------   ----------   --------
    Total shareholders' equity..............................     575,662      966,703    449,076
                                                              ----------   ----------   --------
      Total liabilities and shareholders' equity............  $1,290,508   $1,533,731   $886,400
                                                              ==========   ==========   ========

   The accompanying notes are an integral part of these financial statements.

                               PRIMAX WINDOW CO.

                            STATEMENTS OF OPERATIONS

        FOR THE YEARS ENDED DECEMBER 31, 1996 AND DECEMBER 31, 1997 AND
                    FOR THE FOUR MONTHS ENDED APRIL 30, 1998

                                                           FOR THE YEARS ENDED       FOR THE FOUR
                                                              DECEMBER 31,              MONTHS
                                                         -----------------------   ENDED APRIL 30,
                                                            1996         1997            1998
                                                         ----------   ----------   ----------------
Contract revenues......................................  $5,840,446   $7,132,296      $2,150,747
Contract costs.........................................   2,773,986    3,307,853         964,759
                                                         ----------   ----------      ----------
Gross profit...........................................   3,066,460    3,824,443       1,185,988
                                                         ----------   ----------      ----------
Operating expenses
  Advertising..........................................     592,668      734,470         188,005
  Selling..............................................   1,073,611    1,415,804         596,201
  General and administrative...........................   1,227,152    1,412,497         342,053
                                                         ----------   ----------      ----------
    Total operating expenses...........................   2,893,431    3,562,771       1,126,259
                                                         ----------   ----------      ----------
Income from operations.................................     173,029      261,672          59,729
                                                         ----------   ----------      ----------
Other income (expense)
  Interest expense.....................................     (30,557)     (10,827)         (1,205)
  Interest income......................................      26,347       31,039           9,553
  Gain on sale of property and equipment...............         480          620              --
  Realized gains on investments........................       4,933       21,700           8,471
                                                         ----------   ----------      ----------
    Total other income.................................       1,203       42,532          16,819
                                                         ----------   ----------      ----------
Income before provision for (benefit from) income
  taxes................................................     174,232      304,204          76,548
Provision for (benefit from) income taxes..............     103,112      (86,837)             --
                                                         ----------   ----------      ----------
Net income.............................................  $   71,120   $  391,041      $   76,548
                                                         ==========   ==========      ==========

   The accompanying notes are an integral part of these financial statements.

                               PRIMAX WINDOW CO.
                       STATEMENTS OF SHAREHOLDERS' EQUITY
        FOR THE YEARS ENDED DECEMBER 31, 1996 AND DECEMBER 31, 1997 AND
                    FOR THE FOUR MONTHS ENDED APRIL 30, 1998

                                                  COMMON STOCK       ADDITIONAL
                                               -------------------    PAID-IN     RETAINED
                                                SHARES     AMOUNT     CAPITAL     EARNINGS     TOTAL
                                               --------   --------   ----------   --------   ---------
Balance, December 31, 1995...................    100      $10,000      $10,000    $484,542   $ 504,542
Net income...................................                                       71,120      71,120
                                                 ---      -------      -------    --------   ---------
Balance, December 31, 1996...................    100       10,000       10,000     555,662     575,662
Net income...................................                                      391,041     391,041
                                                 ---      -------      -------    --------   ---------
Balance, December 31, 1997...................    100       10,000       10,000     946,703     966,703
Dividends distributed........................                                     (594,175)   (594,175)
Net income...................................                                       76,548      76,548
                                                 ---      -------      -------    --------   ---------
Balance, April 30, 1998                          100      $10,000      $10,000    $429,076   $ 449,076
                                                 ===      =======      =======    ========   =========

   The accompanying notes are an integral part of these financial statements.

                               PRIMAX WINDOW CO.
                            STATEMENTS OF CASH FLOWS
        FOR THE YEARS ENDED DECEMBER 31, 1996 AND DECEMBER 31, 1997 AND
                    FOR THE FOUR MONTHS ENDED APRIL 30, 1998

                                                                                          FOR THE
                                                                FOR THE YEARS ENDED     FOUR MONTHS
                                                                   DECEMBER 31,            ENDED
                                                              -----------------------    APRIL 30,
                                                                1996         1997          1998
                                                              ---------   -----------   -----------
Cash flows from operating activities
  Net income................................................  $  71,120   $   391,041    $  76,548
  Adjustments to reconcile net income to net cash provided
    by operating activities
    Depreciation............................................    106,682       124,957       34,014
    Deferred taxes..........................................     95,342      (108,232)          --
    Amortization of gain on sale of building................     (1,561)       (9,360)      (3,015)
    Gain on sale of property and equipment..................       (480)         (620)          --
    Realized gains on investments...........................     (4,933)      (21,700)      (8,471)
  (Increase) decrease in
    Accounts receivable.....................................      8,841        (2,120)      (7,073)
    Inventory...............................................         --            --      (27,638)
    Costs and prepaid commissions on contracts in progress
      in excess of billings.................................         --      (107,735)     107,735
    Prepaid expenses........................................      3,275        19,364      (29,440)
    Other assets............................................     (7,458)        4,356       44,182
  Increase (decrease) in
    Income taxes payable....................................    (12,885)      (81,700)          --
    Accounts payable........................................     56,879        (1,040)      (5,410)
    Other accrued liabilities...............................     11,543        11,532       (2,139)
    Billings in excess of costs and prepaid commissions on
      contracts in progress.................................     (2,963)       43,645      (99,924)
                                                              ---------   -----------    ---------
  Net cash provided by operating activities.................    323,402       262,388       79,369
                                                              ---------   -----------    ---------
Cash flows from investing activities
  Purchase of fixed assets..................................    (85,078)      (33,166)          --
  Proceeds from sale of property and equipment..............    129,647        16,707           --
  Purchase of investment securities.........................   (648,625)   (1,498,207)          --
  Proceeds from sale of securities..........................    300,000     1,330,000      650,265
  Net payments from (lending to) related parties............    (97,390)      182,127      (26,515)
                                                              ---------   -----------    ---------
  Net cash provided by (used in) investing activities.......   (401,446)       (2,539)     623,750
                                                              ---------   -----------    ---------
Cash flows from financing activities
  Payments on notes payable.................................    (57,651)      (65,820)     (19,216)
  Dividend payments.........................................         --            --     (594,175)
                                                              ---------   -----------    ---------
  Net cash used in financing activities.....................    (57,651)      (65,820)    (613,391)
                                                              ---------   -----------    ---------
  Net increase (decrease) in cash and cash equivalents......   (135,695)      194,029       89,728
Cash and cash equivalents, beginning of period..............    182,885        47,190      241,219
                                                              ---------   -----------    ---------
Cash and cash equivalents, end of period....................  $  47,190   $   241,219    $ 330,947
                                                              =========   ===========    =========
Supplemental disclosures of cash flow information
  Interest paid.............................................  $  30,557   $    10,827    $   1,205
                                                              =========   ===========    =========
  Income taxes paid.........................................  $   7,670   $   116,080    $      --
                                                              =========   ===========    =========

SUPPLEMENTAL SCHEDULE OF NON-CASH INVESTING AND FINANCING ACTIVITIES

    The Company executed notes payable for the acquisition of property and equipment in the amount of $52,926 and $63,155 for the years ended December 31, 1996 and 1997, respectively.

    On October 30, 1996, in connection with the sale of a building to a related party, the buyer assumed Company liabilities in the amount of $273,774.

   The accompanying notes are an integral part of these financial statements.

                               PRIMAX WINDOW CO.

                         NOTES TO FINANCIAL STATEMENTS

            DECEMBER 31, 1996, DECEMBER 31, 1997 AND APRIL 30, 1998

NOTE 1--BUSINESS ACTIVITY

    Primax Window Co. (the "Company"), is a Kentucky corporation, founded May 21, 1981. The Company is a designer, retail seller, and installer of state-of-the-art vinyl replacement windows for the existing home market.

NOTE 2--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    METHOD OF ACCOUNTING FOR WINDOW INSTALLATION CONTRACTS

    The accompanying financial statements have been prepared using the completed-contract method of accounting for fixed-price contracts since the contracts are of a short duration. Accordingly, revenue and costs of individual contracts are included in operations in the year during which they are completed. Losses expected to be incurred on contracts in progress are charged to operations in the period such losses are determined. The aggregate of costs incurred on uncompleted contracts in excess of related billings is shown as an asset, and the aggregate of billings on uncompleted contracts in excess of related costs is shown as a liability.

    Contract costs include all direct labor and benefits, materials unique to or installed in the project, subcontract costs, and other direct installation costs.

    CASH AND CASH EQUIVALENTS

    For the purpose of reporting cash flows, the Company considers cash on deposit, cash on hand, and financial instruments purchased with an original maturity of three months or less to be cash equivalents.

    MARKETABLE SECURITIES

    Marketable securities are comprised of government bonds and are stated at fair market value. They are classified as "available for sale." Unrealized gains and losses, if any, and the related deferred income tax effects are excluded from earnings and reported as a separate component of shareholders' equity. Realized gains or losses are computed based upon specific identification of securities sold.

    ACCOUNTS RECEIVABLE

    Accounts receivable consists of amounts due from customers. These are uncollateralized, short-term receivables, typically with monthly payment plans. To date, the Company has not experienced material losses resulting from bad debts. As a result, the Company has not established an allowance for doubtful accounts.

    INVENTORY

    Inventory is stated on a first-in, first-out basis, at the lower of cost or market, and consists primarily of supplies.

                               PRIMAX WINDOW CO.

            DECEMBER 31, 1996, DECEMBER 31, 1997 AND APRIL 30, 1998

NOTE 2--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    PROPERTY AND EQUIPMENT

    Property and equipment are stated at cost. Depreciation and amortization are generally provided using the straight-line method. The estimated useful lives of the related assets are as follows:

Transportation equipment.................................  3 to 5 years
Small tools and equipment................................  3 to 5 years
Furniture and fixtures...................................  5 to 7 years
Leasehold improvements...................................  lesser of useful life or life of the lease

    WARRANTIES

    The Company provides the retail customer with a limited warranty covering workmanship and manufacturing defects. The Company provides an accrual for future costs based upon the relationship of prior year's revenues to estimated warranty costs. It is the Company's practice to classify the entire warranty accrual as a current liability.

    ADVERTISING EXPENSE

    The Company accounts for advertising expenditures by charging to expense all amounts as incurred.

    INCOME TAXES

    At April 1, 1997, under the provisions of the Internal Revenue Code, the Company elected to be taxed as an "S" corporation whereby the Company's taxable income or loss and tax credits are passed through to its shareholders.

    Prior to that date, the Company used the liability method, whereby deferred tax assets are recognized for deductible temporary differences, and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

    FAIR VALUE OF FINANCIAL INSTRUMENTS

    For certain of the Company's financial instruments including cash and cash equivalents, accounts receivable, accounts payable, and other accrued liabilities, the carrying amounts approximate fair value due to their short maturities. The amount shown for long-term debt also approximates fair value because current interest rates and terms offered to the Company for similar long-term debt are substantially the same.

    ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and

                               PRIMAX WINDOW CO.

            DECEMBER 31, 1996, DECEMBER 31, 1997 AND APRIL 30, 1998

NOTE 2--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) liabilities and disclosures of contingent assets and liabilities at the date of the financial statements, as well as the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

    RISK CONCENTRATIONS

    The Company's customers are primarily homeowners located in Kentucky, Indiana, and Ohio. In addition, the Company purchases substantially all of its windows from one related-party supplier.

    RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

    In June 1997, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 130, "Reporting Comprehensive Income." This statement requires companies to classify items of other comprehensive income by their nature in a financial statement and display the accumulated balance of other comprehensive income separately from retained earnings and additional paid-in capital in the equity section of a statement of financial position. SFAS No. 130 is effective for financial statements issued for fiscal years beginning after December 15, 1997. Management believes that SFAS No. 130 will not have a material effect, if any, on the Company's financial statements.

    In June 1997, the FASB issued SFAS No. 131, "Disclosure about Segments of an Enterprise and Related Information." This statement establishes additional standards for segment reporting in the financial statements and is effective for fiscal years beginning after December 15, 1997. Management believes that SFAS No. 131 will not have an effect on the Company's financial statements.

NOTE 3--CASH AND CASH EQUIVALENTS

    The Company maintains its cash balances at a bank located in Kentucky. The balances are insured by the Federal Deposit Insurance Corporation up to $100,000. As of December 31, 1997, the uninsured portions of the balances held at the bank aggregated to $21,116.

NOTE 4--MARKETABLE SECURITIES

    The following is a summary of investment securities:

                                                                      FOR THE
                                              FOR THE YEARS ENDED   FOUR MONTHS
                                                 DECEMBER 31,          ENDED
                                              -------------------    APRIL 30,
                                                1996       1997        1998
                                              --------   --------   -----------
Available for sale securities United States
  Government bonds, at cost and fair
  value.....................................  $451,887   $641,794   $       --
                                              ========   ========   ==========

    Changes in the unrealized holding gains on investment securities available for sale during the year ended December 31, 1997 were immaterial, and as such, have not been reported as a separate component of shareholders' equity.

                               PRIMAX WINDOW CO.

            DECEMBER 31, 1996, DECEMBER 31, 1997 AND APRIL 30, 1998

NOTE 4--MARKETABLE SECURITIES (CONTINUED)
    The following is a summary of investment earnings recognized in income:

                                                                         FOR THE
                                                 FOR THE YEARS ENDED   FOUR MONTHS
                                                    DECEMBER 31,          ENDED
                                                 -------------------    APRIL 30,
                                                   1996       1997        1998
                                                 --------   --------   -----------
Available for sale securities
  Realized gains...............................   $4,933    $21,700      $8,471
                                                  ======    =======      ======

NOTE 5--CONTRACTS IN PROGRESS

    Contract amounts, accumulated costs, and the related billings to date on completed contracts and contracts in progress were as follows:

                                                      CONTRACT      CONTRACT
                                                       AMOUNTS        COSTS
                                                     -----------   -----------
Contracts in progress at December 31, 1995.........  $   499,421   $    31,117
Contracts initiated during the year................    6,351,727     2,911,704
Contracts completed during the year................   (5,840,446)   (2,773,986)
                                                     -----------   -----------
Contracts in progress at December 31, 1996.........    1,010,702       168,835
Contracts initiated during the year................    7,091,790     3,360,672
Contracts completed during the year................   (7,132,296)   (3,307,853)
                                                     -----------   -----------
  Contracts in progress at December 31, 1997.......      970,196       221,654
Contracts initiated during the year................    1,975,984       873,048
Contracts completed during the year................   (2,150,747)     (964,759)
                                                     -----------   -----------
  Construction contracts in progress at April 30,
    1998...........................................  $   795,433   $   129,943
                                                     ===========   ===========

    Contracts in progress:

                                                                       FOR THE
                                              FOR THE YEARS ENDED    FOUR MONTHS
                                                  DECEMBER 31,          ENDED
                                              --------------------    APRIL 30,
                                                1996        1997        1998
                                              ---------   --------   -----------
Cumulative costs to date....................  $ 168,835   $221,654    $129,943
Less cash collected to date.................    310,181    301,833     195,496
                                              ---------   --------    --------
                                               (141,346)   (80,179)    (65,553)
Plus prepaid commissions on uncompleted
  contracts.................................     84,475     74,412      51,975
                                              ---------   --------    --------
    Net contracts in progress...............  $ (56,871)  $ (5,767)   $(13,578)
                                              =========   ========    ========

                               PRIMAX WINDOW CO.

            DECEMBER 31, 1996, DECEMBER 31, 1997 AND APRIL 30, 1998

NOTE 5--CONTRACTS IN PROGRESS (CONTINUED)

    Included in the accompanying balance sheet under the following captions:

                                                                       FOR THE
                                              FOR THE YEARS ENDED    FOUR MONTHS
                                                  DECEMBER 31,          ENDED
                                              --------------------    APRIL 30,
                                                1996       1997         1998
                                              --------   ---------   -----------
Costs and prepaid commissions on contracts
  in progress in excess of billings.........  $     --   $ 107,735    $     --
Billings in excess of costs and prepaid
  commissions on contracts in progress......   (56,871)   (113,502)    (13,578)
                                              --------   ---------    --------
    Total...................................  $(56,871)  $  (5,767)   $(13,578)
                                              ========   =========    ========

NOTE 6--CASH SURRENDER VALUE--OFFICERS' LIFE INSURANCE

    The Company is the owner and beneficiary of life insurance policies insuring the lives of Company officers. On April 30, 1998, in connection with the acquisition of the Company by ThermoView Industries, Inc. (see Note 13), these policies were distributed to the officers and majority shareholders in the form of dividend distributions.

NOTE 7--LINE OF CREDIT

    The Company has available a $150,000 line of credit bearing interest at the bank's prime rate (8.25% at December 31, 1996) plus 0.5%. Any borrowings are collateralized by substantially all assets of the Company and are personally guaranteed by the shareholders of the Company. There were no outstanding borrowings as of December 31, 1997 or April 30, 1998. As of December 31, 1996, the balance was $30,000.

                               PRIMAX WINDOW CO.

            DECEMBER 31, 1996, DECEMBER 31, 1997 AND APRIL 30, 1998

NOTE 8--LONG-TERM DEBT

    Long-term debt consisted of the following:

                                                                                      FOR THE
                                                              FOR THE YEARS ENDED   FOUR MONTHS
                                                                 DECEMBER 31,          ENDED
                                                              -------------------    APRIL 30,
                                                                1996       1997        1998
                                                              --------   --------   -----------
Notes payable to bank, with an aggregate original principal
balance of $89,746, interest rates between 7.9% and 8.25%,
secured by four automobiles, and maturing between January
20, 1997 and November 10, 1999..............................  $25,566    $68,650      $53,290
Note payable to finance company, with a principal balance of
$26,286, an interest rate of 9.25%, secured by a vehicle,
and maturing on February 16, 1998...........................   16,948      3,452           --
Note payable to finance company, with a principal balance of
$9,010, an interest rate of 13%, secured by equipment, and
maturing February 15, 1998..................................    2,655        404           --
                                                              -------    -------      -------
                                                               45,169     72,506       53,290
Less current portion........................................   15,051     47,548       40,058
                                                              -------    -------      -------
  Long-term portion.........................................  $30,118    $24,958      $13,232
                                                              =======    =======      =======

    The following is a schedule by years of future maturities of long-term debt as of December 31, 1997:

YEAR ENDING
DECEMBER 31,
------------
1998............................................   $47,548
1999............................................    24,958
                                                   -------
  TOTAL                                            $72,506
                                                   =======

NOTE 9--EMPLOYEE BENEFIT PLAN

    The Company has a profit sharing plan established in accordance with
Section 401(k) of the Employee Retirement Income Security Act of 1974 as amended. The plan covers substantially all eligible employees. Employee contributions to the plan are elective, and matching contributions by the employer are optional. The Company incurred $20,485 and $24,784 in contribution expense for the years ended December 31, 1996 and 1997, respectively.

NOTE 10--COMMITMENTS AND CONTINGENCIES

    LEASES

    The Company has entered into a non-cancelable operating lease with an affiliated entity (see Note 12) for its corporate offices and facilities. In addition, the Company has entered into various operating lease agreements for vehicles and sales facilities in two outlying markets.

                               PRIMAX WINDOW CO.

            DECEMBER 31, 1996, DECEMBER 31, 1997 AND APRIL 30, 1998

NOTE 10--COMMITMENTS AND CONTINGENCIES (CONTINUED)
    Future minimum rental commitments under these lease agreements with initial or remaining terms of one year or more at December 31, 1997 are as follows:

YEAR ENDING
DECEMBER 31,
------------
1998..............................................  $134,299
1999..............................................   136,138
2000..............................................    90,297
2001..............................................    68,500
                                                    --------
  Total...........................................  $429,234
                                                    ========

    Rent expense was approximately $58,400, $128,400, and $42,900 for the years ended December 31, 1996 and 1997 and the four months ended April 30, 1998, respectively.

    LITIGATION

    The Company is involved in various litigation in the normal course of business. The outcome of such litigation is not expected to have an adverse effect on the Company.

NOTE 11--INCOME TAXES

    Significant components of the provision for (benefit from) taxes based on income for the years ended December 31 are as follows:

                                                         FOR THE YEARS ENDED
                                                             DECEMBER 31,
                                                         --------------------
                                                           1996       1997
                                                         --------   ---------
Current
  Federal..............................................  $  3,390   $  21,395
  State................................................     4,380          --
                                                         --------   ---------
                                                            7,770      21,395
                                                         --------   ---------
Deferred
  Federal..............................................    79,409     (88,750)
  State................................................    15,933     (19,482)
                                                         --------   ---------
                                                           95,342    (108,232)
                                                         --------   ---------
    Provision for (benefit from) income taxes..........  $103,112   $ (86,837)
                                                         ========   =========

                               PRIMAX WINDOW CO.

            DECEMBER 31, 1996, DECEMBER 31, 1997 AND APRIL 30, 1998

NOTE 11--INCOME TAXES (CONTINUED)
    A reconciliation of the provision for (benefit from) income tax expense with the expected income tax computed by applying the federal statutory income tax rate to income before provision for income taxes for the years ended
December 31 is as follows:

                                                            FOR THE YEARS ENDED
                                                               DECEMBER 31,
                                                            -------------------
                                                              1996       1997
                                                            --------   --------
Income tax provision (benefit) computed at federal
  statutory tax rate......................................    34.0%     34.0 %
State taxes, net of federal benefit.......................     6.0        --
Differences arising from release of deferred tax liability
  upon change of corporate filing status..................      --     (63.0)
Other.....................................................    19.0        --
                                                             -----     -----
  Total...................................................    59.0%    (29.0)%
                                                             =====     =====

    Significant components of the Company's deferred tax assets and liabilities for federal income taxes consist of the following:

                                                         FOR THE YEARS ENDED
                                                             DECEMBER 31,
                                                         --------------------
                                                           1996        1997
                                                         ---------   --------
Deferred tax assets
  Warranty reserve.....................................  $   8,400   $     --
  Property and equipment...............................      5,081         --
                                                         ---------   --------
                                                            13,481         --
                                                         ---------   --------
Deferred tax liabilities
  Costs and prepaid commissions on contracts in
    progress in excess of billings.....................    111,104         --
  Other................................................     10,609         --
                                                         ---------   --------
                                                           121,713         --
                                                         ---------   --------
    Net deferred tax liability.........................  $(108,232)  $     --
                                                         =========   ========

NOTE 12--RELATED PARTY TRANSACTIONS

    On October 30, 1996, in connection with a sales lease-back transaction, the Company began leasing its primary place of business from the majority shareholder of the Company. The gain on the sale of $46,772 was recorded as a deferred gain on the Company's financial statements. The lease expires
October 31, 2001. Future minimum aggregate lease payments required under the lease are $390,000. For the years ended December 31, 1996 and 1997 and the four months ended April 30, 1998, total rent paid to the affiliated company was $13,700, $82,200 and $27,400, respectively. Amortization of the gain was $1,561, $9,360 and $3,015 during the years ended December 31, 1996 and 1997 and the four months ended April 30, 1998, respectively.

                               PRIMAX WINDOW CO.

            DECEMBER 31, 1996, DECEMBER 31, 1997 AND APRIL 30, 1998

NOTE 12--RELATED PARTY TRANSACTIONS (CONTINUED)
    During the years ended December 31, 1996 and 1997 and the four months ended April 30, 1998, the Company purchased substantially all of its windows from a supplier partially owned by the Company's majority shareholder. Purchases from this supplier were $2,040,094, $2,344,041, and $692,965 for the years ended December 31, 1996 and 1997 and the four months ended April 30, 1998, respectively.

    During the years ended December 31, 1996 and 1997 and the four months ended April 30, 1998, the Company retained an advertising agency that was owned by the Company's majority shareholder. Expenditures related to this agency were $513,078, $545,524, and $86,166 for the years ended December 31, 1996 and 1997 and the four months ended April 30, 1998, respectively.

    During the years ended December 31, 1996 and 1997 and the four months ended April 30, 1998, the Company conducted business with a company owned by the Company's majority shareholder for messenger services. Expenditures related to this Company were $10,068, $40,277, and $13,439 for the years ended
December 31, 1996 and 1997 and the four months ended April 30, 1998, respectively.

    During the year ended December 31, 1997 and the four months ended April 30, 1998, the Company charged administrative fees to a company owned by the majority shareholder of the Company. Fees charged during the year ended December 31, 1997 and the four months ended April 30, 1998 were $42,100 and $48,800 respectively.

    During the years ended December 31, 1996 and 1997 and the four months ended April 30, 1998, the Company entered into certain notes receivable agreements with the two shareholders of the Company. As of December 31, 1996 and 1997 and April 30, 1998, the Company was owed $137,494, $17,655 and $73,140 respectively. Interest rates on these notes ranged from 6% to 8%, and all balances were paid in full following April 30, 1998.

    During the years ended December 31, 1996 and 1997 and the four months ended April 30, 1998, the Company entered into notes receivable agreements with two companies controlled by the majority shareholder. Amounts owed the Company were $180,401, $118,114, and $99,144 at December 31, 1996 and 1997 and April 30,
1998, respectively. Interest rates on the notes were 9.25% and 15%, and the notes are due on October 6, 1998, and August 7, 1999. The Company is current on these obligations.

    During the year ended December 31, 1996, the Company leased an office with its primary location of business to a related entity. Total rent collected for the year was $14,000. The lease expired on October 30, 1996.

NOTE 13--ACQUISITION

    On April 30, 1998, 100% of the Company's common stock was acquired by ThermoView Industries, Inc.

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Board of Directors and Shareholders
The Rolox Companies

    We have audited the accompanying combined balance sheets of The Rolox Companies as of December 31, 1996, 1997 and April 30, 1998, and the related combined statements of operations, shareholders' equity, and cash flows for each of the two years in the period ended December 31, 1997 and the four months ended April 30, 1998. These combined financial statements are the responsibility of the Companies' management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the combined financial statements referred to above present fairly, in all material respects, the combined financial position of The Rolox Companies as of December 31, 1996, 1997 and April 30, 1998, and the combined results of its operations and its cash flows for each of the two years in the period ended December 31, 1997 and the four months ended April 30, 1998 in conformity with generally accepted accounting principles.

                                          SINGER LEWAK GREENBAUM & GOLDSTEIN LLP

Los Angeles, California
July 23, 1998

                              THE ROLOX COMPANIES

                            COMBINED BALANCE SHEETS

            DECEMBER 31, 1996, DECEMBER 31, 1997 AND APRIL 30, 1998

                                                                  DECEMBER 31,
                                                              ---------------------   APRIL 30,
                                                                1996        1997        1998
                                                              ---------   ---------   ---------
                                      ASSETS
Current assets
  Cash and cash equivalents.................................  $     611   $   3,504   $   2,120
  Accounts receivable, net of allowance for doubtful
    accounts of $10,000 for all periods.....................    184,058     157,325     156,002
  Inventory.................................................     46,250      46,250      46,250
  Costs and prepaid commissions on contracts in progress in
    excess of billings......................................    190,153      55,589      90,007
  Prepaid expenses..........................................      1,544       9,784       1,051
                                                              ---------   ---------   ---------
      Total current assets..................................    422,616     272,452     295,430
                                                              ---------   ---------   ---------

Property and equipment
  Furniture and fixtures....................................     50,001      58,190      58,190
  Vehicles..................................................     92,442      32,580      69,348
                                                              ---------   ---------   ---------
                                                                142,443      90,770     127,538
  Less accumulated depreciation.............................     68,605      66,010      69,875
                                                              ---------   ---------   ---------
      Total property and equipment..........................     73,838      24,760      57,663
                                                              ---------   ---------   ---------
        Total assets........................................  $ 496,454   $ 297,212   $ 353,093
                                                              =========   =========   =========

                       LIABILITIES AND SHAREHOLDERS' DEFICIT
Current liabilities
  Current portion of long-term debt.........................  $   5,744   $   6,189   $  21,026
  Accounts payable..........................................    232,639     196,341     315,831
  Overdraft at bank.........................................     32,061          --          --
  Accrued liabilities:
    Payroll.................................................    101,115     100,042      90,961
    Warranty................................................     37,500      37,500      37,500
    Other...................................................     63,406      55,047      87,900
  Billings in excess of costs and prepaid commissions on
    contracts in progress...................................    183,652      72,738      14,373
                                                              ---------   ---------   ---------
    Total current liabilities...............................    656,117     467,857     567,591
Long-term debt, net of current portion......................     11,741       5,552      24,818
                                                              ---------   ---------   ---------
    Total liabilities.......................................    667,858     473,409     592,409
                                                              ---------   ---------   ---------
Commitments and contingencies

Shareholders' deficit
  Rolox of Kansas City, Inc.:
    Common stock, $1.00 par value, 100 shares authorized,
      issued and outstanding................................        100         100         100
    Additional paid in capital..............................        400         400         400
  Rolox of Wichita, Inc.:
    Common stock, $1.00 par value, 1,000 shares authorized,
      issued and outstanding................................      1,000       1,000       1,000
  Accumulated deficit.......................................   (172,904)   (177,697)   (240,816)
                                                              ---------   ---------   ---------
    Total shareholders' deficit.............................   (171,404)   (176,197)   (239,316)
                                                              ---------   ---------   ---------
      Total liabilities and shareholders' deficit...........  $ 496,454   $ 297,212   $ 353,093
                                                              =========   =========   =========

   The accompanying notes are an integral part of these financial statements.

                              THE ROLOX COMPANIES

                       COMBINED STATEMENTS OF OPERATIONS

        FOR THE YEARS ENDED DECEMBER 31, 1996 AND DECEMBER 31, 1997 AND
                    FOR THE FOUR MONTHS ENDED APRIL 30, 1998

                                                                                     FOR THE FOUR
                                                            FOR THE YEARS ENDED         MONTHS
                                                               DECEMBER 31,             ENDED
                                                         -------------------------    APRIL 30,
                                                            1996          1997           1998
                                                         -----------   -----------   ------------
Contract revenues......................................  $10,651,741   $10,353,840    $3,786,513
Contract costs.........................................    4,154,276     4,086,011     1,645,687
                                                         -----------   -----------    ----------
Gross profit...........................................    6,497,465     6,267,829     2,140,826
                                                         -----------   -----------    ----------
Operating expenses
  Advertising..........................................      761,608       704,607       225,139
  Selling..............................................    2,343,531     2,299,615       806,351
  General and administrative...........................    3,293,800     3,259,499     1,171,920
                                                         -----------   -----------    ----------
    Total operating expenses...........................    6,398,939     6,263,721     2,203,410
                                                         -----------   -----------    ----------
Income (loss) from operations..........................       98,526         4,108       (62,584)
                                                         -----------   -----------    ----------
Other expense
  Interest expense.....................................         (671)       (1,191)         (535)
  Loss on sale of property and equipment...............           --        (7,710)           --
                                                         -----------   -----------    ----------
    Total other expense................................         (671)       (8,901)         (535)
                                                         -----------   -----------    ----------
Net income (loss)......................................  $    97,855   $    (4,793)   $  (63,119)
                                                         ===========   ===========    ==========

   The accompanying notes are an integral part of these financial statements.

                              THE ROLOX COMPANIES

                  COMBINED STATEMENTS OF SHAREHOLDERS' DEFICIT

        FOR THE YEARS ENDED DECEMBER 31, 1996 AND DECEMBER 31, 1997 AND
                    FOR THE FOUR MONTHS ENDED APRIL 30, 1998

                                                                             ROLOX OF
                                        ROLOX OF KANSAS CITY, INC.         WICHITA, INC.
                                     --------------------------------   -------------------
                                        COMMON STOCK       ADDITIONAL      COMMON STOCK
                                     -------------------    PAID-IN     -------------------   ACCUMULATED
                                      SHARES     AMOUNT     CAPITAL      SHARES     AMOUNT      DEFICIT       TOTAL
                                     --------   --------   ----------   --------   --------   -----------   ---------
Balance, December 31, 1995.........    100        $100        $400       1,000      $1,000     $(270,759)   $(269,259)
Net income.........................                                                               97,855       97,855
                                       ---        ----        ----       -----      ------     ---------    ---------
Balance, December 31, 1996.........    100         100         400       1,000       1,000      (172,904)    (171,404)
Net loss...........................                                                               (4,793)      (4,793)
                                       ---        ----        ----       -----      ------     ---------    ---------
Balance, December 31, 1997.........    100         100         400       1,000       1,000      (177,697)    (176,197)
Net loss...........................                                                              (63,119)     (63,119)
                                       ---        ----        ----       -----      ------     ---------    ---------
Balance, April 30, 1998............    100        $100        $400       1,000      $1,000     $(240,816)   $(239,316)
                                       ===        ====        ====       =====      ======     =========    =========

   The accompanying notes are an integral part of these financial statements.

                              THE ROLOX COMPANIES

                       COMBINED STATEMENTS OF CASH FLOWS

        FOR THE YEARS ENDED DECEMBER 31, 1996 AND DECEMBER 31, 1997 AND
                    FOR THE FOUR MONTHS ENDED APRIL 30, 1998

                                                                                       FOR THE
                                                              FOR THE YEARS ENDED    FOUR MONTHS
                                                                  DECEMBER 31,          ENDED
                                                              --------------------    APRIL 30,
                                                                1996        1997        1998
                                                              ---------   --------   -----------
Cash flows from operating activities
  Net income (loss).........................................  $  97,855   $ (4,793)   $(63,119)
  Adjustments to reconcile net income (loss) to net cash
    provided by (used in) operating activities
    Depreciation............................................     11,699     10,953       3,865
    Loss on sale of property and equipment..................         --      7,710          --
  (Increase) decrease in
    Accounts receivable.....................................    (34,833)    26,731       1,323
    Costs and prepaid commissions on contracts in progress
      in excess of billings.................................    (14,123)    44,085     (34,418)
    Prepaid expenses........................................      6,208     (8,240)      8,733
  Increase (decrease) in
    Accounts payable........................................   (130,611)   (36,838)    119,490
    Other accrued liabilities...............................      5,987     (8,891)     23,772
    Billings in excess of costs and prepaid commissions on
      contracts in progress.................................     55,959    (20,433)    (58,365)
                                                              ---------   --------    --------
    Net cash provided by (used in) operating activities.....     (1,859)    10,284       1,281
                                                              ---------   --------    --------
Cash flows from investing activities
  Purchase of property and equipment........................     (9,335)    (8,354)         --
  Proceeds from sale of property and equipment..............      9,301     38,769          --
                                                              ---------   --------    --------
    Net cash provided by (used in) investing activities.....        (34)    30,415          --
                                                              ---------   --------    --------
Cash flows from financing activities
  Net change in overdraft at bank...........................      4,190    (32,061)         --
  Payments on notes payable.................................    (10,137)    (5,745)     (2,665)
                                                              ---------   --------    --------
    Net cash used in financing activities...................     (5,947)   (37,806)     (2,665)
                                                              ---------   --------    --------
    Net increase (decrease) in cash and cash equivalents....     (7,840)     2,893      (1,384)
Cash and cash equivalents, beginning of period..............      8,451        611       3,504
                                                              ---------   --------    --------
Cash and cash equivalents, end of period....................  $     611   $  3,504    $  2,120
                                                              =========   ========    ========
Supplemental disclosures of cash flow information
  Interest paid.............................................  $     671   $  1,191    $    535
                                                              =========   ========    ========
  Income taxes paid.........................................  $      --   $     --    $     --
                                                              =========   ========    ========

SUPPLEMENTAL SCHEDULE OF NON-CASH INVESTING AND FINANCING ACTIVITIES

    On September 13, 1996, the Company purchased property and equipment with a note payable in the amount of $18,808.

    On March 18, 1998, the Company purchased fixed assets with notes payable in the amount of $36,768.

   The accompanying notes are an integral part of these financial statements.

                              THE ROLOX COMPANIES

                     NOTES TO COMBINED FINANCIAL STATEMENTS

            DECEMBER 31, 1996, DECEMBER 31, 1997 AND APRIL 30, 1998

NOTE 1--BUSINESS ACTIVITY AND BASIS OF PRESENTATION

    The combined financial statements include the accounts and transactions of Rolox of Kansas City, Inc., and Rolox of Wichita, Inc., together referred to herein as "the Company." All material intercompany transactions and accounts have been eliminated in the accompanying combined financial statements.

    Management has chosen to omit RMS, Inc. ("RMS") from these combined financial statements. RMS performs as a management company which employs the Company's officers and collects fees for their services. Management believes inclusion of RMS in these financial statements would have an immaterial effect.

    The accompanying financial statements are presented on a combined basis as each of the combined companies is owned by a common shareholder group, and the Company comprises one operating segment primarily engaged in the design, retail sale and installation of state-of-the-art vinyl replacement windows for the existing home market. The majority of contracts are financed for the customers by third party finance companies.

NOTE 2--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    METHOD OF ACCOUNTING FOR WINDOW INSTALLATION CONTRACTS

    The accompanying financial statements have been prepared using the completed contract-method of accounting for fixed-price contracts since the contracts are of a short duration. Accordingly, revenue and costs of individual contracts are included in operations in the year during which they are completed. Losses expected to be incurred on contracts in progress are charged to operations in the period such losses are determined. The aggregate of costs in uncompleted contracts in excess of related billings is shown as an asset, and the aggregate of billings on uncompleted contracts in excess of related costs is shown as a liability.

    Contract costs include all direct labor and benefits, materials unique to or installed in the project, subcontract costs, and other direct installation costs.

    CASH AND CASH EQUIVALENTS

    For the purpose of reporting cash flows, the Company considers cash on deposit, cash on hand, and financial instruments purchased with an original maturity of three months or less to be cash equivalents.

    FAIR VALUE OF FINANCIAL INSTRUMENTS

    For certain of the Company's financial instruments including cash and cash equivalents, accounts receivable, accounts payable, and other accrued liabilities, the carrying amounts approximate fair value due to their short maturities. The amount shown for long-term debt also approximates fair value because current interest rates and terms offered to the Company for similar long-term debt are substantially the same.

    INVENTORY

    Inventory is stated on a first-in, first-out basis, at the lower of cost or market, and consists primarily of supplies.

                              THE ROLOX COMPANIES

            DECEMBER 31, 1996, DECEMBER 31, 1997 AND APRIL 30, 1998

NOTE 2--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    PROPERTY AND EQUIPMENT

    Property and equipment are stated at cost. Depreciation is generally provided using the straight-line method. The estimated useful lives of the related assets are as follows:

Furniture and fixtures......................................  5 to 7 years
Vehicles....................................................  3 to 5 years

    WARRANTIES

    The Company provides the retail customer with a limited warranty covering workmanship and manufacturing defects. The Company provides an accrual for future warranty costs based upon the relationship of prior year's revenues to estimated warranty costs. It is the Company's practice to classify the entire warranty accrual as a current liability.

    ADVERTISING EXPENSE

    The Company accounts for advertising expenditures by charging to expense all amounts as incurred.

    INCOME TAXES

    The two companies comprising the Company have elected to be taxed as S corporations under the provisions of Subchapter S of the Internal Revenue Code. Under those provisions, the companies do not pay federal income taxes on their taxable income. Instead the shareholders are liable for federal income taxes on the companies' taxable income.

    ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements, as well as the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

    RISK CONCENTRATIONS

    The Company's customers are primarily homeowners located in Missouri and Kansas. In addition, the Company purchases substantially all of its windows from one related party supplier.

    RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

    In June 1997, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 130, "Reporting Comprehensive Income." This statement requires companies to classify items of other comprehensive income by their nature in a financial statement and display the accumulated balance of other comprehensive income separately from retained earnings and additional paid-in capital in the equity section of a statement of financial position. SFAS No. 130 is

                              THE ROLOX COMPANIES

            DECEMBER 31, 1996, DECEMBER 31, 1997 AND APRIL 30, 1998

NOTE 2--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) effective for financial statements issued for fiscal years beginning after December 15, 1997. Management believes that SFAS No. 130 will not have a material effect, if any, on the Company's financial statements.

    In June 1997, the FASB issued SFAS No. 131, "Disclosure about Segments of an Enterprise and Related Information." This statement establishes additional standards for segment reporting in the financial statements and is effective for fiscal years beginning after December 15, 1997. Management believes that SFAS No. 131 will not have an effect on the Company's financial statements.

NOTE 3--CASH AND CASH EQUIVALENTS

    The Company maintains its cash balance at banks. Balances are insured by the Federal Deposit Insurance Corporation up to $100,000. As of December 31, 1997, the uninsured portion of the balance held at the bank aggregated to $19,998.

NOTE 4--ACCOUNTS RECEIVABLE

    Accounts receivable consist primarily of amounts due from financing companies related to construction projects already complete. The Company has recorded an allowance for doubtful accounts of $10,000 and believes this to be sufficient for any uncollectible amounts.

NOTE 5--CONTRACTS IN PROGRESS

    Contract amounts, accumulated costs, and the related billings to date on completed contracts and contracts in progress were as follows:

                                                      CONTRACT      CONTRACT
                                                      AMOUNTS         COSTS
                                                    ------------   -----------
Contracts in progress at December 31, 1995........  $  1,658,923   $   117,413
Contracts initiated during the year...............    10,621,354     4,152,305
Contracts completed during the year...............   (10,651,741)   (4,154,276)
                                                    ------------   -----------

Contracts in progress at December 31, 1996........     1,628,536       115,442
Contracts initiated during the year...............    10,295,836     4,053,617
Contracts completed during the year...............   (10,353,840)   (4,086,011)
                                                    ------------   -----------

Contracts in progress at December 31, 1997........     1,570,532        83,048
Contracts initiated during the year...............     4,153,588     1,732,643
Contracts completed during the year...............    (3,786,513)   (1,645,687)
                                                    ------------   -----------
  Construction contracts in progress at April 30,
    1998..........................................  $  1,937,607   $   170,004
                                                    ============   ===========

                              THE ROLOX COMPANIES

            DECEMBER 31, 1996, DECEMBER 31, 1997 AND APRIL 30, 1998

NOTE 5--CONTRACTS IN PROGRESS (CONTINUED)
    Contracts in progress:

                                            FOR THE YEARS ENDED    FOR THE FOUR
                                               DECEMBER 31,        MONTHS ENDED
                                           ---------------------    APRIL 30,
                                             1996        1997          1998
                                           ---------   ---------   ------------
Cumulative costs to date.................  $ 115,442   $  83,048     $170,004
Less cash collected to date..............    229,327     204,318      225,269
                                           ---------   ---------     --------
                                            (113,885)   (121,270)     (55,265)
Plus prepaid commissions on uncompleted
  contracts..............................    120,386     104,121      130,899
                                           ---------   ---------     --------
  Net contracts in progress..............  $   6,501   $ (17,149)    $ 75,634
                                           =========   =========     ========

    Included in the accompanying combined balance sheet under the following captions:

                                            FOR THE YEARS ENDED    FOR THE FOUR
                                                DECEMBER 31,       MONTHS ENDED
                                            --------------------    APRIL 30,
                                              1996        1997         1998
                                            ---------   --------   ------------
Costs and prepaid commissions on contracts
  in progress in excess of billings.......  $ 190,153   $ 55,589     $ 90,007
Billings in excess of costs and prepaid
  commissions on contracts in progress....   (183,652)   (72,738)     (14,373)
                                            ---------   --------     --------
  Total...................................  $   6,501   $(17,149)    $ 75,634
                                            =========   ========     ========

NOTE 6--LONG-TERM DEBT

    Long-term debt consisted of the following:

                                                              FOR THE YEARS ENDED   FOR THE FOUR
                                                                 DECEMBER 31,       MONTHS ENDED
                                                              -------------------    APRIL 30,
                                                                1996       1997         1998
                                                              --------   --------   ------------
Notes payable to bank, with an original principal balance of
  $18,808, bearing interest at a rate of 8.1%, secured by an
  automobile, and maturing on October 13, 1998..............  $17,485    $11,741      $ 9,733
Notes payable to bank, with an original principal balance of
  $36,768, bearing interest at rates ranging from 7.6% to
  8.1%, secured by vehicles, and maturing on March 18,
  2002......................................................       --         --       36,111
                                                              -------    -------      -------
                                                               17,485     11,741       45,844
Less current portion........................................    5,744      6,189       21,026
                                                              -------    -------      -------
  Long-term portion.........................................  $11,741    $ 5,552      $24,818
                                                              =======    =======      =======

                              THE ROLOX COMPANIES

            DECEMBER 31, 1996, DECEMBER 31, 1997 AND APRIL 30, 1998

NOTE 6--LONG-TERM DEBT (CONTINUED)
    The following is a schedule by years of future maturities of long-term debt as of December 31, 1997:

YEAR ENDING DECEMBER 31,
------------------------
1998........................................................  $ 6,189
1999........................................................    5,552
                                                              -------
  Total.....................................................  $11,741
                                                              =======

NOTE 7--EMPLOYEE BENEFIT PLAN

    The Company has a profit sharing plan established in accordance with Section 401(k) of the Employee Retirement Income Security Act of 1974 as amended. The plan covers substantially all eligible employees. Employee contributions to the plan are elective, and matching contributions by the employer are optional. The Company incurred $92,000 and $81,000 in contribution expense for the years ended December 31, 1996 and 1997, respectively. No contribution was made for the four months ended April 30, 1998.

NOTE 8--COMMITMENTS AND CONTINGENCIES

    LEASES

    The Company has entered into certain non-cancelable operating leases with related parties for its corporate offices and facilities and for computer equipment. In addition, the Company has entered into various operating lease agreements for vehicles.

    Future minimum rental commitments under these lease agreements with initial or remaining terms of one year or more at December 31, 1997 are as follows:

YEAR ENDING DECEMBER 31,
------------------------
1998........................................................  $  271,709
1999........................................................     285,801
2000........................................................     272,964
2001........................................................     269,200
2002........................................................      89,733
                                                              ----------
  Total.....................................................  $1,189,407
                                                              ==========

    Rent expense was $190,183 and $202,258 for the years ended December 31, 1996 and 1997, respectively, and $72,033 for the four-month period ended April 30, 1998.

    LITIGATION

    The Company is involved in various litigation arising from the normal course of business. The outcome of such litigation is not expected to have an adverse effect on the Company.

                              THE ROLOX COMPANIES

            DECEMBER 31, 1996, DECEMBER 31, 1997 AND APRIL 30, 1998

NOTE 9--RELATED PARTY TRANSACTIONS

    During the years ended December 31, 1996 and 1997 and for the four months ended April 30, 1998, the Company paid fees to a related company for management services in the amounts of $2,196,984, $1,957,439 and $680,000, respectively.

    During the years ended December 31, 1996 and 1997 and the four months ended April 30, 1998, the Company purchased substantially all of its windows from a supplier partially owned by the Company's majority shareholder. Purchases from this supplier were $2,085,280, $2,230,765 and $564,858 for the years ended December 31, 1996 and 1997 and the four months ended April 30, 1998, respectively.

    During the years ended December 31, 1996 and 1997 and the four months ended April 30, 1998, the Company retained an advertising agency that was owned by the Company's majority shareholder. Expenditures related to this agency were $766,761, $660,370, and $232,816 for the years ended December 31, 1996 and 1997 and the four months ended April 30, 1998, respectively.

    During the years ended December 31, 1996 and 1997, the Company had entered into operating leases with a related party as follows:

- The Company leases facilities in Grandview, Missouri from a company owned by the majority shareholder under two separate leases. Both leases expire on April 30, 2002, and required monthly payments of $8,333 and $3,667.

- The Company leases facilities in Wichita, Kansas, from an affiliated entity owned by the Company's majority shareholder. The lease expires April 30, 2002, and requires monthly payments of $5,100.

- The Company leases certain computer and telephone equipment from the majority shareholder of the Company. The lease expires on April 30, 1998 and requires monthly payments of $4,500.

NOTE 10--ACQUISITION

    On April 30, 1998, 100% of the common stock of each of the companies comprising the Company was acquired by ThermoView Industries, Inc.

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Board of Directors and Shareholders
American Home Remodeling

    We have audited the accompanying balance sheets of American Home Remodeling as of December 31, 1997 and July 9, 1998, and the related statements of operations, shareholders' equity, and cash flows for the year ended December 31, 1997 and the period from January 1, 1998 through July 9, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of American Home Remodeling as of December 31, 1997 and July 9, 1998, and the results of its operations and its cash flows for the year ended December 31, 1997 and the period from January 1, 1998 through July 9, 1998 in conformity with generally accepted accounting principles.

                                          SINGER LEWAK GREENBAUM & GOLDSTEIN LLP

Los Angeles, California
February 5, 1999

                            AMERICAN HOME REMODELING

                                 BALANCE SHEETS

                       DECEMBER 31, 1997 AND JULY 9, 1998

                                                              DECEMBER 31,   JULY 9,
                                                                  1997         1998
                                                              ------------   --------
                                       ASSETS
Current assets
  Cash......................................................    $     --     $ 80,415
  Accounts receivable, net of allowance for doubtful
    accounts of $38,000 and $50,000.........................      16,359        2,562
                                                                --------     --------
    Total current assets....................................      16,359       82,977
                                                                --------     --------
Furniture and equipment
  Office equipment..........................................      89,398       91,142
  Less accumulated depreciation.............................      81,085       82,884
                                                                --------     --------
    Total furniture and equipment...........................       8,313        8,258
                                                                --------     --------
Other assets
  Deposits..................................................       4,752        4,752
  Due from officers.........................................     110,832           --
                                                                --------     --------
      Total assets..........................................    $140,256     $ 95,987
                                                                ========     ========

                        LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities
  Bank overdraft............................................    $ 18,343     $     --
  Lines of credit...........................................      23,525      121,525
  Accounts payable..........................................     321,945      337,587
  Billings in excess of costs and prepaid commissions on
    contracts in progress...................................     115,071      203,303
  Accrued liabilities.......................................     112,742      148,073
  Due to related party......................................     153,560      113,893
                                                                --------     --------
    Total current liabilities...............................     745,186      924,381
                                                                --------     --------
Commitments and contingencies
Shareholders' equity
  Common stock, no par value
    100,000 shares authorized
    40,000 shares issued and outstanding
  Accumulated deficit.......................................    (604,930)    (828,394)
                                                                --------     --------
    Total shareholders' deficit.............................    (604,930)    (828,394)
                                                                --------     --------
      Total liabilities and shareholders' deficit...........    $140,256     $ 95,987
                                                                ========     ========

   The accompanying notes are an integral part of these financial statements.

                            AMERICAN HOME REMODELING

                            STATEMENTS OF OPERATIONS

                    FOR THE YEAR ENDED DECEMBER 31, 1997 AND
            FOR THE PERIOD FROM JANUARY 1, 1998 THROUGH JULY 9, 1998

                                                                             FOR THE PERIOD
                                                                                  FROM
                                                                               JANUARY 1,
                                                                FOR THE           1998
                                                               YEAR ENDED       THROUGH
                                                              DECEMBER 31,      JULY 9,
                                                                  1997            1998
                                                              ------------   --------------
Contract revenues...........................................   $6,325,454      $3,343,847
Contract costs..............................................    3,028,114       1,262,510
                                                               ----------      ----------
Gross profit................................................    3,297,340       2,081,337
                                                               ----------      ----------
Operating expenses
  Advertising...............................................      269,452          37,375
  Selling...................................................    1,546,721         699,284
  General and administrative................................    1,620,905       1,336,568
                                                               ----------      ----------
    Total operating expenses................................    3,437,078       2,073,227
                                                               ----------      ----------
Income (loss) from operations...............................     (139,738)          8,110
                                                               ----------      ----------
Other income (expense)
  Interest income...........................................        9,433             542
  Interest expense..........................................       (1,998)         (4,587)
                                                               ----------      ----------
    Total other income (expense)............................        7,435          (4,045)
                                                               ----------      ----------
Income (loss) before provision for income taxes.............     (132,303)          4,065
Provision for income taxes..................................        1,775              --
                                                               ----------      ----------
      Net income (loss).....................................   $ (134,078)     $    4,065
                                                               ==========      ==========

   The accompanying notes are an integral part of these financial statements.

                            AMERICAN HOME REMODELING

                       STATEMENTS OF SHAREHOLDERS' EQUITY

                    FOR THE YEAR ENDED DECEMBER 31, 1997 AND
            FOR THE PERIOD FROM JANUARY 1, 1998 THROUGH JULY 9, 1998

                                                            COMMON STOCK
                                                         -------------------   RETAINED
                                                          SHARES     AMOUNT    EARNINGS      TOTAL
                                                         --------   --------   ---------   ---------
Balance, December 31, 1996.............................   40,000      $ --     $(422,252)  $(422,252)
Distributions to shareholders..........................                          (48,600)    (48,600)
Net loss...............................................                         (134,078)   (134,078)
                                                          ------      ----     ---------   ---------
Balance, December 31, 1997.............................   40,000        --      (604,930)   (604,930)
Distributions to shareholders..........................                         (227,529)   (227,529)
Net income.............................................                            4,065       4,065
                                                          ------      ----     ---------   ---------
Balance, July 9, 1998..................................   40,000      $ --     $(828,394)  $(828,394)
                                                          ======      ====     =========   =========

   The accompanying notes are an integral part of these financial statements.

                            AMERICAN HOME REMODELING

                            STATEMENTS OF CASH FLOWS

                    FOR THE YEAR ENDED DECEMBER 31, 1997 AND
            FOR THE PERIOD FROM JANUARY 1, 1998 THROUGH JULY 9, 1998

                                                                              FOR THE PERIOD FROM
                                                                 FOR THE        JANUARY 1, 1998
                                                               YEAR ENDED           THROUGH
                                                              DECEMBER 31,          JULY 9,
                                                                  1997               1998
                                                              -------------   -------------------
Cash flows from operating activities
  Net income (loss).........................................    $(134,078)         $   4,065
  Adjustments to reconcile net income (loss) to net cash
    provided by (used in) operating activities
      Depreciation..........................................       21,359              1,799
  (Increase) decrease in
    Billings in excess of costs and prepaid commissions.....       26,613             88,232
    Accounts receivable.....................................       (2,894)            13,797
    Deposits................................................       (1,064)                --
  Increase (decrease) in
    Accounts payable........................................      (44,919)            15,642
    Other accrued liabilities...............................       87,741             35,331
                                                                ---------          ---------
      Net cash provided by (used in) operating activities...      (47,242)           158,866
                                                                ---------          ---------

Cash flows from investing activities
  Purchase of furniture and equipment.......................      (16,325)            (1,744)
                                                                ---------          ---------
      Net cash used in investing activities.................      (16,325)            (1,744)
                                                                ---------          ---------

Cash flows from financing activities
  Net borrowing from officers...............................       31,248                 --
  Net borrowing from (payments to) related parties..........       20,000            (39,667)
  Net borrowing on lines of credit..........................       23,525             98,000
  Cash distributions to shareholders........................      (48,600)          (116,697)
                                                                ---------          ---------
      Net cash provided by (used in) financing activities...       26,173            (58,364)
                                                                ---------          ---------
        Net increase (decrease) in cash and cash
          equivalents.......................................      (37,394)            98,758

Cash and cash equivalents (bank overdraft), beginning of
  period....................................................       19,051            (18,343)
                                                                ---------          ---------

Cash and cash equivalents (bank overdraft), end of period...    $ (18,343)         $  80,415
                                                                =========          =========

Supplemental disclosures of cash flow information
  Interest paid.............................................    $   1,998          $   4,587
                                                                =========          =========
  Income taxes paid.........................................    $     975          $     800
                                                                =========          =========

SUPPLEMENTAL SCHEDULE OF NON-CASH INVESTING AND FINANCING ACTIVITIES

    During the period January 1, 1998 to July 9, 1998, $110,832 of amounts due from officers were distributed to the officers (shareholders) in the form of distributions to shareholders.

   The accompanying notes are an integral part of these financial statements.

                            AMERICAN HOME REMODELING

                         NOTES TO FINANCIAL STATEMENTS

                       DECEMBER 31, 1997 AND JULY 9, 1998

NOTE 1--BUSINESS ACTIVITY

    American Home Remodeling (the "Company") is a California corporation, founded March 17, 1992. The Company's primary line of business is installing replacement windows for the existing home market. The Company markets its products primarily through the use of an extensive telemarketing effort. The Company retains independent contractors for the installation of its products at the customer's site.

NOTE 2--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    METHOD OF ACCOUNTING FOR WINDOW INSTALLATION AND CONTRACTS

    The accompanying financial statements have been prepared using the completed-contract method of accounting for fixed-price contracts since the contracts are of a short duration. Accordingly, revenue and costs of individual contracts are included in operations in the year during which they are completed. Losses expected to be incurred on contracts in progress are charged to operations in the period such losses are determined. The aggregate of costs in uncompleted contracts in excess of related billings is shown as an asset, and the aggregate of billings on uncompleted contracts in excess of related costs is shown as a liability.

    Contract costs include all direct labor and benefits, materials unique to or installed in the project, subcontract costs, and other direct installation costs.

    CASH AND CASH EQUIVALENTS

    For the purpose of reporting cash flows, the Company considers cash on deposit, cash on hand, and financial instruments purchased with an original maturity of three months or less to be cash equivalents.

    FAIR VALUE OF FINANCIAL INSTRUMENTS

    For certain of the Company's financial instruments including cash and cash equivalents, other receivables, accounts payable, and other accrued liabilities, the carrying amounts approximate fair value due to their short maturities.

    FURNITURE AND EQUIPMENT

    Furniture and equipment are stated at cost. Depreciation is generally provided using the straight-line method over the estimated useful lives of the assets of three to five years.

    WARRANTIES

    The Company has a three-year warranty covering workmanship. The Company provides an accrual for future warranty costs based upon the relationship of prior year's revenues to estimated warranty costs. It is the Company's practice to classify the entire warranty accrual as a current liability.

    INCOME TAXES

    Under the provisions of the Internal Revenue Code, the Company has elected to be taxed as an "S" corporation, whereby the Company's taxable income or loss and tax credits are passed through to its shareholders.

                            AMERICAN HOME REMODELING

                       DECEMBER 31, 1997 AND JULY 9, 1998

NOTE 2--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements, as well as the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

    RISK CONCENTRATIONS

    The Company's customers are primarily homeowners located in Southern California. The Company purchases substantially all of its Tex-Coting material from one supplier. Purchases from this supplier were 56% of the Company's total cost of sales for both the year ended December 31, 1997 and the period from January 1, 1998 through July 9, 1998.

    RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

    In June 1997, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 130, "Reporting Comprehensive Income." This statement requires companies to classify items of other comprehensive income by their nature in a financial statement and display the accumulated balance of other comprehensive income separately from retained earnings and additional paid-in capital in the equity section of a statement of financial position. SFAS No. 130 is effective for financial statements issued for fiscal years beginning after December 15, 1997. Management believes that SFAS No. 130 will not have a material effect, if any, on the Company's financial statements.

    In June 1997, the FASB issued SFAS No. 131, "Disclosure about Segments of an Enterprise and Related Information." This statement establishes additional standards for segment reporting in the financial statements and is effective for fiscal years beginning after December 15, 1997. Management believes that SFAS No. 131 will not have an effect on the Company's financial statements.

                            AMERICAN HOME REMODELING

                       DECEMBER 31, 1997 AND JULY 9, 1998

NOTE 3--CONTRACTS IN PROGRESS

    For the year ended December 31, 1997 and the period from January 1, 1998 through July 9, 1998, contract amounts, accumulated costs, and the related billings to date on completed contracts and contracts in progress were as follows:

                                                      CONTRACT      CONTRACT
                                                       AMOUNTS        COSTS
                                                     -----------   -----------
Contracts in progress at December 31, 1996.........  $   365,677   $    69,252
Contracts initiated during the year................    6,413,819     3,013,356
Contracts completed during the year................   (6,325,454)   (3,028,114)
                                                     -----------   -----------

Contracts in progress at December 31, 1997.........      454,042        54,494
Contracts initiated during the period..............    3,465,492     1,265,617
Contracts completed during the period..............   (3,343,847)   (1,262,510)
                                                     -----------   -----------

  Contracts in progress at July 9, 1998............  $   575,687   $    57,601
                                                     ===========   ===========

    Contracts in progress:

                                                                FOR THE PERIOD FROM
                                                   FOR THE        JANUARY 1, 1998
                                                  YEAR ENDED          THROUGH
                                                 DECEMBER 31,         JULY 9,
                                                     1997              1998
                                                 ------------   -------------------
Cumulative costs to date.......................    $  54,494         $  57,601
Plus prepaid commissions to date...............       28,468            39,140
Less cash collected to date....................     (198,033)         (300,044)
                                                   ---------         ---------
    Net contracts in progress..................    $(115,071)        $(203,303)
                                                   =========         =========

    Included in the accompanying balance sheet under the following caption:

                                                                FOR THE PERIOD FROM
                                                   FOR THE        JANUARY 1, 1998
                                                  YEAR ENDED          THROUGH
                                                 DECEMBER 31,         JULY 9,
                                                     1997              1998
                                                 ------------   -------------------
Billings in excess of costs and prepaid
  commissions on contracts in progress.........    $(115,071)        $(203,303)
                                                   =========         =========

NOTE 4--LINES OF CREDIT

    The Company had available a $25,000 line of credit bearing interest at 9.75%. Any borrowings are collateralized by substantially all assets of the Company and are personally guaranteed by the shareholders of the Company. Outstanding borrowings as of December 31, 1997 and July 9, 1998 were $23,525 for both periods.

                            AMERICAN HOME REMODELING

                       DECEMBER 31, 1997 AND JULY 9, 1998

NOTE 4--LINES OF CREDIT (CONTINUED)
    The Company also had available a $100,000 line of credit, bearing interest at 10%. Any borrowings are collateralized by substantially all the assets of the Company and are personally guaranteed by the shareholders of the Company. Outstanding borrowings as of July 9, 1998 were $98,000.

NOTE 5--COMMITMENTS AND CONTINGENCIES

    LEASES

    The Company has entered into an operating lease agreement for its facility. The lease is terminable in 1999. The minimum rental commitment under this lease agreement at December 31, 1997 is $48,450.

    Management intends to extend the lease upon termination of the original agreement.

    Rent expense was approximately $56,060 and $28,638 for the year ended December 31, 1997 and for the period from January 1, 1998 through July 9, 1998.

NOTE 6--RELATED PARTY TRANSACTIONS

    During the year ended December 31, 1997, the Company had two notes payable aggregating $153,560 due to related party, bearing interest at 0% and 10%. Both notes have no stated due date. Balances due aggregated to $113,893 at July 9, 1998.

    At December 31, 1997, the Company maintained two draw accounts receivable aggregating to $110,832 from officers of the Company. The amounts are payable on demand and bear no interest. During the period from January 1, 1998 through July 9, 1998, the Company distributed the accounts in the form of distributions to shareholders.

NOTE 7--SUBSEQUENT EVENTS

    On July 9, 1998, 100% of the Company's common stock was acquired by ThermoView Industries, Inc.

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Board of Directors and Shareholders
Five Star Builders, Inc.

    We have audited the accompanying balance sheets of Five Star Builders, Inc. as of December 31, 1996 and 1997 and July 13, 1998, and the related statements of operations, shareholders' equity, and cash flows for each of the two years in the period ended December 31, 1997 and the period from January 1, 1998 through July 13, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Five Star Builders, Inc. as of December 31, 1996 and 1997 and July 13, 1998, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 1997 and the period from January 1, 1998 through July 13, 1998 in conformity with generally accepted accounting principles.

                                          SINGER LEWAK GREENBAUM & GOLDSTEIN LLP

Los Angeles, California
December 30, 1998

                            FIVE STAR BUILDERS, INC.

                                 BALANCE SHEETS

             DECEMBER 31, 1996, DECEMBER 31, 1997 AND JULY 13, 1998

                                                                  DECEMBER 31,
                                                              ---------------------   JULY 13,
                                                                1996        1997        1998
                                                              --------   ----------   --------
                                            ASSETS
Current assets
  Cash and cash equivalents.................................  $ 98,087   $  424,422   $ 74,963
  Costs and prepaid commissions on contracts in progress in
    excess of billings......................................    17,186       18,565     40,287
  Accounts receivable, net of allowance for doubtful
    accounts of $12,363, $13,877, and $14,328...............   296,702      283,655    240,694
  Other receivables.........................................    33,936       16,190     21,836
  Prepaid assets............................................    10,304        3,385     24,133
  Deferred tax asset........................................        --           --      3,768
  Income tax receivable.....................................        --           --    183,812
                                                              --------   ----------   --------
    Total current assets....................................   456,215      746,217    589,493
Furniture and equipment
  Furniture and fixtures....................................    73,096       71,744     81,247
  Equipment.................................................   226,467      311,500    331,490
  Leasehold improvements....................................     2,146        2,146     25,774
                                                              --------   ----------   --------
                                                               301,709      385,390    438,511
  Less accumulated depreciation.............................    66,224      108,070    153,753
                                                              --------   ----------   --------
    Total furniture and equipment...........................   235,485      277,320    284,758
Other assets
  Deposits..................................................     5,252        5,252     11,894
                                                              --------   ----------   --------
    Total assets............................................  $696,952   $1,028,789   $886,145
                                                              ========   ==========   ========

                             LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities
  Accounts payable..........................................  $119,954   $   57,964   $ 90,725
  Accrued liabilities:
    Payroll and related.....................................    85,275      129,010    186,254
    Warranty................................................        --       40,865     48,664
  Income taxes payable......................................   136,815      247,851    197,504
  Deferred taxes............................................     5,282        4,977         --
  Current portion of capital lease obligation...............    61,437       96,959     75,010
  Accrued legal settlement..................................        --           --    142,000
                                                              --------   ----------   --------
    Total current liabilities...............................   408,763      577,626    740,157
Capital lease obligation, net of current portion............    28,535       26,301         --
                                                              --------   ----------   --------
    Total liabilities.......................................   437,298      603,927    740,157
                                                              --------   ----------   --------
Commitments and contingencies
Shareholders' equity
  Common stock, no par value
    1,000 shares authorized 450,900 and 900 shares issued
    and outstanding.........................................    11,250       41,250     41,250
  Subscriptions receivable..................................        --      (30,000)   (30,000)
  Retained earnings.........................................   248,404      413,612    134,738
                                                              --------   ----------   --------
    Total shareholders' equity..............................   259,654      424,862    145,988
                                                              --------   ----------   --------
      Total liabilities and shareholders' equity............  $696,952   $1,028,789   $886,145
                                                              ========   ==========   ========

   The accompanying notes are an integral part of these financial statements.

                            FIVE STAR BUILDERS, INC.

                            STATEMENTS OF OPERATIONS

        FOR THE YEARS ENDED DECEMBER 31, 1996 AND DECEMBER 31, 1997 AND
           FOR THE PERIOD FROM JANUARY 1, 1998 THROUGH JULY 13, 1998

                                                                                        FOR THE
                                                                                      PERIOD FROM
                                                             FOR THE YEARS ENDED      JANUARY 1,
                                                                DECEMBER 31,             1998
                                                           -----------------------      THROUGH
                                                              1996         1997      JULY 13, 1998
                                                           ----------   ----------   -------------
Contract revenues........................................  $6,171,891   $8,278,494     $3,349,814
Contract costs...........................................   2,098,147    2,333,756        992,461
                                                           ----------   ----------     ----------
Gross profit.............................................   4,073,744    5,944,738      2,357,353
                                                           ----------   ----------     ----------
Operating expenses
  Advertising............................................      12,516      197,728         38,076
  Selling................................................   1,516,695    1,309,519      1,087,700
  General and administrative.............................   2,187,962    4,108,730      1,500,346
  Legal settlement.......................................          --           --        202,000
                                                           ----------   ----------     ----------
    Total operating expenses.............................   3,717,173    5,615,977      2,828,122
                                                           ----------   ----------     ----------
Income (loss) from operations............................     356,571      328,761       (470,769)
                                                           ----------   ----------     ----------
Other income (expense)
  Interest income........................................       1,455        8,031          8,038
  Interest expense.......................................      (7,672)     (21,531)        (8,700)
  Loss on sale of assets.................................          --      (15,623)            --
                                                           ----------   ----------     ----------
    Total other income (expense).........................      (6,217)     (29,123)          (662)
                                                           ----------   ----------     ----------
Income (loss) before provision for (benefit from) income
  taxes..................................................     350,354      299,638       (471,431)
Provision for (benefit from) income taxes................     150,346      134,430       (192,557)
                                                           ----------   ----------     ----------
    Net income (loss)....................................  $  200,008   $  165,208     $ (278,874)
                                                           ==========   ==========     ==========

   The accompanying notes are an integral part of these financial statements.

                            FIVE STAR BUILDERS, INC.

                       STATEMENTS OF SHAREHOLDERS' EQUITY

        FOR THE YEARS ENDED DECEMBER 31, 1996 AND DECEMBER 31, 1997 AND
           FOR THE PERIOD FROM JANUARY 1, 1998 THROUGH JULY 13, 1998

                                               COMMON STOCK
                                            -------------------   SUBSCRIPTIONS   RETAINED
                                             SHARES     AMOUNT     RECEIVABLE     EARNINGS      TOTAL
                                            --------   --------   -------------   ---------   ---------
Balance, December 31, 1995................    450      $11,250      $     --      $  48,396   $  59,646
Net income................................                                          200,008     200,008
                                              ---      -------      --------      ---------   ---------
Balance, December 31, 1996................    450       11,250                      248,404     259,654
Issuance of common stock for
  subscriptions...........................    450       30,000       (30,000)                        --
Net income................................                                          165,208     165,208
                                              ---      -------      --------      ---------   ---------
Balance, December 31, 1997................    900       41,250       (30,000)       413,612     424,862
Net loss..................................                                         (278,874)   (278,874)
                                              ---      -------      --------      ---------   ---------
Balance, July 13, 1998....................    900      $41,250      $(30,000)     $ 134,738   $ 145,988
                                              ===      =======      ========      =========   =========

   The accompanying notes are an integral part of these financial statements.

                            FIVE STAR BUILDERS, INC.

                            STATEMENTS OF CASH FLOWS

        FOR THE YEARS ENDED DECEMBER 31, 1996 AND DECEMBER 31, 1997 AND
           FOR THE PERIOD FROM JANUARY 1, 1998 THROUGH JULY 13, 1998

                                                                                         FOR THE
                                                                                       PERIOD FROM
                                                                                       JANUARY 1,
                                                               FOR THE YEARS ENDED        1998
                                                                   DECEMBER 31,          THROUGH
                                                              ----------------------    JULY 13,
                                                                 1996         1997        1998
                                                              -----------   --------   -----------
Cash flows from operating activities
  Net income (loss).........................................   $200,008     $165,208    $(278,874)
  Adjustments to reconcile net income (loss) to net cash
    provided by (used in) operating activities
    Depreciation and amortization...........................     10,351       68,749       45,682
    Deferred taxes..........................................     12,731         (305)      (8,745)
    Allowance for doubtful accounts.........................      8,175        1,514          451
    Loss on sale of assets..................................         --       15,623           --
  (Increase) decrease in Costs and prepaid commissions in
    excess of billings......................................    (32,764)      (1,279)     (21,722)
  Accounts receivable.......................................   (204,364)      11,433       42,510
  Prepaid expenses and other current assets.................     (6,624)       6,919      (20,748)
  Other receivables.........................................    (18,916)      17,746       (5,646)
  Deposits and other long-term assets.......................     (4,152)          --       (6,642)
  Income taxes receivable...................................         --           --     (183,812)
Increase (decrease) in Accounts payable.....................     96,812      (61,991)      32,761
  Accrued income taxes......................................    136,815      111,036      (50,347)
  Other accrued liabilities.................................     65,949       84,600       65,045
  Accrued legal settlement..................................         --           --      142,000
                                                               --------     --------    ---------
Net cash provided by (used in) operating activities.........    264,021      419,253     (248,087)
                                                               --------     --------    ---------
Cash flows from investing activities
  Purchase of furniture and equipment.......................    (61,606)     (31,481)     (53,122)
                                                               --------     --------    ---------
Net cash used in investing activities.......................    (61,606)     (31,481)     (53,122)
                                                               --------     --------    ---------
Cash flows from financing activities
  Principal payments on capital lease obligation............    (17,132)     (61,437)     (48,250)
                                                               --------     --------    ---------
Net cash used in financing activities.......................    (17,132)     (61,437)     (48,250)
                                                               --------     --------    ---------
Net increase (decrease) in cash and cash equivalents........   $185,283     $326,335    $(349,459)
Cash and cash equivalents (book overdraft), beginning of
  period....................................................    (87,196)      98,087      424,422
                                                               --------     --------    ---------
Cash and cash equivalents, end of period....................   $ 98,087     $424,422    $  74,963
                                                               ========     ========    =========
Supplemental disclosures of cash flow information
  Interest paid.............................................   $  7,672     $ 21,531    $   8,700
                                                               ========     ========    =========
  Income taxes paid.........................................   $    800     $ 23,699    $  51,147
                                                               ========     ========    =========

SUPPLEMENTAL SCHEDULE OF NON-CASH INVESTING AND FINANCING ACTIVITIES

    During the year ended December 31, 1997, the Company entered into capital lease agreements for assets valued at $94,723.

    During the year ended December 31, 1997, the Company issued 450 shares of common stock to an officer of the Company in exchange for a subscription agreement for $30,000.

    During the year ended December 31, 1996, the Company entered into capital lease agreements for assets valued at $107,104.

   The accompanying notes are an integral part of these financial statements.

                            FIVE STAR BUILDERS, INC.

                         NOTES TO FINANCIAL STATEMENTS

             DECEMBER 31, 1996, DECEMBER 31, 1997 AND JULY 13, 1998

NOTE 1--BUSINESS ACTIVITY

    Five Star Builders, Inc. (the "Company") is a California corporation, founded June 18, 1992. The Company's primary lines of business are retail selling and installing state-of-the-art vinyl replacement windows for the existing home market. The Company markets its products primarily through the use of an extensive telemarketing effort. The Company retains independent contractors for the installation of its products at the customer's site.

NOTE 2--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    METHOD OF ACCOUNTING FOR CONTRACTS

    The accompanying financial statements have been prepared using the completed-contract method of accounting for fixed-price contracts since the contracts are of a short duration. Accordingly, revenue and costs of individual contracts are included in operations in the year during which they are completed. Losses expected to be incurred on contracts in progress are charged to operations in the period such losses are determined. The aggregate of costs in uncompleted contracts in excess of related billings is shown as an asset, and the aggregate of billings on uncompleted contracts in excess of related costs is shown as a liability.

    Contract costs include all direct labor and benefits, materials unique to or installed in the project, subcontract costs, and other direct installation costs.

    CASH AND CASH EQUIVALENTS

    For the purpose of reporting cash flows, the Company considers cash on deposit, cash on hand, and financial instruments purchased with an original maturity of three months or less to be cash equivalents.

    OTHER RECEIVABLES

    Other receivables consist primarily of advances to employees. All amounts are expected to be recovered, and as such, no allowance for uncollectible amounts is deemed necessary.

    FAIR VALUE OF FINANCIAL INSTRUMENTS

    For certain of the Company's financial instruments including cash and cash equivalents, other receivables, accounts payable, and other accrued liabilities, the carrying amounts approximate fair value due to their short maturities.

    FURNITURE AND EQUIPMENT

    Furniture and equipment are stated at cost. Depreciation and amortization are generally provided using the straight-line method. The estimated useful lives of the related assets are as follows:

Furniture and fixtures...............  3 to 5 years
Equipment............................  3 to 5 years
Leasehold improvements...............  shorter of length of lease or estimated useful life

                            FIVE STAR BUILDERS, INC.

             DECEMBER 31, 1996, DECEMBER 31, 1997 AND JULY 13, 1998

NOTE 2--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    WARRANTIES

    The Company provides the retail customer with a warranty covering workmanship and manufacturing defects. The Company provides an accrual for future warranty costs based upon the relationship of prior year's revenues to estimated warranty costs. It is the Company's practice to classify the entire warranty accrual as a current liability.

    ADVERTISING EXPENSE

    The Company accounts for advertising expenditures by charging to expense all amounts as incurred.

    INCOME TAXES

    Deferred taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences, and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that all or a portion of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

    ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements, as well as the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

    RISK CONCENTRATIONS

    The Company's customers are primarily homeowners located in Southern California.

    RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

    In June 1997, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 130, "Reporting Comprehensive Income." This statement requires companies to classify items of other comprehensive income by their nature in a financial statement and display the accumulated balance of other comprehensive income separately from retained earnings and additional paid-in capital in the equity section of a statement of financial position. SFAS No. 130 is effective for financial statements issued for fiscal years beginning after December 15, 1997. Management believes that SFAS No. 130 will not have a material effect, if any, on the Company's financial statements.

    In June 1997, the FASB issued SFAS No. 131, "Disclosure about Segments of an Enterprise and Related Information." This statement establishes additional standards for segment reporting in the financial statements and is effective for fiscal years beginning after December 15, 1997. Management believes that SFAS No. 131 will not have an effect on the Company's financial statements.

                            FIVE STAR BUILDERS, INC.

             DECEMBER 31, 1996, DECEMBER 31, 1997 AND JULY 13, 1998

NOTE 3--CASH AND CASH EQUIVALENTS

    The Company maintains its cash balances at several financial institutions. The balances are insured by the Federal Deposit Insurance Corporation up to $100,000. As of December 31, 1997, the uninsured portions of the balances held at the banks aggregated to $606,599.

NOTE 4--CONTRACTS IN PROGRESS

    For the years ended December 31, 1996 and 1997 and for the period from January 1, 1998 through July 13, 1998, contract amounts, accumulated costs, and the related billings to date on completed contracts and contracts in progress were as follows:

                                                      CONTRACT      CONTRACT
                                                       AMOUNTS        COSTS
                                                     -----------   -----------
Contracts in progress at December 31, 1995.........  $    48,234   $     3,337
Contracts initiated during the year................    6,429,352     2,118,946
Contracts completed during the year................   (6,171,891)   (2,098,147)
                                                     -----------   -----------

Contracts in progress at December 31, 1996.........      305,695        24,136
Contracts initiated during the year................    8,294,631     2,329,969
Contracts completed during the year................   (8,278,494)   (2,333,756)
                                                     -----------   -----------

Contracts in progress at December 31, 1997.........      321,832        20,349
Contracts initiated during the period..............    3,220,937     1,008,682
Contracts completed during the period..............   (3,349,814)     (992,461)
                                                     -----------   -----------
  Contracts in progress at July 13, 1998...........  $   192,955   $    36,570
                                                     ===========   ===========

    Contracts in progress:

                                                                         FOR THE
                                                                       PERIOD FROM
                                                                       JANUARY 1,
                                                 FOR THE YEARS ENDED      1998
                                                    DECEMBER 31,         THROUGH
                                                 -------------------    JULY 13,
                                                   1996       1997        1998
                                                 --------   --------   -----------
Cumulative costs to date.......................  $24,136    $20,349      $36,570
Less cash collected to date....................   (8,652)    (7,990)      (3,699)
Plus prepaid commissions on contracts in
  progress.....................................    1,702      6,206        7,416
                                                 -------    -------      -------
    Net contracts in progress..................  $17,186    $18,565      $40,287
                                                 =======    =======      =======

                            FIVE STAR BUILDERS, INC.

             DECEMBER 31, 1996, DECEMBER 31, 1997 AND JULY 13, 1998

NOTE 4--CONTRACTS IN PROGRESS (CONTINUED)

    Included in the accompanying balance sheet under the following caption:

                                                                         FOR THE
                                                                       PERIOD FROM
                                                                       JANUARY 1,
                                                 FOR THE YEARS ENDED      1998
                                                    DECEMBER 31,         THROUGH
                                                 -------------------    JULY 13,
                                                   1996       1997        1998
                                                 --------   --------   -----------
Costs and prepaid commissions on contracts in
  progress in excess of billings...............  $17,186    $18,565      $40,287
                                                 =======    =======      =======

NOTE 5--COMMITMENTS AND CONTINGENCIES

    LEASES

    The Company has entered into various operating leases for facilities and equipment. The Company also leases certain office and computer equipment under non-cancelable, capital lease arrangements. Future minimum payments under capital and operating leases with initial or remaining terms of one year or more at December 31, 1997 are as follows:

                                                          OPERATING   CAPITAL
YEAR ENDING DECEMBER 31,                                   LEASES      LEASES
------------------------                                  ---------   --------
1998....................................................  $ 43,020    $ 96,961
1999....................................................    36,156      39,587
2000....................................................    26,784       4,319
                                                          --------    --------
                                                          $105,960     140,867
                                                          ========
Less amount representing interest.......................                17,607
                                                                      --------
                                                                       123,260
Less current portion....................................                96,959
                                                                      --------
  Long-term portion.....................................              $ 26,301
                                                                      ========

    Assets capitalized under capital lease agreements at December 31, 1997 were valued at $201,827.

    On January 1, 1998 and March 1, 1998, the Company entered into operating leases for office spaces which have a total future commitment of $265,107.

    LITIGATION

    During the period from January 1, 1998 through July 13, 1998, the Company settled a lawsuit arising from the Company's construction and installation activities. The settlement called for payments totaling $202,000 and required an initial payment of $60,000 on June 12, 1998, $43,000 on September 1, 1998, and three quarterly payments thereafter of $33,000 beginning on January 6, 1999.

    In addition, the Company is involved in various other litigation in the normal course of business. The outcome of such litigation is not expected to have a material effect on the Company.

                            FIVE STAR BUILDERS, INC.

             DECEMBER 31, 1996, DECEMBER 31, 1997 AND JULY 13, 1998

NOTE 6--INCOME TAXES

    Significant components of the provision for (benefit from) taxes based on income for the years ended December 31, 1996 and 1997 and the period from January 1, 1998 through July 13, 1998 are as follows:

                                                                       FOR THE
                                                                     PERIOD FROM
                                                                     JANUARY 1,
                                               FOR THE YEARS ENDED      1998
                                                  DECEMBER 31,         THROUGH
                                               -------------------    JULY 13,
                                                 1996       1997        1998
                                               --------   --------   -----------
Current
  Federal....................................  $109,196   $106,846    $(145,639)
  State......................................    28,419     27,889      (38,173)
                                               --------   --------    ---------
                                                137,615    134,735     (183,812)
                                               --------   --------    ---------
Deferred
  Federal....................................     2,320        (53)      (6,716)
  State......................................    10,411       (252)      (2,029)
                                               --------   --------    ---------
                                                 12,731       (305)      (8,745)
                                               --------   --------    ---------
    Provision for (benefit from) income
      taxes..................................  $150,346   $134,430    $(192,557)
                                               ========   ========    =========

    A reconciliation of the provision for income tax expense with the expected income tax computed by applying the federal statutory income tax rate to income before provision for (benefit from) income taxes for the years ended December 31 is as follows:

                                                                         FOR THE
                                                                       PERIOD FROM
                                                                       JANUARY 1,
                                                 FOR THE YEARS ENDED      1998
                                                    DECEMBER 31,         THROUGH
                                                 -------------------    JULY 13,
                                                   1996       1997        1998
                                                 --------   --------   -----------
Income tax provision (benefit) computed at
  federal statutory tax rate...................    34.0%      34.0%       (34.0)%
State taxes, net of federal benefit............     6.0        6.0         (6.0)
Permanent, differences, and other..............     3.0        5.0         (1.0)
                                                   ----       ----        -----
  Total........................................    43.0%      45.0%       (41.0)%
                                                   ====       ====        =====

                            FIVE STAR BUILDERS, INC.

             DECEMBER 31, 1996, DECEMBER 31, 1997 AND JULY 13, 1998

NOTE 6--INCOME TAXES (CONTINUED)
    Significant components of the Company's deferred tax assets and liabilities for income taxes consist of the following:

                                                                          FOR THE
                                                                        PERIOD FROM
                                                                        JANUARY 1,
                                                  FOR THE YEARS ENDED      1998
                                                     DECEMBER 31,         THROUGH
                                                  -------------------    JULY 13,
                                                    1996       1997        1998
                                                  --------   --------   -----------
Deferred tax asset
  Warranty reserve..............................  $    --    $    --      $19,529
                                                  -------    -------      -------
Deferred tax liability
  Contracts in process..........................    5,282      4,977       15,761
                                                  -------    -------      -------
    Net deferred tax asset (liability)..........  $(5,282)   $(4,977)     $ 3,768
                                                  =======    =======      =======

    The Company files its income tax returns on a fiscal year-end, not calendar year-end basis. Deferred taxes are stated as if the Company filed its income tax returns at December 31.

NOTE 7--RELATED PARTY TRANSACTIONS

    During the year ended December 31, 1997, the Company issued an interest-bearing note receivable for $30,000 in exchange for common stock to an officer of the Company. The note was due at December 31, 1997 and was in default at that date and at July 13, 1998.

NOTE 8--SUBSEQUENT EVENTS

    On July 13, 1998, the Company entered into a three year employment agreement with a former director and officer of the Company. The agreement calls for a base yearly salary of $200,000, plus various incentives.

    On July 13, 1998, 100% of the Company's common stock was acquired by ThermoView Industries, Inc.

                         REPORT OF INDEPENDENT AUDITORS

Board of Directors

ThermoView Industries, Inc.

    We have audited the accompanying balance sheet of NuView Industries, Inc. as of July 21, 1998 and the related statements of operations and accumulated deficit and cash flows for the period from January 1, 1998 through July 21, 1998. These financial statements are the responsibility of the NuView Industries, Inc.'s management. Our responsibility is to express an opinion on these financial statements based on our audit.

    We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of NuView Industries, Inc. at July 21, 1998 and the results of its operations and its cash flows for the period from January 1, 1998 through July 21, 1998 in conformity with generally accepted accounting principles.

                                          ERNST & YOUNG LLP

Louisville, Kentucky

January 15, 1999

                            NUVIEW INDUSTRIES, INC.

                                 BALANCE SHEET

                                 JULY 21, 1998

ASSETS

Current assets:
  Cash......................................................  $  19,287
  Accounts receivable.......................................     10,162
  Note receivable--stockholder..............................    150,000
  Inventories...............................................     26,593
  Costs in excess of billings on uncompleted contracts......      2,080
  Prepaid commissions.......................................     29,389
                                                              ---------
Total current assets........................................    237,511
Property and equipment, net.................................     44,127
Other assets................................................     16,000
                                                              ---------
Total assets................................................  $ 297,638
                                                              =========

LIABILITIES AND STOCKHOLDER'S DEFICIENCY

Current liabilities:
  Accounts payable..........................................  $ 217,492
  Accrued expenses..........................................    137,030
  Billings in excess of costs on uncompleted contracts......     73,260
  Current portion of long-term debt.........................      8,155
                                                              ---------
Total current liabilities...................................    435,937
Long-term debt, less current portion........................     15,015
Stockholder's deficiency:
  Common stock, no par value; 30,000 shares authorized, 100
    shares issued and outstanding...........................        500
  Accumulated deficit.......................................   (153,814)
                                                              ---------
Total stockholder's deficiency..............................   (153,314)
                                                              ---------
Total liabilities and stockholder's deficiency..............  $ 297,638
                                                              =========

                            See accompanying notes.

                            NUVIEW INDUSTRIES, INC.

                STATEMENT OF OPERATIONS AND ACCUMULATED DEFICIT

               PERIOD FROM JANUARY 1, 1998 THROUGH JULY 21, 1998

Contract revenue............................................  $2,478,656

Cost of revenues earned.....................................     964,341
                                                              ----------

Gross profit................................................   1,514,315

Selling, general and administrative expenses................   1,529,889
Depreciation................................................       6,957
                                                              ----------

Loss from operations........................................     (22,531)

Interest income, net........................................       1,610
                                                              ----------

Net loss....................................................     (20,921)

Accumulated deficit, beginning of period....................    (132,893)
                                                              ----------

Accumulated deficit, end of period..........................  $ (153,814)
                                                              ==========

                            See accompanying notes.

                            NUVIEW INDUSTRIES, INC.

                            STATEMENT OF CASH FLOWS

               PERIOD FROM JANUARY 1, 1998 THROUGH JULY 21, 1998

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss....................................................  $ (20,921)
Adjustments to reconcile net loss to net cash provided by
  operating activities:
    Depreciation............................................      6,957
    Changes in operating assets and liabilities:
      Accounts receivable...................................      7,954
      Inventories...........................................       (593)
      Costs in excess of billings on uncompleted
        contracts...........................................     (5,486)
      Prepaid commissions...................................     (8,047)
      Other assets..........................................    (16,000)
      Accounts payable......................................    131,769
      Accrued expenses......................................    (33,612)
      Billings in excess of costs on uncompleted
        contracts...........................................     18,673
                                                              ---------
Net cash provided by operating activities...................     80,694

CASH FLOWS FROM INVESTING ACTIVITIES
Payments for property and equipment.........................    (27,268)
Advances to stockholder.....................................   (137,744)
                                                              ---------
Net cash used in investing activities.......................   (165,012)

CASH FLOWS FROM FINANCING ACTIVITIES
Decrease in restricted cash.................................     50,000
Proceeds from notes payable.................................     15,071
Payments on notes payable...................................    (12,761)
                                                              ---------
Net cash provided by financing activities...................     52,310
                                                              ---------

Net decrease in cash........................................    (32,008)
Cash, beginning of period...................................     51,295
                                                              ---------
Cash, end of period.........................................  $  19,287
                                                              =========

                            See accompanying notes.

                            NUVIEW INDUSTRIES, INC.

                         NOTES TO FINANCIAL STATEMENTS

                                 JULY 21, 1998

1. ACCOUNTING POLICIES

ORGANIZATION AND BASIS OF PRESENTATION

    NuView Industries, Inc. (NuView) sells and installs home improvement products in the St. Louis Metropolitan area, with offices in St. Louis, Missouri, and Decatur, Illinois. NuView has an exclusive territory and product line from Precision Window Mfg., Inc. in the states of Missouri and Illinois. NuView's principal product lines are Barricade thermal replacement windows, Barricade steel entry and patio doors, Barricade vinyl siding and accessories. The Company does not finance customer purchases. More than half of the total business is financed through banks or finance companies.

    Effective July 22, 1998, the Company was purchased by ThermoView Industries, Inc. and changed its name to ThermoView of Missouri.

REVENUE RECOGNITION

    The Company recognizes revenues from fixed-price contracts on the completed-contract method since the contracts are of a short duration. A contract is considered complete when the customer accepts the work.

    Contract costs include all direct material and labor costs and those indirect costs related to contract performance such as indirect labor and supplies costs. General and administrative costs are charged to expense as incurred. Provisions for estimated losses on uncompleted contracts are made in the period in which such losses are determined.

    Costs in excess of amounts billed are classified under current assets as costs in excess of billings on uncompleted contracts. Billings in excess of costs are classified under current liabilities as billings in excess of costs on uncompleted contracts.

INVENTORIES

    Inventories are recorded at the lower of cost (weighted average basis) or market. Inventories primarily consist of finished goods, parts and supplies.

PROPERTY AND EQUIPMENT

    Property and equipment are stated at cost. Expenditures for major renewals and improvements which increase the useful lives of assets are capitalized. Maintenance, repairs and minor renewals are expensed as incurred. Assets are depreciated on accelerated methods over their estimated useful lives which generally range from 5 to 7 years.

WARRANTIES

    The Company provides the retail customer with a one year warranty covering workmanship. The Company expenses warranty costs as incurred.

ADVERTISING COSTS

    The Company expenses advertising costs as incurred. Advertising expense was approximately $58,000 for the period from January 1, 1998 through July 21, 1998.

                            NUVIEW INDUSTRIES, INC.

                                 JULY 21, 1998

1. ACCOUNTING POLICIES (CONTINUED)
INCOME TAXES

    The Company has elected to be taxed as an S corporation under the provisions of Subchapter S of the Internal Revenue Code. Under those provisions, the Company does not pay federal corporate income taxes on its taxable income. Instead, the Company's taxable income or loss passes through to the stockholder.

USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. Estimates also affect the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

2. RELATED PARTY TRANSACTIONS

    The Company entered into a $50,000 line of credit with Magna Bank late in 1997, for which the bank required collateral. A $50,000 certificate of deposit was established as the collateral. When the line of credit was canceled in 1998, the stockholder received the cash for the certificate of deposit as an advance.

3. PROPERTY AND EQUIPMENT

    Property and equipment at July 21, 1998 consists of the following:

Furniture, fixtures and equipment...........................  $ 10,878
Computer equipment..........................................    15,621
Automobiles.................................................    29,879
                                                              --------
                                                                56,378
Less accumulated depreciation...............................   (12,251)
                                                              --------
                                                              $ 44,127
                                                              ========

4. UNCOMPLETED CONTRACTS

    Costs and billings on uncompleted contracts at July 21, 1998 are as follows:

Costs incurred on uncompleted contracts.....................  $ 17,512
Billings to date............................................   (88,692)
                                                              --------
                                                              $(71,180)
                                                              ========

                            NUVIEW INDUSTRIES, INC.

                                 JULY 21, 1998

4. UNCOMPLETED CONTRACTS (CONTINUED)
    These amounts are included in the accompanying balance sheet under the following captions:

Costs in excess of billings on uncompleted contracts........  $  2,080
Billings in excess of costs on uncompleted contracts........   (73,260)
                                                              --------
                                                              $(71,180)
                                                              ========

5. ACCRUED EXPENSES

    Accrued expenses as of July 21, 1998 consist of the following:

Wages.......................................................  $ 61,105
Payroll taxes...............................................    70,553
Other.......................................................     5,372
                                                              --------
                                                              $137,030
                                                              ========

6. LONG-TERM DEBT

    Long-term debt at July 21, 1998 consists of the following:

Note payable to stockholder, interest at 10%, monthly
  principal and interest payments of $400, due in June
  2000......................................................  $ 8,682
Note payable to finance company, interest at 3.9%, principal
  and interest payments of $339, due in May 2000............   14,488
                                                              -------
                                                               23,170
Less current portion........................................    8,155
                                                              -------
                                                              $15,015
                                                              =======

    Aggregate principal payments of long-term debt at July 21, 1998 are as follows (on a calendar year basis):

1998........................................................  $ 3,533
1999........................................................    7,873
2000........................................................    6,489
2001........................................................    3,940
2002........................................................    1,335
                                                              -------
                                                              $23,170
                                                              =======

    Substantially all of the Company's assets are pledged as collateral under financing and various lease agreements.

                            NUVIEW INDUSTRIES, INC.

                                 JULY 21, 1998

7. COMMITMENTS AND CONTINGENCIES

    The Company leases an office building from a previous stockholder and also leases equipment and vehicles under noncancelable operating leases. There are no future commitments associated with the lease for the office building, as the agreement is on a month-to-month basis and requires monthly rents of $2,000. Future minimum lease payments for other operating leases at July 21, 1998 are as follows (on a calendar year basis):

1998........................................................  $33,305
1999........................................................   25,071
                                                              -------
Total.......................................................  $58,376
                                                              =======

    The Company incurred rental expense under noncancellable operating leases amounting to approximately $44,000 for the period from January 1, 1998 through July 21, 1998 (including $13,354 to the previous stockholder).

8. YEAR 2000 READINESS (UNAUDITED)

    The Company has initiated an assessment of the possible impact of Year 2000 issues to assure they are prepared to effectively deal with transactions in the Year 2000 and beyond. This "Year 2000 Problem" creates risk for the Company from unforeseen sources in its own computer systems and from third parties with whom the Company deals on financial transactions.

    The Company intends to achieve uninterrupted, high quality performance from its computer systems before, during and after the year 2000. The cost of assessment and ultimate assurance as to readiness is being expensed as incurred. Total incremental spending by the Company is not expected to be material to the Company's operations, liquidity or capital resources.

    In addition to taking every reasonable step to secure its internal systems and external relationships, the Company is further developing contingency plans to assure that unexpected failures will not adversely affect operations. The Company intends to monitor these processes through the rollover of 1999 into 2000 and to implement quickly alternate solutions if necessary.

    Despite the Company's efforts and contingency plans, non compliant computer systems could have a material effect on operations and financial position.

                          INDEPENDENT AUDITOR'S REPORT

To The Board of Directors
LEINGANG SIDING AND WINDOW, INC.
Mandan, North Dakota

    I have audited the accompanying balance sheets of Leingang Siding and Window, Inc., as of December 31, 1996 and 1997 and August 14, 1998, and the related statements of income changes in retained earnings and cash flows for the periods then ended. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audits.

    I conducted my audits in accordance with generally accepted auditing standards. Those standards require that I plan and perform my audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audits provide a reasonable basis for my opinion.

    In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Leingang Siding and Window, Inc. as of December 31, 1996 and 1997 and August 14, 1998 and the results of its operations and its cash flows for the periods then ended, in conformity with generally accepted accounting principles.

                                          RODNEY W. MELBY

Bismarck, North Dakota
January 15, 1999

                        LEINGANG SIDING AND WINDOW, INC.

                                 BALANCE SHEETS

                 DECEMBER 31, 1996 AND 1997 AND AUGUST 14, 1998

                                                                                        AUGUST 14,
                                                                 1996         1997         1998
                                                              ----------   ----------   -----------
                                              ASSETS
Current Assets
  Cash......................................................  $   18,276   $   26,960   $  170,766
  Trade receivables, net of allowance for doubtful accounts
    of $15,000..............................................     402,992      618,978      483,459
  Due from employees........................................      35,724       40,647       19,428
  Due from officer..........................................      86,177       96,177       68,505
  Due from related company--Thermal Line Windows, L.L.P.....          --           --        1,873
  Notes receivable..........................................          --       20,376       44,035
  Accrued interest receivable...............................          --           --          279
  Accrued refunds receivable................................          --           --       19,776
  Costs in excess of billings on uncompleted contracts......     178,206       67,231       36,618
  Prepaid expenses..........................................          --           --       17,804
                                                              ----------   ----------   ----------
      Total current assets..................................     721,375      870,369      862,543
                                                              ----------   ----------   ----------
Other Assets
  Financing costs, net of amortization......................       7,785        7,108        6,685
  Other investments.........................................       1,000        1,000        1,000
                                                              ----------   ----------   ----------
      Total other assets....................................       8,785        8,108        7,685
                                                              ----------   ----------   ----------
Property and Equipment
  Building Improvements.....................................      32,942       37,663       41,524
  Vehicles and equipment....................................     228,882      276,276      258,291
  Office equipment..........................................     131,955      160,437      182,205
                                                              ----------   ----------   ----------
      Total.................................................     393,779      474,376      482,020
      Less--accumulated depreciation........................      74,568       98,689      109,646
                                                              ----------   ----------   ----------
    Total property, plant and equipment.....................     319,211      375,687      372,374
                                                              ----------   ----------   ----------
    Total assets............................................  $1,049,371   $1,254,164   $1,242,602
                                                              ==========   ==========   ==========

                               LIABILITIES AND STOCKHOLDER'S EQUITY
Current Liabilities
  Accounts payable..........................................  $  117,260   $  159,842   $   90,281
  Due to officer............................................          --           --          813
  Due to Thermal Line Windows, L.L.P........................     152,190       26,326      148,185
  10% Note payable to bank, secured by all accounts
    receivable, inventories, equipment, general intangibles
    and personal guarantee of stockholders..................          --       30,000           --
  Current maturity of note payable..........................       9,522       18,764           --
  Accrued liabilities--
    Wages...................................................     113,060      137,868      152,928
    Workers Compensation....................................      23,375       26,319        4,825
    Payroll and local taxes.................................      20,212       10,322       10,359
    Retirement plan.........................................       4,334       15,965        2,784
    Rent....................................................          --           --        7,000
                                                              ----------   ----------   ----------
      Total current liabilities.............................     439,953      425,406      417,175
Long Term Debt
  Note payable, net of current maturity included above......      27,792       49,576           --
                                                              ----------   ----------   ----------
      Total liabilities.....................................     467,745      474,982      417,175
                                                              ----------   ----------   ----------
Stockholder's Equity
  Common stock, par value $4 per share--
  Authorized 25,000 shares, issued and outstanding 24,408
    shares..................................................      97,632       97,632       97,632
  Retained earnings.........................................     483,994      681,550      727,795
                                                              ----------   ----------   ----------
      Total stockholder's equity............................     581,626      779,182      825,427
                                                              ----------   ----------   ----------
      Total liabilities and equity..........................  $1,049,371   $1,254,164   $1,242,602
                                                              ==========   ==========   ==========

                       See notes to financial statements.

                        LEINGANG SIDING AND WINDOW, INC.

                              STATEMENTS OF INCOME

                 THE YEARS ENDED DECEMBER 31, 1996 AND 1997 AND
               FOR THE PERIOD JANUARY 1, 1998 TO AUGUST 14, 1998

                                                                                     AUGUST 14,
                                                              1996         1997         1998
                                                           ----------   ----------   -----------
Sales....................................................  $4,204,405   $5,457,411   $3,379,359
                                                           ----------   ----------   ----------
Direct Costs
  Materials..............................................   1,997,444    2,318,494    1,460,659
  Labor and benefits.....................................     944,229    1,273,830      879,817
                                                           ----------   ----------   ----------
    Total direct costs...................................   2,941,673    3,592,324    2,340,476
                                                           ----------   ----------   ----------
    Gross profit on sales................................   1,262,732    1,865,087    1,038,883
Operating Expense........................................   1,233,706    1,426,360      933,671
                                                           ----------   ----------   ----------
  Operating income.......................................      29,026      438,727      105,212
                                                           ----------   ----------   ----------
Other Income (Expense)
  Interest expense.......................................      (5,578)     (17,661)     (12,902)
  Gain (loss) on sale of equipment.......................      (4,977)      (4,762)         719
  Interest income........................................       5,620        4,763        2,567
  Miscellaneous income...................................       8,976       11,489        6,649
                                                           ----------   ----------   ----------
    Total other income (expense).........................       4,041       (6,171)      (2,967)
                                                           ----------   ----------   ----------
Net Income...............................................  $   33,067   $  432,556   $  102,245
                                                           ==========   ==========   ==========

                       See notes to financial statements.

                        LEINGANG SIDING AND WINDOW, INC.

                   STATEMENTS OF CHANGES IN RETAINED EARNINGS

                 THE YEARS ENDED DECEMBER 31, 1996 AND 1997 AND
               FOR THE PERIOD JANUARY 1, 1998 TO AUGUST 14, 1998

                                                                                      AUGUST 14,
                                                                1996        1997         1998
                                                              ---------   ---------   -----------
Balance, Beginning of Period................................  $ 550,927   $ 483,994    $681,550
Distributions...............................................   (100,000)   (235,000)    (56,000)
Net Income for the period...................................     33,067     432,556     102,245
                                                              ---------   ---------    --------
Balance, End of Period......................................  $ 483,994   $ 681,550    $727,795
                                                              =========   =========    ========

                       See notes to financial statements.

                        LEINGANG SIDING AND WINDOW, INC.

                            STATEMENTS OF CASH FLOWS

                 THE YEARS ENDED DECEMBER 31, 1996 AND 1997 AND
               FOR THE PERIOD JANUARY 1, 1998 TO AUGUST 14, 1998

                                                                                     AUGUST 14,
                                                            1996          1997          1998
                                                         -----------   -----------   -----------
Operating Activities
  Cash received from customers.........................  $ 4,253,747   $ 5,176,253   $ 3,538,914
  Interest received....................................        5,620         4,763         2,288
  Miscellaneous receipts...............................        8,976        11,489         6,649
  Interest expense.....................................       (5,578)      (17,661)      (12,902)
  Cash disbursements for costs and expenses............   (4,074,286)   (4,842,495)   (3,233,615)
                                                         -----------   -----------   -----------
    Total..............................................      188,479       332,349       301,334
                                                         -----------   -----------   -----------
Investing Activities
  Purchase of equipment and improvements...............     (129,247)     (143,147)      (92,822)
  Repayment of shareholder loan........................       10,215       (10,000)       96,990
  Employee receivable collection.......................       19,146        (4,923)       21,219
  Proceeds on sale of equipment........................        9,550        28,756        63,589
  Loans to customers...................................           --       (20,376)      (23,659)
  Advance to officer...................................           --            --       (68,505)
                                                         -----------   -----------   -----------
    Total..............................................      (90,336)     (149,690)       (3,188)
                                                         -----------   -----------   -----------
Financing Activities
  Short term borrowing.................................           --        30,000            --
  Repayment of short-term debt.........................       20,000        65,000       (30,000)
  Repayment of long-term debt..........................       (8,315)      (33,975)      (68,340)
  Distributions to shareholder.........................     (100,000)     (235,000)      (56,000)
                                                         -----------   -----------   -----------
    Total..............................................      (88,315)     (173,975)     (154,340)
                                                         -----------   -----------   -----------
Net Increase in Cash...................................        9,828         8,684       143,806
Cash Balance, Beginning of Period......................        8,448        18,276        26,960
                                                         -----------   -----------   -----------
Cash Balance, End of Period............................  $    18,276   $    26,960   $   170,766
                                                         ===========   ===========   ===========
Reconciliation of Net Income to Cash Flows from
  Operating Activities
  Net income for the period............................  $    33,067   $   432,556   $   102,245
  Reconciling items--
    Depreciation and amortization......................       37,843        53,831        33,688
    (Gain)/Loss on sale of equipment...................        4,977         4,762          (719)
  Changes in--
    Trade receivable...................................         (402)     (215,986)      133,646
    Costs in excess of billings........................     (175,805)      110,975        30,613
    Prepaid expenses...................................        6,795            --       (17,804)
    Lease deposit......................................        1,000            --            --
    Accrued interest receivable........................           --            --          (279)
    Accrued refunds receivable.........................           --            --       (19,776)
    Accounts payable...................................      167,538        43,145        52,298
    Accrued liabilities................................       82,686        29,493       (12,578)
    Related company payables...........................       30,780      (126,427)           --
                                                         -----------   -----------   -----------
  Cash flows from operating activities.................  $   188,479   $   332,349   $   301,334
                                                         ===========   ===========   ===========

                       See notes to financial statements.

                        LEINGANG SIDING AND WINDOW, INC.

                         NOTES TO FINANCIAL STATEMENTS

                 DECEMBER 31, 1996 AND 1997 AND AUGUST 14, 1998

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    a.  Nature of Business--

       The Company is engaged in retail sales and installation of exterior building products including siding, gutters, and windows, throughout North and South Dakota.

    b.  Depreciation--

       Property and equipment are stated at cost. It is the policy of the company to provide depreciation based on the estimated useful lives of the individual units. Depreciation is computed using the straight-line method with estimated useful lives as follows:

Building improvements.......................................    25 years
Vehicles and equipment......................................  5-10 years
Office equipment............................................  5-10 years

       Depreciation expense for 1996 and 1997 were $37,166 and $53,154 respectively. Depreciation expense from January 1 to August 14, 1998 was $33,265.

    c.  Revenue Recognition--

       The Company requires a deposit from most customers prior to the start of a project. Contracts and sales orders are recognized as income upon completion of the contract since the contracts are of a short duration. The Company is on the accrual basis of accounting.

       Contract costs include all direct material, subcontract, subsistence and labor costs and those indirect costs related to contract performance, such as payroll taxes, retirement and other employee benefits. General and administrative costs are charged to expense as incurred.

    d.  Use of Estimates--

       The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

    e.  Income Taxes--

       The Company has elected to be taxed under the provisions of Subchapter S of the Internal Revenue Code. Under those provisions, the Company does not pay federal and state corporate income taxes on its taxable income. Instead, the stockholder is liable for individual federal and state income taxes on the Company's taxable income.

       Accelerated depreciation is used for tax reporting, and straight line depreciation is used for financial statement reporting.

    f.  Retirement Plan--

       The Company adopted a defined contribution retirement plan covering all employees who work 1,000 hours or more the first year and 500 hours per year thereafter, who have been employed at least one year. The employees may contribute up to 8% of their eligible compensation. The Company will match 25% of the employees contribution but limited to 1% of compensation. The Company may also make discretionary contributions to a profit sharing plan from time to time.

                        LEINGANG SIDING AND WINDOW, INC.

                 DECEMBER 31, 1996 AND 1997 AND AUGUST 14, 1998

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
       Retirement plan $7,410 and $25,586 respectively for the years 1996 and 1997. Retirement plan expense through August 14, 1998 was $7,019.

    g.  Advertising Costs--

       Advertising costs are expensed as incurred. Total advertising costs for 1996 and 1997 were $124,200 and $169,011 respectively. Advertising costs for the period ended August 14, 1998 were $128,580.

2. LOAN GUARANTEE

    a. The Company has guaranteed the loans of $1,338,957 of Mr. Alvin Leingang who refinanced his mortgage note payable during 1993 to provide funds for additional expansion of the plant for North Country Thermal Line, Inc., a new building for Leingang Siding & Window, Inc., for additional equipment and working capital. One loan of $957,051 is 70% guaranteed by the U.S. Small Business Administration (SBA). The mortgage notes of Mr. Al Leingang are payable in monthly installments of $13,119 beginning
       January 1, 1994, with a final maturity date of December 1, 2008. Interest is computed 2% over New York National Prime and will be adjusted annually. The present stated interest rate is 10.25%. However, $420,000 of the loan is being subsidized by the P.A.C.E. program administered by the Bank of North Dakota and the Mandan Growth Fund whereby the net interest rate to the Al Leingang Rental proprietorship is 1%. The related companies must demonstrate that there is one job created for every $75,000 of total borrowing. The collateral for this loan is all land, buildings, equipment, inventory, accounts receivable and contract rights of Leingang Siding & Window, Inc., North Country Thermal Line, Inc., and Alvin Leingang. The loan is also guaranteed by these same entities. In addition, life insurance on Alvin Leingang of $1,000,000 is assigned to the bank. The loan agreements provide, among other things, the following:

       1) No dividends or distributions may be made without the written consent of the lender or SBA.

       2) Salary and/or draw shall be limited to $125,000 per year from the corporations, plus income tax due on corporate and proprietorship income.

       3) Capital purchases are limited to $50,000 per year without prior approval of lender or SBA.

       4) The companies must provide insurance coverage for fire, flood and extended coverage equal to the face amount of the loan.

       5) No additional debt may be acquired without prior approval from the bank.

       6)  Minimum cash flows must be $250,000 on an annual basis.

       7) The revolving line of credit must have no outstanding balance for at least 30 days per year.

       The proprietorship and companies are in compliance with all the terms of the loan agreements.

    b. The Company has also guaranteed three installment loans to employees and subcontractor with an outstanding balances of $16,526.

                        LEINGANG SIDING AND WINDOW, INC.

                 DECEMBER 31, 1996 AND 1997 AND AUGUST 14, 1998

3. LINE OF CREDIT

    The Company has a working capital line of credit of $200,000 from Norwest Bank of which none is being used at August 14, 1998. As of December 31, 1997, $30,000 of the line of credit was being used. The present rate is 9.75%. The line of credit loan must be zero for at least 30 days on an annual basis. The loan is subject to other loan provisions described in Note 2.

4. LEASES

    a. The Company leased its Mandan plant and major equipment items from the major stockholder on an operating lease dated January 1, 1997, for a three year period at $7,150 per month. All operating costs including taxes, insurance, repairs, maintenance, etc., shall be borne by the lessee. On August 14, 1998, the original lease was amended and the per month rent was changed to $5,557 per month. The lease may be renewed for two additional terms of five years each, at $5,557 per month.

    b. The Company leases its Minot building from the major stockholder on an operating lease dated August 16, 1995 for a five year period beginning February 1, 1996, at $2,000 per month. The lease may be renewed for two additional terms, the first for three years at $2,200 per month and the second for five years.

    c.  Minimum lease payments for future years are as follows:

                                                  BISMARCK    MINOT
                                                   LEASE      LEASE      TOTAL
                                                  --------   --------   --------
Through August 14, 1999.........................  $67,481    $24,000    $ 91,481
Through August 14, 2000.........................   25,006     24,000      49,006
Through August 14, 2001.........................       --     11,000      11,000
Later years.....................................       --         --          --
                                                  -------    -------    --------
                                                  $92,487    $59,000    $151,487
                                                  =======    =======    ========

    d. Total rent expense for 1996 and 1997 was $123,535 and $118,790 respectively, including short-term rentals. Total rent expense through August 14, 1998 was $75,552, including short term rentals.

                        LEINGANG SIDING AND WINDOW, INC.

                 DECEMBER 31, 1996 AND 1997 AND AUGUST 14, 1998

5. RELATED PARTY TRANSACTIONS

    This Company is related to other Companies through common ownership. Mr. Al Leingang is a 50% owner in Thermal Line Windows, L.L.P. and the majority owner in all other companies. Intercompany transactions are as follows:

                                                                 JANUARY 1, 1998--
                                             1996       1997      AUGUST 14, 1998
                                           --------   --------   -----------------
Purchase from--
  Thermal Line Windows, LLP..............  $785,340   $821,979        $574,229
  Homeworks Supply, Inc..................   289,347         --              --
Sales to Thermal Line Windows, L.L.P.....     9,567         --              --
Due to stockholder.......................        --         --             813
Due from stockholder.....................    86,177     96,177          68,505
Due to Thermal Line Windows, LLP.........   152,190     26,326         148,185
Due from Thermal Line Windows, LLP.......        --         --           1,873

    The Company also leases its plant and equipment from the major shareholder as described in Note 4. See note 2 for loan guarantee for major shareholder.

6. CONCENTRATION OF CREDIT RISK

    Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of trade accounts receivables. Concentrations of credit risk is limited due to the large number of customers comprising the Company's customer base, primarily located in the upper mid-west. The Company generally does not require collateral, but has the ability to secure mechanic liens if needed.

    As of August 14, 1998 the Company had on deposit $68,678 in excess of FDIC insured limits in one bank.

7. SALE OF COMPANY

    The Company's stockholder interest was sold to ThermoView Industries, Inc., as of the close of business on August 14, 1998, and consequently will be an operating subsidiary thereof.

8. CASH EQUIVALENTS

    For purpose of the statement of cash flows, the company considers all highly liquid investments purchased with a maturity of three months or less to be cash equivalents.

                        LEINGANG SIDING AND WINDOW, INC.

                 DECEMBER 31, 1996 AND 1997 AND AUGUST 14, 1998

9. LONG-TERM DEBT

                                                                                    AUGUST 14,
                                                                1996       1997        1998
                                                              --------   --------   -----------
9.75% Note payable, due in installments of $1,650, including interest, to June 2001, secured by seamless siding
  equipment.................................................  $    --    $57,019       $ --
9.14% Note payable, due in installments of $499, including
  interest to January 2000, secured by vehicle..............   16,039     11,321         --
7.9% Note payable, due in installments of $526, including
  interest, to December 2000, secured by vehicle............   21,275         --         --
                                                              -------    -------       ----
  Total notes payable.......................................   37,314     68,340         --
Less--current maturity......................................    9,522     18,764         --
                                                              -------    -------       ----
  Net long-term debt........................................  $27,792    $49,576       $ --
                                                              =======    =======       ====

    During 1998, prior to August 14, 1998, all notes payable had been paid off.

10. YEAR 2000 ISSUE (UNAUDITED)

    The Company has made an assessment of its year 2000 issues. Most of the hardware has been replaced or upgraded to become 2000 complaint. New software has been acquired or developed to become 2000 compliant. The Company is in the process of getting assurances from third party vendors and major customers that there will be no adverse consequences to the Company. Alternate contingency plans are being developed in the event of a failure.

                          INDEPENDENT AUDITOR'S REPORT

To the Joint Management Committee
Thermal Line Windows, L.L.P.
Mandan, North Dakota

    I have audited the accompanying balance sheets of Thermal Line Windows, L.L.P., as of December 31, 1996 and 1997 and August 14, 1998, and the related statements of income, partnership equity and cash flows for the periods then ended. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audits.

    I conducted my audits in accordance with generally accepted auditing standards. Those standards require that I plan and perform my audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audits provide a reasonable basis for my opinion.

    In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Thermal Line Windows, L.L.P. as of December 31, 1996 and 1997 and August 14, 1998 and the results of its operations and its cash flows for the periods then ended, in conformity with generally accepted accounting principles.

                                          RODNEY W. MELBY

Bismarck, North Dakota
January 11, 1999

                          THERMAL LINE WINDOWS, L.L.P.

                                 BALANCE SHEETS

                 DECEMBER 31, 1996 AND 1997 AND AUGUST 14, 1998

                                                                                     AUGUST 14,
                                                              1996         1997         1998
                                                           ----------   ----------   -----------
                                             ASSETS
Current Assets
  Cash...................................................  $   36,384   $   91,753   $  121,675
  Money market account...................................          --      502,608       10,482
  Trade receivables, net of allowance for doubtful
    accounts of $5,000 in 1996, $20,000 in 1997 and
    $22,000 in 1998......................................     663,830      708,202      664,708
  Current maturity of note receivable....................          --        1,200        3,705
  Due from related companies--
    Leingang Siding and Window, Inc......................     152,190       26,326      148,185
    Complast, Inc........................................          --           --        1,100
    Hoyt Home Improvement, Inc...........................      14,596       79,659          158
  Due from officer.......................................     100,000           --           --
  Inventories............................................     884,877      625,501    1,127,209
  Refundable lease deposit...............................          --       58,320           --
  Prepaid expenses.......................................          --       14,203       30,947
                                                           ----------   ----------   ----------
      Total current assets...............................   1,851,877    2,107,772    2,108,169
                                                           ----------   ----------   ----------
Other Assets
  Organization costs, net of amortization computed on a
    five year straight line basis........................      39,588       29,688       23,500
  Note receivable net of current maturity included
    above................................................          --        2,100        9,451
  Lease security deposit.................................          --        2,750        3,260
                                                           ----------   ----------   ----------
      Total other assets.................................      39,588       34,538       36,211
                                                           ----------   ----------   ----------
Property, Plant and Equipment
  Leasehold improvements.................................     200,029      250,312      255,710
  Equipment..............................................     404,454      477,175      534,169
                                                           ----------   ----------   ----------
      Total..............................................     604,483      727,487      789,879
  Less--accumulated depreciation.........................      43,942      100,138      142,194
                                                           ----------   ----------   ----------
      Total property, plant and equipment................     560,541      627,349      647,685
                                                           ----------   ----------   ----------
      Total assets.......................................  $2,452,006   $2,769,659   $2,792,065
                                                           ==========   ==========   ==========

                          THERMAL LINE WINDOWS, L.L.P.

                                 BALANCE SHEETS

                 DECEMBER 31, 1996 AND 1997 AND AUGUST 14, 1998

                                                                                     AUGUST 14,
                                                              1996         1997         1998
                                                           ----------   ----------   -----------
                               LIABILITIES AND PARTNERSHIP EQUITY

Current Liabilities
  Current maturities of long-term debt...................  $   90,558   $   98,837   $  105,573
  Accounts payable.......................................     133,273      148,229      370,692
  Notes payable--line of credit..........................          --           --       50,000
  Customer deposits......................................       1,425           --       11,018
  Due to related companies--
    Complast, Inc........................................          --           --       50,379
    North Country Glass..................................       8,915           --        8,481
    Leingang Siding and Window, Inc......................          --           --        1,873
    Due to officer.......................................      37,125           --           --
  Accrued liabilities--
    Compensation.........................................      49,326       65,783       90,555
    Payroll and local taxes..............................      96,005       29,061       19,196
    Retirement plan......................................          --       15,798        1,669
    Interest.............................................       3,696        3,054           --
    Warranty and other...................................      11,171       11,094        7,875
  Unearned income, current portion.......................       6,588        6,600        6,600
                                                           ----------   ----------   ----------
      Total current liabilities..........................     438,082      378,456      723,911
                                                           ----------   ----------   ----------
Other Liabilities
  Long-term debt, net of current maturities included
    above................................................     350,656      253,280      182,217
  Unearned income........................................      21,412       14,800       10,675
                                                           ----------   ----------   ----------
      Total other liabilities............................     372,068      268,080      192,892
                                                           ----------   ----------   ----------
      Total liabilities..................................     810,150      646,536      916,803
                                                           ----------   ----------   ----------
Partnership Equity
  Capital contribution...................................     900,000      900,000      900,000
  Undistributed earnings.................................     741,856    1,223,123      975,262
                                                           ----------   ----------   ----------
      Total partnership equity...........................   1,641,856    2,123,123    1,875,262
                                                           ----------   ----------   ----------
      Total liabilities and equity.......................  $2,452,006   $2,769,659   $2,792,065
                                                           ==========   ==========   ==========

                       See notes to financial statements.

                          THERMAL LINE WINDOWS, L.L.P.

                              STATEMENTS OF INCOME

                 THE YEARS ENDED DECEMBER 31, 1996 AND 1997 AND
               FOR THE PERIOD JANUARY 1, 1998 TO AUGUST 14, 1998

                                                                                     AUGUST 14,
                                                              1996         1997         1998
                                                           ----------   ----------   -----------
Sales....................................................  $6,954,920   $6,088,024   $3,668,394
                                                           ----------   ----------   ----------
Direct Costs
  Materials..............................................   3,234,514    2,774,335    1,625,803
  Labor and benefits.....................................   1,117,749      986,594      740,377
  Freight out............................................     350,393      312,073      172,551
                                                           ----------   ----------   ----------
    Total direct costs...................................   4,702,656    4,073,002    2,538,731
                                                           ----------   ----------   ----------
    Gross profit on sales................................   2,252,264    2,015,022    1,129,663
Operating Expense........................................   1,482,696    1,333,866      888,620
                                                           ----------   ----------   ----------
  Operating income.......................................     769,568      681,156      241,043
Other Income (Expenses)
  Miscellaneous..........................................      14,658        6,500       10,738
  Interest income........................................      13,773       12,654       14,381
  Warranty income, net...................................      13,938       20,669        7,067
  Interest expense.......................................     (70,081)     (39,708)     (20,132)
  Loss on sale of equipment..............................          --           --         (958)
                                                           ----------   ----------   ----------
    Total other income (expense).........................     (27,712)         115       11,096
                                                           ----------   ----------   ----------
Net Income...............................................  $  741,856   $  681,271   $  252,139
                                                           ==========   ==========   ==========

                       See notes to financial statements.

                          THERMAL LINE WINDOWS, L.L.P.

                        STATEMENTS OF PARTNERSHIP EQUITY

                 THE YEARS ENDED DECEMBER 31, 1996 AND 1997 AND
               FOR THE PERIOD JANUARY 1, 1998 TO AUGUST 14, 1998

                                                                          BLIZZARD
                                                         ICE, INC.    ENTERPRISES, INC.     TOTAL
                                                         ----------   -----------------   ----------
Initial Capital Contribution...........................  $  350,000      $  350,000       $  700,000
Subsequent Capital Contribution........................     100,000         100,000          200,000
Net Income for the Year 1996...........................     370,928         370,928          741,856
                                                         ----------      ----------       ----------
Balance, December 31, 1996.............................     820,928         820,928        1,641,856
Net Income for the Year 1997...........................     340,633         340,634          681,267
Withdrawals............................................    (100,000)       (100,000)        (200,000)
                                                         ----------      ----------       ----------
Balance, December 31, 1997.............................   1,061,561       1,061,562        2,123,123
Net income January 1, 1998 to August 14, 1998..........     126,070         126,069          252,139
Withdrawals............................................    (250,000)       (250,000)        (500,000)
                                                         ----------      ----------       ----------
Balance, August 14, 1998...............................  $  937,631      $  937,631       $1,875,262
                                                         ==========      ==========       ==========

                       See notes to financial statements.

                          THERMAL LINE WINDOWS, L.L.P.

                            STATEMENTS OF CASH FLOWS

                 THE YEARS ENDED DECEMBER 31, 1996 AND 1997 AND
               FOR THE PERIOD JANUARY 1, 1998 TO AUGUST 14, 1998

                                                                                     AUGUST 14,
                                                            1996          1997          1998
                                                         -----------   -----------   -----------
Operating Activities
  Cash received from customers.........................  $ 6,199,526   $ 6,088,028   $ 3,667,592
  Interest received....................................       13,773        12,654        14,381
  Warranty income......................................       18,938        20,669         7,067
  Miscellaneous receipts...............................       14,658         6,500        10,738
  Interest expense.....................................      (38,384)      (40,350)      (23,186)
  Cash disbursements for costs and expenses............   (6,759,370)   (5,153,053)   (3,616,887)
                                                         -----------   -----------   -----------
      Total............................................     (550,859)      934,448        59,705
                                                         -----------   -----------   -----------
Investing Activities
  Make leasehold improvements..........................     (200,029)      (50,283)       (5,398)
  Purchase of equipment................................     (404,454)      (72,721)      (63,994)
  Due from officer.....................................     (100,000)      100,000            --
  Lease deposit returned...............................           --            --        58,320
  Purchase organization costs..........................      (49,488)           --            --
  Proceeds from sale of fixed assets...................           --            --         4,000
  Make lease deposits..................................           --       (61,070)         (510)
  Advance to employees.................................           --        (3,300)           --
                                                         -----------   -----------   -----------
      Total............................................     (753,971)      (87,374)       (7,582)
                                                         -----------   -----------   -----------
Financing Activities
  Capital contribution.................................      900,000            --            --
  Short-term borrowings................................           --            --        50,000
  Loan from bank.......................................      500,000            --            --
  Payments on note payable.............................      (58,786)      (89,097)      (64,327)
  Partner withdrawals..................................           --      (200,000)     (500,000)
                                                         -----------   -----------   -----------
      Total............................................    1,341,214      (289,097)     (514,327)
                                                         -----------   -----------   -----------
Net Increase in Cash...................................       36,384       557,977      (462,204)
Cash Balance, Beginning of Year........................           --        36,384       594,361
                                                         -----------   -----------   -----------
Cash Balance, End of Period............................  $    36,384   $   594,361   $   132,157
                                                         ===========   ===========   ===========
Cash consists of--
  Cash.................................................  $    36,384   $    91,753   $   121,675
  Money market accounts................................           --       502,608        10,482
                                                         -----------   -----------   -----------
      Total............................................  $    36,384   $   594,361   $   132,157
                                                         ===========   ===========   ===========

                          THERMAL LINE WINDOWS, L.L.P.

                 THE YEARS ENDED DECEMBER 31, 1996 AND 1997 AND
               FOR THE PERIOD JANUARY 1, 1998 TO AUGUST 14, 1998

                                                                                     AUGUST 14,
                                                            1996          1997          1998
                                                         -----------   -----------   -----------
Reconciliation of Net Income to Cash Flows from
  Operating Activities
  Net income for the period............................  $   741,856   $   681,267   $   252,139
  Reconciling items--
    Depreciation and amortization......................       53,842        66,096        50,286
    Loss on sale of fixed assets.......................           --            --           958
  Changes in--
    Trade receivables..................................     (663,830)      (44,372)     (105,949)
    Related company receivable.........................     (166,786)       60,801       105,985
    Inventories........................................     (884,877)      259,376      (501,708)
    Prepaid expenses...................................           --       (14,203)      (16,744)
    Accounts payable...................................      133,273        14,956       283,196
    Related company payables...........................       46,040       (46,040)           --
    Note receivable....................................           --            --        (9,856)
    Customer deposits..................................        1,425        (1,425)       11,018
    Accrued liabilities................................      160,198       (35,408)       (5,495)
    Unearned income....................................       28,000        (6,600)       (4,125)
                                                         -----------   -----------   -----------
  Cash flows from operating activities.................  $  (550,859)  $   934,448   $    59,705
                                                         ===========   ===========   ===========
Non-Cash Transactions
  Contribution to capital in exchange for note
    receivable.........................................  $   100,000   $        --   $        --
                                                         ===========   ===========   ===========

                       See notes to financial statements.

                          THERMAL LINE WINDOWS, L.L.P.

                         NOTES TO FINANCIAL STATEMENTS

                 DECEMBER 31, 1996 AND 1997 AND AUGUST 14, 1998

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    a.  Nature of Business--

       The Company, a Minnesota limited liability partnership, is engaged in the manufacturing and distribution of all architectural styles of vinyl and composite window systems. The manufacturing plant is in Mandan, North Dakota with sales to customers primarily in the Midwest.

    b.  Inventories--

       Inventories are valued at the lower of cost or market, on a first-in first-out basis. Substantially all of the inventories are manufacturing components.

    c.  Depreciation--

       Property, plant and equipment are stated at cost. It is the policy of the company to provide depreciation based on the estimated useful lives of the individual units. Depreciation is computed using the straight-line method with estimated useful lives as follows:

Leasehold improvements......................................    25 years
Equipment...................................................  5-10 years

    Depreciation expenses for 1996 and 1997 were $43,942 and $56,195 respectively. Depreciation expense from January 1, through August 14, 1998 was $44,098.

    d.  Revenue Recognition--

       The company is on the accrual basis of accounting.

    e.  Use of Estimates--

       The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

    f.  Income Taxes--

       Income tax policies are substantially the same for financial statement purposes as they are for income tax purposes, with the following exceptions. Overhead costs relating to inventory are added to inventory for income tax purposes. The company uses accelerated methods and shorter lives for depreciation for income tax purposes.

       The Company is organized as a limited liability partnership and consequently files a partnership return. All profits of the Company are passed through to the partners who in turn pay taxes on these profits. Therefore, no income tax provision is recorded in these financial statements.

    g.  Retirement Plan--

       The Company adopted a defined contribution retirement plan covering all employees who work 1,000 hours or more the first year and 500 hours per year thereafter, who have been employed at least one year. The employees may contribute up to 8% of their eligible compensation. The Company will match 25% of the employees contribution but limited to 1% of compensation. The Company may also make discretionary contributions to a profit sharing plan. Retirement plan expenses for 1996 and 1997 were $10,438 and $23,898 respectively. Retirement plan expense from January 1, through August 14, 1998 was $5,271.

                          THERMAL LINE WINDOWS, L.L.P.

                 DECEMBER 31, 1996 AND 1997 AND AUGUST 14, 1998

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

    h.  Advertising Costs--

       Advertising costs are expensed as incurred. Advertising costs for 1996 and 1997 were $25,936 and $38,098 respectively. Total advertising costs for the period ended August 14, 1998 were $35,927.

2. FORMATION OF PARTNERSHIP

    The Company was formed on January 2, 1996 as a joint venture by Ice, Inc. and Blizzard Enterprises, Inc. which companies are controlled by Al Leingang or the Hoyt family respectively. The initial contribution of capital was as follows:

Ice, Inc........................  Inventory.......................  $350,000
Blizzard........................  Cash............................   350,000

    Subsequent contributions were as follows:

Ice, Inc........................  Cash............................   100,000
Blizzard........................  Note receivable.................   100,000

    The note receivable was paid by April 15, 1997.

    The joint venture agreement stipulates the partnership shall terminate no later than December 31, 2020. Minimum distributions will be equal to the income tax liability generated by the partnership profits. The agreement also provides that a partner's interest may not be transferred except under the provisions of the agreement. In the event of death of Al Leingang or Steve Hoyt, the company must redeem the interest of the decedent at appraised value without regard to minority interest discount or readily marketable discount. The purchase price shall be payable as follows:

    a) The down payment shall be the greater of the life insurance proceeds received (limited to purchase price) or 20% of the purchase price.

    b) The remaining balance shall be payable in 5 equal annual installments with interest at the lowest applicable AFR rate. The company carries a $1,000,000 policy on each person to fund this potential liability.

3. LINE OF CREDIT

    The Company has a working capital line of credit of $400,000 from Norwest Bank, $50,000 of which is being used at August 14, 1998. The present interest rate is 10.00%. The line of credit loan must be zero for at least 30 days on an annual basis. The loan is subject to other loan provisions described in Note 4.

                          THERMAL LINE WINDOWS, L.L.P.

                 DECEMBER 31, 1996 AND 1997 AND AUGUST 14, 1998

4. LONG-TERM DEBT

                                                                                    AUGUST 14,
                                                                1996       1997        1998
                                                              --------   --------   -----------
10.00% Note payable to bank, due in monthly installments of
  $10,800, including interest, to February 2001, secured by
  all assets of the company and personal guarantees by Alvin
  Leingang and Steve Hoyt...................................  $441,214   $352,117    $287,790
    Less--current maturities................................    90,558     98,837     105,573
                                                              --------   --------    --------
      Total long-term debt..................................  $350,656   $253,280    $182,217
                                                              ========   ========    ========

    Minimum principal payments required on long-term debt, assuming the current interest rate, are as follows:

Through August 14, 1999.....................................  $105,573
Through August 14, 2000.....................................   116,628
Through August 14, 2001.....................................    65,589
                                                              --------
                                                              $287,790
                                                              ========

    The interest expense on the 10.00% note payable is being subsidized by the Mandan Growth Fund. The interest subsidy was received in advance for a lump sum total of $32,949. It is being carried in an unearned income account and is being recognized as a reduction to interest expense over the life of the loan which is 5 years.

    Total interest expense for 1996 and 1997 was $70,081 and $39,708 respectively. Total interest expense through August 14, 1998 was $20,132. The company has all its financing through Norwest Bank--Mandan.

    Financial covenants included in the loan agreement for the term loan and the line of credit are as follows:

       a. The company shall at all times have a minimum equity position of 40%, not to include intangible assets.

       b. The company must maintain a working capital level of $500,000 at all times.

       c. The company must achieve a pretax profitability level of $1,000,000 in 1998.

       d. The company may not acquire capital assets in excess of $150,000 per year without prior bank approval.

       e. The company may not make any distributions of capital or assets to the partners without prior consent of the bank, except to pay their personal income tax liability resulting from the profits of the company.

       f. Annual compensation for Alvin Leingang shall not exceed $100,000 and no compensation shall be paid to Steve Hoyt.

       g. No additional debt may be acquired without prior approval from the bank.

                          THERMAL LINE WINDOWS, L.L.P.

                 DECEMBER 31, 1996 AND 1997 AND AUGUST 14, 1998

4. LONG-TERM DEBT (CONTINUED)

    The bank has waived the profitability covenant in 1997. In all other respects, the Company is in compliance with the loan agreement.

5. LEASES

    a.  Buildings--

       The Company leases its plant from a related party, Mr. Al Leingang, on an operating lease dated January 2, 1996 for a five year period at $12,375 per month. All operating costs including taxes, insurance, repairs, maintenance, utilities, etc., shall be borne by the lessee. The Company has the option to renew the lease for two additional five year terms.

    b.  Equipment--

       The Company leases major equipment items from a related party, North Country Thermal Line, Inc. on an operating lease dated January 2, 1996 for a five year period at $7,876 per month. The Company has an option to purchase the equipment at the end of the lease term for $60,216.

       The Company also leases equipment from a related party, Mr. Al Leingang, on an operating lease dated January 2, 1996 for a five year period at $1,340 per month. The Company has an option to purchase the equipment at the end of the lease term for $9,925.

       The Company also leases equipment on two operating leases at $3,798 per month for four and five years respectively with the final payment due in December 2002. The Company has the option of purchase the equipment at the end of the lease for 20% of the original cost.

       Total rent expense for 1996 and 1997 was $302,881 and $266,789 respectively. Total rent expense through August 14, 1998 was $192,034. At August 14, 1998, future minimum lease payments are as follows:

                                                BUILDING   EQUIPMENT    TOTAL
                                                --------   ---------   --------
Through August 14, 1999.......................  $148,500   $156,168    $304,668
Through August 14, 2000.......................   148,500    156,168     304,668
Through August 14, 2001.......................    55,688     87,048     142,736
Through August 14, 2002.......................        --     34,576      34,576
Through August 14, 2003.......................        --     10,792      10,792
                                                --------   --------    --------
                                                $352,688   $444,752    $797,440
                                                ========   ========    ========

                          THERMAL LINE WINDOWS, L.L.P.

                 DECEMBER 31, 1996 AND 1997 AND AUGUST 14, 1998

6. RELATED PARTY TRANSACTIONS

    This Company is related to other Companies through common ownership. Mr. Al Leingang or the Hoyt family are the majority shareholders in all companies. Intercompany transactions are as follows:

                                                                      AUGUST 14,
                                                 1996        1997        1998
                                              ----------   --------   -----------
Sales to--
  Complast, Inc.............................  $       --   $     --    $  4,800
  Leingang Siding and Windows, Inc..........     785,340    821,978     574,229
  Homeworks Supply, Inc.....................      20,832         --          --
  Hoyt Home Improvement, Inc................     829,345    434,813      33,868
  North Country Thermal Line, Inc...........          --      2,705       3,102
Purchase from--
  Complast, Inc.............................   1,673,588    923,134     790,531
  Leingang Siding and Windows, Inc..........       9,567         --          --
  Homeworks Supply, Inc.....................      13,190         --          --
  North Country Thermal Line, Inc...........          --     96,263     169,651
Due to--
  Complast, Inc.............................          --         --      50,379
  Leingang Siding and Windows, Inc..........          --         --       1,873
  Al Leingang...............................      37,125         --          --
  North Country Thermal Line, Inc...........       8,915         --       8,481
Due from--
  Complast, Inc.............................      14,596         --       1,100
  Leingang Siding and Window, Inc...........     152,190     26,326     148,185
  Hoyt Home Improvement, Inc................          --     79,659         158
  Steven Hoyt...............................     100,000         --          --

    The Company has entered into several requirement purchase agreements whereby the company will purchase all of its extrusion inventory from Complast, Inc. and Leingang Siding and Window, and Hoyt Home Improvement will purchase all their window requirements from Thermal Line Windows.

    The Company also leases its plant and equipment from the major shareholder as described in Note 5 above.

7. CONCENTRATION OF CREDIT RISK

    Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of trade accounts receivables. Concentrations of credit risk are limited due to their dispersion across a large geographic area. The Company has a concentration of credit risk in that the customer base consists of construction companies installing windows and siding. The company generally does not require collateral, but does have the ability to secure mechanic liens if needed.

    The Company's money market account is invested in Norwest Advantage Cash Investment, which is not FDIC insured.

                          THERMAL LINE WINDOWS, L.L.P.

                 DECEMBER 31, 1996 AND 1997 AND AUGUST 14, 1998

8. CASH EQUIVALENTS

    For purposes of the Statement of Cash Flows, the Company considers all highly liquid investments purchased with a maturity of three months or less, to be cash equivalents.

9. UNION AGREEMENT

    The Company entered into a collective bargaining agreement on September 1, 1997. This agreement covers the Company's production employees and governs the wages, working conditions and fringe benefits of the production work force. This agreement covers approximately 56% of the total payroll costs of the Company.

10. MAJOR CUSTOMERS

    In addition to those described in Note 5, the Company has one additional major customer with sales over 10% of total sales. Sales to Gravina Siding & Window were as follows.

Period ended August 14, 1998................................  $533,996
Year ended December 31, 1997................................   947,490
Year ended December 31, 1996................................   757,507

11. PRIOR PERIOD ADJUSTMENT

    Net income, partnership equity and accrued warranty payable have been restated by $5,000 for the year 1996 to provide for estimated future warranty costs on the company's manufactured products.

12. SALE OF COMPANY

    The Company's partnership interest was sold to ThermoView Industries, Inc., as of the close of business August 14, 1998, and consequently will be an operating subsidiary thereof.

13. YEAR 2000 ISSUE (UNAUDITED)

    The Company has made an assessment of its year 2000 issues. Most of the hardware has been replaced or upgraded to become 2000 complaint. New software has been acquired or developed to become 2000 compliant. The Company is in the process of getting assurances from third party vendors and major customers that there will be no adverse consequences to the Company. Alternate contingency plans are being developed in the event of a failure.

                         REPORT OF INDEPENDENT AUDITORS

To the Stockholder and Boards of Directors
Thomas Construction, Inc., Castle Associates, Inc.
 and Showplace Home Improvements, Inc.

    We have audited the accompanying combined balance sheets of Thomas Construction, Inc., Castle Associates, Inc. and Showplace Home Improvements, Inc. (together referred to herein as the "Company" or "Thomas Construction") as of December 31, 1997 and 1998 and the related combined statements of income and retained earnings and cash flows for each of the three years in the period ended December 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the combined financial statements referred to above present fairly, in all material respects, the combined financial position of Thomas Construction at December 31, 1997 and 1998 and the combined results of its operations and its cash flows for each of the three years in the period ended December 31, 1998 in conformity with generally accepted accounting principles.

                                          ERNST & YOUNG LLP

Louisville, Kentucky

March 5, 1999

                              THOMAS CONSTRUCTION

                            COMBINED BALANCE SHEETS

                                                                    DECEMBER 31
                                                              -----------------------
                                                                 1997         1998
                                                              ----------   ----------
ASSETS
Current assets:
  Cash......................................................  $  421,387   $  472,361
  Accounts receivable, net of allowance for doubtful
    accounts of $58,954 in 1997 and $40,957 in 1998.........     568,891      849,075
  Other receivables.........................................     109,591       73,939
  Due from stockholder and related companies................     132,258       46,177
  Inventories...............................................     134,961      113,077
  Costs in excess of billings on uncompleted contracts......     240,331      179,612
  Prepaid commisions........................................     149,144      200,551
  Other current assets......................................      26,287       20,075
                                                              ----------   ----------
Total current assets........................................   1,782,850    1,954,867
Property and equipment, net.................................     215,850      190,498
Note receivable.............................................       9,776           --
Other assets................................................      18,406          500
                                                              ----------   ----------
Total assets................................................  $2,026,882   $2,145,865
                                                              ==========   ==========

LIABILITIES AND STOCKHOLDER'S EQUITY

Current liabilities:
  Accounts payable..........................................  $  818,320   $  722,882
  Accrued expenses..........................................     805,218      935,774
  Billings in excess of costs on uncompleted contracts......     194,286      214,192
                                                              ----------   ----------
Total current liabilities...................................   1,817,824    1,872,848

Stockholder's equity:
  Thomas Construction, Inc.--
    Common stock, $1.00 par value--30,000 shares authorized,
      25,961 shares issued and 16,875 outstanding...........      25,961       25,961
    Paid-in capital.........................................         539          539
    Treasury stock, at cost, 9,086 shares...................     (20,000)     (20,000)
  Castle Associates, Inc.--
    Common stock, $1.00 par value--30,000 shares authorized,
      100 shares issued and outstanding.....................         100          100
  Showplace Home Improvements, Inc.--
    Common stock, $1.00 par value--30,000 shares authorized,
      500 shares issued and 375 outstanding.................         500          500
    Treasury stock, at cost, 125 shares.....................      (5,000)      (5,000)
  Retained earnings.........................................     206,958      270,917
                                                              ----------   ----------
Total stockholder's equity..................................     209,058      273,017
                                                              ----------   ----------
Total liabilities and stockholder's equity..................  $2,026,882   $2,145,865
                                                              ==========   ==========

                            See accompanying notes.

                              THOMAS CONSTRUCTION

                         COMBINED STATEMENTS OF INCOME
                             AND RETAINED EARNINGS

                                                                YEAR ENDED DECEMBER 31
                                                        ---------------------------------------
                                                           1996          1997          1998
                                                        -----------   -----------   -----------
Contract revenue......................................  $24,218,233   $26,493,224   $25,553,981
Cost of revenues earned...............................   12,909,235    14,039,731    13,277,004
                                                        -----------   -----------   -----------
Gross profit..........................................   11,308,998    12,453,493    12,276,977
Selling, general and administrative expenses..........    8,359,371     9,282,888     9,823,912
Depreciation..........................................      103,518        95,890        89,489
                                                        -----------   -----------   -----------
Income from operations................................    2,846,109     3,074,715     2,363,576
Other income (expense):
  Interest income.....................................       61,669        71,890        54,885
  Rental income.......................................           --        41,696       188,677
  Gain (loss) on disposal of assets...................        8,387      (234,669)       (3,217)
  Other...............................................       16,724        10,107        31,842
                                                        -----------   -----------   -----------
                                                             86,780      (110,976)      272,187
                                                        -----------   -----------   -----------
Income before income taxes............................    2,932,889     2,963,739     2,635,763
Provision for income taxes............................       14,100        16,625        13,833
                                                        -----------   -----------   -----------
Net income............................................    2,918,789     2,947,114     2,621,930
Retained earnings, beginning of year..................      733,393       809,162       206,958
Distributions to stockholder..........................   (2,843,020)   (3,549,318)   (2,557,971)
                                                        -----------   -----------   -----------
Retained earnings, end of year........................  $   809,162   $   206,958   $   270,917
                                                        ===========   ===========   ===========

                            See accompanying notes.

                              THOMAS CONSTRUCTION

                       COMBINED STATEMENTS OF CASH FLOWS

                                                                 YEAR ENDED DECEMBER 31
                                                         ---------------------------------------
                                                            1996          1997          1998
                                                         -----------   -----------   -----------
CASH FLOWS FROM OPERATING ACTIVITIES
Net income.............................................  $ 2,918,789   $ 2,947,114   $ 2,621,930
Adjustments to reconcile net income to net cash
  provided by operating activities:
  Depreciation.........................................      103,518        95,890        89,489
  (Gain) loss on disposal of assets....................       (8,387)      234,669         3,217
  Changes in operating assets and liabilities:
    Accounts receivable................................     (342,745)      448,935      (280,184)
    Other receivables..................................       74,657       (58,494)       35,652
    Due from stockholder and related companies.........       64,733      (126,991)       86,081
    Inventories........................................          432       (99,686)       21,884
    Costs in excess of billings on uncompleted
      contracts........................................      (42,121)       38,145        60,719
    Prepaid commissions................................      (55,054)       39,140       (51,407)
    Other current assets...............................       78,949       (16,794)        6,212
    Other assets.......................................           --        (7,625)       27,682
    Accounts payable...................................       22,832       (39,589)      (95,438)
    Accrued expenses...................................      239,926       131,733       130,556
    Billings in excess of costs on uncompleted
      contracts........................................       70,397       (37,296)       19,906
                                                         -----------   -----------   -----------
Net cash provided by operating activities..............    3,125,926     3,549,151     2,676,299

CASH FLOWS FROM INVESTING ACTIVITIES
Payments for property and equipment....................      (60,492)     (166,122)      (76,048)
Proceeds from sale of assets...........................       12,127           750         8,694
Net proceeds from note receivable-related party........      117,255            --            --
                                                         -----------   -----------   -----------
Net cash provided by (used in) investing activities....       68,890      (165,372)      (67,354)

CASH FLOWS FROM FINANCING ACTIVITIES
Distributions to stockholder...........................   (2,843,020)   (3,549,318)   (2,557,971)
                                                         -----------   -----------   -----------
Net cash used in financing activities..................   (2,843,020)   (3,549,318)   (2,557,971)
                                                         -----------   -----------   -----------
Net increase (decrease) in cash........................      351,796      (165,539)       50,974
Cash, beginning of year................................      235,130       586,926       421,387
                                                         -----------   -----------   -----------
Cash, end of year......................................  $   586,926   $   421,387   $   472,361
                                                         ===========   ===========   ===========

                            See accompanying notes.

                              THOMAS CONSTRUCTION

                     NOTES TO COMBINED FINANCIAL STATEMENTS

                               DECEMBER 31, 1998

1. ACCOUNTING POLICIES

ORGANIZATION AND BASIS OF PRESENTATION

    The combined financial statements include the accounts and transactions of Thomas Construction, Inc. (Thomas), Castle Associates, Inc. (Castle) and Showplace Home Improvements, Inc. (Showplace), together referred to herein as "the Company". All material intercompany transactions and accounts have been eliminated in the accompanying combined financial statements.

    The accompanying financial statements are presented on a combined basis as each of the combined companies is owned by the same stockholder and the Company comprises one operating segment primarily engaged in the home improvement business in the St. Louis Metropolitan area. More specifically, Thomas is engaged in the installation of maintenance-free siding, thermal replacement windows, storm windows and doors, patio enclosures, as well as several related items, for residential customers to whom credit is extended. Thomas may avail itself of mechanics liens on customers' property in the event of non-payment of amounts receivable. Castle is engaged in the construction of patio enclosures, decks and room additions, and Showplace is engaged in the remodeling of kitchens and bathrooms for residential customers to whom credit is extended.

REVENUE RECOGNITION

    The Company recognizes revenues from fixed-price contracts on the completed-contract method since the contracts are of a short duration. A contract is considered complete upon installation.

    Contract costs include all direct material and labor costs and those indirect costs related to contract performance such as indirect labor, supplies, tools, repairs and depreciation costs. General and administrative costs are charged to expense as incurred. Provisions for estimated losses on uncompleted contracts are made in the period in which such losses are determined.

    Costs in excess of amounts billed are classified under current assets as costs in excess of billings on uncompleted contracts. Billings in excess of costs are classified under current liabilities as billings in excess of costs on uncompleted contracts.

INVENTORIES

    Inventories are recorded at the lower of cost (moving average basis) or market. Inventories primarily consist of parts and supplies.

PROPERTY AND EQUIPMENT

    Property and equipment are stated at cost. Expenditures for major renewals and improvements which increase the useful lives of assets are capitalized. Maintenance, repairs and minor renewals are expensed as incurred. Assets are depreciated on straight-line or accelerated methods over their estimated useful lives which generally range from three to seven years.

WARRANTIES

    The Company provides the retail customer with a one year warranty covering workmanship, with an additional nine year warranty on the installation of siding, soffit and fascia. The Company provides an

                              THOMAS CONSTRUCTION

                               DECEMBER 31, 1998

1. ACCOUNTING POLICIES (CONTINUED)
accrual for future warranty costs based upon the relationship of prior years' revenues to actual warranty costs. It is the Company's practice to classify the entire warranty accrual as a current liability.

ADVERTISING COSTS

    The Company expenses advertising costs as incurred. Advertising expense was approximately $2,885,000, $2,798,000 and $2,877,000 in 1996, 1997 and 1998,
respectively.

INCOME TAXES

    The companies comprising the Company have elected to be taxed as S corporations under the provisions of Subchapter S of the Internal Revenue Code. Under those provisions, the companies do not pay federal corporate income taxes on their taxable income. Instead, the stockholder is liable for federal income taxes on the companies' taxable income. Certain states in which the companies do business do not recognize the federal S corporation rules and assess an income tax at the corporate level. Accordingly, the provision for income taxes consists only of state and local income taxes.

USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. Estimates also affect the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

2. RELATED PARTY TRANSACTIONS

    All of the Company's assets are pledged as collateral for outstanding bank debt of an affiliated company owned by the Company's stockholder. The balance outstanding amounts to approximately $1,174,000 as of December 31, 1998.

    In 1993, the Company sold land for a total contract price of $850,000 to an affiliated company owned by the Company's stockholder. A mortgage loan of $145,113 was assumed by the buyer and the Company obtained an unsecured note from the buyer for $705,379 for the balance of the selling price. The gain on the sale, which amounted to $618,822, was deferred for financial reporting purposes since the gain had not been realized through transactions with unrelated parties. During 1998, the note receivable balance was transferred to the Company's stockholder and the note balance, net of the deferred gain, has been accounted for as a distribution to the stockholder amounting to $9,776.

    No interest was charged on the note receivable in 1998. Interest income was $37,745 and $36,344 for the years ended December 31, 1996 and 1997, respectively.

                              THOMAS CONSTRUCTION

                               DECEMBER 31, 1998

3. PROPERTY AND EQUIPMENT

    Property and equipment at December 31 consists of the following:

                                                          1997        1998
                                                        ---------   ---------
Furniture, fixtures and equipment.....................  $ 163,872   $ 156,091
Construction and computer equipment...................    349,631     413,058
Computer software.....................................     44,647      51,048
                                                        ---------   ---------
                                                          558,150     620,197
Less accumulated depreciation.........................   (342,300)   (429,699)
                                                        ---------   ---------
                                                        $ 215,850   $ 190,498
                                                        =========   =========

4. UNCOMPLETED CONTRACTS

    Costs and billings on uncompleted contracts at December 31 are as follows:

                                                            1997       1998
                                                          --------   --------
Costs incurred on uncompleted contracts.................  $341,604   $267,026
Billings to date........................................   295,559    301,606
                                                          --------   --------
                                                          $ 46,045   $(34,580)
                                                          ========   ========

    These amounts are included in the accompanying combined balance sheets under the following captions:

                                                          1997        1998
                                                        ---------   ---------
Costs in excess of billings on uncompleted
  contracts...........................................  $ 240,331   $ 179,612
Billings in excess of costs on uncompleted
  contracts...........................................   (194,286)   (214,192)
                                                        ---------   ---------
                                                        $  46,045   $ (34,580)
                                                        =========   =========

5. ACCRUED EXPENSES

    Accrued expenses as of December 31 consist of the following:

                                                            1997       1998
                                                          --------   --------
Wages...................................................  $454,484   $358,883
Payroll taxes...........................................    44,198     22,224
401(k) contribution.....................................    64,111     73,237
Warranty................................................   100,000    100,000
Insurance...............................................    55,884    151,232
Other...................................................    86,541    230,198
                                                          --------   --------
                                                          $805,218   $935,774
                                                          ========   ========

                              THOMAS CONSTRUCTION

                               DECEMBER 31, 1998

6. LINE OF CREDIT

    The Company has available a $100,000 revolving line of credit, all of which is unused at December 31, 1998. Bank advances on the credit bear interest at prime plus 1.5% (10% at December 31, 1998) and are collaterialized by substantially all of the assets of the Company.

7. COMMITMENTS AND CONTINGENCIES

    The Company leases an office building from its stockholder and also leases equipment and vehicles from non-related parties under noncancelable operating leases. Future minimum lease payments at December 31, 1998 are as follows:

                                                        RELATED PARTY    OTHER
                                                            LEASE        LEASES
                                                        -------------   --------
1999..................................................   $  449,587     $210,346
2000..................................................      449,587       89,537
2001..................................................      449,587       16,667
2002..................................................      449,587        4,639
2003..................................................      449,587        4,639
Thereafter............................................    4,495,870        4,639
                                                         ----------     --------
  Total...............................................   $6,743,805     $330,467
                                                         ==========     ========

    The Company incurred rental expense under noncancellable operating leases amounting to approximately $315,000, $654,000 and $717,000 for the years ended December 31, 1996, 1997 and 1998, respectively ($367,000 in 1997 and $450,000 in
1998 under the related party lease).

    In 1997, the Company began subleasing a portion of the office building. Rental income under the subleases was approximately $42,000 in 1997 and $189,000 in 1998. Future minimum lease payments to be received under the sublease agreements at December 31, 1998 are as follows:

1999........................................................  $111,058
2000........................................................    72,794
2001........................................................    65,142
2002........................................................    65,142
2003........................................................    27,143
                                                              --------
  Total.....................................................  $341,279
                                                              ========

    A related company uses vehicles which are leased by the Company from an unrelated commercial lessor. The related company pays the monthly rentals on the leases. Although the liability to the lessor is a direct obligation of the Company, the related company is expected to pay the remaining rentals on the leases. Future minimum lease payments required at December 31, 1998 for which the Company is contingently liable amount to approximately $24,000.

    In December 1998, the Company received correspondence asserting a claim involving a former employee of an entity related to the Company through common ownership. Management of the Company

                              THOMAS CONSTRUCTION

                               DECEMBER 31, 1998

7. COMMITMENTS AND CONTINGENCIES (CONTINUED) believes the claim against the Company is totally without merit and, as such, will not have a material adverse effect on the Company's combined financial position or results of operations.

8. EMPLOYEE BENEFIT PLAN

    Effective January 1, 1995, the Company established a defined contribution 401(k) profit-sharing plan and trust for the benefit of all of its employees, subject to certain age and service requirements. Plan participants may make salary reduction contributions to the plan which are subject to Internal Revenue Service contribution limitations. Company contributions to the plan are made from the Company's current or accumulated earnings and are at the discretion of Company management. Company contributions to the plan were approximately $50,000, $64,000 and $73,000 for the years ended December 31, 1996, 1997 and
1998, respectively.

9. SUBSEQUENT EVENTS

    Effective January 1, 1999, the Company was acquired by ThermoView Industries, Inc. (ThermoView), for $11,095,000 in cash, 301,425 shares of common stock of ThermoView at an estimated fair value of $1,500,000 and 400,000 shares of Series B preferred stock of ThermoView at an estimated fair value of $2,000,000. The acquisition agreement provides for additional consideration to be paid if Thomas exceeds certain targeted levels of operating results.

10. YEAR 2000 READINESS (UNAUDITED)

    The Company has initiated an assessment of the possible impact of Year 2000 issues to assure it is prepared to effectively deal with transactions in the Year 2000 and beyond. This "Year 2000 Problem" creates risk for the Company from unforeseen sources in its own computer systems and from third parties with whom the Company deals on financial transactions.

    The Company intends to achieve uninterrupted, high quality performance from its computer systems before, during and after 2000. The Company has determined that modifications are required for certain existing systems to become Year 2000 compliant. These system modifications are in the process of being implemented. The cost of assessment and ultimate assurance as to readiness is being expensed as incurred. Total incremental spending by the Company is not expected to be significant to the Company's operations, liquidity or capital resources.

    In addition to taking every reasonable step to secure its internal systems and external relationships, the Company is further developing contingency plans to assure that unexpected failures will not adversely affect operations. The Company intends to monitor these procedures through the rollover of 1999 into 2000 and to implement quickly alternate solutions if necessary.

    However, despite the Company's efforts and contingency plans, noncompliant computer systems could have a material adverse effect on the Company's operations, or its financial condition.

                         REPORT OF INDEPENDENT AUDITORS

To the Stockholders and Board of Directors
Precision Window Mfg., Inc.

    We have audited the accompanying balance sheets of Precision Window Mfg., Inc. as of December 31, 1996, 1997 and 1998 and the related statements of operations and retained earnings and cash flows for each of the three years in the period ended December 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Precision Window Mfg., Inc. at December 31, 1996, 1997 and 1998 and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1998 in conformity with generally accepted accounting principles.

                                          ERNST & YOUNG LLP

Louisville, Kentucky
May 21, 1999

                          PRECISION WINDOW MFG., INC.

                                 BALANCE SHEETS

                                                                       DECEMBER 31
                                                           ------------------------------------
                                                              1996         1997         1998
                                                           ----------   ----------   ----------
ASSETS
Current assets:
  Cash...................................................  $    3,053   $    3,003   $      422
  Accounts receivable....................................     424,901      368,363      447,524
  Notes receivable.......................................     229,668       63,481       46,564
  Income taxes receivable................................          --       94,816           --
  Inventories............................................     307,095      389,419      455,038
  Other current assets...................................      10,741       13,249       41,383
                                                           ----------   ----------   ----------
    Total current assets.................................     975,458      932,331      990,931

Property and equipment, net..............................     104,394      133,391      110,168
                                                           ----------   ----------   ----------
      Total assets.......................................  $1,079,852   $1,065,722   $1,101,099
                                                           ==========   ==========   ==========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Note payable--bank.....................................  $   80,000   $  229,000   $  140,000
  Accounts payable.......................................     343,688      359,938      267,354
  Accrued expenses.......................................      71,437       87,980      100,100
  Income taxes payable...................................      37,292           --      125,097
  Current portion of long-term debt......................     184,360      127,470       86,123
                                                           ----------   ----------   ----------
      Total current liabilities..........................     716,777      804,388      718,674

Long-term debt...........................................     168,828       96,453       12,180

Stockholders' equity:
  Class A common stock, no par value--
    15,000 shares authorized, 152 shares issued and
    outstanding..........................................         152          152          152
  Class B common stock, no par value--
    15,000 shares authorized, 10,486 shares issued and
    outstanding..........................................       1,216        1,216        1,216
  Retained earnings......................................     192,879      163,513      368,877
                                                           ----------   ----------   ----------
      Total stockholders' equity.........................     194,247      164,881      370,245
                                                           ----------   ----------   ----------
      Total liabilities and stockholders' equity.........  $1,079,852   $1,065,722   $1,101,099
                                                           ==========   ==========   ==========

                            SEE ACCOMPANYING NOTES.

                          PRECISION WINDOW MFG., INC.

                            STATEMENTS OF OPERATIONS
                             AND RETAINED EARNINGS

                                                                  YEAR ENDED DECEMBER 31
                                                           ------------------------------------
                                                              1996         1997         1998
                                                           ----------   ----------   ----------
Sales....................................................  $5,695,675   $6,431,708   $6,547,964
Cost of sales............................................   4,974,109    5,738,665    5,499,617
                                                           ----------   ----------   ----------
Gross profit.............................................     721,566      693,043    1,048,347

Selling, general and administrative expenses.............     354,695      630,111      642,543
Depreciation and amortization............................      57,114       44,608       48,914
                                                           ----------   ----------   ----------
Income from operations...................................     309,757       18,324      356,890

Other income (expense):
  Interest expense.......................................     (41,911)     (41,921)     (27,196)
  Other..................................................      (1,775)       1,415        2,413
                                                           ----------   ----------   ----------
                                                              (43,686)     (40,506)     (24,783)
                                                           ----------   ----------   ----------
Income (loss) before income taxes........................     266,071      (22,182)     332,107

Income tax expense.......................................     101,292        7,184      126,743
                                                           ----------   ----------   ----------
Net income (loss)........................................     164,779      (29,366)     205,364

Retained earnings, beginning of year.....................      28,100      192,879      163,513
                                                           ----------   ----------   ----------
Retained earnings, end of year...........................  $  192,879   $  163,513   $  368,877
                                                           ==========   ==========   ==========

                            SEE ACCOMPANYING NOTES.

                          PRECISION WINDOW MFG., INC.

                            STATEMENTS OF CASH FLOWS

                                                                   YEAR ENDED DECEMBER 31
                                                              ---------------------------------
                                                                1996        1997        1998
                                                              ---------   ---------   ---------
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)...........................................  $ 164,779   $ (29,366)  $ 205,364
Adjustments to reconcile net income (loss) to net cash
  provided by operating activities:
  Depreciation and amortization.............................     57,114      44,608      48,914
  Write-off of note receivable..............................         --     130,680          --
Changes in operating assets and liabilities:
  Accounts receivable.......................................   (242,546)     56,538     (79,161)
  Income taxes receivable...................................     41,776     (94,816)     94,816
  Inventories...............................................   (123,049)    (82,324)    (94,079)
  Other current assets......................................      2,425      (2,508)        326
  Accounts payable..........................................    242,548      16,250     (92,584)
  Accrued expenses..........................................    (49,376)     16,543      12,120
  Income taxes payable......................................     37,292     (37,292)    125,097
                                                              ---------   ---------   ---------
Net cash provided by operating activities...................    130,963      18,313     220,813

CASH FLOWS FROM INVESTING ACTIVITIES
Payments for property and equipment.........................    (36,841)    (73,604)    (25,692)
Advances on notes receivable................................   (100,000)         --          --
Payments received on notes receivable.......................    106,562      35,506      16,917
                                                              ---------   ---------   ---------
Net cash used in investing activities.......................    (30,279)    (38,098)     (8,775)

FINANCING ACTIVITIES
Net activity on note payable--bank..........................     40,000     149,000     (89,000)
Proceeds from long-term debt................................    105,550      51,238       1,850
Payments on long-term debt..................................   (250,521)   (180,503)   (127,469)
                                                              ---------   ---------   ---------
Net cash provided by (used in) financing activities.........   (104,971)     19,735    (214,619)
                                                              ---------   ---------   ---------
Net decrease in cash........................................     (4,287)        (50)     (2,581)
Cash, beginning of year.....................................      7,340       3,053       3,003
                                                              ---------   ---------   ---------
Cash, end of year...........................................  $   3,053   $   3,003   $     422
                                                              =========   =========   =========

Supplemental disclosure of cash flow information:
  Cash paid (received) for:
    Interest................................................  $  45,263   $  37,663   $  30,957
    Income taxes............................................     85,095     139,292     (93,170)

                            SEE ACCOMPANYING NOTES.

                          PRECISION WINDOW MFG., INC.

                         NOTES TO FINANCIAL STATEMENTS

1. ACCOUNTING POLICIES

ORGANIZATION AND BASIS OF PRESENTATION

    The Company is engaged in the manufacturing and distribution of all architectural styles of vinyl and composite window systems. The manufacturing plant is in St. Louis, Missouri with sales to customers in the remodeling industry primarily in the Midwest to whom credit is extended.

REVENUE RECOGNITION

    The Company recognizes revenues when products are shipped.

INVENTORIES

    Inventories are recorded at the lower of cost (moving average basis) or market.

PROPERTY AND EQUIPMENT

    Property and equipment are stated at cost. Expenditures for major renewals and improvements which increase the useful lives of assets are capitalized. Maintenance, repairs and minor renewals are expensed as incurred. Assets are depreciated on straight-line or accelerated methods over their estimated useful lives which generally range from 5 to 7 years.

WARRANTIES

    The Company provides its customers with various warranty programs on its products. The Company provides an accrual for future warranty costs based upon the relationship of prior years' revenues to actual warranty costs. It is the Company's practice to classify the entire warranty accrual as a current liability.

ADVERTISING COSTS

    The Company expenses advertising costs as incurred. Advertising expense was approximately $60,000, $46,000 and $63,000 in 1996, 1997 and 1998, respectively.

INCOME TAXES

    Income taxes are provided for under the liability method, which takes into account differences between financial statement treatment and tax treatment of certain transactions.

USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. Estimates also affect the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

                          PRECISION WINDOW MFG., INC.

2. INVENTORIES

    Inventories at December 31 consist of the following:

                                                  1996       1997       1998
                                                --------   --------   --------
Raw materials.................................  $250,617   $298,315   $382,035
Work in process...............................    27,500      8,560      9,329
Finished goods................................    28,978     82,544     63,674
                                                --------   --------   --------
                                                $307,095   $389,419   $455,038
                                                ========   ========   ========

3. PROPERTY AND EQUIPMENT

    Property and equipment at December 31 consists of the following:

                                                  1996       1997       1998
                                                --------   --------   --------
Furniture, fixtures and equipment.............  $486,896   $560,501   $586,192
Automobiles and trucks........................    89,904     89,904     89,904
Leasehold improvements........................    67,634     67,634     67,634
                                                --------   --------   --------
                                                 644,434    718,039    743,730
Less accumulated depreciation and
  amortization................................   540,040    584,648    633,562
                                                --------   --------   --------
                                                $104,394   $133,391   $110,168
                                                ========   ========   ========

4. ACCRUED EXPENSES

    Accrued expenses as of December 31 consist of the following:

                                                    1996       1997       1998
                                                  --------   --------   --------
Wages...........................................  $34,095    $41,247    $ 52,783
Warranty........................................   12,500     12,500      12,500
Sales taxes.....................................   23,732     24,263      29,717
Other...........................................    1,110      9,970       5,100
                                                  -------    -------    --------
                                                  $71,437    $87,980    $100,100
                                                  =======    =======    ========

5. LINE OF CREDIT

    The Company has available a $300,000 line of credit of which $140,000 was outstanding at December 31, 1998. Advances bear interest at 9.5% and are collaterialized by accounts receivable and inventories. The line of credit was repaid and terminated in connection with Company's acquisition discussed in
Note 10.

                          PRECISION WINDOW MFG., INC.

6. LONG-TERM DEBT

    Long-term debt at December 31 consists of the following:

                                                   1996       1997       1998
                                                 --------   --------   --------
Note payable, interest at prime plus 1%,
  maturing in October 1999, with monthly
  payments of principal of $1,835..............  $     --   $ 40,330   $18,310
Note payable related party, interest at 9.25%,
  maturing in September 1999, with monthly
  principal and interest payments of $5,000....   145,230    100,861    43,355
Equipment notes payable, interest ranging from
  11% to 17%, maturing through July 2000,
  monthly principal and interest payments
  of $2,283....................................    58,970     54,329    36,638
Notes payable, interest ranging from 8.5% to
  10%..........................................   148,988     28,403        --
                                                 --------   --------   -------
                                                  353,188    223,923    98,303
Less current portion...........................   184,360    127,470    86,123
                                                 --------   --------   -------
                                                 $168,828   $ 96,453   $12,180
                                                 ========   ========   =======

    The following is a schedule by years of future maturities of long-term debt as of December 31, 1998:

1999........................................................  $86,123
2000........................................................   12,180
                                                              -------
Total.......................................................  $98,303
                                                              =======

7. INCOME TAXES

    Significant components of income tax expense for the years ended December 31 are as follows:

                                                    1996       1997       1998
                                                  --------   --------   --------
Current:
  Federal.......................................  $ 86,523    $6,360    $108,469
  State.........................................    14,769       824      18,274
                                                  --------    ------    --------
                                                  $101,292    $7,184    $126,743
                                                  ========    ======    ========

    Income tax expense differs from the amounts computed by applying the statutory U.S. Federal income tax rate to income (loss) before income taxes primarily as a result of state taxes and certain expenses not deductible for income tax purposes.

                          PRECISION WINDOW MFG., INC.

8. LEASE COMMITMENTS

    The Company leases its manufacturing facility and certain equipment and vehicles under noncancelable operating leases. Future minimum lease payments at December 31, 1998 are as follows:

1999........................................................  $108,008
2000........................................................    27,403
2001........................................................     1,705
                                                              --------
Total.......................................................  $137,116
                                                              ========

    The Company incurred rental expense under noncancelable operating leases amounting to approximately $96,000, $151,000 and $160,000 in 1996, 1997 and
1998, respectively.

9. MAJOR CUSTOMERS

    Approximately 88% of the Company's sales for each of the three years in the period ended December 31, 1998 were from three customers. Accounts receivable from these customers amounted to approximately $296,000, $106,000 and $232,000 at December 31, 1996, 1997 and 1998, respectively.

10. SUBSEQUENT EVENT

    On January 5, 1999, the Company was acquired by ThermoView Industries, Inc. (ThermoView) for $1,800,000 in cash, 112,053 shares of ThermoView common stock at an estimated fair value of $450,000 and a seller note for $1,200,000. The Company sells primarily to ThermoView's retail segment.

11. YEAR 2000 READINESS (UNAUDITED)

    The Company has initiated an assessment of the possible impact of Year 2000 issues to assure it is prepared to effectively deal with transactions in the Year 2000 and beyond. This "Year 2000 Problem" creates risk for the Company from unforeseen sources in its own computer systems and from third parties with whom the Company deals on financial transactions.

    The Company intends to achieve uninterrupted, high quality performance from its computer systems before, during and after 2000. The cost of assessment and ultimate assurance as to readiness is being expensed as incurred. Total incremental spending by the Company is not expected to be significant to the Company's operations, liquidity or capital resources.

    In addition to taking every reasonable step to secure its internal systems and external relationships, the Company is further developing contingency plans to assure that unexpected failures will not adversely affect operations. The Company intends to monitor these processes through the rollover of 1999 into 2000 and to implement quickly alternate solutions if necessary.

    However, despite the Company's efforts and contingency plans, noncompliant computer systems could have a material adverse effect on the Company's operations, or its financial condition.

                         REPORT OF INDEPENDENT AUDITORS

To the Stockholders and Boards of Directors
Thermo-Shield Company, Inc.
Thermo-Shield of America (Wisconsin), Inc.
Thermo-Shield of America (Michigan), Inc.
Thermo-Shield of America (Arizona), Inc.

    We have audited the accompanying combined balance sheets of Thermo-Shield Company, Inc., Thermo-Shield of America (Wisconsin), Inc., Thermo-Shield of America (Michigan), Inc., and Thermo-Shield of America (Arizona), Inc. (together referred to herein as the "Company" or "The Thermo-Shield Company") as of December 31, 1996, 1997 and 1998 and the related combined statements of operations and retained earnings and cash flows for each of the three years in the period ended December 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the combined financial statements referred to above present fairly, in all material respects, the combined financial position of The Thermo-Shield Company at December 31, 1996, 1997 and 1998 and the combined results of its operations and its cash flows for each of the three years in the period ended December 31, 1998 in conformity with generally accepted accounting principles.

                                          ERNST & YOUNG LLP

Louisville, Kentucky

May 21, 1999

                          THE THERMO-SHIELD COMPANIES

                            COMBINED BALANCE SHEETS

                                                                        DECEMBER 31
                                                              --------------------------------
                                                                1996       1997        1998
                                                              --------   --------   ----------

ASSETS

Current assets:
  Cash......................................................  $192,263   $211,716   $  231,166
  Accounts receivable.......................................   144,813    214,722      225,727
  Employee receivables......................................    18,601     56,073       67,262
  Due from related party....................................     2,622     18,185       60,000
  Costs in excess of billings on uncompleted contracts......   101,804    138,998      218,128
  Deferred income taxes.....................................    40,000     20,000      103,000
                                                              --------   --------   ----------
      Total current assets..................................   500,103    659,694      905,283

Property and equipment:
  Furniture, fixtures and equipment.........................   116,643    164,135      176,823
  Leasehold improvements....................................       510     73,793      134,043
                                                              --------   --------   ----------
                                                               117,153    237,928      310,866
  Less accumulated depreciation and amortization............   (70,456)   (94,191)    (135,442)
                                                              --------   --------   ----------
Net property and equipment..................................    46,697    143,737      175,424

Note receivable, related party..............................   138,354    147,261      156,169

  Other assets..............................................    10,100     18,177       28,101
                                                              --------   --------   ----------
      Total assets..........................................  $695,254   $968,869   $1,264,977
                                                              ========   ========   ==========

                          THE THERMO-SHIELD COMPANIES

                            COMBINED BALANCE SHEETS

                                                                        DECEMBER 31
                                                              --------------------------------
                                                                1996       1997        1998
                                                              --------   --------   ----------

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
  Accounts payable..........................................  $223,307   $343,907   $  577,420
  Accrued wages.............................................    42,279     95,995      136,527
  Accrued payroll taxes.....................................    18,886      6,381       18,962
  Accrued income taxes......................................   122,564    168,696      173,407
  Billings in excess of costs on uncompleted contracts......    87,123     58,722      120,323
  Loans from related parties................................        --    197,000       54,500
                                                              --------   --------   ----------
      Total current liabilities.............................   494,159    870,701    1,081,139

Deferred income taxes.......................................        --     18,000       28,000

Stockholders' equity:
  Thermo-Shield Company, Inc.
    Common stock, no par value--50,000 shares authorized,
    1,000 shares issued and outstanding.....................     1,000      1,000        1,000
  Thermo-Shield of America (Wisconsin), Inc.
    Common stock, $1.00 par value--9,000 shares authorized,
    100 shares issued and outstanding.......................       100        100          100
  Thermo-Shield of America (Michigan), Inc.
    Common stock, no par value--60,000 shares authorized,
    1000 shares issued and outstanding......................        --      1,000        1,000
  Thermo-Shield of America (Arizona), Inc.
    Common stock, Class A voting, no par value--50,000
    shares authorized, 3,000 shares issued and
    outstanding.............................................        --      3,000        3,000
  Common stock, Class B non-voting, no par value--50,000
    shares authorized, none issued and outstanding..........        --         --           --
  Additional paid-in capital................................        --      5,000        5,000
  Retained earnings (deficit)...............................   199,995     70,068      145,738
                                                              --------   --------   ----------
      Total stockholders' equity............................   201,095     80,168      155,838
                                                              --------   --------   ----------
      Total liabilities and stockholders' equity............  $695,254   $968,869   $1,264,977
                                                              ========   ========   ==========

                            SEE ACCOMPANYING NOTES.

                          THE THERMO-SHIELD COMPANIES

                       COMBINED STATEMENTS OF OPERATIONS
                             AND RETAINED EARNINGS

                                                                      DECEMBER 31
                                                         --------------------------------------
                                                            1996         1997          1998
                                                         ----------   -----------   -----------
Contract revenues......................................  $8,084,602   $12,394,611   $14,905,796
Cost of revenues earned................................   3,885,275     5,708,579     6,669,722
                                                         ----------   -----------   -----------
Gross profit...........................................   4,199,327     6,686,032     8,236,074
Selling, general and administrative expenses...........   3,773,163     6,572,619     8,004,876
Depreciation and amortization..........................      12,750        23,735        41,251
                                                         ----------   -----------   -----------
Income from operations.................................     413,414        89,678       189,947

Other income:
  Interest income......................................       8,592        10,099        15,662
  Other................................................          --           500        31,586
                                                         ----------   -----------   -----------
                                                              8,592        10,599        47,248
                                                         ----------   -----------   -----------
Income before income taxes.............................     422,006       100,277       237,195
Income tax expense (benefit)...........................     165,000       129,000       (63,000)
                                                         ----------   -----------   -----------
Net income (loss)......................................     257,006       (28,723)      300,195
Retained earnings, beginning of year...................      61,998       199,995        70,068
Distributions to stockholders..........................    (119,009)     (101,204)     (224,525)
                                                         ----------   -----------   -----------
Retained earnings, end of year.........................  $  199,995   $    70,068   $   145,738
                                                         ==========   ===========   ===========

                            SEE ACCOMPANYING NOTES.

                          THE THERMO-SHIELD COMPANIES

                       COMBINED STATEMENTS OF CASH FLOWS

                                                                         DECEMBER 31
                                                              ---------------------------------
                                                                1996        1997        1998
                                                              ---------   ---------   ---------
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)...........................................  $ 257,006   $ (28,723)  $ 300,195
Adjustments to reconcile net income (loss) to net cash
  provided by operating activities:
  Depreciation and amortization.............................     12,750      23,735      41,251
  Deferred income taxes.....................................     (6,000)     38,000     (73,000)
Changes in operating assets and liabilities:
  Accounts receivable.......................................    (48,921)    (69,909)    (11,005)
  Other receivables.........................................    (18,601)    (37,472)    (11,189)
  Due from related party....................................     (2,622)    (15,563)    (41,815)
  Costs in excess of billings on uncompleted contracts......    (61,336)    (37,194)    (79,130)
  Other assets..............................................      1,500      (8,077)     (9,924)
  Accounts payable..........................................     40,752     120,600     233,513
  Accrued expenses..........................................     31,945      41,211      53,113
  Accrued income taxes......................................    117,184      46,132       4,711
  Billings in excess of costs on uncompleted contracts......     42,232     (28,401)     61,601
                                                              ---------   ---------   ---------
Net cash provided by operating activities...................    365,889      44,339     468,321

CASH FLOWS FROM INVESTING ACTIVITIES
Payments for property and equipment.........................    (45,709)   (120,775)    (72,938)
Increase in note receivable, related party..................     (8,908)     (8,907)     (8,908)
                                                              ---------   ---------   ---------
Net cash used in investing activities.......................    (54,617)   (129,682)    (81,846)

CASH FLOWS FROM FINANCING ACTIVITIES
Increase (decrease) in loans from related parties...........         --     197,000    (142,500)
Increase in common stock....................................         --       9,000          --
Distributions to stockholders...............................   (119,009)   (101,204)   (224,525)
                                                              ---------   ---------   ---------
Net cash provided by (used in) financing activities.........   (119,009)    104,796    (367,025)
                                                              ---------   ---------   ---------
Net increase in cash........................................    192,263      19,453      19,450
Cash, beginning of year.....................................         --     192,263     211,716
                                                              ---------   ---------   ---------
Cash, end of year...........................................  $ 192,263   $ 211,716   $ 231,166
                                                              =========   =========   =========
Supplemental disclosure of cash flow information:
  Cash paid for income taxes................................  $   5,289   $  46,832   $  51,525
                                                              =========   =========   =========

                            SEE ACCOMPANYING NOTES.

                          THE THERMO-SHIELD COMPANIES

                     NOTES TO COMBINED FINANCIAL STATEMENTS

1. ACCOUNTING POLICIES

ORGANIZATION AND BASIS OF PRESENTATION

    The combined financial statements include the accounts and transactions of Thermo-Shield Company, Inc., Thermo-Shield of America (Wisconsin), Inc., Thermo-Shield of America (Michigan), Inc. and Thermo-Shield Of America (Arizona), Inc. together referred to herein as "the Company" or "Thermo-Shield". All material intercompany transactions and accounts have been eliminated in the accompanying combined financial statements.

    The accompanying financial statements are presented on a combined basis as the same stockholder owns 80% of Thermo-Shield of America (Michigan), Inc. and 100% of each of the other combined companies, and the Company comprises one operating segment primarily engaged in the home improvement business in Illinois, Wisconsin, Indiana, Michigan and Arizona. More specifically, the Company is engaged in cabinet refacing and in the installation of maintenance-free siding and thermal replacement windows for residential customers to whom credit is extended. The Company may avail itself of mechanics liens on customers' property in the event of non-payment of amounts receivable.

REVENUE RECOGNITION

    The Company recognizes revenues from fixed-price contracts on the completed-contract method since the contracts are of a short duration. A contract is considered complete when the customer accepts the work.

    Contract costs include all direct material and labor costs and those indirect costs related to contract performance such as indirect labor and supplies. General and administrative costs are charged to expense as incurred. Provisions for estimated losses on uncompleted contracts are made in the period in which such losses are determined.

    Costs in excess of amounts billed are classified under current assets as costs in excess of billings on uncompleted contracts. Billings in excess of costs are classified under current liabilities as billings in excess of costs on uncompleted contracts.

PROPERTY AND EQUIPMENT

    Property and equipment are stated at cost. Expenditures for major renewals and improvements which increase the useful lives of assets are capitalized. Maintenance, repairs and minor renewals are expensed as incurred. Assets are depreciated on straight-line or accelerated methods over their estimated useful lives which generally range from three to ten years.

ADVERTISING COSTS

    The Company expenses advertising costs as incurred. Advertising expense was approximately $61,000, $118,000 and $133,000 for the years ended December 31, 1996, 1997 and 1998, respectively.

INCOME TAXES

    Thermo-Shield Co., Inc. and Thermo-Shield of America (Wisconsin), Inc. have elected to be taxed as "C" corporations. Accordingly, income taxes are provided for under the liability method, which takes into account differences between financial statement treatment and tax treatment of certain transactions.

                          THE THERMO-SHIELD COMPANIES

1. ACCOUNTING POLICIES (CONTINUED)
    Thermo-Shield of America (Michigan), Inc. and Thermo-Shield of America (Arizona), Inc. have elected to be taxed as S corporations under the provisions of Subchapter S of the Internal Revenue Code. Under those provisions, the companies do not pay federal corporate income taxes on their taxable income. Instead the stockholder is liable for federal income taxes on the companies' taxable income.

USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. Estimates also affect the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

2. RELATED PARTY TRANSACTIONS

    On November 3, 1997, the Company began leasing its primary place of business from the majority stockholder of the Company. Lease expense and the related lease commitment are included in related party amounts disclosed in Note 6.

    The Company has a note receivable due from the majority stockholder at an interest rate of 7.0%. Amounts owed the Company were $138,354, $147,261 and $156,169 at December 31, 1996, 1997 and 1998, respectively.

    The Company has amounts due from the majority stockholder of $2,622, $18,185 and $60,000 at December 31, 1996, 1997 and 1998, respectively.

    The Company has non-interest bearing loans from related parties payable on demand of $197,000 and $54,500 at December 31, 1997 and 1998, respectively.

3. UNCOMPLETED CONTRACTS

    Costs and billings on uncompleted contracts at December 31 are as follows:

                                                1996        1997        1998
                                              ---------   ---------   ---------
Costs incurred on uncompleted contracts.....  $ 178,085   $ 218,254   $ 330,003
Billings to date............................   (163,404)   (137,978)   (232,198)
                                              ---------   ---------   ---------
                                              $  14,681   $  80,276   $  97,805
                                              =========   =========   =========

                          THE THERMO-SHIELD COMPANIES

3. UNCOMPLETED CONTRACTS (CONTINUED)
    These amounts are included in the accompanying combined balance sheets under the following captions:

                                                 1996       1997       1998
                                               --------   --------   ---------
Costs in excess of billings on uncompleted
  contracts..................................  $101,804   $138,998   $ 218,128
Billings in excess of costs on uncompleted
  contracts..................................   (87,123)   (58,722)   (120,323)
                                               --------   --------   ---------
                                               $ 14,681   $ 80,276   $  97,805
                                               ========   ========   =========

4. LINES OF CREDIT

    The Company has available a $500,000 line of credit, all of which is unused at December 31, 1998. Bank advances on the credit bear interest at the bank's prime rate (7.75% at December 31, 1998) and are secured by a blanket lien on all the assets of Thermo-Shield Company, Inc. and Thermo-Shield of America (Wisconsin), Inc., and a personal guaranty of the majority stockholder.

    On January 9, 1999, the Company entered into an additional $300,000 line of credit with a bank. The line bears interest at the bank's prime rate and is secured by a blanket lien on all the assets of Thermo-Shield Company, Inc. and Thermo-Shield of America (Wisconsin), Inc.

5. INCOME TAXES

    Significant components of income tax expense (benefit) for the years ended December 31 are as follows:

                                                  1996       1997       1998
                                                --------   --------   --------
Current:
  Federal.....................................  $136,000   $ 71,000   $  6,000
  State.......................................    35,000     20,000      4,000
                                                --------   --------   --------
                                                 171,000     91,000     10,000

Deferred:
  Federal.....................................    (5,000)    32,000    (62,000)
  State.......................................    (1,000)     6,000    (11,000)
                                                --------   --------   --------
                                                  (6,000)    38,000    (73,000)
                                                --------   --------   --------
Income tax expense (benefit)..................  $165,000   $129,000   $(63,000)
                                                ========   ========   ========

                          THE THERMO-SHIELD COMPANIES

5. INCOME TAXES (CONTINUED)
    A reconciliation of income tax expense (benefit) with the expected amount computed by applying the federal statutory income tax rate to income before income taxes for the years ended December 31 is as follows:

                                                  1996       1997       1998
                                                --------   --------   --------
Income tax provision computed at statutory
  rate........................................  $143,482   $ 34,094   $ 80,646
State taxes, net of federal effect............    22,440     17,160     (4,620)
Effect of S corporations......................        --     97,678    (88,570)
Other.........................................      (922)   (19,932)   (50,456)
                                                --------   --------   --------
Income tax expense (benefit)..................  $165,000   $129,000   $(63,000)
                                                ========   ========   ========

    Significant components of the Company's deferred tax assets and liabilities consist of the following as of December 31:

                                                   1996       1997       1998
                                                 --------   --------   --------
Deferred tax assets:
  Cash/accrual basis difference................  $39,957    $ 22,042   $103,903
                                                 -------    --------   --------
  Total deferred tax assets....................   39,957      22,042    103,903
                                                 -------    --------   --------
Deferred tax liabilities:
  Property and equipment.......................    3,365     (17,741)   (27,576)
  Other........................................   (3,322)     (2,301)    (1,327)
                                                 -------    --------   --------
Total deferred tax liabilities.................       43     (20,042)   (28,903)
                                                 -------    --------   --------
Net deferred tax asset.........................  $40,000    $  2,000   $ 75,000
                                                 =======    ========   ========

6. COMMITMENTS AND CONTINGENCIES

    The Company leases a main office building from its majority stockholder and other office facilities from non-related parties under noncancellable operating leases. Future minimum lease payments at December 31, 1998 are as follows:

                                                        RELATED PARTY    OTHER
                                                            LEASE        LEASES
                                                        -------------   --------
1999..................................................    $ 96,000      $ 67,853
2000..................................................      96,000        61,755
2001..................................................      96,000         7,526
2002..................................................      96,000            --
2003..................................................      96,000            --
Thereafter............................................     368,000            --
                                                          --------      --------
Total.................................................    $848,000      $137,134
                                                          ========      ========

    The Company incurred rental expense under noncancellable operating leases amounting to approximately $42,000, $116,000 and $203,000 for the years ended December 31, 1996, 1997 and 1998, respectively

                          THE THERMO-SHIELD COMPANIES

6. COMMITMENTS AND CONTINGENCIES (CONTINUED)
($16,000 in 1997 and $96,000 in 1998 under the related party lease; and there was no related party rent expense in 1996).

    The Company is contingently liable for an irrevocable letter of credit outstanding from a bank to Lowe's Companies, Inc. in the amount of $50,000. The letter of credit is security for performance on Thermo-Shield contracts sold through Lowe's stores.

7. SUBSEQUENT EVENTS

    On March 23, 1999, a majority of the net assets of Thermo-Shield Co., Inc. and Thermo-Shield of America (Wisconsin), Inc., and 100% of the capital stock of Thermo-Shield of America (Michigan), Inc., and Thermo-Shield of America (Arizona), Inc. were acquired by ThermoView Industries, Inc.

8. YEAR 2000 READINESS (UNAUDITED)

    The Company has initiated an assessment of the possible impact of Year 2000 issues to assure it is prepared to effectively deal with transactions in the Year 2000 and beyond. This "Year 2000 Problem" creates risk for the Company from unforeseen sources in its own computer systems and from third parties with whom the Company deals on financial transactions.

    The Company intends to achieve uninterrupted, high quality performance from its computer systems before, during and after 2000. The cost of assessment and ultimate assurance as to readiness is being expensed as incurred. Total incremental spending by the Company is not expected to be significant to the Company's operations, liquidity or capital resources.

    In addition to taking every reasonable step to secure its internal systems and external relationships, the Company is further developing contingency plans to assure that unexpected failures will not adversely affect operations. The Company intends to monitor these processes through the rollover of 1999 into 2000 and to implement quickly alternate solutions if necessary.

    However, despite the Company's efforts and contingency plans, noncompliant computer systems could have a material adverse effect on the Company's operations, or its financial condition.

NO DEALER, SALESPERSON OR OTHER PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO PRESENT ANYTHING NOT CONTAINED IN THIS PROSPECTUS. YOU MUST NOT RELY ON ANY UNAUTHORIZED INFORMATION OR REPRESENTATIONS. THIS PROSPECTUS IS AN OFFER TO SELL ONLY THE SHARES OFFERED HEREBY, BUT ONLY UNDER CIRCUMSTANCES AND IN JURISDICTIONS WHERE IT IS LAWFUL TO DO SO.

                                TABLE OF CONTENTS

                                                                                                        Page
                                                                                                        ----
Prospectus Summary...............................................................................         1
Risk Factors.....................................................................................         4
Forward-Looking Statements.......................................................................         9
Use of Proceeds..................................................................................        10
Dividend Policy..................................................................................        10
Price Range of Common Stock......................................................................        11
Capitalization...................................................................................        12
Selected Historical and Pro Forma Financial Data.................................................        13
Management's Discussion and Analysis of Financial Condition and Results of Operations............        16
Business.........................................................................................        29
Management.......................................................................................        41
Certain Transactions.............................................................................        49
Principal Stockholders...........................................................................        53
Description of Capital Stock.....................................................................        55
Shares Eligible for Future Sale..................................................................        59
Selling Stockholders.............................................................................        61
Plan of Distribution.............................................................................        61
Legal Matters....................................................................................        63
Experts..........................................................................................        63
Where You Can Find More Information..............................................................        64
Index to Financial Statements....................................................................       F-1

                                   -----------

         THROUGH AND INCLUDING JUNE 19, 2000 (THE 25TH DAY AFTER THE DATE
OF THIS PROSPECTUS), ALL DEALERS EFFECTING TRANSACTIONS IN THESE SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO A DEALER'S OBLIGATION TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITER AND WITH RESPECT TO AN UNSOLD ALLOTMENT OR SUBSCRIPTION.

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